Registration No. 33-6534

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
               Post Effective Amendment No. 11 to
                            FORM S-1
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
       (Exact name of registrant as specified in charter)

         Barbados                           Not Applicable
(State or other jurisdiction      (I.R.S. employer identification
of incorporation or organization)               number)

         6331                           Financial Services Centre
(Primary standard industrial            Bishops Court Hill
    classification number)            St. Michael, Barbados, W.I.
                                             (809) 436-4895
                                   (Address and telephone number
                                   of principal executive office)

                 RONALD W. JONES, Vice President
         Motors Mechanical Reinsurance Company, Limited
                    Financial Services Centre
                       Bishops Court Hill
                   St. Michael, Barbados, W.I.
                         (809) 436-4895
    (Name, address and telephone number of agent for service)

                            Copy to:
                     David R. Woodward, Esq.
                 LeBoeuf, Lamb, Greene & MacRae
                  1875 Connecticut Avenue, N.W.
                     Washington, D.C.  20009


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.
(X)


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                  Cross reference sheet between
                Items of Form S-1 and Prospectus
                     Pursuant to Item 501(b)
                        of Regulation S-K

     FORM S-1 ITEM NO.                       CAPTION OR
       AND CAPTION                      LOCATION IN PROSPECTUS

  1. Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus .......................           Front Cover

  2. Inside Front Page and Outside Back
     Cover Pages of Prospectus ........           Inside Front
     Cover; Outside
                                                  Back Cover

  3. Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges ..........................           Summary; Risk
                                                  Factors

  4. Use of Proceeds ..................           Use of Proceeds


  5. Determination of Offering Price ..           Determination
                                                  of Offering
                                                  Price

  6. Dilution .........................           Not Applicable

  7. Selling Security Holdings ........           Not Applicable

  8. Plan of Distribution .............           Plan of
                                                  Distribution

  9. Description of Securities to be
     Registered .......................           Description of
                                                  Capital Stock

 10. Interests of Named Experts and
     Counsel ..........................           Not Applicable

 11. Information With Respect to the
     Registrant .......................           Summary; The
                                                  Company; Use of
                                                  Proceeds;
                                                  Capitalization;
                                                  Business of the
                                                  Company;
                                                  Management;
                                                  Principal
                                                  Shareholder

 12. Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities ..................           Not Applicable


             P   R   O   S   P   E   C   T   U   S

         Motors Mechanical Reinsurance Company, Limited
              26,500 Shares of Participating Stock

THE SECURITIES OFFERED HEREBY INVOLVE SIGNIFICANT RISK, ARE
SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER, AND WILL NOT BE
READILY MARKETABLE. OFFEREES SHOULD REFER TO THE SECTION
CAPTIONED "RISK FACTORS".

Motors Mechanical Reinsurance Company, Limited (the "Company"), a
Barbados company, is engaged in the business of assuming risks in respect of certain insurance policies covering motor vehicle mechanical repairs. (See "The Company.")

The shares of Participating Stock of the Company offered by this Prospectus (the "Shares") are divided into 265 series, and the authorized number of Shares of each series is 100 Shares. The offering price is $75.00 per Share. (See "Description of Capital Stock.") ALL AMOUNTS OF MONEY SHOWN IN THIS PROSPECTUS ARE STATED IN U.S. DOLLARS.

The Company is offering Shares of a series only to persons certified by the owners of motor vehicle franchises to be identified with that series and only if it receives Stock
Purchase Agreements executed by such persons which are acceptable to the Company in its sole discretion.

The Shares are being sold, on a continuous basis, by certain employes of Motors Insurance Corporation ("MIC"), who are not compensated specifically for their services in this regard. (See
"Plan of Distribution.")

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     Underwriting
                         Price to     discounts and     Proceeds
                          public      commissions      to issuer

Per Share                 $75.00         None            $75.00

Total 26,500 shares*  $1,987,500         None        $1,987,500

* Of this number, 20,400 shares had been issued and sold as of the date of this Prospectus.

            The date of this Prospectus is           , 1994.

The Company, certain of its directors, and certain experts named herein are residents of Barbados, and all or a substantial portion of the assets of the Company and of such persons are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or such persons, or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the Securities Act of 1933, as amended (the "1933 Act"). The Company has been advised by its Barbados counsel, Evelyn, Gittens & Farmer, that there is doubt as to whether Barbados courts would (1) enforce judgments of United States courts obtained against the Company or such persons predicated upon the civil liability provisions of the 1933 Act, or (2) impose, in original actions in Barbados, liabilities against the Company or such persons predicated upon the 1933 Act.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission, at Room 1024, 450 Fifth Street,
N.W., Washington, D.C.; Room 1204, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois; and Room 1102, Jacob K. Javits Building, 26 Federal Plaza, New York, New York. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

The Company furnishes to its stockholders annual reports containing financial statements that reflect the Company's overall results and condition and that have been audited and reported upon by independent public accountants, and quarterly reports for each of the first three quarters of each fiscal year containing unaudited financial information. In addition, the Company furnishes to each holder of Shares of a series a quarterly statement containing unaudited financial information relating to such series. The reports furnished by the Company contain information prepared in accordance with accounting principles generally accepted in the United States.


                       TABLE OF CONTENTS


                                                             Page

DEFINITIONS...............................................
SUMMARY...................................................
RISK FACTORS..............................................
 Relationship with MIC....................................
 Restrictions Applicable to Certain Retrocessions.........
 Extension of New Vehicle Warranties......................
 Risk of Underwriting Losses..............................
 Investment Experience....................................
 United States Tax Considerations.........................
 Risks Related to Foreign Business Operations.............
 Competition and Loss of Business.........................
 Barbados Regulatory Limitations..........................
 Reliance on Outside Consultants .........................
 Dividends................................................
 No Public Market; Restrictions on Transfers..............
 Share Redemption.........................................
THE COMPANY...............................................
ELIGIBILITY TO PURCHASE THE SHARES........................
USE OF PROCEEDS...........................................
DETERMINATION OF OFFERING PRICE...........................
DIVIDENDS.................................................
BUSINESS OF THE COMPANY...................................
 Introduction.............................................
 The Retrocessions........................................
  General Considerations..................................
  The Retroceding Company.................................
  Types of Risks Subject to Retrocession..................
  The Retrocession Agreement -- Principal Agreement.......
  The Retrocession Agreement -- Supplemental Agreement....
  Loss Reserves...........................................
 Investment Income........................................
 Employes.................................................
 Competition..............................................
 Insurance Management Agreement...........................
 Barbados Regulation and Taxes............................
  Insurance Regulation....................................
  Taxes...................................................
  Exchange Control .......................................
Facilities................................................
SELECTED FINANCIAL DATA...................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.....................
MANAGEMENT................................................
 Directors and Officers...................................
 Alternate Directors......................................
 Committees of the Board..................................
 Remuneration.............................................
PRINCIPAL SHAREHOLDER.....................................
DESCRIPTION OF CAPITAL STOCK..............................
 Allocations to Subsidiary Capital Accounts...............
 Voting Rights............................................
  Election of Directors...................................
  Proxies.................................................
  Liquidation.............................................
  Changes in Articles and By-Laws.........................
  Other Matters...........................................
 Redemption...............................................
 Liquidation..............................................
 Restrictions on Transfer.................................
  Transfers of Less Than All Shares of a Series...........
  Right of First Refusal..................................
  Exceptions for Certain Transfers........................
  Provisions Applicable to All Transfers..................
 Common Stock.............................................
 Barbados Corporate Law Provisions........................
  Dividends and Distributions.............................
  Repurchase..............................................
  Shareholders' Remedies..................................
  Enforcement of United States Judgments..................
  Indemnification.........................................
  Inspection of Corporate Records.........................
PLAN OF DISTRIBUTION......................................
 Purchase Procedures......................................
 Terms of Sale............................................
 Conditions of Sale.......................................
  Approval of Purchase....................................
 Termination of Offering..................................
UNITED STATES FEDERAL TAX CONSIDERATIONS..................
 United States - Barbados Income Tax Treaty...............
 United States Premium Excise Tax.........................
 United States Federal Income Tax Risks and
  Consequences -- the Company.............................
 United States Federal Income Tax Consequences -- the
  Shareholders............................................
LEGAL MATTERS.............................................
EXPERTS...................................................
ADDITIONAL INFORMATION....................................
INDEPENDENT AUDITORS' REPORT..............................
FINANCIAL STATEMENTS......................................
APPENDIX   A (Restated Articles of Incorporation of the
           Company).......................................
APPENDIX   B (Stock Purchase Agreement)...................
APPENDIX   C (Certification Form).........................


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESMAN, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

DEFINITIONS

As used in this Prospectus, the following terms have the particular meanings set forth below.

Common Stock -- The class of shares held by MIC.

Company -- Motors Mechanical Reinsurance Company, Limited.

Eligible Purchaser -- An individual or entity certified, by the owner(s) of the Franchise(s) for which an MIC Agency Account is maintained, as a purchaser of all or part of a series of Shares in respect of such MIC Agency Account.

Franchise -- A right conferred by a motor vehicle manufacturer pursuant to a written agreement which permits the grantee to sell the manufacturer's new motor vehicles.

MIC -- Motors Insurance Corporation.

MIC Agency Account -- The separate business record maintained by MIC or any of its subsidiaries to track volume, experience, and commissions with respect to insurance business related to any one or more particular Franchises.

Policies -- Insurance policies issued by any MIC subsidiary and reinsured by MIC that cover motor vehicle mechanical repair risks, to the extent that risks under such policies are attributable to an MIC Agency Account in respect of which a series of Shares is issued and outstanding.

Premium Income -- As used in the context of Barbados insurance laws, net premiums after deducting any premiums paid by the Company for reinsurance.

Retrocession Agreement -- The agreement or agreements entered into between the Company and MIC pursuant to which a specified portion of the risks arising under the Policies is transferred to the Company.

Shares -- Shares of the Participating Stock of the Company.

Stock Purchase Agreement -- The agreement entered into between the Company and a purchaser of Shares, in the form approved by the Company's
Board of Directors.

Subsidiary Capital Account -- The subsidiary bookkeeping record established by the Company for a particular series of shares or class of stock and maintained for the purpose of accounting for items of income and expense, gains and losses, capital contributions, and shareholder distributions which are allocated to the particular series of shares or class of stock.

                             SUMMARY

The following summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

THE COMPANY

The Company was incorporated under the laws of Barbados on June 12, 1986 and has registered as a licensee under the Barbados Exempt Insurance Act, 1983 to carry on the business of an Exempt Insurance Company from within Barbados. Its registered and principal offices are located in St. Michael, Barbados. The Company is engaged in the business of assuming insurance risks with respect to motor vehicle mechanical breakdowns insured under policies that are reinsured by MIC. The Company conducts its operations within or from Barbados. (See "The Company.")

THE OFFERING

Securities Being
Offered ...........      Participating Stock, not to exceed
                         26,500 shares, in series of 100 shares
                         each, without nominal or par value.  As
                         of the date of this Prospectus, 20,400
                         shares had been sold, leaving 6,100
                         remaining to be offered.  (See
                         "Description of Capital Stock.")

Offering Price ....      $75.00 per Share, or $7,500 per series.

Terms of Offering .      Shares of a series of Participating
                         Stock will be issued with respect to a
                         specific MIC Agency Account.   Only one
                         series of Shares will be issued with
                         respect to each MIC Agency Account.  An
                         entire series must be purchased by one
                         or more Eligible Purchasers.  (See
                         "Eligibility to Purchase the Shares.")

Offering Period ...      This offering commenced on June 1, 1987
                         and, subject to termination by the Board of Directors of the Company (the
                         "Board"), will be continuous in
                         accordance with Rule 415 under the 1933
                         Act.  All funds paid by an Eligible
                         Purchaser will be held for the benefit
                         of the Company in an escrow account at
                         Barclays Bank PLC in Bridgetown,
                         Barbados until such time as the related
                         Stock Purchase Agreement has been
                         accepted by the Company.  Upon
                         acceptance by the Company of a Stock
                         Purchase Agreement, funds will be paid
                         to the Company and Shares will be
                         issued.


Purchase Procedure..     Eligible Purchasers who wish to purchase
                         Shares will be required to submit to the Company in Barbados the following: (1) two executed Stock Purchase Agreements;
                         (2) a certified or cashier's check in
                         the amount of the purchase price of the
                         Shares payable to "Motors Mechanical
                         Reinsurance Company, Limited -- Escrow
                         Account"; and (3) certification of
                         eligibility.  (See "Eligibility to
                         Purchase the Shares.")

Restrictions on
Transfer ..........      Subject to certain exceptions, the
                         transfer of Shares is subject to the
                         Company's right of first refusal.  In
                         addition, the transfer of less than all
                         of the Shares of a series requires prior written consent of the Company. (See
                         "Description of Capital Stock --
                         Restrictions on Transfer.")

Voting Rights .....      Holders of Shares as a class are
                         entitled to elect one out of six members of the Board. Their right to vote on other matters is limited. (See
                         "Description of Capital Stock -- Voting
                         Rights.")

Risk Factors ......      This investment is subject to
                         significant risks.  (See "Risk
                         Factors.")

Capital Structure..      As of March 31, 1994, 19,900 Shares
                         representing 199 series were issued and
                         outstanding and were held by 338
                         shareholders.  In addition to the
                         Shares, the Company has authorized 2,000 shares of Common Stock without nominal or par value, all of which have been issued to MIC and are outstanding.

Use of Proceeds ...      The proceeds of this offering are added
                         to general funds of the Company and
                         utilized in its insurance business.
                         (See "Use of Proceeds.")

Plan of
Distribution ......      The Shares are being sold by employes of
                         MIC on a continuous basis.  Neither MIC
                         nor its employees are compensated
                         specifically for their services in that
                         regard, and no commissions are charged
                         or paid in connection with sales of the
                         Shares.  (See "Plan of Distribution.")


                          RISK FACTORS

Investment in the Company is subject to significant risk.
Prospective investors should carefully consider, together with the information contained elsewhere in this Prospectus, the following:

Relationship with MIC. MIC owns all of the Common Stock of the Company, which permits it to control the Board and determine, among other things, the selection of the Company's officers, outside insurance management company and outside investment adviser. (See "Description of Capital Stock," "Business of the Company -- Investment Income," "Business of the Company -- Insurance Management Agreement," and "Management.") The Company has entered into a Retrocession Agreement with MIC pursuant to which risks that MIC reinsures under Policies are "retroceded" to the Company. (See "Business of the Company -- The Retrocessions.") The Company relies entirely on the Retrocession Agreement and, thus, on MIC for its business. Therefore, any matters adversely affecting MIC may have an adverse impact on the insurance business of the Company. In addition, it should be noted that, under the Retrocession Agreement, only business identified with certain MIC Agency Accounts is retroceded. MIC and its subsidiaries have the power to terminate agency agreements and otherwise limit the Company's insurance business with respect to MIC Agency Accounts.

Pursuant to the Retrocession Agreement, the Company must pay to MIC the amounts of any and all claims paid by MIC in respect of the Policies. Although the Company may, at its own expense, be associated with MIC in the defense of any claim, MIC or its subsidiaries generally have full authority to investigate and settle, or defend, all claims. (See "Business of the Company -- The Retrocessions.")

The Retrocession Agreement extends for an indefinite term. It generally may be terminated at any time by MIC or the Company upon 30 days written notice. (See "Business of the Company -- The Retrocessions.") In the event that the Retrocession Agreement were terminated, there is no assurance that the Company could make arrangements which would allow it to continue to operate in the manner described in this Prospectus.

Restrictions Applicable to Certain Retrocessions. At the present time, MIC believes that there is no federal or state law or regulation that impairs its ability to retrocede its risks under the Policies to the Company. However, certain state insurance laws and regulations are imprecise and subject to varied interpretations, and it is possible that some state administrators could seek to limit retrocession arrangements with a non-United States insurance company or with an insurance company that is affiliated with the ceding company or its agents. Moreover, from time to time, there are legislative and regulatory proposals that could, if adopted, affect the MIC retrocession.

Extension of New Vehicle Warranties. Sales of mechanical breakdown coverages, and thus the business of the Company, may be adversely affected by changes in warranties provided by manufacturers for new motor vehicles. If such warranties are expanded, there could be an adverse effect on the sales of mechanical breakdown insurance coverage, and thus on the retrocession business of the Company. Beginning with 1989 models, GM's basic warranty was modified to cover defects in material and workmanship on all components of new vehicles for 36 months or 50,000 miles subject to a $100 deductible after the first 12 months or 12,000 miles. Beginning with 1992 models, GM's basic warranty was modified to apply for 36 months or 36,000 miles; however, the previously existing $100 deductible was eliminated.

Risk of Underwriting Losses. Mechanical breakdown risks are unpredictable and highly volatile. If losses and expenses incurred by the Company were to exceed its premium and investment income, the Company would incur net losses.

Each series of Shares bears 90% of the losses incurred (to the extent of its respective Subsidiary Capital Account balance) with respect to business attributable to the MIC Agency Account related to such series (as well as a pro rata share of 10% of all losses incurred by the Company). To the extent such losses are substantial, a holder of Shares might sustain a loss of all or a portion of his or her investment even if other holders of Shares are not similarly affected. In addition, underwriting losses allocable to a particular series may, under certain circumstances, be allocated to the other series. (See "Description of Capital Stock -- Allocations to Subsidiary Capital Accounts.")

Investment Experience. The profitability of the Company depends in part on the amount of income that the Company earns on its investments. There can be no assurance that the Company will earn a net investment return which, when added to its underwriting income, will be sufficient to offset its liability for claims and expenses. In addition, the Company could suffer investment losses due to declines in the market values of securities in which it invests which may be caused by, among other things, volatile interest rates. Substantially all of the Company's assets are currently invested in U.S. dollar-denominated securities issued outside of the United States by non-United States private or governmental issuers and U.S. dollar-denominated bank certificates of deposit issued by foreign banks and foreign branches of U.S. banks. Investing in such securities subjects the Company to certain risks not generally associated with securities issued in the United States.
Moreover, the Company has recently been authorized to invest in non-dollar denominated bonds on a fully currency-hedged basis. When effectively implemented, such forward foreign currency transactions will minimize the risk of loss resulting from a decline in the value of the foreign currency relative to the dollar, but may also limit the potential for gain in the event the foreign currency's value increases in relation to the value of the dollar. (See "Business of the Company -- Investment Income.")

United States Tax Considerations. As discussed elsewhere herein, the Company conducts a reinsurance business in Barbados and executes and administers its reinsurance agreements and manages its business affairs from Barbados. On this basis, the Company believes that it should not be deemed to be engaged in business within the United States through a permanent establishment, and, therefore, the Company believes it should not be subject to United States income tax. However, given the factual nature of the questions involved and certain aspects of the Company's treaty reinsurance program related to the United States, there can be no assurance that for tax purposes the Company ultimately will not be deemed to be engaged in business within the United States through a permanent establishment. In such event, the Company would be subject to United States income tax on business profits attributable to such permanent establishment, as well as an additional 5% branch profits tax.

Under captive insurance company provisions contained in the Tax Reform Act of 1986, each holder of Shares generally will be subject to United States income tax currently on his or her pro rata share of the earnings of the Company, whether or not such earnings are distributed. To the extent that the Company were subject to United States income tax on its business profits, the holders of Shares would not be subject to current tax on such profits, but the holders of Shares would be subject to tax on actual distributions of the Company with respect to such profits. (See "United States Federal Tax Considerations -- United States Federal Income Tax Consequences -- the Shareholders.")

No representation is made as to the effect that any change in United States tax laws or the interpretation thereof may have on the Company or holders of Shares.

Risks Related to Foreign Business Operations. The Company's business is conducted outside of the United States and may, consequently, be affected by changes in foreign governments and by other political and economic conditions. As a Barbados corporation, the Company is subject to the provisions of the Barbados Companies Act, 1982. (See "Description of Capital Stock
- -- Barbados Corporate Law Provisions.") In addition, although the Company has received a guarantee from the Barbados Minister of Finance exempting it from Barbados taxes for a period ending December 31, 2001, there is no assurance that the guarantee will be extended beyond that date.

Competition and Loss of Business. The business of insuring motor vehicle mechanical breakdown risks is highly competitive, with many companies seeking the business produced by motor vehicle dealers. Since all of the Company's business is currently derived from the Retrocession Agreement, the volume of the Company's business is dependent, to some extent, upon the marketability of agreements and plans developed by GM and MIC subsidiaries and offered through motor vehicle dealers. In addition, GM may choose not to insure its liability under mechanical repair plans with MIC or its subsidiaries. MIC management believes that at present, MIC and its subsidiaries underwrite approximately 20% of the mechanical breakdown insurance in the United States on new GM vehicles. (See "Business of the Company -- Competition.")

Barbados Regulatory Limitations. To the extent that the net asset value of the Company does not meet the minimum requirements for the Company as a whole under Barbados insurance laws and to the extent that a Subsidiary Capital Account does not support the business related to such account, the Company may reduce the amount of its business attributable to such deficient Subsidiary Capital Account.

Reliance on Outside Consultants. The Company does not have any full-time officers or employes. The Company relies on outside consultants for insurance management, day-to-day administrative services, and investment advice. (See "Business of the Company
- -- Insurance Management Agreement," and "Business of the Company
- -- Investment Income.")

Dividends. Although the Company's Restated Articles of Incorporation (the "Articles") (see Appendix A) provide for a minimum annual dividend to holders of Shares under certain circumstances, the ability of the Company to pay any dividend is subject to compliance with Barbados insurance regulatory requirements, the Barbados Companies Act and other limitations provided in the Company's Articles. (See "Dividends.")

No Public Market; Restrictions on Transfers. There is no public market for the Shares or the other capital stock of the Company, and none is expected to develop. In addition, the Shares are subject to substantial restrictions on transfer. Except for transfers to certain members of a transferor's family, certain trusts, certain business affiliates, or estates, a transfer of any series of Shares is subject to the Company's right of first refusal, and a transfer of less than all of the Shares of a series cannot be made without the express written consent of the Company. All transferees must agree to be bound by the provisions of a Stock Purchase Agreement, including, among other things, restrictions on the transfer of their Shares. (See "Description of Capital
Stock -- Restrictions on Transfer," "Eligibility to Purchase the Shares," and "Plan of Distribution.")

Share Redemption. The Board of Directors of the Company has the right to cause a redemption of the Shares of any series at any time and for any reason. This permits, among other things, the Board of Directors to redeem, at its discretion, shareholders who produce unsatisfactory business on a continuing basis. The Board also may reject a request for redemption by a shareholder. (See "Description of Capital Stock -- Redemption.")


                           THE COMPANY

Motors Mechanical Reinsurance Company, Limited (the "Company") was incorporated in Barbados on June 12, 1986, and became registered in Barbados as an insurer on June 30, 1986. The Company's registered and principal offices are located at Financial Services Centre, Bishops Court Hill, St. Michael, Barbados and its telephone number is (809) 436-4895. The Company was organized by MIC.

Pursuant to the Retrocession Agreement, the Company engages in the business of assuming risks with respect to motor vehicle mechanical breakdowns arising under insurance policies that are reinsured by MIC and that are attributable to MIC Agency Accounts
in respect of which Shares are issued and outstanding.   Under
the Retrocession Agreement, the Company has agreed to indemnify MIC for losses that may be incurred by MIC under the Policies.
As consideration for the retrocession, the Company receives a portion of the premiums paid to MIC in respect of the Policies. The Retrocession Agreement constitutes the sole source of the Company's insurance business. (See "Business of the Company.")

Barbados is an island nation located in the Atlantic Ocean. It is the eastern-most island of the West Indies. Formerly a British colony, Barbados gained its independence in 1966 and maintains a parliamentary form of government. The currency of Barbados currently is linked by law to the U.S. dollar at a fixed exchange rate, which at present is two Barbadian dollars to one U.S. dollar.

The Company conducts all of its business from Barbados and does not conduct any of its business within the United States. It is subject to general corporate and insurance regulation under the laws of Barbados, including minimum net asset value and reporting requirements. (See "Business of the Company -- Barbados Regulation and Taxes.")

               ELIGIBILITY TO PURCHASE THE SHARES

Shares of a series may be purchased only by an individual or entity certified by the owner(s) of the Franchise(s) for which an MIC Agency Account is maintained, as a purchaser of all or part of a series of Shares in respect of such MIC Agency Account ("Eligible Purchaser"). There are no formal eligibility requirements for certification; however, Franchise owner(s) have complete discretion with respect to whom they choose to certify (including themselves) and the Company has complete discretion to accept or reject any offer to purchase Shares. No more than one series of Shares is issued with respect to each MIC Agency Account. No Shares of a series are issued unless executed Stock Purchase Agreements (see Appendix B) for all Shares of that series have been received and accepted by the Company.

A prospective purchaser is considered to be properly certified if the Company has received a certificate in the form furnished by the Company (see Appendix C) from each owner of the particular Franchise(s) stating that the prospective purchaser has been designated by such owner(s) to be eligible to purchase the particular Shares. In addition, the prospective purchaser must execute a Stock Purchase Agreement and forward that agreement, together with payment for the Shares purchased, to the Company. Stock Purchase Agreements are subject to acceptance by the Company. (See "Plan of Distribution.")

Transfer of Shares is subject to certain restrictions. If less than all the Shares of a series are transferred, the Company must give its consent. In addition, the Company has a right of first refusal to purchase any Shares which the holder attempts to transfer. However, a transfer is not subject to either of the foregoing restrictions if the transferee falls into one of the categories of designated transferees set forth in the Articles. (See "Description of Capital Stock -- Restrictions on Transfer.")

                         USE OF PROCEEDS

The offering of the Shares pursuant to this Prospectus is being made on a continuous basis. This means that it is not possible to predict how many series of Shares will ultimately be purchased or the maximum net proceeds to be derived by the Company from this offering.

The proceeds derived from this offering are added to the general funds of the Company to provide capital to support its insurance business. Under Barbados law, the Company is required to have minimum net assets, determined by reference to the annual earned premium, described more fully under "Business of the Company -- Barbados Regulation and Taxes." All of the Company's available capital, including the proceeds of this offering, is invested by its investment advisor in accordance with guidelines established by the Board. (See "Business of the Company -- Investment Income.") The Company believes that the proceeds derived from this offering will be sufficient, together with its other capital, to support the Company's insurance operations for the foreseeable future.

                 DETERMINATION OF OFFERING PRICE

There is no public trading market for the Shares nor is one expected to develop. The price per Share reflects the projected capital needs of the Company and bears no relationship to any valuation criteria.

                            DIVIDENDS

Dividends may be declared and paid at the discretion of the Board, provided that each holder of Shares of a series will be entitled to receive a minimum dividend, payable annually, equal to 20% of the annual net income attributable to the Subsidiary Capital Account associated with that series of Shares. In all events, however, dividends are subject to the restrictions described in the following paragraphs.

Pursuant to the general corporate laws of Barbados, dividends on the Shares are payable only if after the payment: (a) the Company would be able to pay its liabilities as they come due; and (b) the realizable value of the Company's assets exceeds its liabilities and stated capital of all classes. Dividends may not be paid out of unrealized gains. Further, under Barbados insurance law, the Company is required to maintain a minimum capitalization of $125,000 and, in addition, the value of its assets must exceed its liabilities by: (a) $125,000 where the earned premium in the preceding financial year did not exceed $750,000; (b) an amount equal to 20% of the earned premium for the preceding financial year, where such income exceeded $750,000 but did not exceed $5,000,000; and (c) an amount equal to the aggregate of $1,000,000 and 10% of the amount by which the earned premium for the preceding financial year exceeded $5,000,000. (See "Business of the Company -- Barbados Regulation and Taxes," and "Description of Capital Stock -- Barbados Corporate Law Provisions.")

In addition to the provisions of Barbados law, the Articles place limitations on the payment of dividends. Dividends may be declared and paid only out of the earned surplus of the Company and only if the Company, after giving effect to the distribution, meets the Barbados margin of solvency requirements without regard to any letters of credit. Further, dividends with respect to any series of Shares may be paid only out of earned surplus attributable to the Subsidiary Capital Account identified with those Shares, and only to the extent that, after giving effect to the dividend, the capital and surplus identified with that Subsidiary Capital Account (without regard to any guarantee or letter of credit) would meet its pro rata share, based on allocable Premium Income, of the minimum margin of solvency required of the Company under Barbados law, as described in the preceding paragraph. To the extent a dividend, other than a minimum dividend, is declared on the Shares, it will be declared and paid subject to the foregoing limitations on all series of Shares as a percentage of the net income and/or earned surplus attributable to each series, provided that such percentage may vary with the level of net income and/or earned surplus.

In May of 1990 and June of 1991, the Company declared minimum dividends on the Shares in total amounts of $114,376 and $150,317, respectively. In April of 1992, the Company declared a dividend on the Shares aggregating $1,021,705 which was equal to 35% of earned surplus attributable to each series of Shares meeting the above requirements. In April of 1993, the Company declared a dividend on the Shares aggregating $2,021,504. This dividend was declared as a varying percentage of earned surplus attributable to each series of Shares with the percentage applicable to each series varying from 30% to 50% depending on the amount of earned surplus attributable to such series. In April of 1994, the Company declared a dividend on the Shares aggregating $2,156,304. This dividend was declared as a varying percentage applicable to each series varying from 20% to 55% depending on the amount of earned surplus attributable to such series.

Dividends on the Common Stock are also subject to the restrictions under Barbados law and the Articles described above. In addition, the Articles provide that dividends may not be declared or paid on the Common Stock unless and until each holder of Shares of a series has received any minimum dividend to which he is entitled for the current period and may be declared and paid only to the extent that the earned surplus attributable to the Common Stock exceeds Restricted Earned Surplus. (See "Description of Capital Stock -- Allocations to Subsidiary Capital Accounts.")

                     BUSINESS OF THE COMPANY

INTRODUCTION

The Company was incorporated in Barbados on June 12, 1986. It became registered in Barbados as an insurer on June 30, 1986 and commenced insurance operations in December, 1987.

The business of the Company is the assumption of motor vehicle mechanical breakdown insurance risks arising under insurance policies reinsured by MIC to the extent such policies are attributable to an MIC Agency Account in respect of which a series of shares is issued and outstanding. These policies are issued either to General Motors Corporation ("GM") or to automobile dealers, reinsured by MIC, and retroceded to the Company. Shares of the Company's Participating Stock (the "Shares") are sold to persons designated by owners of motor vehicle sales franchises with respect to which MIC maintains an MIC Agency Account. A separate series is created for Shares relating to each MIC Agency Account, and a separate "Subsidiary Capital Account" is maintained for each such series. The profitability of the Company reflects both underwriting and investment experience, which is allocated among the Subsidiary Capital Accounts.

THE RETROCESSIONS

General Considerations. Reinsurance is a means of transferring the risk of loss arising under a contract of insurance from the company that initially insured the risk to the reinsurer. Retrocession is the transfer of the risk borne by the reinsurer (the "retroceding company") to another company which, in turn, assumes such risk (the "retrocessionaire"). Retrocession agreements are of numerous different types and may be individually negotiated by the parties to meet particular needs. Under a "quota share" indemnity retrocession agreement, such as the Retrocession Agreement between MIC and the Company, the retrocessionaire (the Company) is paid ("ceded") a certain percentage of the premiums collected by the retroceding company
(MIC) and, in return, agrees to indemnify the retroceding company for a certain percentage of the losses in respect of those risks. Further, a "treaty" arrangement, such as is involved here, covers all risks of a defined class.

The Retroceding Company. MIC, the retroceding company under the Retrocession Agreement, is a stock insurance company organized under the laws of New York. All of MIC's outstanding stock is owned by General Motors Acceptance Corporation which, in turn, is a wholly owned subsidiary of GM. MIC, directly and through its subsidiaries, offers property and casualty coverages in all 50 states and the District of Columbia, as well as in Canada and Europe. MIC consistently has been awarded A.M. Best Company's insurance financial rating of A + (Superior), one of the highest possible ratings.

MIC maintains MIC Agency Accounts in respect of Franchises to which the risks to be retroceded can be attributed. (A single MIC Agency Account may be established either for a single Franchise or in respect of a group of Franchises treated as a single business unit by MIC and its subsidiaries.) Currently, there are more than 6,800 MIC Agency Accounts in respect of Franchises through which mechanical insurance business is produced.

Types of Risks Subject to Retrocession. Included in the base price of the vehicle, automobile manufacturers traditionally provide a limited warranty to purchasers of new vehicles, which is designed to protect the purchaser against failures resulting from defects in the materials used or workmanship during the manufacturing process. These manufacturers warranties have varied from year to year in scope and duration. Beginning with 1989 models, GM's basic warranty was modified to cover all components of new vehicles for 36 months or 50,000 miles subject to a $100 deductible after the first 12 months or 12,000 miles. Beginning with 1992 models, GM's basic warranty was modified to apply for 36 months or 36,000 miles, with no deductible.

Automobile manufacturers, dealers and others also may make available to automobile purchasers service contracts or insurance policies (both of which are commonly referred to as "service contracts") that provide coverage against specific automobile mechanical breakdowns during the new vehicle warranty period that are not attributed to manufacturing defects and coverage for certain specified mechanical breakdowns (whether or not caused by manufacturing defects) well beyond such period. Such service contracts often provide additional services, such as towing and rental allowances.

MIC reinsures the following service contracts insured by its subsidiaries for new and used vehicles:

1. GM offers a variety of service contract options under the General Motors Protection Plan ("GMPP") to purchasers of new
GM motor vehicles and certain used GM vehicles.  In the United
States, GM currently insures its liability under this plan with a subsidiary of MIC.

2. Certain dealers offer automobile purchasers a dealer service contract called the Value Guard Mechanical Repair Plan ("MRP"), generally with respect to used cars and new non-GM cars that provide protection against certain automobile mechanical breakdowns. These service contracts provide varying degrees of protection, depending upon the particular plan involved. Such dealers obtain insurance covering their liability under these plans from a subsidiary of MIC.

MIC also writes some mechanical insurance business on a direct basis, none of which will be subject to reinsurance with the Company and none of which is included in the definition of "Policies."

The Retrocession Agreement -- Principal Agreement.   The Company
has entered into a "quota share" retrocession agreement (the "Agreement") which became effective as of December 11, 1987, the date Shares were first issued. Pursuant to the Agreement, MIC is obligated to retrocede to the Company, and the Company is obligated to assume, MIC's risks in respect of policies issued by any MIC subsidiary and reinsured by MIC that cover mechanical breakdown risks, to the extent that risks under such policies are attributable to an MIC Agency Account in respect of which a series of Shares is issued and outstanding (the "Policies"), and such risks are insured on or after the effective date of the Agreement. Under the Agreement, MIC is not obligated to retrocede any risk to the Company in excess of the amount allowed under applicable state laws concerning the retrocession of risks located in the particular state. (See "Risk Factors -- Restrictions Applicable to Certain Retrocessions.")

Pursuant to the Agreement, MIC retrocedes to the Company 75% of MIC's risk in respect of each Policy at the time it is written. Such retrocession remains in effect for the duration of the underlying Policy. With respect to this cession of 75% of the risk, MIC pays the Company 56.25% of the gross premiums it receives, reduced by any related agents' or brokers' commissions. MIC retrocedes the remaining 25% of its risk in respect of each such Policy on a monthly basis. In connection with this retrocession of 25% of the risk, MIC pays the Company 18.75% of the original gross premium, reduced by any related agents' or brokers' commissions, as earned.

Thus, for assuming 100% of each risk the Company receives, in the aggregate, 75% of the original gross premium with respect to the risk, reduced by related agents' or brokers' commissions, if any. The remaining 25% of the premium is retained by MIC as a ceding commission. The Company generally is not otherwise required to reimburse MIC for expenses incurred by MIC with respect to the Policies. Settlements between the Company and MIC are made on a quarterly basis.

Pursuant to the Agreement, the Company, at its own expense, to the extent permitted by the underlying reinsurance agreement, may join MIC or its ceding company in the defense or control of any claim, loss, or legal proceeding that results in, or is likely to result in liability for the Company. However, because MIC controls the Company, MIC will indirectly control any determination by the Company whether it will take such action. The Company will not be liable for any damages assessed against MIC arising out of its conduct in investigating, negotiating, defending, or handling any claims or suits or in dealing with its policyholders.

The Agreement requires that, as security for the amount of the Company's liability to MIC thereunder, the Company furnish, to the extent requested by MIC, collateral in the form of an irrevocable letter of credit of at least 12 months duration equal in amount to the unearned premium in respect of risks retroceded and unpaid loss reserves (including reserves for losses incurred but not reported) otherwise required to be maintained by MIC in respect of the Policies. This letter of credit must be issued by a bank acceptable to MIC. As of December 31, 1993, the Company provided MIC with such a letter in the amount of $32,250,000.

The Agreement may be terminated at any time by mutual consent of the parties, or by either party upon 30 days written notice.
Upon termination of the Agreement, MIC and the Company will remain bound by their respective obligations under the Agreement with respect to risks retroceded prior to the close of business on the date of termination. However, risks not yet retroceded to the Company under the Agreement shall remain risks of MIC.

The Retrocession Agreement -- Supplemental Agreement. MIC from time to time, enters into agreements with Franchise owners for which an MIC Agency Account is established, pursuant to which MIC, acting for itself and on behalf of certain of its subsidiaries, agrees to cede or retrocede to another insurance company mutually satisfactory to MIC and the respective Franchise owners the unexpired liability with respect to service contracts, insured under the Policies, sold after the date specified in each such agreement. This liability can be ceded or retroceded to dealer-owned companies organized specifically with respect to a particular Franchise or, if a series of Shares is issued which relates to the Franchise, pursuant to an agreement between MIC and the Company (the "Supplemental Retrocession Agreement"). For this purpose, unexpired liability means MIC's liability in respect of the remaining period of coverage under the Policy as of the effective date of the cession. Under the Supplemental Retrocession Agreement, unexpired liability in respect of the Policies is assumed on the same basis as risks retroceded to the Company under the principal Retrocession Agreement.

Loss Reserves. Reserves are balance sheet liabilities representing estimates of amounts needed in the future to pay claims with respect to insured events which have occurred as of the balance sheet dates.

For purposes of establishing loss reserves, the Company relies upon the advice of MIC. Loss reserves are established after an annual actuarial review, based on judgments of the effects of technological change, manufacturer's warranties, and MIC's historical experience with automotive mechanical breakdown risks. Consequently, the determination of loss reserves is a process inherently subject to a number of highly variable factors. Any adjustments to reserves are reflected in the operating results for the periods in which they become known.

The Company's incurred loss ratios (losses incurred as a percentage of net premium earned) on all mechanical business for the fiscal years ended December 31, 1993, 1992, and 1991 were 70.7%, 62.8%, and 68.2%, respectively.


The following table sets forth an analysis of changes in the loss reserves for the fiscal years ended December 31, 1993, 1992 and 1991:

                                    Period Ended

                         12/31/91       12/31/92       12/31/93

Beginning balance in
reserves for losses..... $1,075,123     $1,396,542     $1,622,855

Add-provision for losses
incurred related to:

  Current claim year...   7,301,654      8,461,984     11,046,932

  Prior claim years....   (282,726)      (297,535)      (134,249)

     Total.............  7,018,928      8,164,449      10,912,683

Deduct-paid losses
attributable to:

  Current claim
  year.................. 5,948,952     7,025,671        9,363,720

  Prior claim
  years.................   748,557       912,465        1,261,788

  Total................. 6,697,509     7,938,136       10,625,508

Ending balance in reserves
for losses..............$1,396,542    $1,622,855       $1,910,030


The following table analyzes the development of loss and loss adjustment expense, from February 1, 1989 through December 31,
1993.

                 1/31/90   12/31/90   12/31/91    12/31/92    12/31/93

Liability for
  unpaid claims
  and claims
  adjustment
  expense     $  766,912 $1,075,123 $1,396,542 $1,622,855  $1,910,030

Paid (cumulative)
  in subsequent
  year(s)     $  666,866 $  748,557  $ 912,465 $1,261,788

Estimated unpaid
  liability as of
  year end*        2,393     43,840    186,542    226,818

Cumulative
  Deficiency
  (Redundancy)$  (97,653)$ (282,726)$ (297,535)$ (134,249)



*/ Because mechanical breakdown claims are generally paid within 90 days of when they are incurred, liability for unpaid claims incurred in prior years is negligible. Accordingly, liability for unpaid claims incurred in all prior years has been combined at each year end.

The table shows initial estimated reserves at December 31, 1993, 1992, 1991 and 1990 and January 31, 1990 and amounts paid on claims unsettled at each prior period end. Claims are typically processed for payment at the time the claim is reported. Therefore, the recorded claim liability at each year end represents the estimated incurred but not reported claims and claims in the process of payment. The cumulative deficiency or redundancy represents the total change in reserve estimates covering prior years.

It should be noted that the policies reinsured by the Company are written for multiple years (up to six years) and losses do not occur equally over the period for which the policy is written but tend to be clustered in the later years. Therefore, loss experience for prior years may not be indicative of that for future years.

INVESTMENT INCOME

A major source of income to an insurance company is income earned on the investment of amounts not currently required to meet claims or expenses. The principal funds available for investment by the Company come from accumulated capital, and the cumulative excess of premiums collected over losses and operating expenses paid.

The Company's funds are invested in a manner consistent with investment guidelines that are established by the Board. Under the guidelines in effect prior to April, 1994, the Company was permitted to invest only in U.S. dollar-denominated securities issued outside of the United States by non-United States private or governmental issuers, and U.S. dollar-denominated bank certificates of deposit issued by foreign banks and foreign branches of U.S. banks. Subject to the satisfaction of certain conditions, the Board authorized, in April, 1994, limited investments in non-dollar denominated bonds, on a fully currency-hedged basis. The Company may invest only in securities and certificates which are rated at least Aa3 by Moody's or AA- by Standard & Poor's or the equivalent, or are guaranteed by such an issuer. As of April, 1994, certain unrated securities may also be held if, in the opinion of the investment manager, they have at least equivalent credit standing to the above rating standard. The Board reviews on a regular basis and, where appropriate, revises the investment objectives and guidelines for the Company's funds. There can be no assurance, however, as to whether a particular investment objective, once adopted, can be achieved or that adverse factors would not cause a decrease in the overall value of the Company's investment portfolio.

Investments in non-U.S. securities, particularly those of non-governmental issuers, may involve considerations not ordinarily associated with investments in domestic issuers.
These considerations include, but are not limited to, the possibility of expropriation, the unavailability of financial information or difficulty in interpreting such information when it is prepared under foreign accounting or regulatory standards, the possible negative impact of political, social or diplomatic developments, and the possible imposition of withholding taxes by foreign taxing authorities.

Changes in interest rates in the quarter ended March 31, 1994 adversely affected the market values of the Company's investment portfolio at that date and its investment income in the quarter then ended as compared with the quarter ended March 31, 1993. Realized losses on the sale of investment securities in the quarter ended March 31, 1994 were $303,389 compared to realized gains of $378,444 in the quarter ended March 31, 1993.
Unrealized losses on investment securities held at March 31, 1994 were $1,163,467 compared to unrealized gains at December 31, 1993 of $99,886.

Rothschild Asset Management Limited ("Rothschild") manages the investment and reinvestment of the Company's funds in accordance with the investment policies and guidelines established by the Board. Rothschild, which is one of the leading institutions engaged in the management of offshore fixed-income portfolios, and which has been providing this service since 1974, is an affiliate of NM Rothschild and Sons Limited, a prominent merchant bank in London which has been in the investment management business worldwide for more than 100 years. Rothschild charges a management fee of 0.3% per annum on the first $20,000,000 of assets under management based on the market value of the Company's investment portfolio at the end of each calendar quarter, and 0.15% per annum on the excess thereof.

EMPLOYES

The Company does not have any full-time employes. Rather, the Company relies on Alexander Insurance Managers (Barbados) Ltd. (the "Manager"), to handle its day-to-day operations. (See "Business of the Company -- Insurance Management Agreement," below.) In addition, corporate secretarial services for the Company are provided by Colybrand Company Services Limited of St. Michael, Barbados. The Board and the committees thereof, however, remain responsible for the establishment and implementation of policy decisions.

COMPETITION

The insurance business is extremely competitive. MIC management believes that at present, MIC and its subsidiaries are, as a group, one of the largest mechanical breakdown insurers of new GM vehicles in the United States. There are other major companies offering similar coverage. Because the insurance business of the Company is limited to the assumption of certain mechanical breakdown insurance business ceded by MIC, the profitability of the Company depends to a large degree on the success experienced by MIC and its affiliates in competing with those other insurers.

Many commercial insurance groups are seeking to capture additional mechanical insurance business by offering to assist automobile dealers in the formation of their own dealer-owned reinsurance companies. MIC itself has assisted in the establishment of such companies for a number of qualified GM dealers. However, MIC believes that participation in the Company represents a more practical alternative for dealers who do not have the available capital, insurance management expertise or time for the personal involvement necessary for their own reinsurance company.

INSURANCE MANAGEMENT AGREEMENT

The Company has entered into an Insurance Management Agreement (the "Management Agreement") with the Manager, pursuant to which the Manager collects and disburses funds on behalf of the Company, provides bookkeeping, clerical, telephone, telex, and other services for the Company, and advises and consults with the Company in regard to all aspects of the Company's retrocession activities.

Pursuant to the Management Agreement, the Manager has undertaken to maintain an office in Barbados to perform its duties. Further, during the term of the Management Agreement and generally for a period of one year thereafter, the Manager has agreed not to provide management or accounting services for any other company which, by the nature of its operations, is offering, insuring or reinsuring mechanical breakdown and/or extended warranty or related coverages on a multi-state basis in the United States or Canada with respect to motor vehicles sold by franchised GM dealerships. Under the terms of the Management Agreement, the Company pays the Manager a fee based on hourly rates for services performed. For the year ended December 31, 1993, the Company paid fees to the Manager in the amount of $180,135.

The Manager is responsible for the payment of the salaries of its officers and employes and all office and staff overhead and other costs attributable to its services on the Company's behalf. However, out-of-pocket expenses, such as telephone, telex, postage, travel, and other items are borne by the Company on an expense reimbursement basis.

The Manager was incorporated in Barbados in 1984, and is an affiliate of Alexander and Alexander, an international insurance brokerage and insurance consulting firm. The Manager performs services similar to those performed for the Company for several other entities. The Manager has nine employes. In addition, the Manager may draw upon the resources of its affiliates as needed to provide the services contemplated under the Management Agreement. No employe of the Manager devotes all of his or her time to the business of the Company. However, the Manager is obligated to devote all employe time necessary to ensure the performance of the Manager's duties under the Management Agreement. The Manager is subject to the control and direction of the Board.

The Manager has served in that capacity since 1986. The current Management Agreement became effective on March 19, 1992 and may be terminated by either party as of the end of the then current fiscal year by the giving of written notice to the other party by September 1 of that year.

BARBADOS REGULATION AND TAXES

Insurance Regulation. The Company is subject to regulation under the Barbados Exempt Insurance Act, 1983, as amended (the "Exempt Insurance Act"). The Exempt Insurance Act and related regulations set forth a number of requirements applicable to insurers doing business in Barbados. The principal requirements are as follows:

(1) the Company is required to maintain a principal office in Barbados, appoint an auditor, and have a resident citizen of Barbados as one of its directors;

(2)  the Company must maintain assets that exceed its liabilities by:

     (a) $125,000, where the earned premium in the preceding financial year did not exceed $750,000;

     (b) an amount equal to 20% of the earned premium for the preceding financial year where the earned premium exceeded $750,000 but did not exceed $5,000,000; and

     (c) an amount equal to the aggregate of $1,000,000 and 10% of the amount by which the earned premium for the preceding financial year exceeded $5,000,000.

(3) the Company must have audited financial statements prepared in the prescribed form ("Statutory Financial Statements") in respect of its insurance business for each year;

(4) the Company must submit its Statutory Financial Statements to the Barbados Supervisor of Insurance ("Supervisor") within six months after the end of the relevant financial year; and

(5) the Company must submit to the Supervisor on an annual basis a certificate of its auditor that the Company is in compliance with the requirements of the Insurance Act as at the balance sheet date.

Taxes.   Under the Exempt Insurance Act, no income tax, capital
gains tax or other direct tax or impost is levied in Barbados on
(1) the profits or gains of the Company, (2) the transfer of the securities of the Company to any person who is not a resident of Barbados, (3) the Company, its shareholders or transferees in respect of the transfer of all or any part of the Company's securities or other assets to another licensee under the Exempt Insurance Act or to any person who is not a resident of Barbados, or (4) any portion of any dividend, interest, or other return payable to any person in respect of his or her holding any Shares or other securities of the Company. The Company has received a guarantee from the Minister of Finance of Barbados that such benefits and exemptions will be available for a period ending December 31, 2001.

Exchange Control.  Pursuant to the Exempt Insurance Act, the
Company is exempt from the Barbados Exchange Control Act.
Accordingly, the Company may hold any non-Barbadian currency and convert that currency into any other currency without restriction.

FACILITIES

The Company neither owns nor maintains any office space or facilities. Rather, the business office for the Company is provided by the Manager and is located at Financial Services Centre, Bishops Court Hill, St. Michael, Barbados. The Company believes that these facilities are adequate for its current and anticipated future needs. In addition, the Manager supplies all equipment for the Company, and maintains all insurance records for the Company.


                     SELECTED FINANCIAL DATA

The following selected financial data for the years ended December 31, 1993, 1992 and 1991, the eleven month period ended December 31, 1990 and the fiscal year ended January 31, 1990 have been derived from financial statements audited by Deloitte & Touche, independent chartered accountants, whose report with respect to their audits of the financial statements as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 is included elsewhere in this Prospectus. The data presented for the three month periods ended March 31, 1994 and 1993 are derived from unaudited financial statements presented elsewhere in this Prospectus and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the data for such periods. The results for the three month period ended March 31, 1994 are not necessarily indicative of the results to be expected for the full fiscal year. This information should be read in conjunction with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this Prospectus.

                          Three Months Ended March 31,
                            1994               1993


Premiums Assumed      $8,816,331          $5,389,885
Premiums Earned        4,571,906           3,572,828
Net Investment Income    267,303             839,973
Total Income           4,839,209           4,412,801
Less Losses and
  Expenses             4,516,391           3,679,676
Net Income*              322,818             733,125
Dividends Per Common
  Share                        0                   0
Total Assets          53,984,124          39,843,550
Total Policy Reserves
  and Other Liabilities46,920,295         31,646,894
Stockholders' Equity   7,063,829           8,196,656
Dividends Paid on
  Participating Shares         0                   0


                         Periods Ended December 31,**
                                                              January 31
                 1993      1992       1991        1990        1990

Premiums
  Assumed    $27,779,063$19,386,455$16,784,405$12,957,759 $10,032,140
Premiums
  Earned      15,429,611 13,005,184 10,292,788  8,177,525   5,183,768
 Net Investment
  Income       2,700,242  2,522,712  1,792,947    843,021     727,844
Total Income  18,129,853 15,527,896 12,085,735  9,020,546   5,911,612
Less Losses and
  Expenses     15,425,14 12,020,682 10,165,350  8,280,612   5,297,836
Net Income*    2,704,707  3,507,214  1,920,385    739,934     613,776
Dividends Per
  Common Share         0          0          0          0           0
Total Assets  50,359,633 36,847,490 28,124,056 18,759,382  12,507,645
Total Policy
  Reserves and
  Other
  Liabilities 42,430,269 29,777,783 23,148,003 16,347,245  11,238,143
Stockholders'
  Equity       7,929,364  7,069,707  4,976,053  2,412,137   1,269,502
Dividends Paid on
  Participating
  Shares       2,021,504  1,021,705    150,317    114,376           0

*/   Information as to earnings per share is not provided
inasmuch as the results for each series of stock will vary with the underwriting experience attributable to each Subsidiary Capital Account established with respect to that series. See
Note 2(f) to the financial statements.

**/ In May of 1990, the Company changed its fiscal year end from January 31 to December 31.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Liquidity. The Company expects to generate sufficient funds from operations to cover current liquidity needs. The Company's liquidity requirements are related to payment of insurance losses, administrative expenses, and dividends. Premiums generated by the Company's reinsurance business, combined with investment earnings plus proceeds from the sale of Shares, will continue to be the principal sources of funds for the Company. Although losses are expected to increase due to the increased level of premiums assumed in each preceeding year and the anticipated incidence of claims following the expiration of manufacturers' warranties, available funds from the sources identified above have also grown. Net cash provided by operating activities has increased from $5,386,977 in 1991 and $7,598,500 in 1992 to $12,422,648 in 1993. The Company believes that such funds will be sufficient to meet its liquidity requirements in 1994 and in future years to which its reinsurance liabilities extend. No capital expenditures are expected during the next few years.

See "Dividends" for a discussion of dividends paid and legal restrictions on the payment of dividends.

On April 8, 1994, the Board of Directors authorized the payment of dividends to eligible holders of Participating Shares aggregating $2,156,304.

Capital Resources. Capitalization of the Company, as of December 31, 1993, was comprised of paid-in capital with respect to the Common Stock of $200,000, paid-in capital with respect to the Shares of $1,417,500 (compared with $1,072,500 and $817,500 as of December 31, 1992 and 1991, respectively), and earnings retained for use in the business. As of March 31, 1994, the share capital of the Company was $1,692,500, comprised of paid-in capital with respect to the Common Stock of $200,000 and paid-in capital with respect to Participating Shares of $1,492,500. In addition, the Company had surplus from retained earnings in the amount of $6,534,796 and unrealized depreciation on marketable securities of ($1,163,467).

Barbados law requires that the Company's net assets equal at least the aggregate of $1,000,000 and 10% of the amount by which the earned premium exceeded $5,000,000 in the previous fiscal year. If the Company's net asset ratio is less than mandated by Barbados law, the Company has the right to reduce the business related to a Subsidiary Capital Account by retrocession or any other means to the extent necessary to permit the Subsidiary Capital Account to meet its pro rata share of the Company's required capital and surplus. At January 1, 1994, the Company's required minimum net assets computed in accordance with Barbados law was approximately $2,042,961, compared to total capital and retained earnings of $7,929,364.

First Quarter Ending March 31, 1994. Net premium volume continues to increase as additional participants are added to the program. During the quarter ended March 31, 1994, 10 new series of Shares were added bringing the total number of series approved to 199. Premiums earned increased by $999,078 over the comparable period of 1993. The ratio of losses incurred to premiums earned for the quarter under review is 69.8% as compared to 73.1% for the quarter ended March 31, 1993.

Expenses increased by $836,715 to $4,516,391 in the quarter ended March 31, 1994 from $3,679,676 in the first quarter of 1993. Net underwriting income in the quarter ended March 31, 1994 increased $162,363 to $55,515 compared with an underwriting loss of $106,848 in the 1993 quarter. The increase in net underwriting income, however, was offset by a decline in investment income of $572,670, from $839,973 in the first quarter of 1993 to $267,303 in the comparable period of 1994, due to realized losses on the sale of invested assets. The Company has reported net income for the three month period ended March 31, 1994 of $322,818 compared to net income of $733,125 for the three month period ended March 31, 1993.

Changes in interest rates in the quarter ended March 31, 1994 adversely affected the market values of the Company's investment portfolio at that date and its investment income in the quarter then ended as compared with the quarter ended March 31, 1993. Realized losses on the sale of investment securities in the quarter ended March 31, 1994 were $303,389 compared to realized gains of $378,444 in the quarter ended March 31, 1993.
Unrealized losses on investment securities held at March 31, 1994 were $1,163,467 compared to unrealized gains at December 31, 1993 of $99,886. The Company's investment guidelines do not permit the use of financial instrument derivatives in managing interest rate risk.

Cash, cash equivalents and investments valued at market have increased from $36,671,259 at the beginning of the year to $37,946,767 at March 31, 1994.

FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" is effective for years beginning after December 15, 1993 and will require the Company to classify its securities holdings into three categories (trading, available for sale, and held to maturity). The Company adopted Statement No. 115 in 1994 and classified its securities portfolio as available for sale. Adoption of the statement did not have a material effect on the Company's financial position and results of operations.

Results of Operations - Year Ended December 31, 1993. The Company became operational during the fiscal year ended January 31, 1988. The Company's first year of full operation was the fiscal year ended January 31, 1989. In May of 1990, the Company changed its fiscal year end from January 31 to December 31. A full 12 months of underwriting activity are reflected in the financial statements for all periods presented. The results of operations for the 11-month period ended December 31, 1990, however, include only 11 months' investment income and administrative expense. Accordingly, results for the 11-month period ended December 31, 1990 are not fully comparable with results for full fiscal years.

During the fiscal year ended December 31, 1993, the Company had net income of $2,704,707 compared to $3,507,214 and $1,920,385 for the fiscal years ended December 31, 1992 and 1991, respectively. The reduction in net income during 1993 compared to the previous year is the result primarily of an increase in losses incurred as discussed below. The Company had earned premiums of $15,429,611 compared to $13,005,184 and $10,292,788 for the fiscal years ended December 31, 1992 and 1991, respectively. Increased premium income has been generated by the addition of 46 new series during the year ended December 31, 1993, and the continuing flow of reinsurance premiums from series issued in prior fiscal years. There were 189 series of Shares outstanding at December 31, 1993 compared to 143 and 109 series of Shares outstanding at December 31, 1992 and 1991, respectively. Investment income during the period totaled $2,700,242 compared to $2,522,712 and $1,792,947 for the fiscal years ended December 31, 1992 and 1991, respectively. These gains are attributable to an increase in assets under management which were partially offset by lower interest rates. At present, the Company's investments are comprised entirely of U.S.-dollar denominated fixed-income securities. In the future, the Company may also invest in foreign-denominated bonds in situations where the investment manager anticipates a higher rate of return (net of hedging costs) than would be available in the market for similarly rated U.S.-dollar denominated bonds. (See "Business of the Company -- Investment Income.")

The Company incurred losses and expenses during the fiscal year ended December 31, 1993 of $15,425,146 compared with $12,020,682 and $10,165,350 for the fiscal years ended December 31, 1992 and 1991, respectively. This was comprised of provisions for losses incurred during the period of $10,912,683, ceding commissions and excise taxes of $4,009,285 and operating expenses of $503,178. Losses incurred in 1992 and 1991 were $8,164,449 and $7,018,928, respectively. The ratio of losses incurred to premiums earned for the fiscal year ended December 31, 1993 was 70.7% compared to 62.8% and 68.2% for the fiscal years ended December 31, 1992 and 1991, respectively. Management believes the Company's increased loss experience in 1993 reflects the effects of changes in underlying manufacturer's warranties. The expiration during 1992 of certain unlimited mileage mechanical plans that had been retroceded to the Company and the elimination of certain deductibles under warranties for certain 1992 model vehicles had a favorable impact on 1992 loss experience. On the other hand, the reduction of warranties from 50,000 to 36,000 miles for certain 1992 model vehicles adversely affected 1993 losses. Management does not believe that the level of losses will continue to rise. The loss ratio in the first quarter of 1994 was 69.8%, as compared to 73.1% for the quarter ended March 31, 1993.

The Company incurred operating expenses during the fiscal year ended December 31, 1993 of $503,178 compared to $478,475 for the fiscal year ended December 31, 1992 and $307,301 in 1991. In 1993 and 1992, the Company paid share issuance costs and allocated such costs to the Subsidiary Capital Account for the Common Stock. In previous years, these expenses had been paid by MIC pursuant to an agreement by which MIC agreed to pay the costs of issuing shares until such costs could be allocated to the Subsidiary Capital Account for the Common Stock. Share issuance costs for the fiscal year ended December 31, 1993, which were paid by the Company and charged to the Subsidiary Capital Account for the Common Stock, were $74,461 compared to $80,298 for the fiscal year ended December 31, 1992.

Pursuant to the Retrocession Agreement, the Company must furnish to MIC collateral in the form of an irrevocable letter of credit of at least 12 months duration generally equal in amount to the unearned premium in respect of risks retroceded and unpaid loss reserves (including reserves for losses incurred but not reported) otherwise required to be maintained by MIC in respect of the Policies. As of December 31, 1993, the Company had furnished such a letter of credit in the amount of $32,250,000.

The Company had unearned premium reserves of $44,657,483 as of March 31, 1994, $40,413,058 as of December 31, 1993, and
$28,063,606 as of December 31, 1992. These amounts are attributable to the long-term nature of the contracts sold. Such contracts may extend for 48 months, 60 months, or 72 months from date of issue. In addition, the risk of loss to the Company under the contract arises primarily after the underlying manufacturer's warranty expires -- usually after 36 months or 36,000 miles, whichever comes first. Because the Company has little risk of loss during that period, most premium is not recognized until the expiration of the underlying manufacturer's warranty. Since very little premium is recognized as earned until the expiration of the underlying warranty, most of the premium written in any year is recorded as unearned.



                           MANAGEMENT

DIRECTORS AND OFFICERS

Five of the current directors of the Company were elected by MIC through its ownership of the Common Stock. One director was elected by the holders of the Shares at the Annual Shareholders Meeting held on April 8, 1994. The directors and officers of the Company are as follows:

                                   POSITION WITH THE COMPANY
                                   (AND OTHER EMPLOYMENT DURING
    NAME                     AGE   PAST FIVE YEARS)

Joseph J. Pero ............  54    President and Director
                                   (President and Director, MIC).

                                   Mr. Pero has been a Director
                                   since 1986.  He served as
                                   Vice-President from 1986 until
                                   1987 when he was appointed
                                   President.

Vincent K. Quinn ..........  63    Executive Vice-President and
                                   Director (Executive
                                   Vice-President and Director,
                                   MIC).

                                   Mr. Quinn has been a Director
                                   since 1986.  He was appointed
                                   Executive Vice-President in
                                   April of 1992.

Louis S. Carrio, Jr. ......  50    Vice-President and Director
                                   (Vice-President, MIC).

                                   Mr. Carrio became a Director
                                   and was appointed Vice-
                                   President in June of 1991.

Peter R. P. Evelyn ........  52    Director (Attorney, Evelyn,
                                   Gittens & Farmer, a Barbados
                                   law firm).

                                   Mr. Evelyn has been a Director
                                   since 1986.

Donald C. Mealey...........  58    Director (President, Don
                                   Mealey Chevrolet, Inc.).

                                   Mr. Mealey became a Director
                                   in April of 1994.

Ronald W. Jones ...........  41    Vice-President, Finance
                                   (Managing Director, Alexander
                                   Insurance Managers (Barbados)
                                   Ltd.).

                                   Mr. Jones has served as Vice-
                                   President, Finance since 1987.

Michael R. Boyce ........... 54    Secretary (Principal,
                                   Colybrand Company Services,
                                   Limited, Barbados, since 1993;
                                   previously principal, Price
                                   Waterhouse, Eastern
                                   Caribbean).

                                   Mr. Boyce was elected
                                   Secretary in 1994.  Mr. Boyce
                                   served previously as Assistant
                                   Secretary to the Company.

The directors and officers named above serve in those capacities until the annual meeting of shareholders next following their election.

ALTERNATE DIRECTORS

The By-Laws allow for the election of an alternate director for each director. The holders of the Common Stock may elect up to five alternate directors and the holders of the Shares may elect one alternate director. An alternate director may attend meetings of directors and vote in respect of any matter presented if the director for whom he is an alternate is not present. Alternate directors shall not otherwise be deemed directors of the Company for any purpose. At the Annual Shareholders Meeting held on April 8, 1994, alternate directors were elected for Messrs. Quinn and Carrio.

COMMITTEES OF THE BOARD

The By-Laws authorize the Board to delegate any of its powers to committees of two or more directors. The only currently existing committee of the Board is the Nominating Committee which consists of three directors, including one elected by the holders of Shares and two elected by the holders of the Common Stock. The duties of the Nominating Committee are limited to the nomination of one person, who may not be an incumbent director but may be an incumbent alternate director, to stand for election as a director representing the holders of Shares at the next following annual meeting and the nomination of one person, who may not be an incumbent director, to stand for election as an alternate director by the holders of Shares at the next following annual meeting.


REMUNERATION

No director or officer of the Company is compensated directly by the Company for his services as such. However, each director and officer of the Company is reimbursed for expenses incurred for attendance at Board, committee, and shareholder meetings. In addition, Mr. Jones is an officer of the Manager, which receives management fees and compensation for data processing services; Mr. Evelyn is a member of the law firm of Evelyn, Gittens & Farmer, which serves as the Company's Barbados counsel; and Mr. Boyce is affiliated with Colybrand Company Services Limited, St. Michael, Barbados, which provides corporate secretarial services to the Company.

PRINCIPAL SHAREHOLDER

MIC owns all of the issued and outstanding shares of the Common
Stock of the Company, which consist of 2,000 shares.  Donald C.
Mealey, a director, owns 140 shares in three series of Participating Stock.

                  DESCRIPTION OF CAPITAL STOCK

The Company is currently authorized to issue 2,000 shares of Common Stock, without nominal or par value per share, all of which have been issued to MIC and are outstanding. In addition, the Company is currently authorized to issue 100,000 shares of Participating Stock (the "Shares"), also without nominal or par value per share (collectively, the Shares and the Common Stock are referred to as the "Capital Stock"). The Shares are issued in series of 100 shares. As of March 31, 1994, 19,900 Shares representing 199 series had been issued and were outstanding and were held of record by 338 shareholders. Subsequently three series totalling 300 shares were redeemed due to unsatisfactory performance. All of the Capital Stock is, when issued and outstanding, fully paid and nonassessable. No shares of Capital Stock have conversion, preemptive or sinking-fund rights.


ALLOCATIONS TO SUBSIDIARY CAPITAL ACCOUNTS

The Company has established a Subsidiary Capital Account with respect to the Common Stock as a class, and establishes such an account with respect to each series of Shares at the time a series is issued. Subsidiary Capital Accounts are maintained solely for the purpose of the allocations described below, and do not serve any other legal or accounting function. None of the Company's assets are segregated or earmarked with respect to those accounts.

The consideration received by the Company upon the issuance of a particular series of Shares and the Common Stock as a class are allocated to the Subsidiary Capital Account for that series or class. Items of income and expense, and losses, attributable to insurance underwriting activities are determined and allocated to the Subsidiary Capital Accounts as of the end of each quarter. Investment experience, and other items of income and expense, gains and losses and distributions with respect to the Capital Stock, are determined and allocated to the Subsidiary Capital Accounts as of the end of each quarter. All such accounting determinations are made using United States generally accepted accounting principles, unless otherwise required by the Articles.

For purposes of the following discussion, items shall be "related" to the Subsidiary Capital Account for the series identified with the MIC Agency Account to which such items can be attributed.

(1) Allocations with respect to underwriting activities are made as follows:

     (a) With respect to premiums ceded by MIC to the Company, 100% to the related Subsidiary Capital Account; provided, however, that an amount equal to 1-1/3% of those premiums, net of related ceding commissions, are subtracted from such Subsidiary Capital Account and allocated to the Subsidiary Capital Account for the Common Stock.

     (b) With respect to any agents' or brokers' commissions, commissions recaptured, unearned premiums, reinsurance premiums ceded, and any United States excise tax, 100% to the related Subsidiary Capital Account.

     (c) With respect to losses incurred, and any amount of losses recovered through salvage, subrogation, reimbursement or otherwise,

          (i)  Ninety percent (90%) to the related Subsidiary
               Capital Account; and

          (ii) The remainder among all Subsidiary Capital
               Accounts of the Shares pro rata in accordance with the relative earned premiums attributable to those accounts for the calendar quarter in which the losses are incurred.

     (d)  With respect to return premiums, 98-2/3% to the related
          Subsidiary Capital Account and 1-1/3% to the Subsidiary
          Capital Account for the Common Stock.

(2) Any expenses or liabilities attributable to day-to-day Company operations, excluding any United States Federal income taxes, are allocated among all Subsidiary Capital Accounts for the Shares pro rata in accordance with the relative earned premiums allocated to those accounts for the quarter in which the expense or liability is incurred.

(3) Any United States Federal income tax liability (and any interest thereon or any penalties related thereto) is allocated among the Subsidiary Capital Accounts based upon the relative contribution of each of those accounts to the taxable income of the Company upon which the tax (or any interest or penalties) is imposed.

(4) Any expenses or liabilities attributable to the sale and issuance of Shares, including but not limited to the costs of compliance with regulations and requirements of the Securities and Exchange Commission and state securities laws (but not including ongoing periodic reporting costs), are allocated to the Subsidiary Capital Account for the Common Stock; however, MIC may undertake to pay such expenses.

(5) Any expenses or liabilities of the Company not allocable in the manner described in paragraphs 2 through 4 above are allocated among the Subsidiary Capital Accounts on the basis of the relative balances of those accounts as of the end of the quarter preceding the date on which the expense or liability is incurred.

(6) (a) Investment income, net of any direct investment expense, is allocated among the Subsidiary Capital Accounts pro rata based upon the relative Investment Asset Balance (as defined in subparagraph (b) below) of each of those accounts as of the last day of the quarter preceding the quarter for which the investment income is being allocated. For these purposes, net investment income includes realized (but not unrealized) gains and losses.

     (b)  The Investment Asset Balance of each Subsidiary Capital
          Account is equal to the capital and surplus of each
          account, increased by:

          (i) the unearned portions of the written premiums that have been collected by the Company attributable to those accounts as of the last day of the quarter preceding the quarter for which the income is being allocated, net of any applicable commissions and taxes;

          (ii) the outstanding loss reserves attributable to each of those accounts as of the last day of the quarter preceding the quarter for which the income is being allocated; and

          (iii) any other outstanding liability that has been charged to the account as of the last day of the quarter preceding the quarter or which the income is being allocated.

(7) (a) If, after the credits and charges described in paragraphs 1-6 above are made to the Subsidiary Capital
          Accounts there exists a deficit in one or more of the accounts, then each such deficit is allocated to and charged against:

          (i) first, the Subsidiary Capital Account for the Common Stock to the extent of Restricted Earned Surplus (the phrase "Restricted Earned Surplus" refers to the portion of the earned surplus, if any, in the Subsidiary Capital Account for the Common Stock equal to that 1-1/3% of the premiums ceded to the Company during the immediately preceding five-year period which was subtracted from the Subsidiary Capital Accounts for the Shares pursuant to paragraph 1(a) above, net of losses allocated to that account during such period pursuant to the allocation procedure described in this paragraph 7 and net of return premiums allocated to that Account during such period pursuant to the allocation procedure described in paragraph (1)(d) above);

         (ii) then, the Subsidiary Capital Accounts for the Shares, pro rata, based upon the relative earned premiums allocated to each such account for the quarter for which the allocation is being made, provided, however, that only accounts which have positive balances are taken into account for purposes of this allocation;

        (iii) then, the remaining Subsidiary Capital Accounts for the Shares with positive balances as of the last day of the quarter for which the allocation is being made, pro rata, based upon such balances; and

         (iv)  then, to the extent necessary, the Subsidiary
               Capital Account for the Common Stock.

     (b) If, as a result of an allocation of a deficit as described in subparagraph (ii) or (iii) of paragraph
          (a) above, a deficit is created in one or more of the Subsidiary Capital Accounts, then the resulting deficit(s) are further allocated in the manner provided in that subparagraph before applying a subsequent subparagraph.

     (c) Notwithstanding the foregoing, if any Subsidiary Capital Account for a series of Shares had a deficit that was allocated to and charged against the Restricted Earned Surplus, then at the end of any succeeding quarter for which that account otherwise would show an account balance greater than zero, the balance is reallocated to the Restricted Earned Surplus until all reductions of that surplus attributable to that Subsidiary Capital Account have been restored.

          Thus, a loss in a Subsidiary Capital Account which exceeds the balance in that account is absorbed by other Subsidiary Capital Accounts, in general, as follows: The amount of such excess losses is charged first to the Restricted Earned Surplus portion of the Subsidiary Capital Account of the Common Stock. Any remaining losses, should the Restricted Earned Surplus be exhausted, are allocated among the Subsidiary Capital Accounts of other participating series. Any then unabsorbed losses are charged to the Subsidiary Capital Account of the Common Stock.

          Funds drawn from the Restricted Earned Surplus in the manner described above must be restored from the Subsidiary Capital Account that drew the funds if at any time it returns to a positive balance. Funds drawn from the Subsidiary Capital Accounts of other series are not, however, restored.

(8) (a) Dividends, payments upon redemption or liquidation (described below), and any other distributions with respect to the Capital Stock are allocated to the Subsidiary Capital Account for the class or series with respect to which the dividend, payment or distribution was made.

      (b) Where all Shares of a series are repurchased by the Company pursuant to its right of first refusal or redeemed in accordance with the Company's procedures for redemption, the Subsidiary Capital Account for that series is terminated. Thereafter, all income, expenses, gains and losses that would have been allocated to the terminated account, will be allocated among the Subsidiary Capital Accounts of the existing series of Shares pro rata based upon relative earned premiums attributable to such accounts for the calendar quarter in which the item was earned or incurred; provided, however, that a net deficit for any such period shall be allocated in accordance with the provisions described above

Using the procedures described above, the Company has allocated items of gain and loss to the Subsidiary Capital Account for each series. Initially each Account had a balance of $7,500 representing the amount paid for the Shares of that series. During the fiscal year ended December 31, 1993, $507,643 of net underwriting gains were allocated among the 189 series of Shares outstanding as of December 31, 1993 and $2,700,242 of net investment income and $503,178 of administrative expenses were allocated among the 189 series of Shares outstanding as of December 31, 1993 and the Common Stock.

As of December 31, 1993, 163 such series had balances greater than $7,500 (ranging from $7,537 to $187,718) and 26 series had balances less than $7,500 (ranging from $6,904 to zero). (It should be noted that the amounts in the Subsidiary Capital Accounts can fluctuate substantially and therefore may not be indicative of future results.) At December 31, 1993, an aggregate of $901,758 had been advanced from the Restricted Earned Surplus (which forms a portion of the Account established for the Common Stock owned by MIC) to 15 Subsidiary Capital Accounts and remained outstanding at that date. Aggregate deficits reallocated among the Subsidiary Capital Accounts of the Shares through December 31, 1993 were $369,711.

The Subsidiary Capital Account for the Common Stock had, at the time it was established, a balance of approximately $200,000, representing the capital paid in by MIC for the 2,000 shares of the Common Stock issued to it. That Subsidiary Capital Account is not affected directly by underwriting gains and losses attributable to the various Subsidiary Capital Accounts related to series of Shares, but is affected by those gains and losses indirectly to the extent that one of the Subsidiary Capital Accounts for a series of Shares incurs a deficit, in which case resort to the Subsidiary Capital Account for the Common Stock will result, in the manner described above.

The allocations of income and expense, gains and losses, and distributions described above are subject to approval by the Board, and when finally so approved are considered final and conclusive and will be binding on all holders of Shares for all purposes including without limitation any redemption of Shares pursuant to the Company's procedures for redemption. (See "Description of Capital Stock -- Redemption.")

The Company is currently in compliance with net asset value requirements of Barbados insurance law. However, in the event that the Company is unable to comply with such requirements in the future, it has the right to reduce the business related to a Subsidiary Capital Account by retrocession or any other means to the extent necessary to permit the Subsidiary Capital Account to meet its pro rata share of the Company's required capital and surplus.

VOTING RIGHTS

Subject to the following, holders of Capital Stock are entitled to one vote for each share held on any question on which the holder is entitled to vote. The matters on which holders of Capital Stock are entitled to vote, and the relative voting rights of each class of stock, are set forth below.

Election of Directors. The holders of Shares as a class are entitled to elect one director of the Company and one alternate director, and the holders of Common Stock as a class are entitled to elect five directors and up to five alternate directors. At least one of the directors must be resident in Barbados. Cumulative voting is not permitted.

Proxies. Any shareholder of the Company may appoint another person as his or her proxy to act on behalf of the appointing shareholder at any annual meeting of the Company. The appointment of a person as proxy for a shareholder must be in writing.

Liquidation. The Company may be liquidated upon the vote of at least 75% of the outstanding Shares. (See "Description of Capital Stock -- Redemption," and "Description of Capital Stock
- -- Liquidation.")

Changes in Articles and By-Laws. No change may be made in the Articles or By-Laws unless a majority of the Shares, and a majority of the Common Stock, present in person or by proxy and voting at a meeting at which a vote on that issue is put forth for a vote, approve the change. In addition, no amendment may vary the rights associated with any one series unless either the rights associated with all other series are similarly changed or a majority of the holders of the Shares of each series present in person or by proxy at a meeting vote in favor of the amendment.

Other Matters. Any matters other than those described above which call for a shareholder vote require only approval by a majority of the outstanding shares of Common Stock.

REDEMPTION

Pursuant to the Articles, the Capital Stock may be redeemed as follows: The Company may redeem outstanding Shares of a series at any time for any reason if the redemption of such Shares is approved by a majority of the Board of Directors, provided that the Director representing the Shares must vote in favor of the action being taken. The Common Stock is nonredeemable in all circumstances.

A redemption of Shares is effective as of the date specified by the Board of Directors but no later than the end of the calendar year in which the redemption was approved by the Board. This date is referred to hereinafter as the "Redemption Date." The consideration payable to the holders of redeemed shares of Capital Stock will be the Subsidiary Capital Account balance ("Account Balance") of those shares as of the Redemption Date, as adjusted by the Board to reflect unrealized gains and losses on investments held by the Company and any contingent liabilities allocable to such account. Each holder of redeemed Shares will receive the pro rata portion of the Account Balance that corresponds to the proportionate number of Shares of the series owned. The Account Balance will be paid within five months of the Redemption Date and bear interest from the Redemption Date until the date of payment at a rate equal to the yield on 26-week U.S. Treasury Bills for the issue immediately following the Redemption Date.

Upon the redemption of Shares on the Redemption Date, the redeemed Shares will be cancelled and the holders thereof will no longer have any interest in the Shares redeemed or in the Subsidiary Capital Account with respect to the redeemed Shares.

LIQUIDATION

Subject to Barbados regulatory and judicial approvals, the Company may be liquidated upon the vote of 75% of the outstanding Shares. (See "Description of Capital Stock -- Redemption.") In the event of the liquidation of the Company, after payment of all liabilities of the Company, each holder of Shares of a series is entitled to receive his pro rata share of his respective Account Balance before any distribution of the assets of the Company is made to the holder(s) of Common Stock. Thereafter, the holders of Shares are not entitled to participate further in the distribution of the assets of the Company. Each holder of Common Stock will be entitled to receive his pro rata share of the remaining assets of the Company, if any.


RESTRICTIONS ON TRANSFER

There is no existing public market for the Shares, and it is not anticipated that one will develop in the future. In addition, the Articles set forth a number of restrictions on the manner in which the Shares may be transferred. These restrictions and certain exceptions thereto are described below.

Transfers of Less Than All Shares of a Series. Subject to the exceptions described below, transfers of less than all Shares of a series may not be made unless the transfer is to the Company, or the holder(s) of the Shares sought to be transferred has received the written consent of the Company. A request for consent must be made in writing and set forth the name(s) and address(es) of the intended transferee(s), the desired date of the transfer and the consideration to be paid. No transfer may otherwise be made by a shareholder of less than all of the Shares of a particular series that he owns. If the Company fails to give its written consent, any subsequent transfer is void and of no effect.

Right of First Refusal. Subject to the exceptions described below, transfers of Shares of a series may not in any event be made unless the holder(s) has received a bona fide written offer to purchase such Shares, a copy of that offer has been furnished to the Company, and the Company is thereafter offered the opportunity to purchase the Shares. The Company will have 60 days during which to exercise its right to purchase the Shares sought to be transferred. If the Company accepts the offer to purchase, the price will be the lesser of the Account Balance for the series of Shares sought to be transferred as of the last day of the quarter immediately preceding the date on which the offer to purchase was accepted by the Company, or the bona fide offering price. A purchase made by the Company pursuant to this "right of first refusal" will be deemed effective upon acceptance by the Company of the offer to purchase, although payment by the Company may be deferred until the end of the quarter in which the offer to purchase is accepted by the Company. Shares purchased by the Company pursuant to its right of first refusal will be cancelled.

Exceptions for Certain Transfers. A transfer of either all or a portion of the Shares of a series is not subject to either the consent or right of first refusal of the Company where the Board determines that the transferee of the shares is: (1) a member of the transferring shareholder's immediate family; (2) a trust for the benefit of the transferring shareholder or for the benefit of other exempted transferees described in this paragraph; (3) if the transferor is a corporation, any of its shareholders; (4) if the transferor is a partnership, any of its partners; (5) a corporation which is controlled by or under common control with the transferor; (6) the estate of a deceased shareholder and legatees or heirs of a deceased shareholder; (7) a charitable or other qualifying organization described in section 170(c)(2) of the United States Internal Revenue Code of 1986, or any successor provision thereto; (8) in the case of a transfer of less than all the Shares of a series, a person who immediately prior to such transfer is a holder of Shares of that series; or (9) a key employe of an owner of a Franchise previously designated in the Stock Purchase Agreement entered into by the transferor.

Provisions Applicable to All Transfers. No Shares may be transferred unless and until the Board has received, from the holder of the Shares sought to be transferred, assurances of compliance with all applicable laws and regulations. Further, transferees of Shares must agree to abide by the requirements set forth in the Stock Purchase Agreement entered into by the transferor.

Certificates representing the Shares will bear a legend noting the applicable limitations on transfers.

COMMON STOCK

On June 13, 1986 and January 16, 1987, the Company issued to MIC
1,250 shares and 750 shares, respectively, of Common Stock of the Company, without nominal or par value.

A Subsidiary Capital Account has been established for this class of stock, and allocations of various items to such account are described above. (See "Description of Capital Stock --
Allocations to Subsidiary Capital Accounts.")

Holders of Common Stock as a class are entitled to elect five directors, at least one of whom must be resident in Barbados, and up to five alternate directors. As a class, these holders generally have the sole right to vote on matters not specifically reserved to the Shares. (See "Description of Capital Stock -- Voting Rights.")

BARBADOS CORPORATE LAW PROVISIONS

The corporate law of Barbados was derived historically from that of England prior to the coming into force in 1985 of the Companies Act Cap. 308 of the Laws of Barbados, which is similar to the Canada Corporations Act. Barbados law may differ in certain respects from comparable law in the United States. The following is a summary of certain provisions of Barbados corporate law as prepared by Evelyn, Gittens & Farmer, the Company's Barbados counsel. The summary does not purport to contain all applicable provisions and does not purport to be complete or cover all respects in which Barbados corporate law may differ from laws generally applicable to United States corporations and their shareholders.

Dividends and Distributions. Under Barbados law, a company may pay dividends only if there are reasonable grounds for believing that (a) the company would be able, after the payment of the dividends, to pay its liabilities as they become due, and (b) the realizable value of the company's assets would be greater than the aggregate of its liabilities and stated capital of all classes. Dividends may not be paid out of unrealized gains.

Repurchase. The Company is authorized by the Articles, subject to certain approvals, to repurchase its own shares. Such purchases may only be effected if the Company can satisfy a similar solvency test as that described above under "Dividends and Distributions."

Shareholders' Remedies. Barbados corporate law contains wide protection for minority shareholders and investors generally. A statutory right of action is conferred on subscribers to shares of a Barbados company against the directors and officers responsible for the issue of a prospectus, in respect of damages suffered by reason of untrue statements therein. In addition, the Company may take action against directors and officers for breach of their statutory duty to act honestly and in good faith with a view to the best interests of the Company.

Enforcement of United States Judgments. Except as mentioned below, a judgment of a court in the United States, under which a sum of money is payable, will under most circumstances be enforced as a debt by the courts of Barbados without reexamination of the merits of the case. This will not apply where the judgment is for payment of taxes, fines or penalties. There is also doubt as to whether a Barbados court would enforce judgments of United States courts obtained against the Company, or its directors and officers resident in Barbados, predicated on the civil liability provisions of the 1933 Act or, in original actions, impose liabilities against the Company or such persons predicated upon that Act.

Indemnification. The By-Laws of the Company provide for the indemnification of its directors and officers against liabilities incurred in their capacities as such, but the indemnity does not extend to any liability incurred in respect of wilful negligence, wilful default, fraud or dishonesty in relation to the Company.

Inspection of Corporate Records. Shareholders have the right to inspect and copy the Articles and By-Laws, corporate register, security register, minutes of shareholders meetings, any unanimous shareholder agreement, as well as audited financial statements of the Company, which must be presented to the annual meeting of shareholders.

                      PLAN OF DISTRIBUTION

The Shares are being offered by full-time employes of MIC or its affiliates ("Salespersons") who have other duties in connection with the business of MIC or its affiliates and who are not engaged in the sale of securities other than those of the Company and MIC Life Reinsurance Company, Limited. Salespersons receive no commissions or other compensation related directly to their sale of the Shares. In addition, MIC receives no compensation in connection with its distribution of the Shares. Salespersons are licensed as agents of MIC in certain states in which they offer the Shares for sale and their activities in selling the Shares are subject to the regulation of state securities regulators.
All sales of the Shares are subject to approval by the Company. (See "Eligibility to Purchase the Shares.")

PURCHASE PROCEDURES

In order to purchase the Shares, the following documents must be sent to the Company in Barbados:

(1)  two duly executed Stock Purchase Agreements (see Appendix
     B);

(2) all necessary certifications of the eligibility of prospective purchasers by the owner(s) of the Franchise(s) related to the MIC Agency Account with respect to which the Shares will be issued (see "Description of Capital Stock -- Allocations to Subsidiary Capital Accounts," and Appendix
     C); and

(3) a certified or cashier's check payable to "Motors Mechanical Reinsurance Company, Limited -- Escrow Account" in the amount of the aggregate cost of the Shares to be purchased, based on the offering price of $75.00 per Share ("Purchase Payment").

NONE OF THE FOREGOING DOCUMENTS IS TO BE EXECUTED OR DELIVERED
UNTIL AFTER A FINAL PROSPECTUS HAS BEEN DELIVERED TO THE OFFEREE.

Once it is executed by a prospective purchaser, a Stock Purchase
Agreement is, in effect, an offer to purchase the Shares described therein. That offer will be deemed accepted only if the Company approves the offer and executes the agreement. (See
"Plan of Distribution--Conditions of Sale.")

Following execution of the Stock Purchase Agreement by the Company, the prospective purchaser has no right to withdraw the amount of the purchase Payment or any interest earned thereon. Amounts remain in the Escrow Account pending satisfaction of the conditions set forth below under "Conditions of Sale."

TERMS OF SALE

Shares are sold only to eligible purchasers who have executed a Stock Purchase Agreement and returned it to the Company. Shares must be purchased by series, although more than one person may buy the Shares of one series. Pursuant to the Stock Purchase Agreement, the purchaser must accept and agree to be bound by the Articles and By-Laws of the Company, including the restrictions on transfer. (See "Description of Capital Stock -- Restrictions on Transfer.") The Stock Purchase Agreement further provides that the Company may place on a certificate issued with respect to Shares a legend stating that the transfer or other disposition of the Shares evidenced thereby is restricted pursuant to the Articles and By-Laws.

Once it is accepted by the Company, a Stock Purchase Agreement remains in effect as long as the Shares purchased pursuant thereto remain outstanding. A Stock Purchase Agreement terminates only upon the redemption of the Shares or the liquidation of the Company. Upon a transfer of Shares, the transferor is relieved of all restrictions and obligations under the Stock Purchase Agreement which the transferor had entered into upon the purchase of those Shares and the transferee, as a condition of the transfer, is required to agree to abide by all of the provisions of the Stock Purchase Agreement.

CONDITIONS OF SALE

The Company maintains an Escrow Account at Barclays Bank PLC in Bridgetown, Barbados (the "Escrow Account"), into which checks from prospective purchasers are deposited pending satisfaction of the conditions described below. This account bears interest at prevailing rates but is not subject to investment guidelines discussed above. (See "Business of the Company -- Investment Income.") If the conditions are not satisfied, the Purchase Payment is returned together with any interest earned.

Approval of Purchase. Each purchase of Shares must be accepted by the Company within 120 days from the date of execution of the Stock Purchase Agreement by the Purchaser. If the Company determines to accept an offer to purchase Shares from an Eligible Purchaser, it executes both copies of the Stock Purchase Agreement remitted by such person and returns one copy to such person. If it determines not to approve an offer to purchase, it returns the Stock Purchase Agreement without having executed it.

Pending approval of offers, each check for the purchase of Shares (which ordinarily is received together with a Stock Purchase Agreement) is deposited in the Escrow Account. If a request to purchase is approved, Shares are issued and the Eligible Purchaser receives a certificate evidencing ownership of the Shares. Where the Company determines not to approve a sale of Shares to a prospective purchaser, the Purchase Payment is returned, together with any interest earned thereon. The Company has the right to reject any prospective purchaser for any reason whatsoever.

TERMINATION OF OFFERING

Unless terminated sooner by the Board, this offering will terminate on the date on which all of the Shares offered hereby have been sold.

            UNITED STATES FEDERAL TAX CONSIDERATIONS

It is impractical to comment here on all aspects of the Federal, state, and local tax laws that may affect the United States taxation of the Company and its shareholders. The following is a discussion, based on the facts set forth herein and existing law, of the material Federal tax consequences which, in the opinion of the Company's U.S. tax counsel, LeBoeuf, Lamb, Greene & MacRae, are associated with an investment in the Company.

United States taxation of the Company and its shareholders involves a number of complex questions of fact and law with respect to some of which there is no statutory, administrative, or judicial authority directly on point. Advance rulings on these questions have not been requested by the Company from the Internal Revenue Service (the "Service") and, at least as to certain matters, there is no assurance that favorable rulings could be obtained. There is also no assurance that the laws in existence as of the date of this Prospectus will not be modified so as to alter the tax consequences described below.

This discussion does not address all aspects of federal income taxation that may be relevant to a particular shareholder in light of his or her personal tax circumstances. Nor does it address state, local, or foreign tax laws that may affect taxation of shareholders. EACH PROSPECTIVE INVESTOR IN THE COMPANY SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE TAX IMPLICATIONS OF HIS OR HER INVESTMENT IN THE COMPANY.

UNITED STATES -- BARBADOS INCOME TAX TREATY

The United States and Barbados have entered into an income tax treaty (the "Treaty") that offers certain tax benefits (some of which are discussed below) to those persons who qualify for its protection. As a Barbados corporation that ultimately is owned more than 50% by U.S. persons, the Company is entitled to the benefits of the Treaty provided that it is "resident" (that is, "managed and controlled") in Barbados. The Company attempts to conduct its business in such a manner that it will be considered to be "managed and controlled" in Barbados in order to qualify for the benefits of the Treaty. As discussed below, legislation has eliminated the premium excise tax exemption under the Treaty. (See "United States Federal Tax Considerations -- United States Premium Excise Tax.")

UNITED STATES PREMIUM EXCISE TAX

The United States imposes an excise tax at the rate of one percent of the gross premiums paid to foreign insurance companies for reinsurance covering risks located within the United States. Reinsurance premiums paid to the Company are subject to this excise tax. Although there have been legislative proposals from time to time that would increase the rate of excise tax on reinsurance premiums from one to four percent, in recent trade negotiations (NAFTA and GATT) the U.S. has indicated agreement not to raise its tax on reinsurance premiums paid to foreign companies, and legislative action has become less likely.


UNITED STATES FEDERAL INCOME TAX RISKS AND CONSEQUENCES -- THE
COMPANY

Risks and Consequences of Carrying on a United States Reinsurance Business Through a Permanent Establishment. As a "resident" of Barbados, if the Company engages in business within the United States through a permanent establishment, it will be subject to United States Federal income tax at normal corporate tax rates on its business profits that are attributable to such permanent establishment. Insofar as is relevant hereto, all of the Company's underwriting income and investment income (such as dividends and interest) generally would be treated as business profits attributable to such a permanent establishment. In addition, a Barbadian resident corporation engaged in business in the United States through a permanent establishment would be subject to a branch-level tax at the rate of 5% (reduced by the Treaty from a 30% statutory rate that would apply generally to foreign corporations engaged in business in the United States) on its after-tax earnings attributable to its United States permanent establishment that are considered remitted to the head office of the corporation.

All relevant facts and circumstances must be taken into account in any particular case in determining whether a person is engaged in business within the United States and, if so, whether the business is carried on through a permanent establishment within the meaning of the Treaty. Under the Treaty, the activities of both dependent and independent agents in some circumstances may be deemed to create a permanent establishment of the principal that they represent. As discussed elsewhere herein, the Company conducts reinsurance business in Barbados and in that regard executes and administers its reinsurance agreements and manages its business affairs from Barbados. On this basis, the Company believes that it should not be deemed to be engaged in business within the United States through a permanent establishment, and therefore the Company believes it should not be subject to United States income tax. However, given the factual nature of the questions involved and certain aspects of the Company's treaty reinsurance program related to the United States, and given the absence of any clear legal interpretation of the application of the agency provisions of the permanent establishment standard under the circumstances, there can be no assurance that for tax purposes the Company ultimately will not be deemed to be engaged in business within the United States through a permanent establishment.

United States Withholding Tax Applicable to Certain Investment Income Not Attributable to a United States Permanent Establishment. If the Company does not engage in business within the United States through a permanent establishment, it generally will be subject to a United States withholding tax on interest, dividends, and certain other investment income derived from sources within the United States. (The 30% rate of United States withholding tax provided by statute is reduced by the Treaty to 5% in the case of interest and 15% in the case of dividends derived from portfolio investments.) An exemption from the United States withholding tax is provided for interest earned on amounts on deposit in a bank, savings and loan association, or insurance company, and interest income, termed "portfolio interest," on certain debt obligations of United States issuers.

Although the Company could, in the circumstances described above, invest its funds in the United States without incurring a withholding tax, the Company currently invests its funds outside of the United States. (See "Business of the Company --
Investment Income.")

Reallocations By Internal Revenue Service. Under section 482 of the Internal Revenue Code (the "Code"), the Service may allocate gross income, deductions, and credits between or among two or more businesses, owned or controlled directly or indirectly by the same interests, in order to prevent evasion of taxes or to reflect clearly the true taxable income of such businesses. As described elsewhere herein, MIC elects five of the Company's six directors through its ownership of all of the Company's issued and outstanding Common Stock. Thus, if transactions between MIC and the Company were determined not to reflect the true taxable income of the parties, a reallocation of income or deductions between such entities could result. However, as long as the transactions between MIC and the Company are conducted on an "arm's-length" basis in a manner consistent with industry standards and practices, section 482 should not provide a basis for reallocations by the Service between MIC and the Company.

In addition, section 845 of the Code, adopted as part of the Tax Reform Act of 1984, grants broad authority to the Service to adjust items arising under certain reinsurance agreements (including retrocession agreements), whether or not they involve related parties. If two or more "related" parties enter into a reinsurance contract, the Service in general may make any adjustment necessary to reflect the "proper source and character" of the taxable income of each such party. The Service also has broad authority to make proper adjustments where any reinsurance contract between unrelated parties has a "significant tax avoidance effect" on any party to the contract.

Because MIC is entitled to elect five of the Company's six directors, MIC and the Company may be considered "related" parties within the meaning of section 845 of the Code. To date, there are no regulations under section 845 of the Code to aid in its interpretation. However, the legislative history of section 845 suggests that certain types of reinsurance transactions -- such as a coinsurance reinsurance transaction that covers new business of the ceding company and that allocates expenses and income items between the ceding company and the reinsurer in the same proportion as the allocation of the risk reinsured -- generally should not be subject to reallocations or adjustments. The ongoing quota share Retrocession Agreement between MIC and the Company, in general, would seem to be similar to such transactions for which adjustments generally should not be made, but there is substantial uncertainty at the present time concerning the scope of section 845.

If the Service were successful in an effort to reallocate to MIC business retroceded to the Company by MIC, MIC would likely be subject to tax on such business. Since the Company has no obligation to indemnify MIC against such adverse tax consequences, a reallocation of business to MIC should not directly affect the Company. However, any such reallocation might contribute to the early termination of the Retrocession Agreement between MIC and the Company.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES --- THE
SHAREHOLDERS

Taxation of Income of the Company to Shareholders Under Subpart F of the Code. Under the so-called "Subpart F" provisions (sections 951-964) of the Code, current United States income tax is imposed on each United States person who owns stock in any twenty-five percent (25%) or more U.S.-owned foreign insurance company with respect to "related person insurance income," whatever the degree of ownership of the United States shareholder. For this purpose, the term "related person insurance income" means underwriting and investment income of a foreign insurer attributable to a policy of insurance or reinsurance with respect to which the insured is a United States shareholder of the foreign insurer or a person related to such a shareholder. Under this provision, all of the Company's income (as determined for tax purposes) will be treated as "related person insurance income," and, as such, will be passed through and taxed currently to all of the shareholders of the Company ("Shareholders") under Subpart F of the Code.

The basis of the stock of a Shareholder will be increased by the amount required to be included in the Shareholder's income with respect to such stock under Subpart F. Further, a distribution from earnings and profits of the Company attributable to amounts that have been included in gross income of the Shareholders under Subpart F would not be included again in gross income of the Shareholders but would reduce the adjusted tax basis of the stock with respect to which the distribution is made. It should be noted that Subpart F income will be computed for the Company as a single entity. The amount of Subpart F income attributable to one series of Shares in these circumstances may be affected by results with respect to other series. It also should be noted that the Subpart F income of the Company generally will be computed under the same rules that govern the computation of taxable income of domestic property and casualty insurance companies.

As a result of differences between financial and tax accounting rules applicable to the computation of income of the Company, the amount of income subject to pass-through to Shareholders of the Company for United States tax purposes may in any year differ from the amount of book income allocable to a Shareholder's subsidiary capital account. Since the consideration payable to the holders of a series of Shares upon redemption is based substantially on book income previously allocated to the Shares being redeemed, such consideration may not reflect the amount of income previously passed through and taxed to the holders of those Shares.

To the extent that the Company were subject to United States income tax on its business profits, the Shareholders generally would not be subject to current tax on such profits under Subpart F, but would be taxed when profits were distributed by the Company. (See "United States Federal Tax Considerations -- United States Federal Income Tax Consequences -- the Company.")

Risk of Recharacterization of Reinsurance Profits on Business Retroceded to the Company. As described elsewhere herein, a portion of the underwriting experience in respect of insurance business retroceded to the Company is allocated to the series of Shares issued in respect of the Franchise that is the source of such business. In this connection, the Service could question whether profits on such business should be treated as being related to equity ownership for tax purposes, or whether the Shares should be treated, in whole or in part, as a means by which the direct insurer pays additional income to certain of its business producers or pays return premiums to certain policyholders, such that the producers or policyholders (rather than the Shareholders) should be subject to ordinary income tax on all or some of such profits. Although the issue is not free from doubt, given, among other things, the significance of the Shareholders' "at-risk" investment in the Company relative to the volume of business projected for the Company, the degree of pooling of risks among all series of Shares, the fact that distributions with respect to Shares are, subject to certain "minimum dividends," within the discretion of the Board, and the vote accompanying each Share, there should be substantial arguments against the recharacterization of profits with respect to the Shares.

Deductibility of Premiums Paid By Franchises for Certain
Coverages Reinsured by the Company.   As discussed elsewhere
herein, risks arising under mechanical service agreements entered into with respect to a particular Franchise ultimately may be retroceded to the Company and allocated in part to a series of Shares owned by the owner(s) of such Franchise or by persons closely related to such owner(s). The Service conceivably could seek to deny any deductions taken by the obligor under the mechanical service agreements for premiums paid by it with respect to its obligations ultimately retroceded to the Company, relying on the theory, developed in cases dealing with transactions involving wholly-owned insurance companies, that no insurance risk has been shifted in respect of such premiums. However, although the matter is not free from doubt, given the degree of risk pooling within the Company, there should be substantial arguments in support of the treatment of such premiums as deductible insurance premiums for tax purposes.

                          LEGAL MATTERS

The legality of the securities offered hereby is passed upon for the Company by its Barbados counsel, Evelyn, Gittens & Farmer, Heritage House, Pinfold Street, Bridgetown, Barbados, West Indies. LeBoeuf, Lamb, Greene & MacRae, 1875 Connecticut Avenue, N.W., Washington, D.C. 20009, will advise the Company as to certain matters pertaining to the laws of the United States.

                             EXPERTS

The financial statements included elsewhere in this Prospectus have been audited by Deloitte & Touche, Bridgetown, Barbados, independent chartered accountants as set forth in their report included in this Prospectus. Such financial statements have been so included in this Prospectus in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

The matters of Barbados law referred to in this Prospectus are set forth in reliance upon the opinion of Evelyn, Gittens & Farmer and upon their authority as experts in Barbados law. LeBoeuf, Lamb, Greene & MacRae has passed upon the statements concerning United States tax laws contained in the discussion under "United States Federal Tax Considerations," which is included herein in reliance upon their authority as experts with respect to such matters.

                     ADDITIONAL INFORMATION

A registration statement under the 1933 Act has been filed with the Securities and Exchange Commission, Washington, D.C. (the "Commission") with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in such registration statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The omitted information may be examined at the Commission's principal office at 450 5th Street, N.W., Washington, D.C., or at the following regional offices: New York City, 26 Federal Plaza, Room 1102; Chicago, 219 South Dearborn Street, Room 1204; and Los Angeles, 5757 Wilshire Boulevard, Suite 500 East. Copies may be obtained upon payment of the fees prescribed from the public reference section of the Commission, Washington, D.C. 20549.

Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is hereby made to the copy of the contract or other document filed as an exhibit to the registration statement, of which this Prospectus is a part, for a full statement of the provisions, and each such statement in this Prospectus is qualified in all respects by such reference.


                  INDEPENDENT AUDITORS' REPORT



To the Stockholders of
Motors Mechanical Reinsurance Company, Limited
Financial Services Centre
Bishops Court Hill
St. Michael, Barbados




We have audited the accompanying balance sheet of Motors Mechanical Reinsurance Company, Limited as of December 31, 1993 and 1992 and the related statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motors Mechanical Reinsurance Company, Limited as of December 31, 1993 and 1992 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993 in accordance with the accounting principles generally accepted in the United States of America.



                                   s/DELOITTE & TOUCHE
                                   CHARTERED ACCOUNTANTS


Bridgetown, Barbados
March 11, 1994


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                         BALANCE SHEETS
         DECEMBER 31, 1993 AND 1992, AND MARCH 31, 1994

                   (Expressed in U.S. Dollars)


 March 31
                                       December 31   December 31
   1994
                         Notes        1992          1993
(unaudited)

ASSETS
   Investments          2(c),3,6$24,382,923$29,882,488$34,903,388
   Cash and cash
     equivalents        2(c),6  1,710,738   6,788,771 3,043,379
   Accrued investment
     income                     1,115,367     861,190   901,057
   Due from ceding
     company                    2,356,608   2,331,978 3,535,158
   Deferred acquisition
     costs              2(b)    7,281,854  10,495,20611,599,267
   Prepaid expenses                     0           0     1,875
Total Assets                  $36,847,490 $50,359,633$53,984,124

LIABILITIES AND
  STOCKHOLDERS' EQUITY

LIABILITIES
   Unearned premiums    2(b)   28,063,606  40,413,05844,657,483
   Loss reserves        2(d)    1,622,855   1,910,030 2,097,239
   Accrued liabilities             91,322     107,181   165,573

  Total Liabilities            29,777,783  42,430,26946,920,295

COMMITMENTS AND
  CONTINGENCIES         6

STOCKHOLDERS' EQUITY
   Share capital
     Common stock - no par
        value;
       Authorized - 2,000
         shares; issued
         and outstanding -
         2,000 shares             200,000     200,000   200,000

     Participating - no
       par value;
       Authorized -
         100,000 shares;
         issued and out-
         standing - 18,900
         shares at
         December 31,
       1993 and 14,300
         shares at
         December 31, 1992              4   1,072,500 1,417,500
1,492,500
                                1,272,500   1,617,500 1,692,500

   Retained earnings    7       5,528,775   6,211,978 6,534,796

   Unrealized appreciation
     (depreciation) on
     investments        3         268,432      99,886(1,163,467)

  Total Stockholders' Equity                7,069,707 7,929,364
7,063,829

Total Liabilities and
  Stockholders' Equity        $36,847,490 $50,359,633$53,984,124

The accompanying notes form an integral part of these financial statements.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
           STATEMENTS OF INCOME AND RETAINED EARNINGS
   FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1994 AND 1993,
      AND THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                   (Expressed in U.S. Dollars)

                                              Periods Ended
December 31,
                              Notes       1993         1992
  1991

INCOME

   Reinsurance
     premiums assumed    2(b),5$27,779,063$19,386,455$16,784,405
   Increase in
     unearned premiums        (12,349,452) (6,381,271)(6,491,617)

   Premiums earned             15,429,611  13,005,18410,292,788

   Investment income:
     Interest earned            1,827,955   1,658,430 1,300,603
     Realized gains
       on investments             872,287     864,282   492,344

   Investment income - net                  2,700,242 2,522,712
1,792,947

TOTAL INCOME                   18,129,853  15,527,89612,085,735

EXPENSES

   Acquisition costs     2(b)   4,009,285   3,377,758 2,839,121
   Losses paid                 10,625,508   7,938,136 6,697,509
   Increase in loss
     reserves                     287,175     226,313   321,419
   Administrative expenses                    503,178   478,475
307,301

TOTAL EXPENSES                 15,425,146  12,020,68210,165,350

NET INCOME                      2,704,707   3,507,214 1,920,385

RETAINED EARNINGS,
   beginning of period          5,528,775   3,043,266 1,273,198

DIVIDENDS                      (2,021,504) (1,021,705) (150,317)

RETAINED EARNINGS,
  end of period               $ 6,211,978 $ 5,528,775$ 3,043,266


                                        Three Month Periods Ended

                                                March 31,
                                               (unaudited)
                                    Notes         1994
1993
INCOME

   Reinsurance
     premiums assumed         2(b),5 $8,816,331    $5,389,885
   Increase in
     unearned premiums                4,244,425     1,817,057

   Premiums earned                    4,571,906     3,572,828

   Investment income:
     Interest earned                    570,692       461,529
     Realized gains (losses)
       on investments                  (303,389)      378,444

   Investment income - net              267,303       839,973

TOTAL INCOME                          4,839,209     4,412,801

EXPENSES

   Acquisition costs          2(b)    1,188,209       928,266
   Losses paid                        3,001,850     2,627,016
   Increase (decrease) in
     loss reserves                      187,209       (15,861)
   Administrative expenses              139,123       140,255

TOTAL EXPENSES                        4,516,391     3,679,676

NET INCOME                              322,818       733,125

RETAINED EARNINGS,
   beginning of period                6,211,978     5,528,775

DIVIDENDS                                     0             0

RETAINED EARNINGS,
   end of period                     $6,534,796    $6,261,900

The accompanying notes form an integral part of these financial statements.



         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                    STATEMENTS OF CASH FLOWS
    FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1994 AND 1993
      AND THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                   (Expressed in U.S. dollars)

                                        Periods Ended December
31,
                                           1993         1992
   1991

Cash flows from
  operating activities:
    Reinsurance premiums collected$26,933,330$17,624,088$14,709,039
   Losses and underwriting expenses
     paid                     (16,977,784)(11,898,682)(10,575,830)
   Administrative expenses paid  (490,616)   (429,735) (288,593)
   Investment income received               2,957,718 2,302,829
1,542,361

Net cash provided by operating
   activities                  12,422,648   7,598,500 5,386,977

Cash flows from investing
  activities:
    Purchases of investment
      securities              (49,834,608)(60,877,408)(32,306,550)
   Sales of investment securities44,166,49752,166,91830,252,467

Net cash invested              (5,668,111) (8,710,490)(2,054,083)

Cash flows from financing activities:
   Proceeds from issuance of
     Participating Stock          345,000     255,000   120,000
   Dividends paid              (2,021,504) (1,021,705) (150,317)

Net cash used in financing
   activities                  (1,676,504)   (766,705)  (30,317)

Increase (decrease) in cash
  and cash equivalents          5,078,033  (1,878,695)3,302,577

Cash and cash equivalents,
  beginning of period           1,710,738   3,589,433   286,856

Cash and cash equivalents, end of
   period                     $ 6,788,771 $ 1,710,738$ 3,589,433

Reconciliation of net income to
   net cash provided by operating
   activities:
   Net income                 $ 2,704,707 $ 3,507,214$ 1,920,385
   Change in:
     Accrued investment income    254,177    (222,446) (277,412)
     Due from ceding company                   24,630  (653,270)
(1,529,537)
     Deferred acquisition costs(3,213,352) (1,662,778)(1,527,217)
       Unearned premiums       12,349,452   6,381,271 6,491,617
     Loss reserves                287,175     226,313   321,419
     Accrued liabilities           15,859      22,196   (12,278)

Net cash provided by operating
   activities                 $12,422,648 $ 7,598,500$ 5,386,977


                                            Three Month Periods
Ended
                                                    March 31,
                                                   (unaudited)

                                                1994
1993

Cash flows from operating activities:
   Reinsurance premiums collected            $7,062,145
$6,216,413
   Losses and underwriting expenses
     paid                                    (4,730,167)
(3,859,806)
   Administrative expenses paid                 (95,553)
(75,302)
   Investment income received                   227,436
1,333,671

Net cash provided by operating
   activities                                 2,463,861
3,614,976

Cash flows from investing activities:
   Purchases of investment securities       (25,508,046)
(23,807,944)
   Sales and maturities
     of investment securities                19,223,793
22,461,238

Net cash invested                            (6,284,253)
(1,346,706)

Cash flows from financing activities:
   Proceeds from issuance of
     Participating Stock                         75,000
52,500
   Dividends paid                                     0
 0

Net cash provided by financing
   activities                                    75,000
52,500

Increase (decrease) in cash and cash
   equivalents                               (3,745,392)
2,320,770

Cash and cash equivalents, beginning
   of period                                  6,788,771
1,710,738

Cash and cash equivalents, end of
   period                                   $ 3,043,379   $
4,031,508

Reconciliation of net income to
   net cash provided by operating
   activities:
   Net income                                   322,818
733,125
   Change in:
     Accrued investment income                  (39,867)
492,399
     Due from ceding company                 (1,203,180)
995,342
     Deferred acquisition costs              (1,104,061)
(473,126)
     Prepaid expenses                            (1,875)
(1,875)
     Unearned premiums                        4,244,425
1,817,057
     Loss reserves                              187,209
(15,861)
     Accrued liabilities                         58,392
67,915

Net cash provided by operating
   activities                               $ 2,463,861   $
3,614,976


The accompanying notes form an integral part of these financial statements.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 1.   OPERATIONS

          The Company is incorporated under the laws of Barbados and is a licensed insurer under the Exempt Insurance
          Act, 1983.

          All of the common stock of the Company is owned by Motors Insurance Corporation ("MIC"). MIC is an indirect wholly-owned subsidiary of General Motors Corporation. The principal activity of the Company is the assumption of certain automobile mechanical breakdown risks arising under insurance policies reinsured by MIC and attributable to an MIC Agency Account in respect of which shares of Participating Stock are issued and outstanding. All premiums received were derived from MIC.

          MIC has agreed that all expenses incurred by or on behalf of the Company with respect to the issuance of the Company's Participating Stock will be borne by MIC, either through charges to its shareholder account in the Company, or by direct reimbursement.

Note 2.   PRINCIPAL ACCOUNTING POLICIES

          (a) Basis of Presentation

          The financial statements are stated in United States dollars and are prepared generally in conformity with accounting principles generally accepted within the United States of America. Reinsurance premiums assumed by the Company represent policies ceded by MIC during the twelve months ended December 31 of each fiscal year.

          (b) Premium Income and Acquisition Costs

          Reinsurance premiums are based on the Company assuming (after ceding commission) 75% of the original policy premium written by the direct insurer. Of these reinsurance premiums, 75% is retroceded to the Company when written and 25% when earned.

          Premiums are taken into income on the basis of quarterly cessions and are related to anticipated loss exposures. Acquisition costs, consisting of ceding commissions and excise taxes, are taken into income on the basis of premiums earned.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 2.   PRINCIPAL ACCOUNTING POLICIES (Cont'd)

          (c)  Investments

          Investments are comprised of interest-bearing marketable securities which are carried at fair value, based on quoted market prices and dealer quotes obtained from an external pricing service. Investments with original maturities of less than 90 days are classified as cash equivalents. Unrealized appreciation (depreciation) is included in stockholders' equity.

          Realized gains and losses on the sale of investments are included as investment income. During 1991, the basis of determining the cost of securities sold was changed from the specific identification method to the average cost method. The effect of the change was not material.

          (d)  Loss Reserves

          The Company provides for unsettled, reported losses based on estimates of the final settlement, with an experience factor added to provide for losses incurred but not reported. The final settlement may be greater or less than the amounts provided. Any such differences, when they become known, are recognized in current operations.

          (e)  Taxation

          The Company has received an undertaking from the Barbados Government exempting it from all local income, profits and capital gains taxes for a period ending
          December 31, 2001.

          Stockholders who are United States residents are taxed on their share of the Company's income on a deemed distribution basis.

          (f)  Earnings Per Share

          No amount has been reported as earnings per share as the earnings applicable to the Participating Stockholders vary with the underwriting results of each series. Retained earnings applicable to the Common Stockholder include allocated investment income and operating expenses and amounts restricted for advances to Participating Stockholders (see Note 7).


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 3.   INVESTMENTS

          The cost and estimated fair value of investments in debt securities are as follows:

                                        Gross          Gross
 Estimated
                                      Unrealized    Unrealized
   Fair
                          Cost       Appreciation  Depreciation
   Value

March 31, 1994
  (unaudited):

Debt securities
  issued by
  foreign
  governments
  and their
  agencies        $18,003,450    $35,891     $471,546$17,567,795

Debt securities
  issued by
  supra-nationals  15,234,561      6,588      598,742 14,642,407

Corporate
  securities        2,828,844       -         135,658  2,693,186

     Total        $36,066,855    $42,479   $1,205,946$34,903,388


December 31, 1993:

Debt securities
  issued by
  foreign
  governments
  and their
  agencies        $16,327,184    $72,332    $(135,761)$16,263,755

Debt securities
  issued by
  supra-nationals   7,182,454    103,034      (25,925) 7,259,563

Corporate
  securities        6,272,964    109,193      (22,987) 6,359,170

  Total           $29,782,602   $284,559    $(184,673)$29,882,488


December 31, 1992:

Debt securities
  issued by
  foreign
  governments
  and their
  agencies       $ 14,080,561   $204,554     $(43,057)$14,242,058

Debt securities
  issued by
  supra-nationals   9,826,630    107,771       (5,087) 9,929,314

Corporate
  securities          207,300      4,251         -       211,551

  Total           $24,114,491   $316,576     $(48,144)$24,382,923


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 3.   INVESTMENTS (Cont'd)

          The cost and estimated fair value of debt securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Estimated
                                                     Fair
                                      Cost                Value


     Due after one year
       through five years          $15,463,270
     $15,575,893

     Due after five years
       through ten years            14,319,332
14,306,595

                                   $29,782,602
$29,882,488



          Proceeds from sales of investments in debt securities during the years ended December 31, 1993 and 1992 were $44,166,497 and $52,166,918, respectively. In 1993, gross gains of $964,613 and gross losses of $92,326 were realized. In 1992, gross gains of $1,008,932 and gross losses of $144,650 were realized. In 1991, gross gains of $538,996 and gross losses of $46,652 were realized.

          The following summarizes net unrealized appreciation
          (depreciation) on investments:

            Balance, December 31, 1990              $   241,439
            Net appreciation                 673,848

            Balance, December 31, 1991              $   915,287
            Net depreciation                (646,855)

            Balance, December 31, 1992              $   268,432
            Net depreciation                (168,546)

            Balance, December 31, 1993              $    99,886
            Net depreciation (unaudited)            (1,263,353)

            Balance, March 31, 1994
              (unaudited)                           $(1,163,467)


          The investment portfolio is comprised of diverse U.S.
          dollar-denominated debt securities which do not result in any concentration in credit risks.

          FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" is effective for years beginning December 15, 1993 and requires that the Company classify its securities holdings into three categories (trading, available for sale, and held to maturity). The Company adopted Statement No. 115 effective January 1, 1994 and classified its securities portfolio as available for sale. Adoption of the Statement did not have a material effect on the Company's financial position and results of operations.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 4.   STOCKHOLDERS' EQUITY

          All of the Company's Common Stock is held by MIC. An offering of 26,500 shares of Participating Stock is being made to persons certified by owners of certain motor vehicle franchises. The offering consists of 265 series of 100 shares each at a price of $75 per share.

          During the quarter ended March 31, 1994, 10 additional series of 100 shares were added (unaudited). During 1993, 46 additional series of 100 shares of Participat-ing Stock were issued as compared with 34 and 16 series for the years ended December 31, 1992 and 1991, respec-tively.

          In the years ended December 31, 1993 and 1992, costs in the amount of $74,461 and $80,298, respectively, were incurred in the sale of Participating Stock and were charged to the account of the Common Stockholder. In 1991, $74,589 of costs incurred in the sale of Participating Stock were paid by MIC.

          The holders of Common Stock as a class are entitled to elect five directors, at least one of whom must be a resident of Barbados. They generally have no right to vote with respect to liquidation of the Company. As a class, these holders generally have the sole right to vote on matters not specifically reserved to Partici-pating Stock. The Common Stock is nonredeemable.

          The holders of Participating Stock as a class are entitled to elect one director. Generally, liquidation of the Company requires approval by at least 75% of the outstanding shares of this class. Any redemption of a series of shares requires a vote of the Board provided that the director representing holders of the Participating Stock votes in favor of the redemption. Any changes in the Company's Articles or By-Laws requires the approval of a majority of the holders of Participating Stock present and voting together with a majority of the holders of Common Stock.

          From time to time, funds are held in escrow on account of Participating Stock applications. Such amounts are not included in cash and cash equivalents in the accompanying financial statements. At December 31, 1993 and 1992, there were no amounts held in escrow.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 5.   REINSURANCE PREMIUMS

          Under the provisions of the retrocession agreement, the Company will receive additional cessions of $13,471,019 ($9,354,534 at December 31, 1992) relating to premiums written by the ceding insurer but unearned at the respective period ends. The amounts will be received as the premiums are earned, net of related acquisition costs.

Note 6.   LETTERS OF CREDIT

          The Company has provided an irrevocable letter of credit to MIC, in the sum of $32,250,000 which is secured by cash equivalents and investments to secure the amounts recoverable from the Company related to the business ceded.

Note 7.   RETAINED EARNINGS

          Items of income or loss and expenses attributable to insurance underwriting activities are determined as of the end of each calendar quarter and are allocated to the Participating Stockholders' capital accounts as of the end of the fiscal quarter of the Company in which the respective calendar quarter ends.

          An amount equal to 1-1/3 percent of written ceded premiums (net of related ceding commissions) is allocated to the capital account of the Common Stockholder. Such allocations accumulate as restricted retained earnings and may be used to advance capital to any Participating Stockholders who incur a deficit in their capital accounts; any such advances are repayable out of future profitable operations of the respective Participating Stockholder. Amounts allocated to the Common Stockholder, net of advances to Participating Stockholders are presented in the table below as "net transfers."

          Dividends may be declared and paid at the discretion of the Company's Board of Directors, except that dividends may not be paid out of unrealized investment gains. Barbados law requires that the Company maintain a minimum capitalization based generally on the amount of premiums earned in the preceding fiscal year. On January 1, 1994 the Company's required minimum capital computed in accordance with Barbados law was approximately $2,042,961.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 7.   RETAINED EARNINGS (Cont'd)

          Amounts of retained earnings applicable to the Common and Participating Stockholders are comprised of the following:

                                   Common     Participating
Total

Balance, December 31, 1990  $14,944   $1,258,254    $1,273,198

Net income for the year      23,911    1,896,474     1,920,385

Net transfers                38,702      (38,702)      -

Dividends paid                 -        (150,317)     (150,317)

Balance, December 31, 1991   77,557    2,965,709     3,043,266

Net income (loss) for the year(42,631) 3,549,845    3,507,214

Net transfers               173,954     (173,954)       -

Dividends paid                 -      (1,021,705)   (1,021,705)

Balance, December 31, 1992  208,880    5,319,895    5,528,775

Net income (loss) for the year(41,909) 2,746,616    2,704,707

Net transfers              (175,245)     175,245        -

Dividends paid                 -      (2,021,504)   (2,021,504)

Balance (Deficit),
  December 31, 1993          (8,274)   6,220,252     6,211,978

Net income (loss) for the
  quarter ended March 31, 1994
  (unaudited)               (27,055)     349,873       322,818

Net transfers for the quarter
  ended March 31, 1994
  (unaudited)              (104,396)     104,396          -


Balance (deficit),
  March 31, 1994 (unaudited)$ (139,725)$6,674,521   $6,534,796



                    COMPANIES ACT OF BARBADOS          APPENDIX A
                          (Section 205)
               RESTATED ARTICLES OF INCORPORATION         FORM 13


1.   Name of Company
Motors Mechanical Reinsurance Company, Limited

2.   Company No.
1485

3.   THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE
COMPANY IS AUTHORIZED TO ISSUE

The annexed Schedule is incorporated in this form.

4.   RESTRICTION IF ANY ON SHARE TRANSFERS

The annexed Schedule is incorporated in this form.

5.   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

There shall be a minimum of 5 and a maximum of 6 directors.

6.   RESTRICTIONS IF ANY ON BUSINESS THE COMPANY MAY CARRY ON

The principal object and activity of the Company is to engage in Exempt Insurance business within the meaning of the Exempt
Insurance Act, 1983 of Barbados and the business of the Company shall be restricted accordingly.

7.   OTHER PROVISIONS IF ANY

The annexed Schedule is incorporated in this form.


8. Date                   Signatures                   Title

   January 29, 1987       Peter Evelyn                 Director


FOR MINISTRY USE ONLY

COMPANY NO.                FILED


 COMPANIES ACT OF BARBADOS SCHEDULE TO ARTICLES OF INCORPORATION

3. The classes and any maximum number of shares that the Company is authorized to issue:

The Company is authorized to issue:

(a) 2,000 shares of one class without nominal or par value to be designated Common shares; and

(b) 100,000 shares of one class without nominal or par value to be designated Participating shares which shall be divided into 1,000 series and issued in series of 100 shares.

The rights, preferences and limitations of the said classes of shares are as follows:

DEFINITIONS

In these Articles and any amendment thereto and in the Company's
By-Laws the following terms shall mean:

Board -- The Company's Board of Directors.

Company -- Motors Mechanical Reinsurance Company, Limited.

Franchise -- A right conferred by a motor vehicle manufacturer pursuant to a written agreement which permits the grantee to sell the manufacturer's new motor vehicles.

MIC -- Motors Insurance Corporation, a New York corporation with its administrative offices in Detroit, Michigan.

MIC Agency Account -- The separate business record maintained by MIC or any of its subsidiaries to track volume, experience, and commissions with respect to insurance business related to any one or more particular Franchises.

Restricted Earned Surplus -- At any point in time, that portion of the earned surplus, if any, in the Subsidiary Capital Account for the Common shares equal to one and one-third percent (1-1/3%) of the premiums paid to the Company during the immediately preceding five-year period, net of deficits allocated to such account pursuant to paragraph 3(1)(7)(a)(i) hereof during such five-year period to the extent not restored to such account pursuant to paragraph 3(1)(7)(c) hereof and net of return premiums allocated to such account during such period pursuant to paragraph 3(1)(1)(d) hereof.

Shares -- Shares of the Participating Stock of the Company.

Stock Purchase Agreement -- The agreement entered into between the Company and the purchaser of Shares, in the form approved by the Board.

Subsidiary Capital Account -- The subsidiary bookkeeping record established by the Company for a particular series or class of shares and maintained for the purpose of accounting for items of income and expense, gains and losses, capital contributions, and shareholder distributions which are allocated to the particular series or class of shares.

(1)  ALLOCATIONS TO SUBSIDIARY CAPITAL ACCOUNTS

The Company will establish a Subsidiary Capital Account with respect to the Common shares as a class, and to each series of Shares of the Company at the time a series is issued.

The consideration received by the Company upon the issuance of a particular series of Shares and the Common shares as a class will be allocated to the Subsidiary Capital Account for that series or class. Items of income and expense, and losses, attributable to insurance underwriting activities shall be determined as of the end of each calendar quarter and shall be allocated to the Subsidiary Capital Accounts as of the end of the fiscal quarter of the Company in which the respective calendar quarter ends. Investment experience, and other items of income and expense, gains and losses and distributions with respect to shares of the Company will be determined and allocated to the Subsidiary Capital Accounts as of the end of each fiscal quarter of the Company. All such accounting determinations shall be made using United States generally accepted accounting principles, unless otherwise required by these Articles. For purposes of such allocations, items shall be "related" to a Subsidiary Capital Account which is identified with the same MIC Agency Account to which such items can be attributed.

(1) Items of income and expense, and losses, attributable to insurance underwriting activities shall be allocated to the Subsidiary Capital Accounts in accordance with the following paragraphs:

     (a) With respect to premiums ceded to the Company, one hundred percent (100%) shall be allocated to the related Subsidiary Capital Account; provided, however, that an amount equal to one and one-third percent (1-1/3%) of such premiums shall be subtracted from such Subsidiary Capital Account and allocated to the Subsidiary Capital Account of the Common shares.

     (b) With respect to any agents' or brokers' commissions, any commissions recaptured, unearned premiums, reinsurance premiums ceded by the Company, and any United States excise tax, one hundred percent (100%) shall be allocated to the related Subsidiary Capital Account.

     (c) With respect to losses incurred, and any amount of losses recovered through salvage, subrogation, reimbursement or otherwise:

          (i) ninety percent (90%) shall be allocated to the related Subsidiary Capital Account; and

          (ii) the remainder shall be allocated among all Subsidiary Capital Accounts of the Shares pro rata in accordance with the relative earned premiums attributable to such accounts for the calendar quarter in which the losses are incurred. For this purpose, losses incurred includes both paid and unpaid (reported and unreported) losses.

     (d) With respect to return premiums, ninety-eight and two-thirds percent (98-2/3%) shall be allocated to the related Subsidiary Capital Account and one and one-third percent (1-1/3%) shall be allocated to the Subsidiary Capital Account for the Common shares.

(2) Any expenses or liabilities attributable to ordinary day-to-day Company operations, excluding any United States Federal income taxes, shall be allocated among all Subsidiary Capital Accounts for the Shares pro rata in accordance with the relative earned premiums allocated to such accounts for the fiscal quarter in which the expense or liability is incurred.

(3) Any United States Federal income tax liability (and any interest thereon or any penalties related thereto) incurred by the Company shall be allocated among the Subsidiary Capital Accounts based upon the relative contribution of each of those accounts to the taxable income of the Company upon which the tax (and any interest or penalties) is imposed.

(4) Any expenses or liabilities attributable to the organization of the Company or to the offer, sale or issuance of Shares, including but not limited to the costs of compliance with regulations and requirements of the United States Securities and Exchange Commission and the various states and other jurisdictions of the United States as they pertain thereto, shall be allocated to the Subsidiary Capital Account for the Common shares.

(5) Any expenses or liabilities of the Company not allocable in the manner described in paragraphs (2) through (4) above shall be allocated among the Subsidiary Capital Accounts on the basis of the relative balances of such accounts as of the end of the fiscal quarter preceding the date on which the expense or liability is incurred.

(6) (a) Investment income, net of any direct investment expense, shall be allocated among the Subsidiary Capital Accounts pro rata based upon the relative Investment Asset Balance (as defined in subparagraph (b) below) of each such account as of the last day of the fiscal quarter preceding the quarter for which the investment income is being allocated. For these purposes, net investment income will include realized (but not unrealized) gains and losses.

     (b)  The Investment Asset Balance of each Subsidiary Capital
     Account shall be equal to the capital and surplus allocated to such account, increased by:

          (i) the unearned portions of the written premiums that have been collected by the Company and allocated to such account as of the last day of the fiscal quarter preceding the quarter for which the income is being allocated, net of any applicable commissions and taxes;

          (ii) the outstanding loss reserves attributable to such account as of the last day of the fiscal quarter preceding the quarter for which the income is being allocated; and

          (iii) any other outstanding liability that has been charged to such account as of the last day of the fiscal quarter preceding the quarter for which the income is being allocated.

(7) (a) If, after the credits and charges described in paragraphs (1) through (6) above are made to the Subsidiary
     Capital Accounts there exists a deficit in one or more of such accounts, then each such deficit will be allocated to and charged against:

          (i) first, the Subsidiary Capital Account for the Common shares to the extent of Restricted Earned
          Surplus;

          (ii) then, any remaining unallocated deficit to the Subsidiary Capital Accounts for the Shares, pro rata, based upon the relative earned premiums allocated to each such account for the fiscal quarter for which the allocation is being made; provided, however, that only accounts which have positive balances will be taken into account for the purposes of this allocation;

          (iii) then, any remaining unallocated deficit to the remaining Subsidiary Capital Accounts for the Shares with positive balances as of the last day of the fiscal quarter for which the allocation is being made, pro rata, based upon such balances; and

          (iv) finally, to the extent necessary, the Subsidiary
          Capital Account for the Common shares.

     (b) If, as a result of an allocation of a deficit as described in subparagraph (ii) or (iii) of paragraph (a) above, a deficit is created in one or more of the Subsidiary
     Capital Accounts, then the resulting deficit(s) will be further allocated in the manner provided in that subparagraph.

     (c) Although this paragraph (7) shall be applied in a manner that does not result in a balance in any Subsidiary Capital Account for a series of Shares that is less than zero, if any such account had a deficit that was allocated to and charged against the Subsidiary Capital Account of the Common shares pursuant to section 3(1)(7)(a)(i) hereof, then at the end of any succeeding fiscal quarter for which that account otherwise would show an account balance greater than zero, such balance will be reallocated to the Subsidiary Capital Account of the Common shares until all reductions of such Subsidiary Capital Account for the Common shares under section 3(1)(7)(a)(i) hereof for the series of Shares have been restored.

(8) (a) Dividends, payments upon redemption or liquidation (described below), and any other distributions with respect to shares of the Company will be allocated to the Subsidiary Capital Account for the class or series with respect to which the dividend, payment or distribution was made.

     (b) Where all shares of a series of Shares are repurchased by the Company pursuant to Section 4 below, or redeemed in accordance with the Company's procedures for redemption set forth in Section 3(6) below, the Subsidiary Capital Account for such series shall be terminated as of the Repurchase Date or Redemption Date (as those terms are defined in Sections 4 and 3(6), respectively). Thereafter, all income, expenses, gains and losses that would have been allocated to the terminated account will be allocated among the Subsidiary Capital Accounts of the existing series of Shares pro rata based upon relative earned premiums attributable to such accounts for the calendar quarter in which the item was earned or incurred; provided, however, that a net deficit for any such period shall be allocated in accordance with the provisions of Section 3(1)(7).

The allocations to the Subsidiary Capital Accounts described above shall be approved by the Board, and when finally so approved all calculations, allocations and determinations shall be final and conclusive and shall be binding on all holders of shares of the Company for all purposes, including without limitation any redemption of shares of the Company pursuant to the Company's procedures for redemption. The Board is authorized to interpret and apply the provisions of these Articles and to promulgate such additional rules and guidelines as the Board deems appropriate to carry out the intent of these Articles and such interpretations, rules and guidelines shall be binding on all shareholders.

(2)  PARTICIPATING SHARES

(a) If any Share shall be redeemed, repurchased or otherwise retired, it shall return to the status of an authorized but unissued share of such class.

(b) A series of Shares shall be issued with respect to a specific MIC Agency Account. Only one series of Shares shall be issued with respect to an MIC Agency Account. A series of Shares shall be issued only to persons or entities acceptable to the Board and certified by the owner(s) of the Franchise(s) to which the MIC Agency Account relates. Certification will be effected in accordance with procedures adopted by the Board from time to time. No share of any particular series of Shares shall be issued unless all shares of such series are issued.

(c) Each outstanding Share shall entitle the registered holder of record of such Share to dividends in accordance with the rules set forth in Section 3(5) of these Articles.

(d) The holders of Shares shall among them have the right to elect one director of the Company and shall otherwise have only such voting rights as are specifically provided herein. On all such matters each share shall entitle the registered holder thereof to one vote.

(e) The rights associated with any Shares of a series shall be identical to the rights associated with all other Shares of the same series.

(3)  COMMON SHARES

(a) Each outstanding Common share shall entitle the registered holder of such shares to dividends in accordance with the rules set forth in Section 3(5) of these Articles.

(b) Each outstanding Common share shall entitle the registered holder thereof to one vote per share on all resolutions of the Company other than as specifically provided herein.

(c) The holders of the Common shares shall be entitled to elect five directors of the Company, one of whom must be a resident citizen of Barbados.

(4)  LIQUIDATION

The Company may be liquidated upon the vote of the holders of at least seventy-five percent (75%) of the Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after payment of all liabilities of the Company, each holder of Shares of a series shall be entitled to receive an amount equal to his share (based on his proportionate ownership of such series) of the Subsidiary Capital Account balance related to his series of Shares before any distribution of the assets of the Company shall be made to holders of the Common shares. After such payment shall have been made in full to the holders of the outstanding Shares, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Shares so as to be available therefor, the holders of the outstanding Shares shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company, if any, shall be divided and distributed among the holders of the Common shares then outstanding pro rata based on their respective shares. A consolidation or merger of the Company, or sale or transfer of all or substantially all its assets, or any purchase or redemption of shares of the Company of any class or series, shall not be regarded as a "liquidation, dissolution, or winding up" within the meaning of this paragraph.

(5)  DIVIDENDS

(a) Subject to the following paragraphs, dividends may be paid at the discretion of the Board.

(b) Dividends, payable in cash or such other property as the Board may determine, on a series of Shares or on Common shares, shall be declared and payable only if the Company shall have, after giving effect to the dividend, sufficient net assets, without regard to any Letter of Credit or Guarantee, to meet the general business solvency margin prescribed by the Exempt Insurance Act and Section 51 of the Act; provided that dividends with respect to any series of Shares may be paid only out of earned surplus attributable to the Subsidiary Capital Account identified with those Shares, and only to the extent that, after giving effect to the dividend, the capital and surplus identified with that Subsidiary Capital Account (without regard to any Guarantee or Letter of Credit) would meet its pro rata share, based on allocable premium income, of the minimum net assets required of the Company under the Exempt Insurance Act. Subject to the right of the holders of Shares to receive minimum dividends pursuant to the following paragraph, to the extent a dividend is declared on the Shares, it shall be declared and paid subject to the foregoing limitations for each series of Shares as a percentage of the net income for the preceding calendar year and/or earned surplus as of the end of the preceding calendar year, attributable to each series, provided that such percentage may vary among series of Shares with the level of net income and/or earned surplus. Dividends shall only be declared and paid on Common shares to the extent that the earned surplus attributable to Common shares exceeds Restricted Earned Surplus.

(c) Subject to the preceding paragraph, the holders of the Shares of each series shall be entitled to receive minimum annual dividends, payable annually within the first 120 days of each fiscal year, in cash or such other property as the Board may determine. The minimum annual dividend payable on each Share shall be such Share's pro rata portion of an amount equal to twenty percent (20%) of the net income, if any, for the preceding fiscal year attributable to the Subsidiary Capital Account associated with the series of which that Share is a part. If a holder of Shares receives no dividend or a limited dividend in any annual period as a result of the limitations set forth in the preceding paragraph, any unpaid portion of the minimum dividend otherwise payable pursuant to this paragraph shall not become payable pursuant to this paragraph in any subsequent year.

(d) In no event shall any dividend whatever be paid upon or declared or set apart for the Common shares, unless and until all minimum annual dividends required to be paid on the then outstanding Shares for the then current period shall have been paid or declared and set apart for payment.

(6)  REDEMPTION

The common shares are non-redeemable. Subject to compliance with any applicable statute or act, the Company may redeem any of its issued and outstanding Shares if all Shares of the series involved are redeemed and the redemption of such Shares is approved by a majority of the Board, provided that the Director representing holders of the Shares votes in favor of the redemption.

The redemption of Shares shall be effective on such future date as determined by the Board, which shall be no later than the last business day of the calendar year in which the redemption was approved by the Board, and in the case of a redemption of Common Shares, by holders of the Shares. Such date is herein called the "Redemption Date."

The consideration payable to the holders of redeemed Shares shall be the Subsidiary Capital Account balance for the series of such Shares as of the Redemption Date, as adjusted by the Board to reflect unrealized gains and losses on investments held by the Company and any contingent liabilities allocable to such account. Such consideration shall be paid within five (5) months of the Redemption Date, provided that the holder(s) of the redeemed Shares shall have delivered to the Company, certificates representing the Shares being redeemed duly endorsed and accompanied by such other documents as the Company may require. Such consideration shall bear interest from the Redemption Date until the earlier of the date of payment or the date that is five
(5) months from the Redemption Date, at a rate equal to the rate of interest paid on 26-week United States Treasury Bills for the issue following the Redemption Date.

Upon redemption of the Shares as aforesaid, the holder(s) thereof shall cease to have any further interest in the shares being redeemed. Shares redeemed pursuant to this Section 3(6) shall return to the status of authorized but unissued Shares.

4.   Restrictions, if any, on share transfers:

     (a) Subject to the exceptions listed below, Shares (whether owned by the original or any subsequent holder thereof) shall not be transferred in any manner unless the holder(s) has received a bona fide written offer to purchase such Shares, a copy of which has been furnished to the Company, and the Company is thereafter offered the opportunity to purchase such Shares. The Company shall have sixty (60) days during which to exercise the rights conferred upon it by this paragraph. If the Company accepts such offer, the price will be the lesser of the balance of the Subsidiary Capital Account related to such series of Shares as of the last day of the fiscal quarter immediately preceding the date on which the offer to purchase was accepted by the Company (the "Repurchase Date") (or if less than all such Shares are offered, then the pro rata portion of such account attributable to the Shares offered), or the bona fide offering price. Payment by the Company may be deferred until the end of the fiscal quarter in which the offer to
     purchase was accepted by the Company.   Shares purchased by
     the Company pursuant to this paragraph shall return to the status of authorized but unissued shares of such class. If the Company does not elect to purchase the Shares pursuant to this paragraph, they may be sold in accordance with the bona fide written offer referred to above within the following sixty (60) days, subject to the requirements of the following paragraphs. After such further sixty (60) days, any attempted sale or transfer of the Shares shall be subject to all the requirements of this paragraph.

     (b) In addition to the requirements of the preceding paragraph and except as provided in paragraph (d) below, transfers of less than all Shares of a series shall not be made unless the holder(s) has received the written consent of the Company thereto. A request for such consent must be made in writing and set forth the name(s) and address(es) of the intended transferee(s), the desired date of the transfer, and the consideration to be paid. The Company shall have sixty (60) days from receipt of such request to grant or withhold its consent to the intended transfer. If the Company fails to give its written consent, any subsequent transfer shall be void and of no effect.

     (c) Shares may not be transferred unless and until the Board has received such assurances of compliance with all applicable laws and regulations as it may deem necessary and the transferee has agreed to abide by the requirements set forth in the Stock Purchase Agreement entered into by the transferor. Certificates representing shares of any class of the Company's shares shall bear a legend substantially to the effect of this Section 4 of these Articles.

     (d) A sale, gift, assignment, pledge or other transfer of Shares shall be exempt from the requirements of paragraphs
     (a) and (b) of this Section 4 if the Board determines that the transferee or assignee of the shares is: (i) a member of the transferring shareholder's immediate family; (ii) a trust for the benefit of the transferring shareholder, or for the benefit of other exempted transferees described in this paragraph; (iii) if the transferor is a corporation, any shareholder of the transferor; (iv) if the transferor is a partnership, any of its partners; (v) a corporation which is controlled by or under common control with the transferor; (vi) the estate of a deceased shareholder or legatees and heirs of such deceased shareholder; (vii) a charitable or other qualifying organization described in
     Section 170(c)(2) of the United States Internal Revenue Code of 1986; (viii) in the case of a transfer of less than all of the Shares of a series, a person who immediately prior to such transfer is a holder of Shares of that series; or (ix) a key employe with respect to a Franchise previously designated in the Stock Purchase Agreement entered into by the transferor.

7.   Other provisions if any:

No holder of shares of the Company of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Company of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Company.

Amendment of Articles and By-Laws:

The Company's Articles and By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted, without the affirmative vote of the holders of a majority of the Common shares and of the Shares present; provided that the rights associated with any series of Shares shall not be varied, unless the rights associated with all other series are similarly changed, without the affirmative vote of the holders of a majority of the Shares of each series present.


                                                       APPENDIX B

                    STOCK PURCHASE AGREEMENT

                             BETWEEN

     MOTORS   MECHANICAL   REINSURANCE   COMPANY,   LIMITED

                               AND

                      (Certified Purchaser)

                         _________  , 19

Motors Mechanical Reinsurance
  Company, Limited
Financial Services Centre

Bishops Court Hill
St Michael, Barbados

Gentlemen:

The undersigned Shareholder (as more fully described below) hereby offers to purchase certain shares of stock of Motors Mechanical Reinsurance Company, Limited, a Barbados Corporation (the "Company"), upon the terms and conditions set forth herein. The Shareholder hereby tenders a check in the amount of the Purchase Payment (as defined herein), to be held in an escrow account with Barclays Bank PLC (the "Escrow Account"). This offer shall expire on the 120th day after the date hereof if the Company has not accepted it prior to such expiration date. The Shareholder acknowledges receipt of a prospectus dated with respect to the stock described herein.

1.   DEFINITIONS

1.1 Franchisee. The term "Franchisee" means (insert name(s) and address(es) of Franchisee(s) of the automobile sales franchise(s) related to the applicable MIC Agency Account).

1.2  MIC.  The term "MIC" means Motors Insurance Corporation, a
New York corporation.

1.3 MIC Agency Account. The term "MIC Agency Account" means the separate business record maintained by MIC or any of its subsidiaries or affiliates to track volume, experience and commissions with respect to insurance business related to the automobile sales franchise(s) owned by the Franchisee.

1.4  Purchase Payment.  The term "Purchase Payment" means the $
($75 (U.S.) x number of shares) paid hereunder as consideration for the purchase of the Shares.

1.5  Shareholder.  The term "Shareholder" means                ,
taxpayer identification number            , who is a citizen of
              ,
and who resides at                               .

1.6  Shares.  The term "Shares" means            shares (number
of shares) of the authorized shares of a series of the participating stock of the Company, which series consists of 100 shares, and which is issued in respect of the MIC Agency Account.

1.7 The masculine gender is to be construed to include a female or an entity where the context of this Agreement so requires.

2.   REPRESENTATIONS

2.1 Representation of Shareholder. The Shareholder represents that he has been duly certified (on the form furnished by the Company and attached hereto) by the Franchisee and meets the requirements for this purchase and sale as set forth in the Articles of Incorporation of the Company (the "Articles"), copies of which are attached to the prospectus. (It is understood that, if the Franchisee consists of more than one person, all such persons must join in the certification of the Shareholder.)

2.2 Representation of Company. The Company represents that the issuance and sale of the Shares pursuant to this Agreement has been duly authorized by the Board in accordance with the Articles, and is consistent with the applicable provisions of Barbados law.

3.   PURCHASE AND SALE OF SHARES

Upon acceptance of this Agreement by the Company, the Company agrees to sell and issue to the Shareholder, and the Shareholder agrees to purchase, the Shares in consideration of the Purchase
Payment.

4.   ESCROW OF PURCHASE PAYMENT

Subject to the following sentence, the Purchase Payment will remain on deposit in the Escrow Account until the Shares are issued by the Company. If this Agreement is not executed by the Company within 120 days of the date hereof, the Purchase Payment shall be refunded promptly together with any interest earned thereon. Following execution by the Company, the Shareholder shall have no right to withdraw the amount of the Purchase Payment or any interest earned thereon.

5.   COVENANTS OF THE COMPANY

5.1 Series of Participating Stock. No more than 100 shares of the same series of participating stock as the Shares shall be issued by the Company, and no other series of such stock shall be issued with respect to the MIC Agency Account.

5.2 Reinsurance Business. The business of the Company shall be limited to the reinsurance of mechanical breakdown risks underwritten by MIC or its subsidiaries or affiliates and identified with the MIC Agency Account and similar MIC accounts maintained with respect to automobile franchises for which series of participating stock of the Company are issued and outstanding.

6.   LIMITATIONS BASED ON INADEQUATE CAPITAL

The Shareholder and the Company agree that if the Company cannot meet the minimum margin of solvency requirements under Barbados insurance law, then, to the extent the net asset value attributable to the Subsidiary Capital Account (the "Account") for the shares issued pursuant to this Agreement is less than its pro rata share (based on proportionate earned premium) of the Company's required net asset value, the Company shall reduce the business attributable to the Account, on a pro rata basis with such other accounts that are similarly deficient, by retrocession or some other means acceptable to the Company, to the extent necessary to permit the Company to meet the Company's required minimum margin of solvency.

7.   RESTRICTIONS ON TRANSFER

The Shareholder agrees to be bound by and shall be subject to all provisions in the Articles (including without limitation those with respect to the ownership and transfer of the Shares) that are in effect as of the date of this Agreement or that may be added in the future, and any amendments to such provisions. It is understood that the Company may place on the certificate for the Shares a legend stating in substance:

     The sale, transfer, or other disposition of the shares evidenced by this certificate is restricted pursuant to provisions of the Articles of Motors Mechanical Reinsurance Company, Limited ("Company"), and the Stock Purchase Agreement ("Agreement") between the Company and the
     Shareholder, dated         , 19   , pursuant to which the
     shares were issued. Copies of the Articles and the Agreement may be examined at the registered office of the Company.

8.   MISCELLANEOUS

8.1 Severability. If for any reason any provision of this Agreement shall be invalid or unenforceable, the validity of any or all of the remaining provisions shall not be affected thereby; provided, however, that the absence of such illegal or invalid provisions does not so materially alter the purpose of this Agreement such that the continuation of the arrangement contemplated by this Agreement would no longer be mutually beneficial to the Shareholder and the Company.

8.2 No Waiver. The failure of any party to insist upon strict performance of any obligation hereunder shall not be a waiver of the party's right to demand strict compliance therewith in the future.

8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Barbados.

8.4 Counterparts. This Agreement has been executed in multiple copies, each of which shall for all purposes constitute one
Agreement, binding on the parties.

8.5 Assignment. This Agreement is personal to the parties and, except as contemplated herein and in the Articles, no party shall have any right to assign any right or to delegate any duty hereunder, either voluntarily or involuntarily, or by operation of law.

8.6 Term of Agreement. Except as herein expressly provided, this Agreement shall remain in force as long as the Shares remain outstanding. If not terminated sooner, this Agreement shall terminate upon the earlier of the redemption of the Shares or the liquidation of the Company.

8.7 Effect of Transfer. The Shareholder shall be relieved of all restrictions and obligations and shall not be entitled to any further benefits under this Agreement upon transfer of all the Shares and upon the agreement of the transferee to be bound by the terms and conditions of this Agreement.

8.8 Amendment. No change, modification, or amendment to this Agreement shall be valid or binding upon the parties hereto unless such change, modification, or amendment shall be in writing signed by all of the parties.

8.9 Integration. This Agreement constitutes the full and complete agreement between the Shareholder and the Company.

8.10 Captions. Titles or captions of sections, paragraphs or exhibits contained in or made a part of this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

8.11 Notices. Any and all notifications permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notification, and shall be sent by registered or certified mail, postage prepaid (1) if to the Shareholder, at the address set forth in Section 1.5 of this Agreement or at such other address as may have been furnished by the Shareholder to the Company in writing; or (2) if to the Company, in care of Alexander Insurance Managers (Barbados) Limited, Financial Services Centre, Bishops Court Hill, St. Michael, Barbados, W.I. For purposes of computing a time period, the date of mailing shall be the date of notification.

8.12 Survival of Representations and Warranties. All agreements, representations, and warranties contained herein or made in writing by the Shareholder or the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, and the sale and purchase of the Shares under this Agreement.

8.13 Relationship to Articles. The provisions of the Articles are incorporated herein to the extent relevant to this Agreement.


If the authorized representative of the Company executes this Agreement on its behalf, then this Agreement shall become a binding contract, subject to the terms and conditions set forth herein, between the Company and the Shareholder as of the date of the execution on behalf of the Company.



                                             Very truly yours,


______________________________
__________________________________
Date                                    Signature of Shareholder



_________________________________
                                        Print Name of Shareholder

The foregoing Agreement is hereby accepted and agreed to as of
the date set forth below. Series P-    is hereby designated for
the Shares described in this Agreement.

MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

By ___________________________          Dated:
__________________________

Title ________________________

Note: Upon acceptance by the Company, a duly signed copy of this Agreement shall be sent to the Shareholder.


                                                       APPENDIX C

         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

                       CERTIFICATION FORM

The undersigned represent(s) that he (she)(they) is (are) the owner(s) of an automobile sales franchise doing business as ______________________ (name of dealership), with respect to which MIC Agency Account___ is maintained. The undersigned hereby designate(s) ___________________________________ (name of purchaser), who resides at ____________________________ (address of purchaser), to be deemed eligible to purchase shares of a series of the participating stock of Motors Mechanical Reinsurance Company, Limited (the "Company") pursuant to the Articles of Incorporation of the Company.



______________________________
__________________________________
Date                                   Signature of Franchise
Owner


____________________________________
                                       Print Name of Franchise
Owner



                  (Names of Co-Owners, if any)


______________________________
__________________________________
Date                                         Signature of Co-
Owner


__________________________________
                                             Print Name of Co-
Owner



______________________________
__________________________________
Date                                         Signature of Co-
Owner


__________________________________
                                             Print Name of Co-
Owner


                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses, all of which were paid by Motors Insurance Corporation, in connection with the initial offering described in the Registration
Statement:

      Registration Fee -- Securities
       and Exchange Commission ................  $  1,500

      State "Blue Sky" fees ...................  $ 15,000

      Accountants Fees and Expenses ...........  $ 10,000

      Legal Fees and Expenses .................  $150,000

      Printing and Engraving ..................  $ 37,000

      Miscellaneous ...........................  $ 10,000
                                                 --------
           Total Expenses .....................  $223,500
                                                 --------



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Paragraph 10 of Registrant's By-Laws provides for the indemnification of Registrant's officers and directors (and such persons' heirs, executors and administrators) against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employe, fiduciary or member of any other corporation, partnership, joint venture, trust, enterprise or organization, except with respect to any matter for which indemnification would be void pursuant to the Companies Act, 1982 of Barbados (the "Companies Act").
Under the Companies Act, indemnification of Registrant's officers and directors against any liability which would attach by reason of any contract entered into or act or thing done or omitted to be done by them in performance of their office or in any way in the discharge of their duties, if the same happens through their not acting in good faith and in the best interest of the Registrant is void.

The position of the Securities and Exchange Commission regarding indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") is set forth under Item 17, paragraph 5 of this Part II.


ITEM 15.  RECENT SALE OF UNREGISTERED SECURITIES

No securities which were not registered under the Act have been issued or sold by Registrant within the past three years.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

A. Exhibits:

     3 (a)     Restated Articles of Incorporation (filed as
               Appendix A to the Prospectus).

       (b)     By-Laws of Registrant, as amended.*

     4         Specimen Participating Stock Certificate.*

     5         Opinion of Evelyn, Gittens & Farmer.*

     10 (a)    Form of Principal Retrocession Agreement between
               Motors         Insurance Corporation and
               Registrant.*

        (b) Form of Supplemental Retrocession Agreement between Motors Insurance Corporation and
               Registrant.*

        (c)    Specimen Stock Purchase Agreement (filed as
               Appendix B to the Prospectus).

        (d) Amended and Restated Stock Purchase Agreement between Registrant and Motors Insurance
               Corporation.*

        (e) Insurance Management Agreement between Registrant and Alexander Insurance Managers (Barbados) Ltd.**

     23 (a)    Consent of Evelyn, Gittens & Farmer.

        (b)    Consent of LeBoeuf, Lamb, Greene & MacRae.

        (c)    Consent of Deloitte & Touche, Independent
               Chartered Accountants.

     99 (a)    Certification Form (filed as Appendix C to the
               Prospectus).

        (b) Guarantee issued by the Minister of Finance of Barbados.*

        (c)    Certificate of Barbados Residency.*

*    Filed previously,

**   Filed as Exhibit 19(f) to Form 10-K on March 30, 1994, File
     No. 33-6534, and incorporated herein by reference.

B. Financial Statement Schedules:

No financial statement schedules are submitted herewith because the information is included elsewhere in the financial statements or the notes thereto or such schedules are not applicable.


ITEM 17.   UNDERTAKINGS

The Company hereby undertakes:

(1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) To file a post-effective amendment to the registration statement to include any financial statements required throughout a continuous offering.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St.
Michael, Barbados, on July 7, 1994.

                                   MOTORS MECHANICAL
                                   REINSURANCE COMPANY, LIMITED


                                   By  s/Ronald W. Jones

                                         Ronald W. Jones,
Vice-President,
                                           Finance

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE               TITLE                        DATE


s/Joseph J. Pero        President and Director       July 7, 1994
   Joseph J. Pero       (Principal Executive Officer)


s/Ronald W. Jones        Vice-President (Principal   July 7, 1994
   Ronald W. Jones       Financial and Accounting
                         Officer)

 s/Vincent K. Quinn      Executive
   Vincent K. Quinn      and Director                July 7, 1994

 s/Louis S. Carrio, Jr.  Vice-President and Director July 7, 1994
   Louis S. Carrio, Jr.

 s/Peter R. P. Evelyn    Director                    July 7, 1994
   Peter R. P. Evelyn

                                       Registration No. 33-6534

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
               Post Effective Amendment No. 11 to
                            FORM S-1
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
       (Exact name of registrant as specified in charter)

         Barbados                           Not Applicable
(State or other jurisdiction      (I.R.S. employer identification
of incorporation or organization)               number)

         6331                           Financial Services Centre
(Primary standard industrial            Bishops Court Hill
    classification number)            St. Michael, Barbados, W.I.
                                             (809) 436-4895
                                   (Address and telephone number
                                   of principal executive office)

                 RONALD W. JONES, Vice President
         Motors Mechanical Reinsurance Company, Limited
                    Financial Services Centre
                       Bishops Court Hill
                   St. Michael, Barbados, W.I.
                         (809) 436-4895
    (Name, address and telephone number of agent for service)

                            Copy to:
                     David R. Woodward, Esq.
                 LeBoeuf, Lamb, Greene & MacRae
                  1875 Connecticut Avenue, N.W.
                     Washington, D.C.  20009


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.
(X)


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                  Cross reference sheet between
                Items of Form S-1 and Prospectus
                     Pursuant to Item 501(b)
                        of Regulation S-K

     FORM S-1 ITEM NO.                       CAPTION OR
       AND CAPTION                      LOCATION IN PROSPECTUS

  1. Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus .......................           Front Cover

  2. Inside Front Page and Outside Back
     Cover Pages of Prospectus ........           Inside Front
     Cover; Outside
                                                  Back Cover

  3. Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges ..........................           Summary; Risk
                                                  Factors

  4. Use of Proceeds ..................           Use of Proceeds


  5. Determination of Offering Price ..           Determination
                                                  of Offering
                                                  Price

  6. Dilution .........................           Not Applicable

  7. Selling Security Holdings ........           Not Applicable

  8. Plan of Distribution .............           Plan of
                                                  Distribution

  9. Description of Securities to be
     Registered .......................           Description of
                                                  Capital Stock

 10. Interests of Named Experts and
     Counsel ..........................           Not Applicable

 11. Information With Respect to the
     Registrant .......................           Summary; The
                                                  Company; Use of
                                                  Proceeds;
                                                  Capitalization;
                                                  Business of the
                                                  Company;
                                                  Management;
                                                  Principal
                                                  Shareholder

 12. Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities ..................           Not Applicable


             P   R   O   S   P   E   C   T   U   S

         Motors Mechanical Reinsurance Company, Limited
              26,500 Shares of Participating Stock

THE SECURITIES OFFERED HEREBY INVOLVE SIGNIFICANT RISK, ARE
SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER, AND WILL NOT BE
READILY MARKETABLE. OFFEREES SHOULD REFER TO THE SECTION
CAPTIONED "RISK FACTORS".

Motors Mechanical Reinsurance Company, Limited (the "Company"), a
Barbados company, is engaged in the business of assuming risks in respect of certain insurance policies covering motor vehicle mechanical repairs. (See "The Company.")

The shares of Participating Stock of the Company offered by this Prospectus (the "Shares") are divided into 265 series, and the authorized number of Shares of each series is 100 Shares. The offering price is $75.00 per Share. (See "Description of Capital Stock.") ALL AMOUNTS OF MONEY SHOWN IN THIS PROSPECTUS ARE STATED IN U.S. DOLLARS.

The Company is offering Shares of a series only to persons certified by the owners of motor vehicle franchises to be identified with that series and only if it receives Stock
Purchase Agreements executed by such persons which are acceptable to the Company in its sole discretion.

The Shares are being sold, on a continuous basis, by certain employes of Motors Insurance Corporation ("MIC"), who are not compensated specifically for their services in this regard. (See
"Plan of Distribution.")

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     Underwriting
                         Price to     discounts and     Proceeds
                          public      commissions      to issuer

Per Share                 $75.00         None            $75.00

Total 26,500 shares*  $1,987,500         None        $1,987,500

* Of this number, 20,400 shares had been issued and sold as of the date of this Prospectus.

            The date of this Prospectus is           , 1994.

The Company, certain of its directors, and certain experts named herein are residents of Barbados, and all or a substantial portion of the assets of the Company and of such persons are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or such persons, or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the Securities Act of 1933, as amended (the "1933 Act"). The Company has been advised by its Barbados counsel, Evelyn, Gittens & Farmer, that there is doubt as to whether Barbados courts would (1) enforce judgments of United States courts obtained against the Company or such persons predicated upon the civil liability provisions of the 1933 Act, or (2) impose, in original actions in Barbados, liabilities against the Company or such persons predicated upon the 1933 Act.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission, at Room 1024, 450 Fifth Street,
N.W., Washington, D.C.; Room 1204, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois; and Room 1102, Jacob K. Javits Building, 26 Federal Plaza, New York, New York. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

The Company furnishes to its stockholders annual reports containing financial statements that reflect the Company's overall results and condition and that have been audited and reported upon by independent public accountants, and quarterly reports for each of the first three quarters of each fiscal year containing unaudited financial information. In addition, the Company furnishes to each holder of Shares of a series a quarterly statement containing unaudited financial information relating to such series. The reports furnished by the Company contain information prepared in accordance with accounting principles generally accepted in the United States.


                       TABLE OF CONTENTS


                                                             Page

DEFINITIONS...............................................
SUMMARY...................................................
RISK FACTORS..............................................
 Relationship with MIC....................................
 Restrictions Applicable to Certain Retrocessions.........
 Extension of New Vehicle Warranties......................
 Risk of Underwriting Losses..............................
 Investment Experience....................................
 United States Tax Considerations.........................
 Risks Related to Foreign Business Operations.............
 Competition and Loss of Business.........................
 Barbados Regulatory Limitations..........................
 Reliance on Outside Consultants .........................
 Dividends................................................
 No Public Market; Restrictions on Transfers..............
 Share Redemption.........................................
THE COMPANY...............................................
ELIGIBILITY TO PURCHASE THE SHARES........................
USE OF PROCEEDS...........................................
DETERMINATION OF OFFERING PRICE...........................
DIVIDENDS.................................................
BUSINESS OF THE COMPANY...................................
 Introduction.............................................
 The Retrocessions........................................
  General Considerations..................................
  The Retroceding Company.................................
  Types of Risks Subject to Retrocession..................
  The Retrocession Agreement -- Principal Agreement.......
  The Retrocession Agreement -- Supplemental Agreement....
  Loss Reserves...........................................
 Investment Income........................................
 Employes.................................................
 Competition..............................................
 Insurance Management Agreement...........................
 Barbados Regulation and Taxes............................
  Insurance Regulation....................................
  Taxes...................................................
  Exchange Control .......................................
Facilities................................................
SELECTED FINANCIAL DATA...................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.....................
MANAGEMENT................................................
 Directors and Officers...................................
 Alternate Directors......................................
 Committees of the Board..................................
 Remuneration.............................................
PRINCIPAL SHAREHOLDER.....................................
DESCRIPTION OF CAPITAL STOCK..............................
 Allocations to Subsidiary Capital Accounts...............
 Voting Rights............................................
  Election of Directors...................................
  Proxies.................................................
  Liquidation.............................................
  Changes in Articles and By-Laws.........................
  Other Matters...........................................
 Redemption...............................................
 Liquidation..............................................
 Restrictions on Transfer.................................
  Transfers of Less Than All Shares of a Series...........
  Right of First Refusal..................................
  Exceptions for Certain Transfers........................
  Provisions Applicable to All Transfers..................
 Common Stock.............................................
 Barbados Corporate Law Provisions........................
  Dividends and Distributions.............................
  Repurchase..............................................
  Shareholders' Remedies..................................
  Enforcement of United States Judgments..................
  Indemnification.........................................
  Inspection of Corporate Records.........................
PLAN OF DISTRIBUTION......................................
 Purchase Procedures......................................
 Terms of Sale............................................
 Conditions of Sale.......................................
  Approval of Purchase....................................
 Termination of Offering..................................
UNITED STATES FEDERAL TAX CONSIDERATIONS..................
 United States - Barbados Income Tax Treaty...............
 United States Premium Excise Tax.........................
 United States Federal Income Tax Risks and
  Consequences -- the Company.............................
 United States Federal Income Tax Consequences -- the
  Shareholders............................................
LEGAL MATTERS.............................................
EXPERTS...................................................
ADDITIONAL INFORMATION....................................
INDEPENDENT AUDITORS' REPORT..............................
FINANCIAL STATEMENTS......................................
APPENDIX   A (Restated Articles of Incorporation of the
           Company).......................................
APPENDIX   B (Stock Purchase Agreement)...................
APPENDIX   C (Certification Form).........................


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESMAN, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

DEFINITIONS

As used in this Prospectus, the following terms have the particular meanings set forth below.

Common Stock -- The class of shares held by MIC.

Company -- Motors Mechanical Reinsurance Company, Limited.

Eligible Purchaser -- An individual or entity certified, by the owner(s) of the Franchise(s) for which an MIC Agency Account is maintained, as a purchaser of all or part of a series of Shares in respect of such MIC Agency Account.

Franchise -- A right conferred by a motor vehicle manufacturer pursuant to a written agreement which permits the grantee to sell the manufacturer's new motor vehicles.

MIC -- Motors Insurance Corporation.

MIC Agency Account -- The separate business record maintained by MIC or any of its subsidiaries to track volume, experience, and commissions with respect to insurance business related to any one or more particular Franchises.

Policies -- Insurance policies issued by any MIC subsidiary and reinsured by MIC that cover motor vehicle mechanical repair risks, to the extent that risks under such policies are attributable to an MIC Agency Account in respect of which a series of Shares is issued and outstanding.

Premium Income -- As used in the context of Barbados insurance laws, net premiums after deducting any premiums paid by the Company for reinsurance.

Retrocession Agreement -- The agreement or agreements entered into between the Company and MIC pursuant to which a specified portion of the risks arising under the Policies is transferred to the Company.

Shares -- Shares of the Participating Stock of the Company.

Stock Purchase Agreement -- The agreement entered into between the Company and a purchaser of Shares, in the form approved by the Company's
Board of Directors.

Subsidiary Capital Account -- The subsidiary bookkeeping record established by the Company for a particular series of shares or class of stock and maintained for the purpose of accounting for items of income and expense, gains and losses, capital contributions, and shareholder distributions which are allocated to the particular series of shares or class of stock.

                             SUMMARY

The following summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

THE COMPANY

The Company was incorporated under the laws of Barbados on June 12, 1986 and has registered as a licensee under the Barbados Exempt Insurance Act, 1983 to carry on the business of an Exempt Insurance Company from within Barbados. Its registered and principal offices are located in St. Michael, Barbados. The Company is engaged in the business of assuming insurance risks with respect to motor vehicle mechanical breakdowns insured under policies that are reinsured by MIC. The Company conducts its operations within or from Barbados. (See "The Company.")

THE OFFERING

Securities Being
Offered ...........      Participating Stock, not to exceed
                         26,500 shares, in series of 100 shares
                         each, without nominal or par value.  As
                         of the date of this Prospectus, 20,400
                         shares had been sold, leaving 6,100
                         remaining to be offered.  (See
                         "Description of Capital Stock.")

Offering Price ....      $75.00 per Share, or $7,500 per series.

Terms of Offering .      Shares of a series of Participating
                         Stock will be issued with respect to a
                         specific MIC Agency Account.   Only one
                         series of Shares will be issued with
                         respect to each MIC Agency Account.  An
                         entire series must be purchased by one
                         or more Eligible Purchasers.  (See
                         "Eligibility to Purchase the Shares.")

Offering Period ...      This offering commenced on June 1, 1987
                         and, subject to termination by the Board of Directors of the Company (the
                         "Board"), will be continuous in
                         accordance with Rule 415 under the 1933
                         Act.  All funds paid by an Eligible
                         Purchaser will be held for the benefit
                         of the Company in an escrow account at
                         Barclays Bank PLC in Bridgetown,
                         Barbados until such time as the related
                         Stock Purchase Agreement has been
                         accepted by the Company.  Upon
                         acceptance by the Company of a Stock
                         Purchase Agreement, funds will be paid
                         to the Company and Shares will be
                         issued.


Purchase Procedure..     Eligible Purchasers who wish to purchase
                         Shares will be required to submit to the Company in Barbados the following: (1) two executed Stock Purchase Agreements;
                         (2) a certified or cashier's check in
                         the amount of the purchase price of the
                         Shares payable to "Motors Mechanical
                         Reinsurance Company, Limited -- Escrow
                         Account"; and (3) certification of
                         eligibility.  (See "Eligibility to
                         Purchase the Shares.")

Restrictions on
Transfer ..........      Subject to certain exceptions, the
                         transfer of Shares is subject to the
                         Company's right of first refusal.  In
                         addition, the transfer of less than all
                         of the Shares of a series requires prior written consent of the Company. (See
                         "Description of Capital Stock --
                         Restrictions on Transfer.")

Voting Rights .....      Holders of Shares as a class are
                         entitled to elect one out of six members of the Board. Their right to vote on other matters is limited. (See
                         "Description of Capital Stock -- Voting
                         Rights.")

Risk Factors ......      This investment is subject to
                         significant risks.  (See "Risk
                         Factors.")

Capital Structure..      As of March 31, 1994, 19,900 Shares
                         representing 199 series were issued and
                         outstanding and were held by 338
                         shareholders.  In addition to the
                         Shares, the Company has authorized 2,000 shares of Common Stock without nominal or par value, all of which have been issued to MIC and are outstanding.

Use of Proceeds ...      The proceeds of this offering are added
                         to general funds of the Company and
                         utilized in its insurance business.
                         (See "Use of Proceeds.")

Plan of
Distribution ......      The Shares are being sold by employes of
                         MIC on a continuous basis.  Neither MIC
                         nor its employees are compensated
                         specifically for their services in that
                         regard, and no commissions are charged
                         or paid in connection with sales of the
                         Shares.  (See "Plan of Distribution.")


                          RISK FACTORS

Investment in the Company is subject to significant risk.
Prospective investors should carefully consider, together with the information contained elsewhere in this Prospectus, the following:

Relationship with MIC. MIC owns all of the Common Stock of the Company, which permits it to control the Board and determine, among other things, the selection of the Company's officers, outside insurance management company and outside investment adviser. (See "Description of Capital Stock," "Business of the Company -- Investment Income," "Business of the Company -- Insurance Management Agreement," and "Management.") The Company has entered into a Retrocession Agreement with MIC pursuant to which risks that MIC reinsures under Policies are "retroceded" to the Company. (See "Business of the Company -- The Retrocessions.") The Company relies entirely on the Retrocession Agreement and, thus, on MIC for its business. Therefore, any matters adversely affecting MIC may have an adverse impact on the insurance business of the Company. In addition, it should be noted that, under the Retrocession Agreement, only business identified with certain MIC Agency Accounts is retroceded. MIC and its subsidiaries have the power to terminate agency agreements and otherwise limit the Company's insurance business with respect to MIC Agency Accounts.

Pursuant to the Retrocession Agreement, the Company must pay to MIC the amounts of any and all claims paid by MIC in respect of the Policies. Although the Company may, at its own expense, be associated with MIC in the defense of any claim, MIC or its subsidiaries generally have full authority to investigate and settle, or defend, all claims. (See "Business of the Company -- The Retrocessions.")

The Retrocession Agreement extends for an indefinite term. It generally may be terminated at any time by MIC or the Company upon 30 days written notice. (See "Business of the Company -- The Retrocessions.") In the event that the Retrocession Agreement were terminated, there is no assurance that the Company could make arrangements which would allow it to continue to operate in the manner described in this Prospectus.

Restrictions Applicable to Certain Retrocessions. At the present time, MIC believes that there is no federal or state law or regulation that impairs its ability to retrocede its risks under the Policies to the Company. However, certain state insurance laws and regulations are imprecise and subject to varied interpretations, and it is possible that some state administrators could seek to limit retrocession arrangements with a non-United States insurance company or with an insurance company that is affiliated with the ceding company or its agents. Moreover, from time to time, there are legislative and regulatory proposals that could, if adopted, affect the MIC retrocession.

Extension of New Vehicle Warranties. Sales of mechanical breakdown coverages, and thus the business of the Company, may be adversely affected by changes in warranties provided by manufacturers for new motor vehicles. If such warranties are expanded, there could be an adverse effect on the sales of mechanical breakdown insurance coverage, and thus on the retrocession business of the Company. Beginning with 1989 models, GM's basic warranty was modified to cover defects in material and workmanship on all components of new vehicles for 36 months or 50,000 miles subject to a $100 deductible after the first 12 months or 12,000 miles. Beginning with 1992 models, GM's basic warranty was modified to apply for 36 months or 36,000 miles; however, the previously existing $100 deductible was eliminated.

Risk of Underwriting Losses. Mechanical breakdown risks are unpredictable and highly volatile. If losses and expenses incurred by the Company were to exceed its premium and investment income, the Company would incur net losses.

Each series of Shares bears 90% of the losses incurred (to the extent of its respective Subsidiary Capital Account balance) with respect to business attributable to the MIC Agency Account related to such series (as well as a pro rata share of 10% of all losses incurred by the Company). To the extent such losses are substantial, a holder of Shares might sustain a loss of all or a portion of his or her investment even if other holders of Shares are not similarly affected. In addition, underwriting losses allocable to a particular series may, under certain circumstances, be allocated to the other series. (See "Description of Capital Stock -- Allocations to Subsidiary Capital Accounts.")

Investment Experience. The profitability of the Company depends in part on the amount of income that the Company earns on its investments. There can be no assurance that the Company will earn a net investment return which, when added to its underwriting income, will be sufficient to offset its liability for claims and expenses. In addition, the Company could suffer investment losses due to declines in the market values of securities in which it invests which may be caused by, among other things, volatile interest rates. Substantially all of the Company's assets are currently invested in U.S. dollar-denominated securities issued outside of the United States by non-United States private or governmental issuers and U.S. dollar-denominated bank certificates of deposit issued by foreign banks and foreign branches of U.S. banks. Investing in such securities subjects the Company to certain risks not generally associated with securities issued in the United States.
Moreover, the Company has recently been authorized to invest in non-dollar denominated bonds on a fully currency-hedged basis. When effectively implemented, such forward foreign currency transactions will minimize the risk of loss resulting from a decline in the value of the foreign currency relative to the dollar, but may also limit the potential for gain in the event the foreign currency's value increases in relation to the value of the dollar. (See "Business of the Company -- Investment Income.")

United States Tax Considerations. As discussed elsewhere herein, the Company conducts a reinsurance business in Barbados and executes and administers its reinsurance agreements and manages its business affairs from Barbados. On this basis, the Company believes that it should not be deemed to be engaged in business within the United States through a permanent establishment, and, therefore, the Company believes it should not be subject to United States income tax. However, given the factual nature of the questions involved and certain aspects of the Company's treaty reinsurance program related to the United States, there can be no assurance that for tax purposes the Company ultimately will not be deemed to be engaged in business within the United States through a permanent establishment. In such event, the Company would be subject to United States income tax on business profits attributable to such permanent establishment, as well as an additional 5% branch profits tax.

Under captive insurance company provisions contained in the Tax Reform Act of 1986, each holder of Shares generally will be subject to United States income tax currently on his or her pro rata share of the earnings of the Company, whether or not such earnings are distributed. To the extent that the Company were subject to United States income tax on its business profits, the holders of Shares would not be subject to current tax on such profits, but the holders of Shares would be subject to tax on actual distributions of the Company with respect to such profits. (See "United States Federal Tax Considerations -- United States Federal Income Tax Consequences -- the Shareholders.")

No representation is made as to the effect that any change in United States tax laws or the interpretation thereof may have on the Company or holders of Shares.

Risks Related to Foreign Business Operations. The Company's business is conducted outside of the United States and may, consequently, be affected by changes in foreign governments and by other political and economic conditions. As a Barbados corporation, the Company is subject to the provisions of the Barbados Companies Act, 1982. (See "Description of Capital Stock
- -- Barbados Corporate Law Provisions.") In addition, although the Company has received a guarantee from the Barbados Minister of Finance exempting it from Barbados taxes for a period ending December 31, 2001, there is no assurance that the guarantee will be extended beyond that date.

Competition and Loss of Business. The business of insuring motor vehicle mechanical breakdown risks is highly competitive, with many companies seeking the business produced by motor vehicle dealers. Since all of the Company's business is currently derived from the Retrocession Agreement, the volume of the Company's business is dependent, to some extent, upon the marketability of agreements and plans developed by GM and MIC subsidiaries and offered through motor vehicle dealers. In addition, GM may choose not to insure its liability under mechanical repair plans with MIC or its subsidiaries. MIC management believes that at present, MIC and its subsidiaries underwrite approximately 20% of the mechanical breakdown insurance in the United States on new GM vehicles. (See "Business of the Company -- Competition.")

Barbados Regulatory Limitations. To the extent that the net asset value of the Company does not meet the minimum requirements for the Company as a whole under Barbados insurance laws and to the extent that a Subsidiary Capital Account does not support the business related to such account, the Company may reduce the amount of its business attributable to such deficient Subsidiary Capital Account.

Reliance on Outside Consultants. The Company does not have any full-time officers or employes. The Company relies on outside consultants for insurance management, day-to-day administrative services, and investment advice. (See "Business of the Company
- -- Insurance Management Agreement," and "Business of the Company
- -- Investment Income.")

Dividends. Although the Company's Restated Articles of Incorporation (the "Articles") (see Appendix A) provide for a minimum annual dividend to holders of Shares under certain circumstances, the ability of the Company to pay any dividend is subject to compliance with Barbados insurance regulatory requirements, the Barbados Companies Act and other limitations provided in the Company's Articles. (See "Dividends.")

No Public Market; Restrictions on Transfers. There is no public market for the Shares or the other capital stock of the Company, and none is expected to develop. In addition, the Shares are subject to substantial restrictions on transfer. Except for transfers to certain members of a transferor's family, certain trusts, certain business affiliates, or estates, a transfer of any series of Shares is subject to the Company's right of first refusal, and a transfer of less than all of the Shares of a series cannot be made without the express written consent of the Company. All transferees must agree to be bound by the provisions of a Stock Purchase Agreement, including, among other things, restrictions on the transfer of their Shares. (See "Description of Capital
Stock -- Restrictions on Transfer," "Eligibility to Purchase the Shares," and "Plan of Distribution.")

Share Redemption. The Board of Directors of the Company has the right to cause a redemption of the Shares of any series at any time and for any reason. This permits, among other things, the Board of Directors to redeem, at its discretion, shareholders who produce unsatisfactory business on a continuing basis. The Board also may reject a request for redemption by a shareholder. (See "Description of Capital Stock -- Redemption.")


                           THE COMPANY

Motors Mechanical Reinsurance Company, Limited (the "Company") was incorporated in Barbados on June 12, 1986, and became registered in Barbados as an insurer on June 30, 1986. The Company's registered and principal offices are located at Financial Services Centre, Bishops Court Hill, St. Michael, Barbados and its telephone number is (809) 436-4895. The Company was organized by MIC.

Pursuant to the Retrocession Agreement, the Company engages in the business of assuming risks with respect to motor vehicle mechanical breakdowns arising under insurance policies that are reinsured by MIC and that are attributable to MIC Agency Accounts
in respect of which Shares are issued and outstanding.   Under
the Retrocession Agreement, the Company has agreed to indemnify MIC for losses that may be incurred by MIC under the Policies.
As consideration for the retrocession, the Company receives a portion of the premiums paid to MIC in respect of the Policies. The Retrocession Agreement constitutes the sole source of the Company's insurance business. (See "Business of the Company.")

Barbados is an island nation located in the Atlantic Ocean. It is the eastern-most island of the West Indies. Formerly a British colony, Barbados gained its independence in 1966 and maintains a parliamentary form of government. The currency of Barbados currently is linked by law to the U.S. dollar at a fixed exchange rate, which at present is two Barbadian dollars to one U.S. dollar.

The Company conducts all of its business from Barbados and does not conduct any of its business within the United States. It is subject to general corporate and insurance regulation under the laws of Barbados, including minimum net asset value and reporting requirements. (See "Business of the Company -- Barbados Regulation and Taxes.")

               ELIGIBILITY TO PURCHASE THE SHARES

Shares of a series may be purchased only by an individual or entity certified by the owner(s) of the Franchise(s) for which an MIC Agency Account is maintained, as a purchaser of all or part of a series of Shares in respect of such MIC Agency Account ("Eligible Purchaser"). There are no formal eligibility requirements for certification; however, Franchise owner(s) have complete discretion with respect to whom they choose to certify (including themselves) and the Company has complete discretion to accept or reject any offer to purchase Shares. No more than one series of Shares is issued with respect to each MIC Agency Account. No Shares of a series are issued unless executed Stock Purchase Agreements (see Appendix B) for all Shares of that series have been received and accepted by the Company.

A prospective purchaser is considered to be properly certified if the Company has received a certificate in the form furnished by the Company (see Appendix C) from each owner of the particular Franchise(s) stating that the prospective purchaser has been designated by such owner(s) to be eligible to purchase the particular Shares. In addition, the prospective purchaser must execute a Stock Purchase Agreement and forward that agreement, together with payment for the Shares purchased, to the Company. Stock Purchase Agreements are subject to acceptance by the Company. (See "Plan of Distribution.")

Transfer of Shares is subject to certain restrictions. If less than all the Shares of a series are transferred, the Company must give its consent. In addition, the Company has a right of first refusal to purchase any Shares which the holder attempts to transfer. However, a transfer is not subject to either of the foregoing restrictions if the transferee falls into one of the categories of designated transferees set forth in the Articles. (See "Description of Capital Stock -- Restrictions on Transfer.")

                         USE OF PROCEEDS

The offering of the Shares pursuant to this Prospectus is being made on a continuous basis. This means that it is not possible to predict how many series of Shares will ultimately be purchased or the maximum net proceeds to be derived by the Company from this offering.

The proceeds derived from this offering are added to the general funds of the Company to provide capital to support its insurance business. Under Barbados law, the Company is required to have minimum net assets, determined by reference to the annual earned premium, described more fully under "Business of the Company -- Barbados Regulation and Taxes." All of the Company's available capital, including the proceeds of this offering, is invested by its investment advisor in accordance with guidelines established by the Board. (See "Business of the Company -- Investment Income.") The Company believes that the proceeds derived from this offering will be sufficient, together with its other capital, to support the Company's insurance operations for the foreseeable future.

                 DETERMINATION OF OFFERING PRICE

There is no public trading market for the Shares nor is one expected to develop. The price per Share reflects the projected capital needs of the Company and bears no relationship to any valuation criteria.

                            DIVIDENDS

Dividends may be declared and paid at the discretion of the Board, provided that each holder of Shares of a series will be entitled to receive a minimum dividend, payable annually, equal to 20% of the annual net income attributable to the Subsidiary Capital Account associated with that series of Shares. In all events, however, dividends are subject to the restrictions described in the following paragraphs.

Pursuant to the general corporate laws of Barbados, dividends on the Shares are payable only if after the payment: (a) the Company would be able to pay its liabilities as they come due; and (b) the realizable value of the Company's assets exceeds its liabilities and stated capital of all classes. Dividends may not be paid out of unrealized gains. Further, under Barbados insurance law, the Company is required to maintain a minimum capitalization of $125,000 and, in addition, the value of its assets must exceed its liabilities by: (a) $125,000 where the earned premium in the preceding financial year did not exceed $750,000; (b) an amount equal to 20% of the earned premium for the preceding financial year, where such income exceeded $750,000 but did not exceed $5,000,000; and (c) an amount equal to the aggregate of $1,000,000 and 10% of the amount by which the earned premium for the preceding financial year exceeded $5,000,000. (See "Business of the Company -- Barbados Regulation and Taxes," and "Description of Capital Stock -- Barbados Corporate Law Provisions.")

In addition to the provisions of Barbados law, the Articles place limitations on the payment of dividends. Dividends may be declared and paid only out of the earned surplus of the Company and only if the Company, after giving effect to the distribution, meets the Barbados margin of solvency requirements without regard to any letters of credit. Further, dividends with respect to any series of Shares may be paid only out of earned surplus attributable to the Subsidiary Capital Account identified with those Shares, and only to the extent that, after giving effect to the dividend, the capital and surplus identified with that Subsidiary Capital Account (without regard to any guarantee or letter of credit) would meet its pro rata share, based on allocable Premium Income, of the minimum margin of solvency required of the Company under Barbados law, as described in the preceding paragraph. To the extent a dividend, other than a minimum dividend, is declared on the Shares, it will be declared and paid subject to the foregoing limitations on all series of Shares as a percentage of the net income and/or earned surplus attributable to each series, provided that such percentage may vary with the level of net income and/or earned surplus.

In May of 1990 and June of 1991, the Company declared minimum dividends on the Shares in total amounts of $114,376 and $150,317, respectively. In April of 1992, the Company declared a dividend on the Shares aggregating $1,021,705 which was equal to 35% of earned surplus attributable to each series of Shares meeting the above requirements. In April of 1993, the Company declared a dividend on the Shares aggregating $2,021,504. This dividend was declared as a varying percentage of earned surplus attributable to each series of Shares with the percentage applicable to each series varying from 30% to 50% depending on the amount of earned surplus attributable to such series. In April of 1994, the Company declared a dividend on the Shares aggregating $2,156,304. This dividend was declared as a varying percentage applicable to each series varying from 20% to 55% depending on the amount of earned surplus attributable to such series.

Dividends on the Common Stock are also subject to the restrictions under Barbados law and the Articles described above. In addition, the Articles provide that dividends may not be declared or paid on the Common Stock unless and until each holder of Shares of a series has received any minimum dividend to which he is entitled for the current period and may be declared and paid only to the extent that the earned surplus attributable to the Common Stock exceeds Restricted Earned Surplus. (See "Description of Capital Stock -- Allocations to Subsidiary Capital Accounts.")

                     BUSINESS OF THE COMPANY

INTRODUCTION

The Company was incorporated in Barbados on June 12, 1986.
It became registered in Barbados as an insurer on June 30, 1986 and commenced insurance operations in December, 1987.

The business of the Company is the assumption of motor vehicle mechanical breakdown insurance risks arising under insurance policies reinsured by MIC to the extent such policies are attributable to an MIC Agency Account in respect of which a series of shares is issued and outstanding. These policies are issued either to General Motors Corporation ("GM") or to automobile dealers, reinsured by MIC, and retroceded to the Company. Shares of the Company's Participating Stock (the "Shares") are sold to persons designated by owners of motor vehicle sales franchises with respect to which MIC maintains an MIC Agency Account. A separate series is created for Shares relating to each MIC Agency Account, and a separate "Subsidiary Capital Account" is maintained for each such series. The profitability of the Company reflects both underwriting and investment experience, which is allocated among the Subsidiary Capital Accounts.

THE RETROCESSIONS

General Considerations. Reinsurance is a means of transferring the risk of loss arising under a contract of insurance from the company that initially insured the risk to the reinsurer. Retrocession is the transfer of the risk borne by the reinsurer (the "retroceding company") to another company which, in turn, assumes such risk (the "retrocessionaire"). Retrocession agreements are of numerous different types and may be individually negotiated by the parties to meet particular needs. Under a "quota share" indemnity retrocession agreement, such as the Retrocession Agreement between MIC and the Company, the retrocessionaire (the Company) is paid ("ceded") a certain percentage of the premiums collected by the retroceding company
(MIC) and, in return, agrees to indemnify the retroceding company for a certain percentage of the losses in respect of those risks. Further, a "treaty" arrangement, such as is involved here, covers all risks of a defined class.

The Retroceding Company. MIC, the retroceding company under the Retrocession Agreement, is a stock insurance company organized under the laws of New York. All of MIC's outstanding stock is owned by General Motors Acceptance Corporation which, in turn, is a wholly owned subsidiary of GM. MIC, directly and through its subsidiaries, offers property and casualty coverages in all 50 states and the District of Columbia, as well as in Canada and Europe. MIC consistently has been awarded A.M. Best Company's insurance financial rating of A + (Superior), one of the highest possible ratings.

MIC maintains MIC Agency Accounts in respect of Franchises to which the risks to be retroceded can be attributed. (A single MIC Agency Account may be established either for a single Franchise or in respect of a group of Franchises treated as a single business unit by MIC and its subsidiaries.) Currently, there are more than 6,800 MIC Agency Accounts in respect of Franchises through which mechanical insurance business is produced.

Types of Risks Subject to Retrocession. Included in the base price of the vehicle, automobile manufacturers traditionally provide a limited warranty to purchasers of new vehicles, which is designed to protect the purchaser against failures resulting from defects in the materials used or workmanship during the manufacturing process. These manufacturers warranties have varied from year to year in scope and duration. Beginning with 1989 models, GM's basic warranty was modified to cover all components of new vehicles for 36 months or 50,000 miles subject to a $100 deductible after the first 12 months or 12,000 miles. Beginning with 1992 models, GM's basic warranty was modified to apply for 36 months or 36,000 miles, with no deductible.

Automobile manufacturers, dealers and others also may make available to automobile purchasers service contracts or insurance policies (both of which are commonly referred to as "service contracts") that provide coverage against specific automobile mechanical breakdowns during the new vehicle warranty period that are not attributed to manufacturing defects and coverage for certain specified mechanical breakdowns (whether or not caused by manufacturing defects) well beyond such period. Such service contracts often provide additional services, such as towing and rental allowances.

MIC reinsures the following service contracts insured by its subsidiaries for new and used vehicles:

1. GM offers a variety of service contract options under the General Motors Protection Plan ("GMPP") to purchasers of new
GM motor vehicles and certain used GM vehicles.  In the United
States, GM currently insures its liability under this plan with a subsidiary of MIC.

2. Certain dealers offer automobile purchasers a dealer service contract called the Value Guard Mechanical Repair Plan ("MRP"), generally with respect to used cars and new non-GM cars that provide protection against certain automobile mechanical breakdowns. These service contracts provide varying degrees of protection, depending upon the particular plan involved. Such dealers obtain insurance covering their liability under these plans from a subsidiary of MIC.

MIC also writes some mechanical insurance business on a direct basis, none of which will be subject to reinsurance with the Company and none of which is included in the definition of "Policies."

The Retrocession Agreement -- Principal Agreement.   The Company
has entered into a "quota share" retrocession agreement (the "Agreement") which became effective as of December 11, 1987, the date Shares were first issued. Pursuant to the Agreement, MIC is obligated to retrocede to the Company, and the Company is obligated to assume, MIC's risks in respect of policies issued by any MIC subsidiary and reinsured by MIC that cover mechanical breakdown risks, to the extent that risks under such policies are attributable to an MIC Agency Account in respect of which a series of Shares is issued and outstanding (the "Policies"), and such risks are insured on or after the effective date of the Agreement. Under the Agreement, MIC is not obligated to retrocede any risk to the Company in excess of the amount allowed under applicable state laws concerning the retrocession of risks located in the particular state. (See "Risk Factors -- Restrictions Applicable to Certain Retrocessions.")

Pursuant to the Agreement, MIC retrocedes to the Company 75% of MIC's risk in respect of each Policy at the time it is written. Such retrocession remains in effect for the duration of the underlying Policy. With respect to this cession of 75% of the risk, MIC pays the Company 56.25% of the gross premiums it receives, reduced by any related agents' or brokers' commissions. MIC retrocedes the remaining 25% of its risk in respect of each such Policy on a monthly basis. In connection with this retrocession of 25% of the risk, MIC pays the Company 18.75% of the original gross premium, reduced by any related agents' or brokers' commissions, as earned.

Thus, for assuming 100% of each risk the Company receives, in the aggregate, 75% of the original gross premium with respect to the risk, reduced by related agents' or brokers' commissions, if any. The remaining 25% of the premium is retained by MIC as a ceding commission. The Company generally is not otherwise required to reimburse MIC for expenses incurred by MIC with respect to the Policies. Settlements between the Company and MIC are made on a quarterly basis.

Pursuant to the Agreement, the Company, at its own expense, to the extent permitted by the underlying reinsurance agreement, may join MIC or its ceding company in the defense or control of any claim, loss, or legal proceeding that results in, or is likely to result in liability for the Company. However, because MIC controls the Company, MIC will indirectly control any determination by the Company whether it will take such action. The Company will not be liable for any damages assessed against MIC arising out of its conduct in investigating, negotiating, defending, or handling any claims or suits or in dealing with its policyholders.

The Agreement requires that, as security for the amount of the Company's liability to MIC thereunder, the Company furnish, to the extent requested by MIC, collateral in the form of an irrevocable letter of credit of at least 12 months duration equal in amount to the unearned premium in respect of risks retroceded and unpaid loss reserves (including reserves for losses incurred but not reported) otherwise required to be maintained by MIC in respect of the Policies. This letter of credit must be issued by a bank acceptable to MIC. As of December 31, 1993, the Company provided MIC with such a letter in the amount of $32,250,000.

The Agreement may be terminated at any time by mutual consent of the parties, or by either party upon 30 days written notice.
Upon termination of the Agreement, MIC and the Company will remain bound by their respective obligations under the Agreement with respect to risks retroceded prior to the close of business on the date of termination. However, risks not yet retroceded to the Company under the Agreement shall remain risks of MIC.

The Retrocession Agreement -- Supplemental Agreement. MIC from time to time, enters into agreements with Franchise owners for which an MIC Agency Account is established, pursuant to which MIC, acting for itself and on behalf of certain of its subsidiaries, agrees to cede or retrocede to another insurance company mutually satisfactory to MIC and the respective Franchise owners the unexpired liability with respect to service contracts, insured under the Policies, sold after the date specified in each such agreement. This liability can be ceded or retroceded to dealer-owned companies organized specifically with respect to a particular Franchise or, if a series of Shares is issued which relates to the Franchise, pursuant to an agreement between MIC and the Company (the "Supplemental Retrocession Agreement"). For this purpose, unexpired liability means MIC's liability in respect of the remaining period of coverage under the Policy as of the effective date of the cession. Under the Supplemental Retrocession Agreement, unexpired liability in respect of the Policies is assumed on the same basis as risks retroceded to the Company under the principal Retrocession Agreement.

Loss Reserves. Reserves are balance sheet liabilities representing estimates of amounts needed in the future to pay claims with respect to insured events which have occurred as of the balance sheet dates.

For purposes of establishing loss reserves, the Company relies upon the advice of MIC. Loss reserves are established after an annual actuarial review, based on judgments of the effects of technological change, manufacturer's warranties, and MIC's historical experience with automotive mechanical breakdown risks. Consequently, the determination of loss reserves is a process inherently subject to a number of highly variable factors. Any adjustments to reserves are reflected in the operating results for the periods in which they become known.

The Company's incurred loss ratios (losses incurred as a percentage of net premium earned) on all mechanical business for the fiscal years ended December 31, 1993, 1992, and 1991 were 70.7%, 62.8%, and 68.2%, respectively.


The following table sets forth an analysis of changes in the loss reserves for the fiscal years ended December 31, 1993, 1992 and 1991:

                                    Period Ended

                         12/31/91       12/31/92       12/31/93

Beginning balance in
reserves for losses..... $1,075,123     $1,396,542     $1,622,855

Add-provision for losses
incurred related to:

  Current claim year...   7,301,654      8,461,984     11,046,932

  Prior claim years....   (282,726)      (297,535)      (134,249)

     Total.............  7,018,928      8,164,449      10,912,683

Deduct-paid losses
attributable to:

  Current claim
  year.................. 5,948,952     7,025,671        9,363,720

  Prior claim
  years.................   748,557       912,465        1,261,788

  Total................. 6,697,509     7,938,136       10,625,508

Ending balance in reserves
for losses..............$1,396,542    $1,622,855       $1,910,030


The following table analyzes the development of loss and loss adjustment expense, from February 1, 1989 through December 31,
1993.

                 1/31/90   12/31/90   12/31/91    12/31/92    12/31/93

Liability for
  unpaid claims
  and claims
  adjustment
  expense     $  766,912  $1,075,123 $1,396,542  $1,622,855  $1,910,030

Paid (cumulative)
  in subsequent
  year(s)     $  666,866  $ 748,557  $ 912,465   $1,261,788

Estimated unpaid
  liability as of
  year end*        2,393     43,840    186,542    226,818

Cumulative
  Deficiency
  (Redundancy)$  (97,653)$ (282,726)$ (297,535)$ (134,249)



*/ Because mechanical breakdown claims are generally paid within 90 days of when they are incurred, liability for unpaid claims incurred in prior years is negligible. Accordingly, liability for unpaid claims incurred in all prior years has been combined at each year end.

The table shows initial estimated reserves at December 31, 1993, 1992, 1991 and 1990 and January 31, 1990 and amounts paid on claims unsettled at each prior period end. Claims are typically processed for payment at the time the claim is reported. Therefore, the recorded claim liability at each year end represents the estimated incurred but not reported claims and claims in the process of payment. The cumulative deficiency or redundancy represents the total change in reserve estimates covering prior years.

It should be noted that the policies reinsured by the Company are written for multiple years (up to six years) and losses do not occur equally over the period for which the policy is written but tend to be clustered in the later years. Therefore, loss experience for prior years may not be indicative of that for future years.

INVESTMENT INCOME

A major source of income to an insurance company is income earned on the investment of amounts not currently required to meet claims or expenses. The principal funds available for investment by the Company come from accumulated capital, and the cumulative excess of premiums collected over losses and operating expenses paid.

The Company's funds are invested in a manner consistent with investment guidelines that are established by the Board. Under the guidelines in effect prior to April, 1994, the Company was permitted to invest only in U.S. dollar-denominated securities issued outside of the United States by non-United States private or governmental issuers, and U.S. dollar-denominated bank certificates of deposit issued by foreign banks and foreign branches of U.S. banks. Subject to the satisfaction of certain conditions, the Board authorized, in April, 1994, limited investments in non-dollar denominated bonds, on a fully currency-hedged basis. The Company may invest only in securities and certificates which are rated at least Aa3 by Moody's or AA- by Standard & Poor's or the equivalent, or are guaranteed by such an issuer. As of April, 1994, certain unrated securities may also be held if, in the opinion of the investment manager, they have at least equivalent credit standing to the above rating standard. The Board reviews on a regular basis and, where appropriate, revises the investment objectives and guidelines for the Company's funds. There can be no assurance, however, as to whether a particular investment objective, once adopted, can be achieved or that adverse factors would not cause a decrease in the overall value of the Company's investment portfolio.

Investments in non-U.S. securities, particularly those of non-governmental issuers, may involve considerations not ordinarily associated with investments in domestic issuers.
These considerations include, but are not limited to, the possibility of expropriation, the unavailability of financial information or difficulty in interpreting such information when it is prepared under foreign accounting or regulatory standards, the possible negative impact of political, social or diplomatic developments, and the possible imposition of withholding taxes by foreign taxing authorities.

Changes in interest rates in the quarter ended March 31, 1994 adversely affected the market values of the Company's investment portfolio at that date and its investment income in the quarter then ended as compared with the quarter ended March 31, 1993. Realized losses on the sale of investment securities in the quarter ended March 31, 1994 were $303,389 compared to realized gains of $378,444 in the quarter ended March 31, 1993.
Unrealized losses on investment securities held at March 31, 1994 were $1,163,467 compared to unrealized gains at December 31, 1993 of $99,886.

Rothschild Asset Management Limited ("Rothschild") manages the investment and reinvestment of the Company's funds in accordance with the investment policies and guidelines established by the Board. Rothschild, which is one of the leading institutions engaged in the management of offshore fixed-income portfolios, and which has been providing this service since 1974, is an affiliate of NM Rothschild and Sons Limited, a prominent merchant bank in London which has been in the investment management business worldwide for more than 100 years. Rothschild charges a management fee of 0.3% per annum on the first $20,000,000 of assets under management based on the market value of the Company's investment portfolio at the end of each calendar quarter, and 0.15% per annum on the excess thereof.

EMPLOYES

The Company does not have any full-time employes. Rather, the Company relies on Alexander Insurance Managers (Barbados) Ltd. (the "Manager"), to handle its day-to-day operations. (See "Business of the Company -- Insurance Management Agreement," below.) In addition, corporate secretarial services for the Company are provided by Colybrand Company Services Limited of St. Michael, Barbados. The Board and the committees thereof, however, remain responsible for the establishment and implementation of policy decisions.

COMPETITION

The insurance business is extremely competitive. MIC management believes that at present, MIC and its subsidiaries are, as a group, one of the largest mechanical breakdown insurers of new GM vehicles in the United States. There are other major companies offering similar coverage. Because the insurance business of the Company is limited to the assumption of certain mechanical breakdown insurance business ceded by MIC, the profitability of the Company depends to a large degree on the success experienced by MIC and its affiliates in competing with those other insurers.

Many commercial insurance groups are seeking to capture additional mechanical insurance business by offering to assist automobile dealers in the formation of their own dealer-owned reinsurance companies. MIC itself has assisted in the establishment of such companies for a number of qualified GM dealers. However, MIC believes that participation in the Company represents a more practical alternative for dealers who do not have the available capital, insurance management expertise or time for the personal involvement necessary for their own reinsurance company.

INSURANCE MANAGEMENT AGREEMENT

The Company has entered into an Insurance Management Agreement (the "Management Agreement") with the Manager, pursuant to which the Manager collects and disburses funds on behalf of the Company, provides bookkeeping, clerical, telephone, telex, and other services for the Company, and advises and consults with the Company in regard to all aspects of the Company's retrocession activities.

Pursuant to the Management Agreement, the Manager has undertaken to maintain an office in Barbados to perform its duties.
Further, during the term of the Management Agreement and generally for a period of one year thereafter, the Manager has agreed not to provide management or accounting services for any other company which, by the nature of its operations, is offering, insuring or reinsuring mechanical breakdown and/or extended warranty or related coverages on a multi-state basis in the United States or Canada with respect to motor vehicles sold by franchised GM dealerships. Under the terms of the Management Agreement, the Company pays the Manager a fee based on hourly rates for services performed. For the year ended December 31, 1993, the Company paid fees to the Manager in the amount of $180,135.

The Manager is responsible for the payment of the salaries of its officers and employes and all office and staff overhead and other costs attributable to its services on the Company's behalf. However, out-of-pocket expenses, such as telephone, telex, postage, travel, and other items are borne by the Company on an expense reimbursement basis.

The Manager was incorporated in Barbados in 1984, and is an affiliate of Alexander and Alexander, an international insurance brokerage and insurance consulting firm. The Manager performs services similar to those performed for the Company for several other entities. The Manager has nine employes. In addition, the Manager may draw upon the resources of its affiliates as needed to provide the services contemplated under the Management Agreement. No employe of the Manager devotes all of his or her time to the business of the Company. However, the Manager is obligated to devote all employe time necessary to ensure the performance of the Manager's duties under the Management Agreement. The Manager is subject to the control and direction of the Board.

The Manager has served in that capacity since 1986. The current Management Agreement became effective on March 19, 1992 and may be terminated by either party as of the end of the then current fiscal year by the giving of written notice to the other party by September 1 of that year.

BARBADOS REGULATION AND TAXES

Insurance Regulation. The Company is subject to regulation under the Barbados Exempt Insurance Act, 1983, as amended (the "Exempt Insurance Act"). The Exempt Insurance Act and related regulations set forth a number of requirements applicable to insurers doing business in Barbados. The principal requirements are as follows:

(1) the Company is required to maintain a principal office in Barbados, appoint an auditor, and have a resident citizen of Barbados as one of its directors;

(2)  the Company must maintain assets that exceed its liabilities by:

     (a) $125,000, where the earned premium in the preceding financial year did not exceed $750,000;

     (b) an amount equal to 20% of the earned premium for the preceding financial year where the earned premium exceeded $750,000 but did not exceed $5,000,000; and

     (c) an amount equal to the aggregate of $1,000,000 and 10% of the amount by which the earned premium for the preceding financial year exceeded $5,000,000.

(3) the Company must have audited financial statements prepared in the prescribed form ("Statutory Financial Statements") in respect of its insurance business for each year;

(4) the Company must submit its Statutory Financial Statements to the Barbados Supervisor of Insurance ("Supervisor") within six months after the end of the relevant financial year; and

(5) the Company must submit to the Supervisor on an annual basis a certificate of its auditor that the Company is in compliance with the requirements of the Insurance Act as at the balance sheet date.

Taxes.   Under the Exempt Insurance Act, no income tax, capital
gains tax or other direct tax or impost is levied in Barbados on
(1) the profits or gains of the Company, (2) the transfer of the securities of the Company to any person who is not a resident of Barbados, (3) the Company, its shareholders or transferees in respect of the transfer of all or any part of the Company's securities or other assets to another licensee under the Exempt Insurance Act or to any person who is not a resident of Barbados, or (4) any portion of any dividend, interest, or other return payable to any person in respect of his or her holding any Shares or other securities of the Company. The Company has received a guarantee from the Minister of Finance of Barbados that such benefits and exemptions will be available for a period ending December 31, 2001.

Exchange Control.  Pursuant to the Exempt Insurance Act, the
Company is exempt from the Barbados Exchange Control Act.
Accordingly, the Company may hold any non-Barbadian currency and convert that currency into any other currency without restriction.

FACILITIES

The Company neither owns nor maintains any office space or facilities. Rather, the business office for the Company is provided by the Manager and is located at Financial Services Centre, Bishops Court Hill, St. Michael, Barbados. The Company believes that these facilities are adequate for its current and anticipated future needs. In addition, the Manager supplies all equipment for the Company, and maintains all insurance records for the Company.


                     SELECTED FINANCIAL DATA

The following selected financial data for the years ended December 31, 1993, 1992 and 1991, the eleven month period ended December 31, 1990 and the fiscal year ended January 31, 1990 have been derived from financial statements audited by Deloitte & Touche, independent chartered accountants, whose report with respect to their audits of the financial statements as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 is included elsewhere in this Prospectus. The data presented for the three month periods ended March 31, 1994 and 1993 are derived from unaudited financial statements presented elsewhere in this Prospectus and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the data for such periods. The results for the three month period ended March 31, 1994 are not necessarily indicative of the results to be expected for the full fiscal year. This information should be read in conjunction with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this Prospectus.

                          Three Months Ended March 31,
                            1994               1993


Premiums Assumed      $8,816,331          $5,389,885
Premiums Earned        4,571,906           3,572,828
Net Investment Income    267,303             839,973
Total Income           4,839,209           4,412,801
Less Losses and
  Expenses             4,516,391           3,679,676
Net Income*              322,818             733,125
Dividends Per Common
  Share                        0                   0
Total Assets          53,984,124          39,843,550
Total Policy Reserves
  and Other Liabilities46,920,295         31,646,894
Stockholders' Equity   7,063,829           8,196,656
Dividends Paid on
  Participating Shares         0                   0


                         Periods Ended December 31,**
                                                              January 31
                 1993      1992       1991        1990        1990

Premiums
  Assumed    $27,779,063$19,386,455$16,784,405$12,957,759 $10,032,140
Premiums
  Earned      15,429,611 13,005,184 10,292,788  8,177,525   5,183,768
 Net Investment
  Income       2,700,242  2,522,712  1,792,947    843,021     727,844
Total Income  18,129,853 15,527,896 12,085,735  9,020,546   5,911,612
Less Losses and
  Expenses     15,425,14 12,020,682 10,165,350  8,280,612   5,297,836
Net Income*    2,704,707  3,507,214  1,920,385    739,934     613,776
Dividends Per
  Common Share         0          0          0          0           0
Total Assets  50,359,633 36,847,490 28,124,056 18,759,382  12,507,645
Total Policy
  Reserves and
  Other
  Liabilities 42,430,269 29,777,783 23,148,003 16,347,245  11,238,143
Stockholders'
  Equity       7,929,364  7,069,707  4,976,053  2,412,137   1,269,502
Dividends Paid on
  Participating
  Shares       2,021,504  1,021,705    150,317    114,376           0

*/   Information as to earnings per share is not provided
inasmuch as the results for each series of stock will vary with the underwriting experience attributable to each Subsidiary Capital Account established with respect to that series. See
Note 2(f) to the financial statements.

**/ In May of 1990, the Company changed its fiscal year end from January 31 to December 31.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Liquidity. The Company expects to generate sufficient funds from operations to cover current liquidity needs. The Company's liquidity requirements are related to payment of insurance losses, administrative expenses, and dividends. Premiums generated by the Company's reinsurance business, combined with investment earnings plus proceeds from the sale of Shares, will continue to be the principal sources of funds for the Company. Although losses are expected to increase due to the increased level of premiums assumed in each preceeding year and the anticipated incidence of claims following the expiration of manufacturers' warranties, available funds from the sources identified above have also grown. Net cash provided by operating activities has increased from $5,386,977 in 1991 and $7,598,500 in 1992 to $12,422,648 in 1993. The Company believes that such funds will be sufficient to meet its liquidity requirements in 1994 and in future years to which its reinsurance liabilities extend. No capital expenditures are expected during the next few years.

See "Dividends" for a discussion of dividends paid and legal restrictions on the payment of dividends.

On April 8, 1994, the Board of Directors authorized the payment of dividends to eligible holders of Participating Shares aggregating $2,156,304.

Capital Resources. Capitalization of the Company, as of December 31, 1993, was comprised of paid-in capital with respect to the Common Stock of $200,000, paid-in capital with respect to the Shares of $1,417,500 (compared with $1,072,500 and $817,500 as of December 31, 1992 and 1991, respectively), and earnings retained for use in the business. As of March 31, 1994, the share capital of the Company was $1,692,500, comprised of paid-in capital with respect to the Common Stock of $200,000 and paid-in capital with respect to Participating Shares of $1,492,500. In addition, the Company had surplus from retained earnings in the amount of $6,534,796 and unrealized depreciation on marketable securities of ($1,163,467).

Barbados law requires that the Company's net assets equal at least the aggregate of $1,000,000 and 10% of the amount by which the earned premium exceeded $5,000,000 in the previous fiscal year. If the Company's net asset ratio is less than mandated by Barbados law, the Company has the right to reduce the business related to a Subsidiary Capital Account by retrocession or any other means to the extent necessary to permit the Subsidiary Capital Account to meet its pro rata share of the Company's required capital and surplus. At January 1, 1994, the Company's required minimum net assets computed in accordance with Barbados law was approximately $2,042,961, compared to total capital and retained earnings of $7,929,364.

First Quarter Ending March 31, 1994. Net premium volume continues to increase as additional participants are added to the program. During the quarter ended March 31, 1994, 10 new series of Shares were added bringing the total number of series approved to 199. Premiums earned increased by $999,078 over the comparable period of 1993. The ratio of losses incurred to premiums earned for the quarter under review is 69.8% as compared to 73.1% for the quarter ended March 31, 1993.

Expenses increased by $836,715 to $4,516,391 in the quarter ended March 31, 1994 from $3,679,676 in the first quarter of 1993. Net underwriting income in the quarter ended March 31, 1994 increased $162,363 to $55,515 compared with an underwriting loss of $106,848 in the 1993 quarter. The increase in net underwriting income, however, was offset by a decline in investment income of $572,670, from $839,973 in the first quarter of 1993 to $267,303 in the comparable period of 1994, due to realized losses on the sale of invested assets. The Company has reported net income for the three month period ended March 31, 1994 of $322,818 compared to net income of $733,125 for the three month period ended March 31, 1993.

Changes in interest rates in the quarter ended March 31, 1994 adversely affected the market values of the Company's investment portfolio at that date and its investment income in the quarter then ended as compared with the quarter ended March 31, 1993. Realized losses on the sale of investment securities in the quarter ended March 31, 1994 were $303,389 compared to realized gains of $378,444 in the quarter ended March 31, 1993.
Unrealized losses on investment securities held at March 31, 1994 were $1,163,467 compared to unrealized gains at December 31, 1993 of $99,886. The Company's investment guidelines do not permit the use of financial instrument derivatives in managing interest rate risk.

Cash, cash equivalents and investments valued at market have increased from $36,671,259 at the beginning of the year to $37,946,767 at March 31, 1994.

FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" is effective for years beginning after December 15, 1993 and will require the Company to classify its securities holdings into three categories (trading, available for sale, and held to maturity). The Company adopted Statement No. 115 in 1994 and classified its securities portfolio as available for sale. Adoption of the statement did not have a material effect on the Company's financial position and results of operations.

Results of Operations - Year Ended December 31, 1993. The Company became operational during the fiscal year ended January 31, 1988. The Company's first year of full operation was the fiscal year ended January 31, 1989. In May of 1990, the Company changed its fiscal year end from January 31 to December 31. A full 12 months of underwriting activity are reflected in the financial statements for all periods presented. The results of operations for the 11-month period ended December 31, 1990, however, include only 11 months' investment income and administrative expense. Accordingly, results for the 11-month period ended December 31, 1990 are not fully comparable with results for full fiscal years.

During the fiscal year ended December 31, 1993, the Company had net income of $2,704,707 compared to $3,507,214 and $1,920,385 for the fiscal years ended December 31, 1992 and 1991, respectively. The reduction in net income during 1993 compared to the previous year is the result primarily of an increase in losses incurred as discussed below. The Company had earned premiums of $15,429,611 compared to $13,005,184 and $10,292,788 for the fiscal years ended December 31, 1992 and 1991, respectively. Increased premium income has been generated by the addition of 46 new series during the year ended December 31, 1993, and the continuing flow of reinsurance premiums from series issued in prior fiscal years. There were 189 series of Shares outstanding at December 31, 1993 compared to 143 and 109 series of Shares outstanding at December 31, 1992 and 1991, respectively. Investment income during the period totaled $2,700,242 compared to $2,522,712 and $1,792,947 for the fiscal years ended December 31, 1992 and 1991, respectively. These gains are attributable to an increase in assets under management which were partially offset by lower interest rates. At present, the Company's investments are comprised entirely of U.S.-dollar denominated fixed-income securities. In the future, the Company may also invest in foreign-denominated bonds in situations where the investment manager anticipates a higher rate of return (net of hedging costs) than would be available in the market for similarly rated U.S.-dollar denominated bonds. (See "Business of the Company -- Investment Income.")

The Company incurred losses and expenses during the fiscal year ended December 31, 1993 of $15,425,146 compared with $12,020,682 and $10,165,350 for the fiscal years ended December 31, 1992 and 1991, respectively. This was comprised of provisions for losses incurred during the period of $10,912,683, ceding commissions and excise taxes of $4,009,285 and operating expenses of $503,178. Losses incurred in 1992 and 1991 were $8,164,449 and $7,018,928, respectively. The ratio of losses incurred to premiums earned for the fiscal year ended December 31, 1993 was 70.7% compared to 62.8% and 68.2% for the fiscal years ended December 31, 1992 and 1991, respectively. Management believes the Company's increased loss experience in 1993 reflects the effects of changes in underlying manufacturer's warranties. The expiration during 1992 of certain unlimited mileage mechanical plans that had been retroceded to the Company and the elimination of certain deductibles under warranties for certain 1992 model vehicles had a favorable impact on 1992 loss experience. On the other hand, the reduction of warranties from 50,000 to 36,000 miles for certain 1992 model vehicles adversely affected 1993 losses. Management does not believe that the level of losses will continue to rise. The loss ratio in the first quarter of 1994 was 69.8%, as compared to 73.1% for the quarter ended March 31, 1993.

The Company incurred operating expenses during the fiscal year ended December 31, 1993 of $503,178 compared to $478,475 for the fiscal year ended December 31, 1992 and $307,301 in 1991. In 1993 and 1992, the Company paid share issuance costs and allocated such costs to the Subsidiary Capital Account for the Common Stock. In previous years, these expenses had been paid by MIC pursuant to an agreement by which MIC agreed to pay the costs of issuing shares until such costs could be allocated to the Subsidiary Capital Account for the Common Stock. Share issuance costs for the fiscal year ended December 31, 1993, which were paid by the Company and charged to the Subsidiary Capital Account for the Common Stock, were $74,461 compared to $80,298 for the fiscal year ended December 31, 1992.

Pursuant to the Retrocession Agreement, the Company must furnish to MIC collateral in the form of an irrevocable letter of credit of at least 12 months duration generally equal in amount to the unearned premium in respect of risks retroceded and unpaid loss reserves (including reserves for losses incurred but not reported) otherwise required to be maintained by MIC in respect of the Policies. As of December 31, 1993, the Company had furnished such a letter of credit in the amount of $32,250,000.

   The Company had unearned premium reserves of $44,657,483 as of March 31, 1994, $40,413,058 as of December 31, 1993, and
$28,063,606 as of December 31, 1992. These amounts are attributable to the long-term nature of the contracts sold. Such contracts may extend for 48 months, 60 months, or 72 months from date of issue. In addition, the risk of loss to the Company under the contract arises primarily after the underlying manufacturer's warranty expires -- usually after 36 months or 36,000 miles, whichever comes first. Because the Company has little risk of loss during that period, most premium is not recognized until the expiration of the underlying manufacturer's warranty. Since very little premium is recognized as earned until the expiration of the underlying warranty, most of the premium in any year is recorded as unearned.



                           MANAGEMENT

DIRECTORS AND OFFICERS

Five of the current directors of the Company were elected by MIC through its ownership of the Common Stock. One director was elected by the holders of the Shares at the Annual Shareholders Meeting held on April 8, 1994. The directors and officers of the Company are as follows:

                                        POSITION WITH THE COMPANY
                                        (AND OTHER EMPLOYMENT
DURING
    NAME                     AGE        PAST FIVE YEARS)

Joseph J. Pero ............  54    President and Director
                                   (President and Director,
                                   MIC).

                                   Mr. Pero has been a Director
                                   since 1986.  He served as
                                   Vice-President from 1986 until
                                   1987 when he was appointed
                                   President.

Vincent K. Quinn ..........  63    Executive Vice-President
                                   and Director (Executive
                                   Vice-President and
                                   Director, MIC).

                                   Mr. Quinn has been a Director
                                   since 1986.  He was appointed
                                   Executive Vice-President in
                                   April of 1992.

Louis S. Carrio, Jr. ......  50    Vice-President and
                                   Director (Vice-President,
                                   MIC).

                                   Mr. Carrio became a Director
                                   and was appointed Vice-
                                   President in June of 1991.

Peter R. P. Evelyn ........  52    Director (Attorney,
                                   Evelyn, Gittens & Farmer,
                                   a Barbados law firm).

                                   Mr. Evelyn has been a Director
                                   since 1986.

Donald C. Mealey...........  58    Director (President, Don
                                   Mealey Chevrolet, Inc.).

                                   Mr. Mealey became a Director
                                   in April of 1994.

Ronald W. Jones ...........  41    Vice-President, Finance
                                   (Managing Director,
                                   Alexander Insurance
                                   Managers (Barbados)
                                   Ltd.).

                                   Mr. Jones has served as Vice-
                                   President, Finance since 1987.

Michael R. Boyce ........... 54    Secretary (Principal,
                                   Colybrand Company
                                   Services, Limited,
                                   Barbados, since 1993;
                                   previously principal,
                                   Price Waterhouse, Eastern
                                   Caribbean).

                                   Mr. Boyce was elected
                                   Secretary in 1994.  Mr. Boyce
                                   served previously as Assistant
                                   Secretary to the Company.

The directors and officers named above serve in those capacities until the annual meeting of shareholders next following their election.

ALTERNATE DIRECTORS

The By-Laws allow for the election of an alternate director for each director. The holders of the Common Stock may elect up to five alternate directors and the holders of the Shares may elect one alternate director. An alternate director may attend meetings of directors and vote in respect of any matter presented if the director for whom he is an alternate is not present. Alternate directors shall not otherwise be deemed directors of the Company for any purpose. At the Annual Shareholders Meeting held on April 8, 1994, alternate directors were elected for Messrs. Quinn and Carrio.

COMMITTEES OF THE BOARD

The By-Laws authorize the Board to delegate any of its powers to committees of two or more directors. The only currently existing committee of the Board is the Nominating Committee which consists of three directors, including one elected by the holders of Shares and two elected by the holders of the Common Stock. The duties of the Nominating Committee are limited to the nomination of one person, who may not be an incumbent director but may be an incumbent alternate director, to stand for election as a director representing the holders of Shares at the next following annual meeting and the nomination of one person, who may not be an incumbent director, to stand for election as an alternate director by the holders of Shares at the next following annual meeting.


REMUNERATION

No director or officer of the Company is compensated directly by the Company for his services as such. However, each director and officer of the Company is reimbursed for expenses incurred for attendance at Board, committee, and shareholder meetings. In addition, Mr. Jones is an officer of the Manager, which receives management fees and compensation for data processing services; Mr. Evelyn is a member of the law firm of Evelyn, Gittens & Farmer, which serves as the Company's Barbados counsel; and Mr. Boyce is affiliated with Colybrand Company Services Limited, St. Michael, Barbados, which provides corporate secretarial services to the Company.

PRINCIPAL SHAREHOLDER

MIC owns all of the issued and outstanding shares of the Common
Stock of the Company, which consist of 2,000 shares.  Donald C.
Mealey, a director, owns 140 shares in three series of Participating Stock.

                  DESCRIPTION OF CAPITAL STOCK

The Company is currently authorized to issue 2,000 shares of Common Stock, without nominal or par value per share, all of which have been issued to MIC and are outstanding. In addition, the Company is currently authorized to issue 100,000 shares of Participating Stock (the "Shares"), also without nominal or par value per share (collectively, the Shares and the Common Stock are referred to as the "Capital Stock"). The Shares are issued in series of 100 shares. As of March 31, 1994, 19,900 Shares representing 199 series had been issued and were outstanding and were held of record by 338 shareholders. Subsequently three series totalling 300 shares were redeemed due to unsatisfactory performance. All of the Capital Stock is, when issued and outstanding, fully paid and nonassessable. No shares of Capital Stock have conversion, preemptive or sinking-fund rights.


ALLOCATIONS TO SUBSIDIARY CAPITAL ACCOUNTS

The Company has established a Subsidiary Capital Account with respect to the Common Stock as a class, and establishes such an account with respect to each series of Shares at the time a series is issued. Subsidiary Capital Accounts are maintained solely for the purpose of the allocations described below, and do not serve any other legal or accounting function. None of the Company's assets are segregated or earmarked with respect to those accounts.

The consideration received by the Company upon the issuance of a particular series of Shares and the Common Stock as a class are allocated to the Subsidiary Capital Account for that series or class. Items of income and expense, and losses, attributable to insurance underwriting activities are determined and allocated to the Subsidiary Capital Accounts as of the end of each quarter. Investment experience, and other items of income and expense, gains and losses and distributions with respect to the Capital Stock, are determined and allocated to the Subsidiary Capital Accounts as of the end of each quarter. All such accounting determinations are made using United States generally accepted accounting principles, unless otherwise required by the Articles.

For purposes of the following discussion, items shall be "related" to the Subsidiary Capital Account for the series identified with the MIC Agency Account to which such items can be attributed.

(1) Allocations with respect to underwriting activities are made as follows:

     (a) With respect to premiums ceded by MIC to the Company, 100% to the related Subsidiary Capital Account; provided, however, that an amount equal to 1-1/3% of those premiums, net of related ceding commissions, are subtracted from such Subsidiary Capital Account and allocated to the Subsidiary Capital Account for the Common Stock.

     (b) With respect to any agents' or brokers' commissions, commissions recaptured, unearned premiums, reinsurance premiums ceded, and any United States excise tax, 100% to the related Subsidiary Capital Account.

     (c) With respect to losses incurred, and any amount of losses recovered through salvage, subrogation, reimbursement or otherwise,

          (i)  Ninety percent (90%) to the related Subsidiary
               Capital Account; and

          (ii) The remainder among all Subsidiary Capital
               Accounts of the Shares pro rata in accordance with the relative earned premiums attributable to those accounts for the calendar quarter in which the losses are incurred.

     (d)  With respect to return premiums, 98-2/3% to the related
          Subsidiary Capital Account and 1-1/3% to the Subsidiary
          Capital Account for the Common Stock.

(2) Any expenses or liabilities attributable to day-to-day Company operations, excluding any United States Federal income taxes, are allocated among all Subsidiary Capital Accounts for the Shares pro rata in accordance with the relative earned premiums allocated to those accounts for the quarter in which the expense or liability is incurred.

(3) Any United States Federal income tax liability (and any interest thereon or any penalties related thereto) is allocated among the Subsidiary Capital Accounts based upon the relative contribution of each of those accounts to the taxable income of the Company upon which the tax (or any interest or penalties) is imposed.

(4) Any expenses or liabilities attributable to the sale and issuance of Shares, including but not limited to the costs of compliance with regulations and requirements of the Securities and Exchange Commission and state securities laws (but not including ongoing periodic reporting costs), are allocated to the Subsidiary Capital Account for the Common Stock; however, MIC may undertake to pay such expenses.

(5) Any expenses or liabilities of the Company not allocable in the manner described in paragraphs 2 through 4 above are allocated among the Subsidiary Capital Accounts on the basis of the relative balances of those accounts as of the end of the quarter preceding the date on which the expense or liability is incurred.

(6) (a) Investment income, net of any direct investment expense, is allocated among the Subsidiary Capital Accounts pro rata based upon the relative Investment Asset Balance (as defined in subparagraph (b) below) of each of those accounts as of the last day of the quarter preceding the quarter for which the investment income is being allocated. For these purposes, net investment income includes realized (but not unrealized) gains and losses.

     (b)  The Investment Asset Balance of each Subsidiary Capital
          Account is equal to the capital and surplus of each
          account, increased by:

          (i) the unearned portions of the written premiums that have been collected by the Company attributable to those accounts as of the last day of the quarter preceding the quarter for which the income is being allocated, net of any applicable commissions and taxes;

          (ii) the outstanding loss reserves attributable to each of those accounts as of the last day of the quarter preceding the quarter for which the income is being allocated; and

          (iii) any other outstanding liability that has been charged to the account as of the last day of the quarter preceding the quarter or which the income is being allocated.

(7) (a) If, after the credits and charges described in paragraphs 1-6 above are made to the Subsidiary Capital
          Accounts there exists a deficit in one or more of the accounts, then each such deficit is allocated to and charged against:

          (i) first, the Subsidiary Capital Account for the Common Stock to the extent of Restricted Earned Surplus (the phrase "Restricted Earned Surplus" refers to the portion of the earned surplus, if any, in the Subsidiary Capital Account for the Common Stock equal to that 1-1/3% of the premiums ceded to the Company during the immediately preceding five-year period which was subtracted from the Subsidiary Capital Accounts for the Shares pursuant to paragraph 1(a) above, net of losses allocated to that account during such period pursuant to the allocation procedure described in this paragraph 7 and net of return premiums allocated to that Account during such period pursuant to the allocation procedure described in paragraph (1)(d) above);

         (ii) then, the Subsidiary Capital Accounts for the Shares, pro rata, based upon the relative earned premiums allocated to each such account for the quarter for which the allocation is being made, provided, however, that only accounts which have positive balances are taken into account for purposes of this allocation;

        (iii) then, the remaining Subsidiary Capital Accounts for the Shares with positive balances as of the last day of the quarter for which the allocation is being made, pro rata, based upon such balances; and

         (iv)  then, to the extent necessary, the Subsidiary
               Capital Account for the Common Stock.

     (b) If, as a result of an allocation of a deficit as described in subparagraph (ii) or (iii) of paragraph
          (a) above, a deficit is created in one or more of the Subsidiary Capital Accounts, then the resulting deficit(s) are further allocated in the manner provided in that subparagraph before applying a subsequent subparagraph.

     (c) Notwithstanding the foregoing, if any Subsidiary Capital Account for a series of Shares had a deficit that was allocated to and charged against the Restricted Earned Surplus, then at the end of any succeeding quarter for which that account otherwise would show an account balance greater than zero, the balance is reallocated to the Restricted Earned Surplus until all reductions of that surplus attributable to that Subsidiary Capital Account have been restored.

          Thus, a loss in a Subsidiary Capital Account which exceeds the balance in that account is absorbed by other Subsidiary Capital Accounts, in general, as follows: The amount of such excess losses is charged first to the Restricted Earned Surplus portion of the Subsidiary Capital Account of the Common Stock. Any remaining losses, should the Restricted Earned Surplus be exhausted, are allocated among the Subsidiary Capital Accounts of other participating series. Any then unabsorbed losses are charged to the Subsidiary Capital Account of the Common Stock.

          Funds drawn from the Restricted Earned Surplus in the manner described above must be restored from the Subsidiary Capital Account that drew the funds if at any time it returns to a positive balance. Funds drawn from the Subsidiary Capital Accounts of other series are not, however, restored.

(8) (a) Dividends, payments upon redemption or liquidation (described below), and any other distributions with respect to the Capital Stock are allocated to the Subsidiary Capital Account for the class or series with respect to which the dividend, payment or distribution was made.

      (b) Where all Shares of a series are repurchased by the Company pursuant to its right of first refusal or redeemed in accordance with the Company's procedures for redemption, the Subsidiary Capital Account for that series is terminated. Thereafter, all income, expenses, gains and losses that would have been allocated to the terminated account, will be allocated among the Subsidiary Capital Accounts of the existing series of Shares pro rata based upon relative earned premiums attributable to such accounts for the calendar quarter in which the item was earned or incurred; provided, however, that a net deficit for any such period shall be allocated in accordance with the provisions described above

Using the procedures described above, the Company has allocated items of gain and loss to the Subsidiary Capital Account for each series. Initially each Account had a balance of $7,500 representing the amount paid for the Shares of that series. During the fiscal year ended December 31, 1993, $507,643 of net underwriting gains were allocated among the 189 series of Shares outstanding as of December 31, 1993 and $2,700,242 of net investment income and $503,178 of administrative expenses were allocated among the 189 series of Shares outstanding as of December 31, 1993 and the Common Stock.

As of December 31, 1993, 163 such series had balances greater than $7,500 (ranging from $7,537 to $187,718) and 26 series had balances less than $7,500 (ranging from $6,904 to zero). (It should be noted that the amounts in the Subsidiary Capital Accounts can fluctuate substantially and therefore may not be indicative of future results.) At December 31, 1993, an aggregate of $901,758 had been advanced from the Restricted Earned Surplus (which forms a portion of the Account established for the Common Stock owned by MIC) to 15 Subsidiary Capital Accounts and remained outstanding at that date. Aggregate deficits reallocated among the Subsidiary Capital Accounts of the Shares through December 31, 1993 were $369,711.

The Subsidiary Capital Account for the Common Stock had, at the time it was established, a balance of approximately $200,000, representing the capital paid in by MIC for the 2,000 shares of the Common Stock issued to it. That Subsidiary Capital Account is not affected directly by underwriting gains and losses attributable to the various Subsidiary Capital Accounts related to series of Shares, but is affected by those gains and losses indirectly to the extent that one of the Subsidiary Capital Accounts for a series of Shares incurs a deficit, in which case resort to the Subsidiary Capital Account for the Common Stock will result, in the manner described above.

The allocations of income and expense, gains and losses, and distributions described above are subject to approval by the Board, and when finally so approved are considered final and conclusive and will be binding on all holders of Shares for all purposes including without limitation any redemption of Shares pursuant to the Company's procedures for redemption. (See "Description of Capital Stock -- Redemption.")

The Company is currently in compliance with net asset value requirements of Barbados insurance law. However, in the event that the Company is unable to comply with such requirements in the future, it has the right to reduce the business related to a Subsidiary Capital Account by retrocession or any other means to the extent necessary to permit the Subsidiary Capital Account to meet its pro rata share of the Company's required capital and surplus.

VOTING RIGHTS

Subject to the following, holders of Capital Stock are entitled to one vote for each share held on any question on which the holder is entitled to vote. The matters on which holders of Capital Stock are entitled to vote, and the relative voting rights of each class of stock, are set forth below.

Election of Directors. The holders of Shares as a class are entitled to elect one director of the Company and one alternate director, and the holders of Common Stock as a class are entitled to elect five directors and up to five alternate directors. At least one of the directors must be resident in Barbados. Cumulative voting is not permitted.

Proxies. Any shareholder of the Company may appoint another person as his or her proxy to act on behalf of the appointing shareholder at any annual meeting of the Company. The appointment of a person as proxy for a shareholder must be in writing.

Liquidation. The Company may be liquidated upon the vote of at least 75% of the outstanding Shares. (See "Description of Capital Stock -- Redemption," and "Description of Capital Stock
- -- Liquidation.")

Changes in Articles and By-Laws. No change may be made in the Articles or By-Laws unless a majority of the Shares, and a majority of the Common Stock, present in person or by proxy and voting at a meeting at which a vote on that issue is put forth for a vote, approve the change. In addition, no amendment may vary the rights associated with any one series unless either the rights associated with all other series are similarly changed or a majority of the holders of the Shares of each series present in person or by proxy at a meeting vote in favor of the amendment.

Other Matters. Any matters other than those described above which call for a shareholder vote require only approval by a majority of the outstanding shares of Common Stock.

REDEMPTION

Pursuant to the Articles, the Capital Stock may be redeemed as follows: The Company may redeem outstanding Shares of a series at any time for any reason if the redemption of such Shares is approved by a majority of the Board of Directors, provided that the Director representing the Shares must vote in favor of the action being taken. The Common Stock is nonredeemable in all circumstances.

A redemption of Shares is effective as of the date specified by the Board of Directors but no later than the end of the calendar year in which the redemption was approved by the Board. This date is referred to hereinafter as the "Redemption Date." The consideration payable to the holders of redeemed shares of Capital Stock will be the Subsidiary Capital Account balance ("Account Balance") of those shares as of the Redemption Date, as adjusted by the Board to reflect unrealized gains and losses on investments held by the Company and any contingent liabilities allocable to such account. Each holder of redeemed Shares will receive the pro rata portion of the Account Balance that corresponds to the proportionate number of Shares of the series owned. The Account Balance will be paid within five months of the Redemption Date and bear interest from the Redemption Date until the date of payment at a rate equal to the yield on 26-week U.S. Treasury Bills for the issue immediately following the Redemption Date.

Upon the redemption of Shares on the Redemption Date, the redeemed Shares will be cancelled and the holders thereof will no longer have any interest in the Shares redeemed or in the Subsidiary Capital Account with respect to the redeemed Shares.

LIQUIDATION

Subject to Barbados regulatory and judicial approvals, the Company may be liquidated upon the vote of 75% of the outstanding Shares. (See "Description of Capital Stock -- Redemption.") In the event of the liquidation of the Company, after payment of all liabilities of the Company, each holder of Shares of a series is entitled to receive his pro rata share of his respective Account Balance before any distribution of the assets of the Company is made to the holder(s) of Common Stock. Thereafter, the holders of Shares are not entitled to participate further in the distribution of the assets of the Company. Each holder of Common Stock will be entitled to receive his pro rata share of the remaining assets of the Company, if any.


RESTRICTIONS ON TRANSFER

There is no existing public market for the Shares, and it is not anticipated that one will develop in the future. In addition, the Articles set forth a number of restrictions on the manner in which the Shares may be transferred. These restrictions and certain exceptions thereto are described below.

Transfers of Less Than All Shares of a Series. Subject to the exceptions described below, transfers of less than all Shares of a series may not be made unless the transfer is to the Company, or the holder(s) of the Shares sought to be transferred has received the written consent of the Company. A request for consent must be made in writing and set forth the name(s) and address(es) of the intended transferee(s), the desired date of the transfer and the consideration to be paid. No transfer may otherwise be made by a shareholder of less than all of the Shares of a particular series that he owns. If the Company fails to give its written consent, any subsequent transfer is void and of no effect.

Right of First Refusal. Subject to the exceptions described below, transfers of Shares of a series may not in any event be made unless the holder(s) has received a bona fide written offer to purchase such Shares, a copy of that offer has been furnished to the Company, and the Company is thereafter offered the opportunity to purchase the Shares. The Company will have 60 days during which to exercise its right to purchase the Shares sought to be transferred. If the Company accepts the offer to purchase, the price will be the lesser of the Account Balance for the series of Shares sought to be transferred as of the last day of the quarter immediately preceding the date on which the offer to purchase was accepted by the Company, or the bona fide offering price. A purchase made by the Company pursuant to this "right of first refusal" will be deemed effective upon acceptance by the Company of the offer to purchase, although payment by the Company may be deferred until the end of the quarter in which the offer to purchase is accepted by the Company. Shares purchased by the Company pursuant to its right of first refusal will be cancelled.

Exceptions for Certain Transfers. A transfer of either all or a portion of the Shares of a series is not subject to either the consent or right of first refusal of the Company where the Board determines that the transferee of the shares is: (1) a member of the transferring shareholder's immediate family; (2) a trust for the benefit of the transferring shareholder or for the benefit of other exempted transferees described in this paragraph; (3) if the transferor is a corporation, any of its shareholders; (4) if the transferor is a partnership, any of its partners; (5) a corporation which is controlled by or under common control with the transferor; (6) the estate of a deceased shareholder and legatees or heirs of a deceased shareholder; (7) a charitable or other qualifying organization described in section 170(c)(2) of the United States Internal Revenue Code of 1986, or any successor provision thereto; (8) in the case of a transfer of less than all the Shares of a series, a person who immediately prior to such transfer is a holder of Shares of that series; or (9) a key employe of an owner of a Franchise previously designated in the Stock Purchase Agreement entered into by the transferor.

Provisions Applicable to All Transfers. No Shares may be transferred unless and until the Board has received, from the holder of the Shares sought to be transferred, assurances of compliance with all applicable laws and regulations. Further, transferees of Shares must agree to abide by the requirements set forth in the Stock Purchase Agreement entered into by the transferor.

Certificates representing the Shares will bear a legend noting the applicable limitations on transfers.

COMMON STOCK

On June 13, 1986 and January 16, 1987, the Company issued to MIC
1,250 shares and 750 shares, respectively, of Common Stock of the Company, without nominal or par value.

A Subsidiary Capital Account has been established for this class of stock, and allocations of various items to such account are described above. (See "Description of Capital Stock --
Allocations to Subsidiary Capital Accounts.")

Holders of Common Stock as a class are entitled to elect five directors, at least one of whom must be resident in Barbados, and up to five alternate directors. As a class, these holders generally have the sole right to vote on matters not specifically reserved to the Shares. (See "Description of Capital Stock -- Voting Rights.")

BARBADOS CORPORATE LAW PROVISIONS

The corporate law of Barbados was derived historically from that of England prior to the coming into force in 1985 of the Companies Act Cap. 308 of the Laws of Barbados, which is similar to the Canada Corporations Act. Barbados law may differ in certain respects from comparable law in the United States. The following is a summary of certain provisions of Barbados corporate law as prepared by Evelyn, Gittens & Farmer, the Company's Barbados counsel. The summary does not purport to contain all applicable provisions and does not purport to be complete or cover all respects in which Barbados corporate law may differ from laws generally applicable to United States corporations and their shareholders.

Dividends and Distributions. Under Barbados law, a company may pay dividends only if there are reasonable grounds for believing that (a) the company would be able, after the payment of the dividends, to pay its liabilities as they become due, and (b) the realizable value of the company's assets would be greater than the aggregate of its liabilities and stated capital of all classes. Dividends may not be paid out of unrealized gains.

Repurchase. The Company is authorized by the Articles, subject to certain approvals, to repurchase its own shares. Such purchases may only be effected if the Company can satisfy a similar solvency test as that described above under "Dividends and Distributions."

Shareholders' Remedies. Barbados corporate law contains wide protection for minority shareholders and investors generally. A statutory right of action is conferred on subscribers to shares of a Barbados company against the directors and officers responsible for the issue of a prospectus, in respect of damages suffered by reason of untrue statements therein. In addition, the Company may take action against directors and officers for breach of their statutory duty to act honestly and in good faith with a view to the best interests of the Company.

Enforcement of United States Judgments. Except as mentioned below, a judgment of a court in the United States, under which a sum of money is payable, will under most circumstances be enforced as a debt by the courts of Barbados without reexamination of the merits of the case. This will not apply where the judgment is for payment of taxes, fines or penalties. There is also doubt as to whether a Barbados court would enforce judgments of United States courts obtained against the Company, or its directors and officers resident in Barbados, predicated on the civil liability provisions of the 1933 Act or, in original actions, impose liabilities against the Company or such persons predicated upon that Act.

Indemnification. The By-Laws of the Company provide for the indemnification of its directors and officers against liabilities incurred in their capacities as such, but the indemnity does not extend to any liability incurred in respect of wilful negligence, wilful default, fraud or dishonesty in relation to the Company.

Inspection of Corporate Records. Shareholders have the right to inspect and copy the Articles and By-Laws, corporate register, security register, minutes of shareholders meetings, any unanimous shareholder agreement, as well as audited financial statements of the Company, which must be presented to the annual meeting of shareholders.

                      PLAN OF DISTRIBUTION

The Shares are being offered by full-time employes of MIC or its affiliates ("Salespersons") who have other duties in connection with the business of MIC or its affiliates and who are not engaged in the sale of securities other than those of the Company and MIC Life Reinsurance Company, Limited. Salespersons receive no commissions or other compensation related directly to their sale of the Shares. In addition, MIC receives no compensation in connection with its distribution of the Shares. Salespersons are licensed as agents of MIC in certain states in which they offer the Shares for sale and their activities in selling the Shares are subject to the regulation of state securities regulators.
All sales of the Shares are subject to approval by the Company. (See "Eligibility to Purchase the Shares.")

PURCHASE PROCEDURES

In order to purchase the Shares, the following documents must be sent to the Company in Barbados:

(1)  two duly executed Stock Purchase Agreements (see Appendix
     B);

(2) all necessary certifications of the eligibility of prospective purchasers by the owner(s) of the Franchise(s) related to the MIC Agency Account with respect to which the Shares will be issued (see "Description of Capital Stock -- Allocations to Subsidiary Capital Accounts," and Appendix
     C); and

(3) a certified or cashier's check payable to "Motors Mechanical Reinsurance Company, Limited -- Escrow Account" in the amount of the aggregate cost of the Shares to be purchased, based on the offering price of $75.00 per Share ("Purchase Payment").

NONE OF THE FOREGOING DOCUMENTS IS TO BE EXECUTED OR DELIVERED
UNTIL AFTER A FINAL PROSPECTUS HAS BEEN DELIVERED TO THE OFFEREE.

Once it is executed by a prospective purchaser, a Stock Purchase
Agreement is, in effect, an offer to purchase the Shares described therein. That offer will be deemed accepted only if the Company approves the offer and executes the agreement. (See
"Plan of Distribution--Conditions of Sale.")

Following execution of the Stock Purchase Agreement by the Company, the prospective purchaser has no right to withdraw the amount of the purchase Payment or any interest earned thereon. Amounts remain in the Escrow Account pending satisfaction of the conditions set forth below under "Conditions of Sale."

TERMS OF SALE

Shares are sold only to eligible purchasers who have executed a Stock Purchase Agreement and returned it to the Company. Shares must be purchased by series, although more than one person may buy the Shares of one series. Pursuant to the Stock Purchase Agreement, the purchaser must accept and agree to be bound by the Articles and By-Laws of the Company, including the restrictions on transfer. (See "Description of Capital Stock -- Restrictions on Transfer.") The Stock Purchase Agreement further provides that the Company may place on a certificate issued with respect to Shares a legend stating that the transfer or other disposition of the Shares evidenced thereby is restricted pursuant to the Articles and By-Laws.

Once it is accepted by the Company, a Stock Purchase Agreement remains in effect as long as the Shares purchased pursuant thereto remain outstanding. A Stock Purchase Agreement terminates only upon the redemption of the Shares or the liquidation of the Company. Upon a transfer of Shares, the transferor is relieved of all restrictions and obligations under the Stock Purchase Agreement which the transferor had entered into upon the purchase of those Shares and the transferee, as a condition of the transfer, is required to agree to abide by all of the provisions of the Stock Purchase Agreement.

CONDITIONS OF SALE

The Company maintains an Escrow Account at Barclays Bank PLC in Bridgetown, Barbados (the "Escrow Account"), into which checks from prospective purchasers are deposited pending satisfaction of the conditions described below. This account bears interest at prevailing rates but is not subject to investment guidelines discussed above. (See "Business of the Company -- Investment Income.") If the conditions are not satisfied, the Purchase Payment is returned together with any interest earned.

Approval of Purchase. Each purchase of Shares must be accepted by the Company within 120 days from the date of execution of the Stock Purchase Agreement by the Purchaser. If the Company determines to accept an offer to purchase Shares from an Eligible Purchaser, it executes both copies of the Stock Purchase Agreement remitted by such person and returns one copy to such person. If it determines not to approve an offer to purchase, it returns the Stock Purchase Agreement without having executed it.

Pending approval of offers, each check for the purchase of Shares (which ordinarily is received together with a Stock Purchase Agreement) is deposited in the Escrow Account. If a request to purchase is approved, Shares are issued and the Eligible Purchaser receives a certificate evidencing ownership of the Shares. Where the Company determines not to approve a sale of Shares to a prospective purchaser, the Purchase Payment is returned, together with any interest earned thereon. The Company has the right to reject any prospective purchaser for any reason whatsoever.

TERMINATION OF OFFERING

Unless terminated sooner by the Board, this offering will terminate on the date on which all of the Shares offered hereby have been sold.

            UNITED STATES FEDERAL TAX CONSIDERATIONS

   It is impractical to comment here on all aspects of the Federal, state, and local tax laws that may affect the United States taxation of the Company and its shareholders. The following is a discussion, based on the facts set forth herein and existing law, of the material Federal tax consequences which, in the opinion of the Company's U.S. tax counsel, LeBoeuf, Lamb, Greene & MacRae, are associated with an investment in the Company.

United States taxation of the Company and its shareholders involves a number of complex questions of fact and law with respect to some of which there is no statutory, administrative, or judicial authority directly on point. Advance rulings on these questions have not been requested by the Company from the Internal Revenue Service (the "Service") and, at least as to certain matters, there is no assurance that favorable rulings could be obtained. There is also no assurance that the laws in existence as of the date of this Prospectus will not be modified so as to alter the tax consequences described below.

   This discussion does not address all aspects of federal income taxation that may be relevant to a particular shareholder in light of his or her personal tax circumstances. Nor does it address state, local, or foreign tax laws that may affect taxation of shareholders. EACH PROSPECTIVE INVESTOR IN THE COMPANY SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE TAX IMPLICATIONS OF HIS OR HER INVESTMENT IN THE COMPANY.

UNITED STATES -- BARBADOS INCOME TAX TREATY

The United States and Barbados have entered into an income tax treaty (the "Treaty") that offers certain tax benefits (some of which are discussed below) to those persons who qualify for its protection. As a Barbados corporation that ultimately is owned more than 50% by U.S. persons, the Company is entitled to the benefits of the Treaty provided that it is "resident" (that is, "managed and controlled") in Barbados. The Company attempts to conduct its business in such a manner that it will be considered to be "managed and controlled" in Barbados in order to qualify for the benefits of the Treaty. As discussed below, legislation has eliminated the premium excise tax exemption under the Treaty. (See "United States Federal Tax Considerations -- United States Premium Excise Tax.")

UNITED STATES PREMIUM EXCISE TAX

The United States imposes an excise tax at the rate of one percent of the gross premiums paid to foreign insurance companies for reinsurance covering risks located within the United States. Reinsurance premiums paid to the Company are subject to this excise tax. Although there have been legislative proposals from time to time that would increase the rate of excise tax on reinsurance premiums from one to four percent, in recent trade negotiations (NAFTA and GATT) the U.S. has indicated agreement not to raise its tax on reinsurance premiums paid to foreign companies, and legislative action has become less likely.


UNITED STATES FEDERAL INCOME TAX RISKS AND CONSEQUENCES -- THE
COMPANY

Risks and Consequences of Carrying on a United States Reinsurance Business Through a Permanent Establishment. As a "resident" of Barbados, if the Company engages in business within the United States through a permanent establishment, it will be subject to United States Federal income tax at normal corporate tax rates on its business profits that are attributable to such permanent establishment. Insofar as is relevant hereto, all of the Company's underwriting income and investment income (such as dividends and interest) generally would be treated as business profits attributable to such a permanent establishment. In addition, a Barbadian resident corporation engaged in business in the United States through a permanent establishment would be subject to a branch-level tax at the rate of 5% (reduced by the Treaty from a 30% statutory rate that would apply generally to foreign corporations engaged in business in the United States) on its after-tax earnings attributable to its United States permanent establishment that are considered remitted to the head office of the corporation.

All relevant facts and circumstances must be taken into account in any particular case in determining whether a person is engaged in business within the United States and, if so, whether the business is carried on through a permanent establishment within the meaning of the Treaty. Under the Treaty, the activities of both dependent and independent agents in some circumstances may be deemed to create a permanent establishment of the principal that they represent. As discussed elsewhere herein, the Company conducts reinsurance business in Barbados and in that regard executes and administers its reinsurance agreements and manages its business affairs from Barbados. On this basis, the Company believes that it should not be deemed to be engaged in business within the United States through a permanent establishment, and therefore the Company believes it should not be subject to United States income tax. However, given the factual nature of the questions involved and certain aspects of the Company's treaty reinsurance program related to the United States, and given the absence of any clear legal interpretation of the application of the agency provisions of the permanent establishment standard under the circumstances, there can be no assurance that for tax purposes the Company ultimately will not be deemed to be engaged in business within the United States through a permanent establishment.

United States Withholding Tax Applicable to Certain Investment Income Not Attributable to a United States Permanent Establishment. If the Company does not engage in business within the United States through a permanent establishment, it generally will be subject to a United States withholding tax on interest, dividends, and certain other investment income derived from sources within the United States. (The 30% rate of United States withholding tax provided by statute is reduced by the Treaty to 5% in the case of interest and 15% in the case of dividends derived from portfolio investments.) An exemption from the United States withholding tax is provided for interest earned on amounts on deposit in a bank, savings and loan association, or insurance company, and interest income, termed "portfolio interest," on certain debt obligations of United States issuers.

Although the Company could, in the circumstances described above, invest its funds in the United States without incurring a withholding tax, the Company currently invests its funds outside of the United States. (See "Business of the Company --
Investment Income.")

Reallocations By Internal Revenue Service. Under section 482 of the Internal Revenue Code (the "Code"), the Service may allocate gross income, deductions, and credits between or among two or more businesses, owned or controlled directly or indirectly by the same interests, in order to prevent evasion of taxes or to reflect clearly the true taxable income of such businesses. As described elsewhere herein, MIC elects five of the Company's six directors through its ownership of all of the Company's issued and outstanding Common Stock. Thus, if transactions between MIC and the Company were determined not to reflect the true taxable income of the parties, a reallocation of income or deductions between such entities could result. However, as long as the transactions between MIC and the Company are conducted on an "arm's-length" basis in a manner consistent with industry standards and practices, section 482 should not provide a basis for reallocations by the Service between MIC and the Company.

In addition, section 845 of the Code, adopted as part of the Tax Reform Act of 1984, grants broad authority to the Service to adjust items arising under certain reinsurance agreements (including retrocession agreements), whether or not they involve related parties. If two or more "related" parties enter into a reinsurance contract, the Service in general may make any adjustment necessary to reflect the "proper source and character" of the taxable income of each such party. The Service also has broad authority to make proper adjustments where any reinsurance contract between unrelated parties has a "significant tax avoidance effect" on any party to the contract.

Because MIC is entitled to elect five of the Company's six directors, MIC and the Company may be considered "related" parties within the meaning of section 845 of the Code. To date, there are no regulations under section 845 of the Code to aid in its interpretation. However, the legislative history of section 845 suggests that certain types of reinsurance transactions -- such as a coinsurance reinsurance transaction that covers new business of the ceding company and that allocates expenses and income items between the ceding company and the reinsurer in the same proportion as the allocation of the risk reinsured -- generally should not be subject to reallocations or adjustments. The ongoing quota share Retrocession Agreement between MIC and the Company, in general, would seem to be similar to such transactions for which adjustments generally should not be made, but there is substantial uncertainty at the present time concerning the scope of section 845.

If the Service were successful in an effort to reallocate to MIC business retroceded to the Company by MIC, MIC would likely be subject to tax on such business. Since the Company has no obligation to indemnify MIC against such adverse tax consequences, a reallocation of business to MIC should not directly affect the Company. However, any such reallocation might contribute to the early termination of the Retrocession Agreement between MIC and the Company.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES --- THE
SHAREHOLDERS

Taxation of Income of the Company to Shareholders Under Subpart F of the Code. Under the so-called "Subpart F" provisions (sections 951-964) of the Code, current United States income tax is imposed on each United States person who owns stock in any twenty-five percent (25%) or more U.S.-owned foreign insurance company with respect to "related person insurance income," whatever the degree of ownership of the United States shareholder. For this purpose, the term "related person insurance income" means underwriting and investment income of a foreign insurer attributable to a policy of insurance or reinsurance with respect to which the insured is a United States shareholder of the foreign insurer or a person related to such a shareholder. Under this provision, all of the Company's income (as determined for tax purposes) will be treated as "related person insurance income," and, as such, will be passed through and taxed currently to all of the shareholders of the Company ("Shareholders") under Subpart F of the Code.

The basis of the stock of a Shareholder will be increased by the amount required to be included in the Shareholder's income with respect to such stock under Subpart F. Further, a distribution from earnings and profits of the Company attributable to amounts that have been included in gross income of the Shareholders under Subpart F would not be included again in gross income of the Shareholders but would reduce the adjusted tax basis of the stock with respect to which the distribution is made. It should be noted that Subpart F income will be computed for the Company as a single entity. The amount of Subpart F income attributable to one series of Shares in these circumstances may be affected by results with respect to other series. It also should be noted that the Subpart F income of the Company generally will be computed under the same rules that govern the computation of taxable income of domestic property and casualty insurance companies.

As a result of differences between financial and tax accounting rules applicable to the computation of income of the Company, the amount of income subject to pass-through to Shareholders of the Company for United States tax purposes may in any year differ from the amount of book income allocable to a Shareholder's subsidiary capital account. Since the consideration payable to the holders of a series of Shares upon redemption is based substantially on book income previously allocated to the Shares being redeemed, such consideration may not reflect the amount of income previously passed through and taxed to the holders of those Shares.

To the extent that the Company were subject to United States income tax on its business profits, the Shareholders generally would not be subject to current tax on such profits under Subpart F, but would be taxed when profits were distributed by the Company. (See "United States Federal Tax Considerations -- United States Federal Income Tax Consequences -- the Company.")

Risk of Recharacterization of Reinsurance Profits on Business Retroceded to the Company. As described elsewhere herein, a portion of the underwriting experience in respect of insurance business retroceded to the Company is allocated to the series of Shares issued in respect of the Franchise that is the source of such business. In this connection, the Service could question whether profits on such business should be treated as being related to equity ownership for tax purposes, or whether the Shares should be treated, in whole or in part, as a means by which the direct insurer pays additional income to certain of its business producers or pays return premiums to certain policyholders, such that the producers or policyholders (rather than the Shareholders) should be subject to ordinary income tax on all or some of such profits. Although the issue is not free from doubt, given, among other things, the significance of the Shareholders' "at-risk" investment in the Company relative to the volume of business projected for the Company, the degree of pooling of risks among all series of Shares, the fact that distributions with respect to Shares are, subject to certain "minimum dividends," within the discretion of the Board, and the vote accompanying each Share, there should be substantial arguments against the recharacterization of profits with respect to the Shares.

Deductibility of Premiums Paid By Franchises for Certain
Coverages Reinsured by the Company.   As discussed elsewhere
herein, risks arising under mechanical service agreements entered into with respect to a particular Franchise ultimately may be retroceded to the Company and allocated in part to a series of Shares owned by the owner(s) of such Franchise or by persons closely related to such owner(s). The Service conceivably could seek to deny any deductions taken by the obligor under the mechanical service agreements for premiums paid by it with respect to its obligations ultimately retroceded to the Company, relying on the theory, developed in cases dealing with transactions involving wholly-owned insurance companies, that no insurance risk has been shifted in respect of such premiums. However, although the matter is not free from doubt, given the degree of risk pooling within the Company, there should be substantial arguments in support of the treatment of such premiums as deductible insurance premiums for tax purposes.

                          LEGAL MATTERS

The legality of the securities offered hereby is passed upon for the Company by its Barbados counsel, Evelyn, Gittens & Farmer, Heritage House, Pinfold Street, Bridgetown, Barbados, West Indies. LeBoeuf, Lamb, Greene & MacRae, 1875 Connecticut Avenue, N.W., Washington, D.C. 20009, will advise the Company as to certain matters pertaining to the laws of the United States.

                             EXPERTS

The financial statements included elsewhere in this Prospectus have been audited by Deloitte & Touche, Bridgetown, Barbados, independent chartered accountants as set forth in their report included in this Prospectus. Such financial statements have been so included in this Prospectus in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

The matters of Barbados law referred to in this Prospectus are set forth in reliance upon the opinion of Evelyn, Gittens & Farmer and upon their authority as experts in Barbados law. LeBoeuf, Lamb, Greene & MacRae has passed upon the statements concerning United States tax laws contained in the discussion under "United States Federal Tax Considerations," which is included herein in reliance upon their authority as experts with respect to such matters.

                     ADDITIONAL INFORMATION

A registration statement under the 1933 Act has been filed with the Securities and Exchange Commission, Washington, D.C. (the "Commission") with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in such registration statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The omitted information may be examined at the Commission's principal office at 450 5th Street, N.W., Washington, D.C., or at the following regional offices: New York City, 26 Federal Plaza, Room 1102; Chicago, 219 South Dearborn Street, Room 1204; and Los Angeles, 5757 Wilshire Boulevard, Suite 500 East. Copies may be obtained upon payment of the fees prescribed from the public reference section of the Commission, Washington, D.C. 20549.

Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is hereby made to the copy of the contract or other document filed as an exhibit to the registration statement, of which this Prospectus is a part, for a full statement of the provisions, and each such statement in this Prospectus is qualified in all respects by such reference.


                  INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Motors Mechanical Reinsurance Company, Limited
Financial Services Centre
Bishops Court Hill
St. Michael, Barbados

We have audited the accompanying balance sheet of Motors Mechanical Reinsurance Company, Limited as of December 31, 1993 and 1992 and the related statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motors Mechanical Reinsurance Company, Limited as of December 31, 1993 and 1992 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993 in accordance with the accounting principles generally accepted in the United States of America.



                                   s/DELOITTE & TOUCHE
                                   CHARTERED ACCOUNTANTS


Bridgetown, Barbados
March 11, 1994


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                         BALANCE SHEETS
         DECEMBER 31, 1993 AND 1992, AND MARCH 31, 1994

                   (Expressed in U.S. Dollars)


							     March 31
                                December 31   December 31      1994
                         Notes     1992          1993       (unaudited)

ASSETS
   Investments          2(c),3,6  $24,382,923  $29,882,488  $34,903,388
   Cash and cash
     equivalents        2(c),6      1,710,738    6,788,771    3,043,379
   Accrued investment
     income                         1,115,367      861,190      901,057
   Due from ceding
     company                        2,356,608    2,331,978    3,535,158
   Deferred acquisition
     costs              2(b)        7,281,854   10,495,206   11,599,267
   Prepaid expenses                         0            0        1,875
Total Assets                      $36,847,490  $50,359,633  $53,984,124

LIABILITIES AND
  STOCKHOLDERS' EQUITY

LIABILITIES
   Unearned premiums    2(b)      28,063,606    40,413,058   44,657,483
   Loss reserves        2(d)       1,622,855     1,910,030    2,097,239
   Accrued liabilities                91,322       107,181      165,573

  Total Liabilities               29,777,783    42,430,269   46,920,295

COMMITMENTS AND
  CONTINGENCIES         6

STOCKHOLDERS' EQUITY
   Share capital
     Common stock - no par
        value;
       Authorized - 2,000
         shares; issued
         and outstanding -
         2,000 shares                200,000       200,000      200,000

     Participating - no
       par value;
       Authorized -
         100,000 shares;
         issued and out-
         standing - 18,900
         shares at
         December 31,
       1993 and 14,300
         shares at
         December
         31, 1992      4           1,072,500     1,417,500    1,492,500
                                   1,272,500     1,617,500    1,692,500

   Retained earnings    7          5,528,775     6,211,978    6,534,796

   Unrealized appreciation
     (depreciation) on
     investments        3            268,432        99,886   (1,163,467)

  Total Stockholders' Equity       7,069,707     7,929,364    7,063,829

Total Liabilities and
  Stockholders' Equity            $36,847,490  $50,359,633  $53,984,124

The accompanying notes form an integral part of these financial statements.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
           STATEMENTS OF INCOME AND RETAINED EARNINGS
   FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1994 AND 1993,
      AND THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                   (Expressed in U.S. Dollars)

                                  Periods Ended December 31,
                          Notes       1993         1992        1991

INCOME

   Reinsurance
     premiums assumed     2(b),5  $27,779,063  $19,386,455  $16,784,405
   Increase in
     unearned premiums            (12,349,452)  (6,381,271)  (6,491,617)

   Premiums earned                 15,429,611   13,005,184   10,292,788

   Investment income:
     Interest earned                1,827,955    1,658,430    1,300,603
     Realized gains
       on investments                 872,287      864,282      492,344

   Investment income - net          2,700,242    2,522,712    1,792,947

TOTAL INCOME                       18,129,853   15,527,896   12,085,735

EXPENSES

   Acquisition costs     2(b)       4,009,285    3,377,758    2,839,121
   Losses paid                     10,625,508    7,938,136    6,697,509
   Increase in loss
     reserves                         287,175      226,313      321,419
   Administrative expenses            503,178      478,475      307,301

TOTAL EXPENSES                     15,425,146   12,020,682   10,165,350

NET INCOME                          2,704,707    3,507,214    1,920,385

RETAINED EARNINGS,
   beginning of period              5,528,775    3,043,266    1,273,198

DIVIDENDS                          (2,021,504)  (1,021,705)    (150,317)

RETAINED EARNINGS,
  end of period                   $ 6,211,978  $ 5,528,775  $ 3,043,266


                                 Three Month Periods Ended

                                       March 31,
                                     (unaudited)
                          Notes         1994           1993
INCOME

   Reinsurance
     premiums assumed     2(b),5  $ 8,816,331      $5,389,885
   Increase in
     unearned premiums              4,244,425       1,817,057

   Premiums earned                  4,571,906       3,572,828

   Investment income:
     Interest earned                  570,692         461,529
     Realized gains (losses)
       on investments                (303,389)        378,444

   Investment income - net            267,303         839,973

TOTAL INCOME                        4,839,209       4,412,801

EXPENSES

   Acquisition costs      2(b)      1,188,209         928,266
   Losses paid                      3,001,850       2,627,016
   Increase (decrease) in
     loss reserves                    187,209        (15,861)
   Administrative expenses            139,123        140,255

TOTAL EXPENSES                      4,516,391      3,679,676

NET INCOME                            322,818        733,125

RETAINED EARNINGS,
   beginning of period              6,211,978      5,528,775

DIVIDENDS                                   0              0

RETAINED EARNINGS,
   end of period                  $ 6,534,796    $ 6,261,900

The accompanying notes form an integral part of these financial statements.



         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                    STATEMENTS OF CASH FLOWS
    FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1994 AND 1993
      AND THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                   (Expressed in U.S. dollars)

                                    Periods Ended December 31,
                                     1993         1992         1991

Cash flows from
  operating activities:
    Reinsurance premiums collected $26,933,330  $17,624,088  $14,709,039
   Losses and underwriting expenses
     paid                          (16,977,784) (11,898,682) (10,575,830)
   Administrative expenses paid       (490,616)    (429,735)    (288,593)
   Investment income received       2,957,718     2,302,829    1,542,361

Net cash provided by operating
   activities                      12,422,648     7,598,500    5,386,977

Cash flows from investing
  activities:
    Purchases of investment
      securities                  (49,834,608)  (60,877,408) (32,306,550)
   Sales of investment securities  44,166,4975    2,166,918   30,252,467

Net cash invested                  (5,668,111)   (8,710,490)  (2,054,083)

Cash flows from financing activities:
   Proceeds from issuance of
     Participating Stock              345,000       255,000      120,000
   Dividends paid                  (2,021,504)   (1,021,705)    (150,317)

Net cash used in financing
   activities                      (1,676,504)     (766,705)     (30,317)

Increase (decrease) in cash
  and cash equivalents              5,078,033    (1,878,695)   3,302,577

Cash and cash equivalents,
  beginning of period               1,710,738     3,589,433      286,856

Cash and cash equivalents, end of
   period                         $ 6,788,771   $ 1,710,738  $ 3,589,433

Reconciliation of net income to
   net cash provided by operating
   activities:
   Net income                     $ 2,704,707  $ 3,507,214   $ 1,920,385
   Change in:
     Accrued investment income        254,177     (222,446)     (277,412)
     Due from ceding company           24,630     (653,270)   (1,529,537)
     Deferred acquisition costs    (3,213,352)  (1,662,778)   (1,527,217)
       Unearned premiums           12,349,452    6,381,271     6,491,617
     Loss reserves                    287,175      226,313       321,419
     Accrued liabilities               15,859       22,196       (12,278)

Net cash provided by operating
   activities                     $12,422,648  $ 7,598,500   $ 5,386,977


                                        Three Month Periods Ended
                                                March 31,
                                              (unaudited)

                                                1994         1993

Cash flows from operating activities:
   Reinsurance premiums collected            $7,062,145   $ 6,216,413
   Losses and underwriting expenses
     paid                                    (4,730,167)   (3,859,806)
   Administrative expenses paid                 (95,553)      (75,302)
   Investment income received                   227,436     1,333,671

Net cash provided by operating
   activities                                 2,463,861     3,614,976

Cash flows from investing activities:
   Purchases of investment securities       (25,508,046)  (23,807,944)
   Sales and maturities
     of investment securities                19,223,793    22,461,238

Net cash invested                            (6,284,253)   (1,346,706)

Cash flows from financing activities:
   Proceeds from issuance of
     Participating Stock                         75,000        52,500
   Dividends paid                                     0             0

Net cash provided by financing
   activities                                    75,000        52,500

Increase (decrease) in cash and cash
   equivalents                               (3,745,392)    2,320,770

Cash and cash equivalents, beginning
   of period                                  6,788,771     1,710,738

Cash and cash equivalents, end of
   period                                   $ 3,043,379   $ 4,031,508

Reconciliation of net income to
   net cash provided by operating
   activities:
   Net income                                   322,818       733,125
   Change in:
     Accrued investment income                  (39,867)      492,399
     Due from ceding company                 (1,203,180)      995,342
     Deferred acquisition costs              (1,104,061)     (473,126)
     Prepaid expenses                            (1,875)       (1,875)
     Unearned premiums                        4,244,425     1,817,057
     Loss reserves                              187,209       (15,861)
     Accrued liabilities                         58,392        67,915

Net cash provided by operating
   activities                               $ 2,463,861   $ 3,614,976


The accompanying notes form an integral part of these financial statements.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 1.   OPERATIONS

          The Company is incorporated under the laws of Barbados and is a licensed insurer under the Exempt Insurance
          Act, 1983.

          All of the common stock of the Company is owned by Motors Insurance Corporation ("MIC"). MIC is an indirect wholly-owned subsidiary of General Motors Corporation. The principal activity of the Company is the assumption of certain automobile mechanical breakdown risks arising under insurance policies reinsured by MIC and attributable to an MIC Agency Account in respect of which shares of Participating Stock are issued and outstanding. All premiums received were derived from MIC.

          MIC has agreed that all expenses incurred by or on behalf of the Company with respect to the issuance of the Company's Participating Stock will be borne by MIC, either through charges to its shareholder account in the Company, or by direct reimbursement.

Note 2.   PRINCIPAL ACCOUNTING POLICIES

          (a) Basis of Presentation

          The financial statements are stated in United States dollars and are prepared generally in conformity with accounting principles generally accepted within the United States of America. Reinsurance premiums assumed by the Company represent policies ceded by MIC during the twelve months ended December 31 of each fiscal year.

          (b) Premium Income and Acquisition Costs

          Reinsurance premiums are based on the Company assuming (after ceding commission) 75% of the original policy premium written by the direct insurer. Of these reinsurance premiums, 75% is retroceded to the Company when written and 25% when earned.

          Premiums are taken into income on the basis of quarterly cessions and are related to anticipated loss exposures. Acquisition costs, consisting of ceding commissions and excise taxes, are taken into income on the basis of premiums earned.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 2.   PRINCIPAL ACCOUNTING POLICIES (Cont'd)

          (c)  Investments

          Investments are comprised of interest-bearing marketable securities which are carried at fair value, based on quoted market prices and dealer quotes obtained from an external pricing service. Investments with original maturities of less than 90 days are classified as cash equivalents. Unrealized appreciation (depreciation) is included in stockholders' equity.

          Realized gains and losses on the sale of investments are included as investment income. During 1991, the basis of determining the cost of securities sold was changed from the specific identification method to the average cost method. The effect of the change was not material.

          (d)  Loss Reserves

          The Company provides for unsettled, reported losses based on estimates of the final settlement, with an experience factor added to provide for losses incurred but not reported. The final settlement may be greater or less than the amounts provided. Any such differences, when they become known, are recognized in current operations.

          (e)  Taxation

          The Company has received an undertaking from the Barbados Government exempting it from all local income, profits and capital gains taxes for a period ending
          December 31, 2001.

          Stockholders who are United States residents are taxed on their share of the Company's income on a deemed distribution basis.

          (f)  Earnings Per Share

          No amount has been reported as earnings per share as the earnings applicable to the Participating Stockholders vary with the underwriting results of each series. Retained earnings applicable to the Common Stockholder include allocated investment income and operating expenses and amounts restricted for advances to Participating Stockholders (see Note 7).


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 3.   INVESTMENTS

          The cost and estimated fair value of investments in debt securities are as follows:

                                 Gross          Gross         Estimated
                               Unrealized     Unrealized        Fair
                   Cost       Appreciation   Depreciation       Value

March 31, 1994 (unaudited):

Debt securities
  issued by
  foreign
  governments
  and their
  agencies       $18,003,450    $35,891       $471,546      $17,567,795

Debt securities
  issued by
  supra-nationals 15,234,561     6,588         598,742       14,642,407

Corporate
  securities       2,828,844       -           135,658        2,693,186

     Total       $36,066,855   $42,479      $1,205,946      $34,903,388


December 31, 1993:

Debt securities
  issued by
  foreign
  governments
  and their
  agencies       $16,327,184   $72,332      $(135,761)      $16,263,755

Debt securities
  issued by
  supra-nationals   7,182,454    103,034      (25,925)        7,259,563

Corporate
  securities        6,272,964    109,193      (22,987)        6,359,170

  Total           $29,782,602   $284,559    $(184,673)      $29,882,488


December 31, 1992:

Debt securities
  issued by
  foreign
  governments
  and their
  agencies        $14,080,561   $204,554    $(43,057)      $14,242,058

Debt securities
  issued by
  supra-nationals   9,826,630    107,771      (5,087)        9,929,314

Corporate
  securities          207,300      4,251         -             211,551

  Total           $24,114,491   $316,576    $(48,144)      $24,382,923


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 3.   INVESTMENTS (Cont'd)

          The cost and estimated fair value of debt securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                       Estimated
                                                         Fair
                                      Cost               Value


     Due after one year
       through five years          $15,463,270          $15,575,893

     Due after five years
       through ten years            14,319,332           14,306,595

                                   $29,782,602          $29,882,488



          Proceeds from sales of investments in debt securities during the years ended December 31, 1993 and 1992 were $44,166,497 and $52,166,918, respectively. In 1993, gross gains of $964,613 and gross losses of $92,326 were realized. In 1992, gross gains of $1,008,932 and gross losses of $144,650 were realized. In 1991, gross gains of $538,996 and gross losses of $46,652 were realized.

          The following summarizes net unrealized appreciation
          (depreciation) on investments:

            Balance, December 31, 1990     $   241,439
            Net appreciation                   673,848

            Balance, December 31, 1991     $   915,287
            Net depreciation                  (646,855)

            Balance, December 31, 1992     $   268,432
            Net depreciation                  (168,546)

            Balance, December 31, 1993     $    99,886
            Net depreciation (unaudited)    (1,263,353)

            Balance, March 31, 1994
              (unaudited)                   $(1,163,467)


          The investment portfolio is comprised of diverse U.S.
          dollar-denominated debt securities which do not result in any concentration in credit risks.

          FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" is effective for years beginning December 15, 1993 and requires that the Company classify its securities holdings into three categories (trading, available for sale, and held to maturity). The Company adopted Statement No. 115 effective January 1, 1994 and classified its securities portfolio as available for sale. Adoption of the Statement did not have a material effect on the Company's financial position and results of operations.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 4.   STOCKHOLDERS' EQUITY

          All of the Company's Common Stock is held by MIC. An offering of 26,500 shares of Participating Stock is being made to persons certified by owners of certain motor vehicle franchises. The offering consists of 265 series of 100 shares each at a price of $75 per share.

          During the quarter ended March 31, 1994, 10 additional series of 100 shares were added (unaudited). During 1993, 46 additional series of 100 shares of Participat-ing Stock were issued as compared with 34 and 16 series for the years ended December 31, 1992 and 1991, respec-tively.

          In the years ended December 31, 1993 and 1992, costs in the amount of $74,461 and $80,298, respectively, were incurred in the sale of Participating Stock and were charged to the account of the Common Stockholder. In 1991, $74,589 of costs incurred in the sale of Participating Stock were paid by MIC.

          The holders of Common Stock as a class are entitled to elect five directors, at least one of whom must be a resident of Barbados. They generally have no right to vote with respect to liquidation of the Company. As a class, these holders generally have the sole right to vote on matters not specifically reserved to Partici-pating Stock. The Common Stock is nonredeemable.

          The holders of Participating Stock as a class are entitled to elect one director. Generally, liquidation of the Company requires approval by at least 75% of the outstanding shares of this class. Any redemption of a series of shares requires a vote of the Board provided that the director representing holders of the Participating Stock votes in favor of the redemption. Any changes in the Company's Articles or By-Laws requires the approval of a majority of the holders of Participating Stock present and voting together with a majority of the holders of Common Stock.

          From time to time, funds are held in escrow on account of Participating Stock applications. Such amounts are not included in cash and cash equivalents in the accompanying financial statements. At December 31, 1993 and 1992, there were no amounts held in escrow.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 5.   REINSURANCE PREMIUMS

          Under the provisions of the retrocession agreement, the Company will receive additional cessions of $13,471,019 ($9,354,534 at December 31, 1992) relating to premiums written by the ceding insurer but unearned at the respective period ends. The amounts will be received as the premiums are earned, net of related acquisition costs.

Note 6.   LETTERS OF CREDIT

          The Company has provided an irrevocable letter of credit to MIC, in the sum of $32,250,000 which is secured by cash equivalents and investments to secure the amounts recoverable from the Company related to the business ceded.

Note 7.   RETAINED EARNINGS

          Items of income or loss and expenses attributable to insurance underwriting activities are determined as of the end of each calendar quarter and are allocated to the Participating Stockholders' capital accounts as of the end of the fiscal quarter of the Company in which the respective calendar quarter ends.

          An amount equal to 1-1/3 percent of written ceded premiums (net of related ceding commissions) is allocated to the capital account of the Common Stockholder. Such allocations accumulate as restricted retained earnings and may be used to advance capital to any Participating Stockholders who incur a deficit in their capital accounts; any such advances are repayable out of future profitable operations of the respective Participating Stockholder. Amounts allocated to the Common Stockholder, net of advances to Participating Stockholders are presented in the table below as "net transfers."

          Dividends may be declared and paid at the discretion of the Company's Board of Directors, except that dividends may not be paid out of unrealized investment gains. Barbados law requires that the Company maintain a minimum capitalization based generally on the amount of premiums earned in the preceding fiscal year. On January 1, 1994 the Company's required minimum capital computed in accordance with Barbados law was approximately $2,042,961.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 7.   RETAINED EARNINGS (Cont'd)

          Amounts of retained earnings applicable to the Common and Participating Stockholders are comprised of the following:

                              Common     Participating      Total

Balance, December 31, 1990    $14,944     $1,258,254     $1,273,198

Net income for the year        23,911      1,896,474      1,920,385

Net transfers                  38,702        (38,702)           -

Dividends paid                    -         (150,317)      (150,317)

Balance, December 31, 1991     77,557      2,965,709      3,043,266

Net income (loss) for the year(42,631)     3,549,845      3,507,214

Net transfers                 173,954       (173,954)          -

Dividends paid                    -       (1,021,705)    (1,021,705)

Balance, December 31, 1992    208,880      5,319,895      5,528,775

Net income (loss) for the year(41,909)     2,746,616      2,704,707

Net transfers                (175,245)      175,245             -

Dividends paid                    -      (2,021,504)    (2,021,504)

Balance (Deficit),
  December 31, 1993            (8,274)    6,220,252      6,211,978

Net income (loss) for the
  quarter ended March 31, 1994
  (unaudited)                 (27,055)     349,873         322,818

Net transfers for the quarter
  ended March 31, 1994
  (unaudited)                (104,396)     104,396             -


Balance (deficit),
  March 31, 1994 (unaudited)$(139,725)  $6,674,521      $6,534,796



                    COMPANIES ACT OF BARBADOS          APPENDIX A
                          (Section 205)
               RESTATED ARTICLES OF INCORPORATION         FORM 13


1.   Name of Company
Motors Mechanical Reinsurance Company, Limited

2.   Company No.
1485

3.   THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE
COMPANY IS AUTHORIZED TO ISSUE

The annexed Schedule is incorporated in this form.

4.   RESTRICTION IF ANY ON SHARE TRANSFERS

The annexed Schedule is incorporated in this form.

5.   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

There shall be a minimum of 5 and a maximum of 6 directors.

6.   RESTRICTIONS IF ANY ON BUSINESS THE COMPANY MAY CARRY ON

The principal object and activity of the Company is to engage in Exempt Insurance business within the meaning of the Exempt
Insurance Act, 1983 of Barbados and the business of the Company shall be restricted accordingly.

7.   OTHER PROVISIONS IF ANY

The annexed Schedule is incorporated in this form.


8. Date                   Signatures                   Title

   January 29, 1987       Peter Evelyn                 Director


FOR MINISTRY USE ONLY

COMPANY NO.                FILED


 COMPANIES ACT OF BARBADOS SCHEDULE TO ARTICLES OF INCORPORATION

3. The classes and any maximum number of shares that the Company is authorized to issue:

The Company is authorized to issue:

(a) 2,000 shares of one class without nominal or par value to be designated Common shares; and

(b) 100,000 shares of one class without nominal or par value to be designated Participating shares which shall be divided into 1,000 series and issued in series of 100 shares.

The rights, preferences and limitations of the said classes of shares are as follows:

DEFINITIONS

In these Articles and any amendment thereto and in the Company's
By-Laws the following terms shall mean:

Board -- The Company's Board of Directors.

Company -- Motors Mechanical Reinsurance Company, Limited.

Franchise -- A right conferred by a motor vehicle manufacturer pursuant to a written agreement which permits the grantee to sell the manufacturer's new motor vehicles.

MIC -- Motors Insurance Corporation, a New York corporation with its administrative offices in Detroit, Michigan.

MIC Agency Account -- The separate business record maintained by MIC or any of its subsidiaries to track volume, experience, and commissions with respect to insurance business related to any one or more particular Franchises.

Restricted Earned Surplus -- At any point in time, that portion of the earned surplus, if any, in the Subsidiary Capital Account for the Common shares equal to one and one-third percent (1-1/3%) of the premiums paid to the Company during the immediately preceding five-year period, net of deficits allocated to such account pursuant to paragraph 3(1)(7)(a)(i) hereof during such five-year period to the extent not restored to such account pursuant to paragraph 3(1)(7)(c) hereof and net of return premiums allocated to such account during such period pursuant to paragraph 3(1)(1)(d) hereof.

Shares -- Shares of the Participating Stock of the Company.

Stock Purchase Agreement -- The agreement entered into between the Company and the purchaser of Shares, in the form approved by the Board.

Subsidiary Capital Account -- The subsidiary bookkeeping record established by the Company for a particular series or class of shares and maintained for the purpose of accounting for items of income and expense, gains and losses, capital contributions, and shareholder distributions which are allocated to the particular series or class of shares.

(1)  ALLOCATIONS TO SUBSIDIARY CAPITAL ACCOUNTS

The Company will establish a Subsidiary Capital Account with respect to the Common shares as a class, and to each series of Shares of the Company at the time a series is issued.

The consideration received by the Company upon the issuance of a particular series of Shares and the Common shares as a class will be allocated to the Subsidiary Capital Account for that series or class. Items of income and expense, and losses, attributable to insurance underwriting activities shall be determined as of the end of each calendar quarter and shall be allocated to the Subsidiary Capital Accounts as of the end of the fiscal quarter of the Company in which the respective calendar quarter ends. Investment experience, and other items of income and expense, gains and losses and distributions with respect to shares of the Company will be determined and allocated to the Subsidiary Capital Accounts as of the end of each fiscal quarter of the Company. All such accounting determinations shall be made using United States generally accepted accounting principles, unless otherwise required by these Articles. For purposes of such allocations, items shall be "related" to a Subsidiary Capital Account which is identified with the same MIC Agency Account to which such items can be attributed.

(1) Items of income and expense, and losses, attributable to insurance underwriting activities shall be allocated to the Subsidiary Capital Accounts in accordance with the following paragraphs:

     (a) With respect to premiums ceded to the Company, one hundred percent (100%) shall be allocated to the related Subsidiary Capital Account; provided, however, that an amount equal to one and one-third percent (1-1/3%) of such premiums shall be subtracted from such Subsidiary Capital Account and allocated to the Subsidiary Capital Account of the Common shares.

     (b) With respect to any agents' or brokers' commissions, any commissions recaptured, unearned premiums, reinsurance premiums ceded by the Company, and any United States excise tax, one hundred percent (100%) shall be allocated to the related Subsidiary Capital Account.

     (c) With respect to losses incurred, and any amount of losses recovered through salvage, subrogation, reimbursement or otherwise:

          (i) ninety percent (90%) shall be allocated to the related Subsidiary Capital Account; and

          (ii) the remainder shall be allocated among all Subsidiary Capital Accounts of the Shares pro rata in accordance with the relative earned premiums attributable to such accounts for the calendar quarter in which the losses are incurred. For this purpose, losses incurred includes both paid and unpaid (reported and unreported) losses.

     (d) With respect to return premiums, ninety-eight and two-thirds percent (98-2/3%) shall be allocated to the related Subsidiary Capital Account and one and one-third percent (1-1/3%) shall be allocated to the Subsidiary Capital Account for the Common shares.

(2) Any expenses or liabilities attributable to ordinary day-to-day Company operations, excluding any United States Federal income taxes, shall be allocated among all Subsidiary Capital Accounts for the Shares pro rata in accordance with the relative earned premiums allocated to such accounts for the fiscal quarter in which the expense or liability is incurred.

(3) Any United States Federal income tax liability (and any interest thereon or any penalties related thereto) incurred by the Company shall be allocated among the Subsidiary Capital Accounts based upon the relative contribution of each of those accounts to the taxable income of the Company upon which the tax (and any interest or penalties) is imposed.

(4) Any expenses or liabilities attributable to the organization of the Company or to the offer, sale or issuance of Shares, including but not limited to the costs of compliance with regulations and requirements of the United States Securities and Exchange Commission and the various states and other jurisdictions of the United States as they pertain thereto, shall be allocated to the Subsidiary Capital Account for the Common shares.

(5) Any expenses or liabilities of the Company not allocable in the manner described in paragraphs (2) through (4) above shall be allocated among the Subsidiary Capital Accounts on the basis of the relative balances of such accounts as of the end of the fiscal quarter preceding the date on which the expense or liability is incurred.

(6) (a) Investment income, net of any direct investment expense, shall be allocated among the Subsidiary Capital Accounts pro rata based upon the relative Investment Asset Balance (as defined in subparagraph (b) below) of each such account as of the last day of the fiscal quarter preceding the quarter for which the investment income is being allocated. For these purposes, net investment income will include realized (but not unrealized) gains and losses.

     (b)  The Investment Asset Balance of each Subsidiary Capital
     Account shall be equal to the capital and surplus allocated to such account, increased by:

          (i) the unearned portions of the written premiums that have been collected by the Company and allocated to such account as of the last day of the fiscal quarter preceding the quarter for which the income is being allocated, net of any applicable commissions and taxes;

          (ii) the outstanding loss reserves attributable to such account as of the last day of the fiscal quarter preceding the quarter for which the income is being allocated; and

          (iii) any other outstanding liability that has been charged to such account as of the last day of the fiscal quarter preceding the quarter for which the income is being allocated.

(7) (a) If, after the credits and charges described in paragraphs (1) through (6) above are made to the Subsidiary
     Capital Accounts there exists a deficit in one or more of such accounts, then each such deficit will be allocated to and charged against:

          (i) first, the Subsidiary Capital Account for the Common shares to the extent of Restricted Earned
          Surplus;

          (ii) then, any remaining unallocated deficit to the Subsidiary Capital Accounts for the Shares, pro rata, based upon the relative earned premiums allocated to each such account for the fiscal quarter for which the allocation is being made; provided, however, that only accounts which have positive balances will be taken into account for the purposes of this allocation;

          (iii) then, any remaining unallocated deficit to the remaining Subsidiary Capital Accounts for the Shares with positive balances as of the last day of the fiscal quarter for which the allocation is being made, pro rata, based upon such balances; and

          (iv) finally, to the extent necessary, the Subsidiary
          Capital Account for the Common shares.

     (b) If, as a result of an allocation of a deficit as described in subparagraph (ii) or (iii) of paragraph (a) above, a deficit is created in one or more of the Subsidiary
     Capital Accounts, then the resulting deficit(s) will be further allocated in the manner provided in that subparagraph.

     (c) Although this paragraph (7) shall be applied in a manner that does not result in a balance in any Subsidiary Capital Account for a series of Shares that is less than zero, if any such account had a deficit that was allocated to and charged against the Subsidiary Capital Account of the Common shares pursuant to section 3(1)(7)(a)(i) hereof, then at the end of any succeeding fiscal quarter for which that account otherwise would show an account balance greater than zero, such balance will be reallocated to the Subsidiary Capital Account of the Common shares until all reductions of such Subsidiary Capital Account for the Common shares under section 3(1)(7)(a)(i) hereof for the series of Shares have been restored.

(8) (a) Dividends, payments upon redemption or liquidation (described below), and any other distributions with respect to shares of the Company will be allocated to the Subsidiary Capital Account for the class or series with respect to which the dividend, payment or distribution was made.

     (b) Where all shares of a series of Shares are repurchased by the Company pursuant to Section 4 below, or redeemed in accordance with the Company's procedures for redemption set forth in Section 3(6) below, the Subsidiary Capital Account for such series shall be terminated as of the Repurchase Date or Redemption Date (as those terms are defined in Sections 4 and 3(6), respectively). Thereafter, all income, expenses, gains and losses that would have been allocated to the terminated account will be allocated among the Subsidiary Capital Accounts of the existing series of Shares pro rata based upon relative earned premiums attributable to such accounts for the calendar quarter in which the item was earned or incurred; provided, however, that a net deficit for any such period shall be allocated in accordance with the provisions of Section 3(1)(7).

The allocations to the Subsidiary Capital Accounts described above shall be approved by the Board, and when finally so approved all calculations, allocations and determinations shall be final and conclusive and shall be binding on all holders of shares of the Company for all purposes, including without limitation any redemption of shares of the Company pursuant to the Company's procedures for redemption. The Board is authorized to interpret and apply the provisions of these Articles and to promulgate such additional rules and guidelines as the Board deems appropriate to carry out the intent of these Articles and such interpretations, rules and guidelines shall be binding on all shareholders.

(2)  PARTICIPATING SHARES

(a) If any Share shall be redeemed, repurchased or otherwise retired, it shall return to the status of an authorized but unissued share of such class.

(b) A series of Shares shall be issued with respect to a specific MIC Agency Account. Only one series of Shares shall be issued with respect to an MIC Agency Account. A series of Shares shall be issued only to persons or entities acceptable to the Board and certified by the owner(s) of the Franchise(s) to which the MIC Agency Account relates. Certification will be effected in accordance with procedures adopted by the Board from time to time. No share of any particular series of Shares shall be issued unless all shares of such series are issued.

(c) Each outstanding Share shall entitle the registered holder of record of such Share to dividends in accordance with the rules set forth in Section 3(5) of these Articles.

(d) The holders of Shares shall among them have the right to elect one director of the Company and shall otherwise have only such voting rights as are specifically provided herein. On all such matters each share shall entitle the registered holder thereof to one vote.

(e) The rights associated with any Shares of a series shall be identical to the rights associated with all other Shares of the same series.

(3)  COMMON SHARES

(a) Each outstanding Common share shall entitle the registered holder of such shares to dividends in accordance with the rules set forth in Section 3(5) of these Articles.

(b) Each outstanding Common share shall entitle the registered holder thereof to one vote per share on all resolutions of the Company other than as specifically provided herein.

(c) The holders of the Common shares shall be entitled to elect five directors of the Company, one of whom must be a resident citizen of Barbados.

(4)  LIQUIDATION

The Company may be liquidated upon the vote of the holders of at least seventy-five percent (75%) of the Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after payment of all liabilities of the Company, each holder of Shares of a series shall be entitled to receive an amount equal to his share (based on his proportionate ownership of such series) of the Subsidiary Capital Account balance related to his series of Shares before any distribution of the assets of the Company shall be made to holders of the Common shares. After such payment shall have been made in full to the holders of the outstanding Shares, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Shares so as to be available therefor, the holders of the outstanding Shares shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company, if any, shall be divided and distributed among the holders of the Common shares then outstanding pro rata based on their respective shares. A consolidation or merger of the Company, or sale or transfer of all or substantially all its assets, or any purchase or redemption of shares of the Company of any class or series, shall not be regarded as a "liquidation, dissolution, or winding up" within the meaning of this paragraph.

(5)  DIVIDENDS

(a) Subject to the following paragraphs, dividends may be paid at the discretion of the Board.

(b) Dividends, payable in cash or such other property as the Board may determine, on a series of Shares or on Common shares, shall be declared and payable only if the Company shall have, after giving effect to the dividend, sufficient net assets, without regard to any Letter of Credit or Guarantee, to meet the general business solvency margin prescribed by the Exempt Insurance Act and Section 51 of the Act; provided that dividends with respect to any series of Shares may be paid only out of earned surplus attributable to the Subsidiary Capital Account identified with those Shares, and only to the extent that, after giving effect to the dividend, the capital and surplus identified with that Subsidiary Capital Account (without regard to any Guarantee or Letter of Credit) would meet its pro rata share, based on allocable premium income, of the minimum net assets required of the Company under the Exempt Insurance Act. Subject to the right of the holders of Shares to receive minimum dividends pursuant to the following paragraph, to the extent a dividend is declared on the Shares, it shall be declared and paid subject to the foregoing limitations for each series of Shares as a percentage of the net income for the preceding calendar year and/or earned surplus as of the end of the preceding calendar year, attributable to each series, provided that such percentage may vary among series of Shares with the level of net income and/or earned surplus. Dividends shall only be declared and paid on Common shares to the extent that the earned surplus attributable to Common shares exceeds Restricted Earned Surplus.

(c) Subject to the preceding paragraph, the holders of the Shares of each series shall be entitled to receive minimum annual dividends, payable annually within the first 120 days of each fiscal year, in cash or such other property as the Board may determine. The minimum annual dividend payable on each Share shall be such Share's pro rata portion of an amount equal to twenty percent (20%) of the net income, if any, for the preceding fiscal year attributable to the Subsidiary Capital Account associated with the series of which that Share is a part. If a holder of Shares receives no dividend or a limited dividend in any annual period as a result of the limitations set forth in the preceding paragraph, any unpaid portion of the minimum dividend otherwise payable pursuant to this paragraph shall not become payable pursuant to this paragraph in any subsequent year.

(d) In no event shall any dividend whatever be paid upon or declared or set apart for the Common shares, unless and until all minimum annual dividends required to be paid on the then outstanding Shares for the then current period shall have been paid or declared and set apart for payment.

(6)  REDEMPTION

The common shares are non-redeemable. Subject to compliance with any applicable statute or act, the Company may redeem any of its issued and outstanding Shares if all Shares of the series involved are redeemed and the redemption of such Shares is approved by a majority of the Board, provided that the Director representing holders of the Shares votes in favor of the redemption.

The redemption of Shares shall be effective on such future date as determined by the Board, which shall be no later than the last business day of the calendar year in which the redemption was approved by the Board, and in the case of a redemption of Common Shares, by holders of the Shares. Such date is herein called the "Redemption Date."

The consideration payable to the holders of redeemed Shares shall be the Subsidiary Capital Account balance for the series of such Shares as of the Redemption Date, as adjusted by the Board to reflect unrealized gains and losses on investments held by the Company and any contingent liabilities allocable to such account. Such consideration shall be paid within five (5) months of the Redemption Date, provided that the holder(s) of the redeemed Shares shall have delivered to the Company, certificates representing the Shares being redeemed duly endorsed and accompanied by such other documents as the Company may require. Such consideration shall bear interest from the Redemption Date until the earlier of the date of payment or the date that is five
(5) months from the Redemption Date, at a rate equal to the rate of interest paid on 26-week United States Treasury Bills for the issue following the Redemption Date.

Upon redemption of the Shares as aforesaid, the holder(s) thereof shall cease to have any further interest in the shares being redeemed. Shares redeemed pursuant to this Section 3(6) shall return to the status of authorized but unissued Shares.

4.   Restrictions, if any, on share transfers:

     (a) Subject to the exceptions listed below, Shares (whether owned by the original or any subsequent holder thereof) shall not be transferred in any manner unless the holder(s) has received a bona fide written offer to purchase such Shares, a copy of which has been furnished to the Company, and the Company is thereafter offered the opportunity to purchase such Shares. The Company shall have sixty (60) days during which to exercise the rights conferred upon it by this paragraph. If the Company accepts such offer, the price will be the lesser of the balance of the Subsidiary Capital Account related to such series of Shares as of the last day of the fiscal quarter immediately preceding the date on which the offer to purchase was accepted by the Company (the "Repurchase Date") (or if less than all such Shares are offered, then the pro rata portion of such account attributable to the Shares offered), or the bona fide offering price. Payment by the Company may be deferred until the end of the fiscal quarter in which the offer to
     purchase was accepted by the Company.   Shares purchased by
     the Company pursuant to this paragraph shall return to the status of authorized but unissued shares of such class. If the Company does not elect to purchase the Shares pursuant to this paragraph, they may be sold in accordance with the bona fide written offer referred to above within the following sixty (60) days, subject to the requirements of the following paragraphs. After such further sixty (60) days, any attempted sale or transfer of the Shares shall be subject to all the requirements of this paragraph.

     (b) In addition to the requirements of the preceding paragraph and except as provided in paragraph (d) below, transfers of less than all Shares of a series shall not be made unless the holder(s) has received the written consent of the Company thereto. A request for such consent must be made in writing and set forth the name(s) and address(es) of the intended transferee(s), the desired date of the transfer, and the consideration to be paid. The Company shall have sixty (60) days from receipt of such request to grant or withhold its consent to the intended transfer. If the Company fails to give its written consent, any subsequent transfer shall be void and of no effect.

     (c) Shares may not be transferred unless and until the Board has received such assurances of compliance with all applicable laws and regulations as it may deem necessary and the transferee has agreed to abide by the requirements set forth in the Stock Purchase Agreement entered into by the transferor. Certificates representing shares of any class of the Company's shares shall bear a legend substantially to the effect of this Section 4 of these Articles.

     (d) A sale, gift, assignment, pledge or other transfer of Shares shall be exempt from the requirements of paragraphs
     (a) and (b) of this Section 4 if the Board determines that the transferee or assignee of the shares is: (i) a member of the transferring shareholder's immediate family; (ii) a trust for the benefit of the transferring shareholder, or for the benefit of other exempted transferees described in this paragraph; (iii) if the transferor is a corporation, any shareholder of the transferor; (iv) if the transferor is a partnership, any of its partners; (v) a corporation which is controlled by or under common control with the transferor; (vi) the estate of a deceased shareholder or legatees and heirs of such deceased shareholder; (vii) a charitable or other qualifying organization described in
     Section 170(c)(2) of the United States Internal Revenue Code of 1986; (viii) in the case of a transfer of less than all of the Shares of a series, a person who immediately prior to such transfer is a holder of Shares of that series; or (ix) a key employe with respect to a Franchise previously designated in the Stock Purchase Agreement entered into by the transferor.

7.   Other provisions if any:

No holder of shares of the Company of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Company of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Company.

Amendment of Articles and By-Laws:

The Company's Articles and By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted, without the affirmative vote of the holders of a majority of the Common shares and of the Shares present; provided that the rights associated with any series of Shares shall not be varied, unless the rights associated with all other series are similarly changed, without the affirmative vote of the holders of a majority of the Shares of each series present.


                                                       APPENDIX B

                    STOCK PURCHASE AGREEMENT

                             BETWEEN

     MOTORS   MECHANICAL   REINSURANCE   COMPANY,   LIMITED

                               AND

                      (Certified Purchaser)

                         _________  , 19

Motors Mechanical Reinsurance
  Company, Limited
Financial Services Centre

Bishops Court Hill
St Michael, Barbados

Gentlemen:

The undersigned Shareholder (as more fully described below) hereby offers to purchase certain shares of stock of Motors Mechanical Reinsurance Company, Limited, a Barbados Corporation (the "Company"), upon the terms and conditions set forth herein. The Shareholder hereby tenders a check in the amount of the Purchase Payment (as defined herein), to be held in an escrow account with Barclays Bank PLC (the "Escrow Account"). This offer shall expire on the 120th day after the date hereof if the Company has not accepted it prior to such expiration date. The Shareholder acknowledges receipt of a prospectus dated with respect to the stock described herein.

1.   DEFINITIONS

1.1 Franchisee. The term "Franchisee" means (insert name(s) and address(es) of Franchisee(s) of the automobile sales franchise(s) related to the applicable MIC Agency Account).

1.2  MIC.  The term "MIC" means Motors Insurance Corporation, a
New York corporation.

1.3 MIC Agency Account. The term "MIC Agency Account" means the separate business record maintained by MIC or any of its subsidiaries or affiliates to track volume, experience and commissions with respect to insurance business related to the automobile sales franchise(s) owned by the Franchisee.

1.4  Purchase Payment.  The term "Purchase Payment" means the $
($75 (U.S.) x number of shares) paid hereunder as consideration for the purchase of the Shares.

1.5  Shareholder.  The term "Shareholder" means                ,
taxpayer identification number            , who is a citizen of
              ,
and who resides at                               .

1.6  Shares.  The term "Shares" means            shares (number
of shares) of the authorized shares of a series of the participating stock of the Company, which series consists of 100 shares, and which is issued in respect of the MIC Agency Account.

1.7 The masculine gender is to be construed to include a female or an entity where the context of this Agreement so requires.

2.   REPRESENTATIONS

2.1 Representation of Shareholder. The Shareholder represents that he has been duly certified (on the form furnished by the Company and attached hereto) by the Franchisee and meets the requirements for this purchase and sale as set forth in the Articles of Incorporation of the Company (the "Articles"), copies of which are attached to the prospectus. (It is understood that, if the Franchisee consists of more than one person, all such persons must join in the certification of the Shareholder.)

2.2 Representation of Company. The Company represents that the issuance and sale of the Shares pursuant to this Agreement has been duly authorized by the Board in accordance with the Articles, and is consistent with the applicable provisions of Barbados law.

3.   PURCHASE AND SALE OF SHARES

Upon acceptance of this Agreement by the Company, the Company agrees to sell and issue to the Shareholder, and the Shareholder agrees to purchase, the Shares in consideration of the Purchase
Payment.

4.   ESCROW OF PURCHASE PAYMENT

Subject to the following sentence, the Purchase Payment will remain on deposit in the Escrow Account until the Shares are issued by the Company. If this Agreement is not executed by the Company within 120 days of the date hereof, the Purchase Payment shall be refunded promptly together with any interest earned thereon. Following execution by the Company, the Shareholder shall have no right to withdraw the amount of the Purchase Payment or any interest earned thereon.

5.   COVENANTS OF THE COMPANY

5.1 Series of Participating Stock. No more than 100 shares of the same series of participating stock as the Shares shall be issued by the Company, and no other series of such stock shall be issued with respect to the MIC Agency Account.

5.2 Reinsurance Business. The business of the Company shall be limited to the reinsurance of mechanical breakdown risks underwritten by MIC or its subsidiaries or affiliates and identified with the MIC Agency Account and similar MIC accounts maintained with respect to automobile franchises for which series of participating stock of the Company are issued and outstanding.

6.   LIMITATIONS BASED ON INADEQUATE CAPITAL

The Shareholder and the Company agree that if the Company cannot meet the minimum margin of solvency requirements under Barbados insurance law, then, to the extent the net asset value attributable to the Subsidiary Capital Account (the "Account") for the shares issued pursuant to this Agreement is less than its pro rata share (based on proportionate earned premium) of the Company's required net asset value, the Company shall reduce the business attributable to the Account, on a pro rata basis with such other accounts that are similarly deficient, by retrocession or some other means acceptable to the Company, to the extent necessary to permit the Company to meet the Company's required minimum margin of solvency.

7.   RESTRICTIONS ON TRANSFER

The Shareholder agrees to be bound by and shall be subject to all provisions in the Articles (including without limitation those with respect to the ownership and transfer of the Shares) that are in effect as of the date of this Agreement or that may be added in the future, and any amendments to such provisions. It is understood that the Company may place on the certificate for the Shares a legend stating in substance:

     The sale, transfer, or other disposition of the shares evidenced by this certificate is restricted pursuant to provisions of the Articles of Motors Mechanical Reinsurance Company, Limited ("Company"), and the Stock Purchase Agreement ("Agreement") between the Company and the
     Shareholder, dated         , 19   , pursuant to which the
     shares were issued. Copies of the Articles and the Agreement may be examined at the registered office of the Company.

8.   MISCELLANEOUS

8.1 Severability. If for any reason any provision of this Agreement shall be invalid or unenforceable, the validity of any or all of the remaining provisions shall not be affected thereby; provided, however, that the absence of such illegal or invalid provisions does not so materially alter the purpose of this Agreement such that the continuation of the arrangement contemplated by this Agreement would no longer be mutually beneficial to the Shareholder and the Company.

8.2 No Waiver. The failure of any party to insist upon strict performance of any obligation hereunder shall not be a waiver of the party's right to demand strict compliance therewith in the future.

8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Barbados.

8.4 Counterparts. This Agreement has been executed in multiple copies, each of which shall for all purposes constitute one
Agreement, binding on the parties.

8.5 Assignment. This Agreement is personal to the parties and, except as contemplated herein and in the Articles, no party shall have any right to assign any right or to delegate any duty hereunder, either voluntarily or involuntarily, or by operation of law.

8.6 Term of Agreement. Except as herein expressly provided, this Agreement shall remain in force as long as the Shares remain outstanding. If not terminated sooner, this Agreement shall terminate upon the earlier of the redemption of the Shares or the liquidation of the Company.

8.7 Effect of Transfer. The Shareholder shall be relieved of all restrictions and obligations and shall not be entitled to any further benefits under this Agreement upon transfer of all the Shares and upon the agreement of the transferee to be bound by the terms and conditions of this Agreement.

8.8 Amendment. No change, modification, or amendment to this Agreement shall be valid or binding upon the parties hereto unless such change, modification, or amendment shall be in writing signed by all of the parties.

8.9 Integration. This Agreement constitutes the full and complete agreement between the Shareholder and the Company.

8.10 Captions. Titles or captions of sections, paragraphs or exhibits contained in or made a part of this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

8.11 Notices. Any and all notifications permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notification, and shall be sent by registered or certified mail, postage prepaid (1) if to the Shareholder, at the address set forth in Section 1.5 of this Agreement or at such other address as may have been furnished by the Shareholder to the Company in writing; or (2) if to the Company, in care of Alexander Insurance Managers (Barbados) Limited, Financial Services Centre, Bishops Court Hill, St. Michael, Barbados, W.I. For purposes of computing a time period, the date of mailing shall be the date of notification.

8.12 Survival of Representations and Warranties. All agreements, representations, and warranties contained herein or made in writing by the Shareholder or the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, and the sale and purchase of the Shares under this Agreement.

8.13 Relationship to Articles. The provisions of the Articles are incorporated herein to the extent relevant to this Agreement.


If the authorized representative of the Company executes this Agreement on its behalf, then this Agreement shall become a binding contract, subject to the terms and conditions set forth herein, between the Company and the Shareholder as of the date of the execution on behalf of the Company.



                                        Very truly yours,


______________________________          __________________________________
Date                                    Signature of Shareholder


                                        _________________________________
                                        Print Name of Shareholder

The foregoing Agreement is hereby accepted and agreed to as of
the date set forth below. Series P-    is hereby designated for
the Shares described in this Agreement.

MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

By ___________________________          Dated:
__________________________

Title ________________________

Note: Upon acceptance by the Company, a duly signed copy of this Agreement shall be sent to the Shareholder.


                                                       APPENDIX C

         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

                       CERTIFICATION FORM

The undersigned represent(s) that he (she)(they) is (are) the owner(s) of an automobile sales franchise doing business as ______________________ (name of dealership), with respect to which MIC Agency Account___ is maintained. The undersigned hereby designate(s) ___________________________________ (name of purchaser), who resides at ____________________________ (address of purchaser), to be deemed eligible to purchase shares of a series of the participating stock of Motors Mechanical Reinsurance Company, Limited (the "Company") pursuant to the Articles of Incorporation of the Company.



______________________________    _________________________________
Date                              Signature of Franchise
Owner


                                  __________________________________
                                  Print Name of Franchise Owner


                  (Names of Co-Owners, if any)


______________________________    __________________________________
Date                              Signature of Co-Owner

                                  __________________________________
                                  Print Name of Co-Owner



______________________________    __________________________________
Date                              Signature of Co-Owner


                                  __________________________________
                                  Print Name of Co-Owner


                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses, all of which were paid by Motors Insurance Corporation, in connection with the initial offering described in the Registration
Statement:

      Registration Fee -- Securities
       and Exchange Commission ................  $  1,500

      State "Blue Sky" fees ...................  $ 15,000

      Accountants Fees and Expenses ...........  $ 10,000

      Legal Fees and Expenses .................  $150,000

      Printing and Engraving ..................  $ 37,000

      Miscellaneous ...........................  $ 10,000
                                                 --------
           Total Expenses .....................  $223,500
                                                 --------



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Paragraph 10 of Registrant's By-Laws provides for the indemnification of Registrant's officers and directors (and such persons' heirs, executors and administrators) against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employe, fiduciary or member of any other corporation, partnership, joint venture, trust, enterprise or organization, except with respect to any matter for which indemnification would be void pursuant to the Companies Act, 1982 of Barbados (the "Companies Act").
Under the Companies Act, indemnification of Registrant's officers and directors against any liability which would attach by reason of any contract entered into or act or thing done or omitted to be done by them in performance of their office or in any way in the discharge of their duties, if the same happens through their not acting in good faith and in the best interest of the Registrant is void.

The position of the Securities and Exchange Commission regarding indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") is set forth under Item 17, paragraph 5 of this Part II.


ITEM 15.  RECENT SALE OF UNREGISTERED SECURITIES

No securities which were not registered under the Act have been issued or sold by Registrant within the past three years.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

A. Exhibits:

     3 (a)     Restated Articles of Incorporation (filed as
               Appendix A to the Prospectus).

       (b)     By-Laws of Registrant, as amended.*

     4         Specimen Participating Stock Certificate.*

     5         Opinion of Evelyn, Gittens & Farmer.*

     10 (a)    Form of Principal Retrocession Agreement between
               Motors         Insurance Corporation and
               Registrant.*

        (b) Form of Supplemental Retrocession Agreement between Motors Insurance Corporation and
               Registrant.*

        (c)    Specimen Stock Purchase Agreement (filed as
               Appendix B to the Prospectus).

        (d) Amended and Restated Stock Purchase Agreement between Registrant and Motors Insurance
               Corporation.*

        (e) Insurance Management Agreement between Registrant and Alexander Insurance Managers (Barbados) Ltd.**

     23 (a)    Consent of Evelyn, Gittens & Farmer.

        (b)    Consent of LeBoeuf, Lamb, Greene & MacRae.

        (c)    Consent of Deloitte & Touche, Independent
               Chartered Accountants.

     99 (a)    Certification Form (filed as Appendix C to the
               Prospectus).

        (b) Guarantee issued by the Minister of Finance of Barbados.*

        (c)    Certificate of Barbados Residency.*

*    Filed previously,

**   Filed as Exhibit 19(f) to Form 10-K on March 30, 1994, File
     No. 33-6534, and incorporated herein by reference.

B. Financial Statement Schedules:

No financial statement schedules are submitted herewith because the information is included elsewhere in the financial statements or the notes thereto or such schedules are not applicable.


ITEM 17.   UNDERTAKINGS

The Company hereby undertakes:

(1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) To file a post-effective amendment to the registration statement to include any financial statements required throughout a continuous offering.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St.
Michael, Barbados, on July 7, 1994.

                                   MOTORS MECHANICAL
                                   REINSURANCE COMPANY, LIMITED


                                   By  s/Ronald W. Jones

                                         Ronald W. Jones,
Vice-President,
                                           Finance

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE               TITLE                       DATE


 s/Joseph J. Pero        President and Director       July 7, 1994
   Joseph J. Pero        (Principal Executive Officer)


 s/Ronald W. Jones       Vice-President (Principal    July 7, 1994
   Ronald W. Jones       Financial and Accounting
                         Officer)

 s/Vincent K. Quinn      Executive Vice-President
   Vincent K. Quinn           and Director            July 7, 1994

 s/Louis S. Carrio, Jr. Vice-President and Director   July 7, 1994
   Louis S. Carrio, Jr.

 s/Peter R. P. Evelyn    Director                     July 7, 1994
   Peter R. P. Evelyn


              Post Effective Amendment No. 11 to
                            FORM S-1
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
       (Exact name of registrant as specified in charter)

         Barbados                           Not Applicable
(State or other jurisdiction      (I.R.S. employer identification
of incorporation or organization)               number)

           6331                     Financial Services Centre
(Primary standard industrial            Bishops Court Hill
classification number)              St. Michael, Barbados, W.I.
                                           (809) 436-4895

                                   (Address and telephone number
                                   of principal executive office)

                 RONALD W. JONES, Vice President
         Motors Mechanical Reinsurance Company, Limited
                    Financial Services Centre
                       Bishops Court Hill
                   St. Michael, Barbados, W.I.
                         (809) 436-4895
    (Name, address and telephone number of agent for service)

                            Copy to:
                     David R. Woodward, Esq.
                 LeBoeuf, Lamb, Greene & MacRae
                  1875 Connecticut Avenue, N.W.
                     Washington, D.C.  20009


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.
(X)


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                  Cross reference sheet between
                Items of Form S-1 and Prospectus
                     Pursuant to Item 501(b)
                        of Regulation S-K

     FORM S-1 ITEM NO.                       CAPTION OR
       AND CAPTION                      LOCATION IN PROSPECTUS

  1. Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus .......................           Front Cover

  2. Inside Front Page and Outside Back
     Cover Pages of Prospectus ........           Inside Front
     Cover; Outside
                                                  Back Cover

  3. Summary Information, Risk Factors
     and Ratio of Earnings to Fixed
     Charges ..........................           Summary; Risk
                                                  Factors

  4. Use of Proceeds ..................           Use of Proceeds


  5. Determination of Offering Price ..           Determination
                                                  of Offering
                                                  Price

  6. Dilution .........................           Not Applicable

  7. Selling Security Holdings ........           Not Applicable

  8. Plan of Distribution .............           Plan of
                                                  Distribution

  9. Description of Securities to be
     Registered .......................           Description of
                                                  Capital Stock

 10. Interests of Named Experts and
     Counsel ..........................           Not Applicable

 11. Information With Respect to the
     Registrant .......................           Summary; The
                                                  Company; Use of
                                                  Proceeds;
                                                  Capitalization;
                                                  Business of the
                                                  Company;
                                                  Management;
                                                  Principal
                                                  Shareholder

 12. Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities ..................           Not Applicable


             P   R   O   S   P   E   C   T   U   S

         Motors Mechanical Reinsurance Company, Limited
              26,500 Shares of Participating Stock

THE SECURITIES OFFERED HEREBY INVOLVE SIGNIFICANT RISK, ARE
SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER, AND WILL NOT BE
READILY MARKETABLE. OFFEREES SHOULD REFER TO THE SECTION
CAPTIONED "RISK FACTORS".

Motors Mechanical Reinsurance Company, Limited (the "Company"), a
Barbados company, is engaged in the business of assuming risks in respect of certain insurance policies covering motor vehicle mechanical repairs. (See "The Company.")

The shares of Participating Stock of the Company offered by this Prospectus (the "Shares") are divided into 265 series, and the authorized number of Shares of each series is 100 Shares. The offering price is $75.00 per Share. (See "Description of Capital Stock.") ALL AMOUNTS OF MONEY SHOWN IN THIS PROSPECTUS ARE STATED IN U.S. DOLLARS.

The Company is offering Shares of a series only to persons certified by the owners of motor vehicle franchises to be identified with that series and only if it receives Stock
Purchase Agreements executed by such persons which are acceptable to the Company in its sole discretion.

The Shares are being sold, on a continuous basis, by certain employes of Motors Insurance Corporation ("MIC"), who are not compensated specifically for their services in this regard. (See
"Plan of Distribution.")

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     Underwriting
                         Price to     discounts and     Proceeds
                          public      commissions      to issuer

Per Share                 $75.00         None            $75.00

Total 26,500 shares*  $1,987,500         None        $1,987,500

* Of this number, 20,400 shares had been issued and sold as of the date of this Prospectus.

            The date of this Prospectus is           , 1994.

The Company, certain of its directors, and certain experts named herein are residents of Barbados, and all or a substantial portion of the assets of the Company and of such persons are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or such persons, or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the Securities Act of 1933, as amended (the "1933 Act"). The Company has been advised by its Barbados counsel, Evelyn, Gittens & Farmer, that there is doubt as to whether Barbados courts would (1) enforce judgments of United States courts obtained against the Company or such persons predicated upon the civil liability provisions of the 1933 Act, or (2) impose, in original actions in Barbados, liabilities against the Company or such persons predicated upon the 1933 Act.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission, at Room 1024, 450 Fifth Street,
N.W., Washington, D.C.; Room 1204, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois; and Room 1102, Jacob K. Javits Building, 26 Federal Plaza, New York, New York. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

The Company furnishes to its stockholders annual reports containing financial statements that reflect the Company's overall results and condition and that have been audited and reported upon by independent public accountants, and quarterly reports for each of the first three quarters of each fiscal year containing unaudited financial information. In addition, the Company furnishes to each holder of Shares of a series a quarterly statement containing unaudited financial information relating to such series. The reports furnished by the Company contain information prepared in accordance with accounting principles generally accepted in the United States.


                       TABLE OF CONTENTS


                                                             Page

DEFINITIONS...............................................
SUMMARY...................................................
RISK FACTORS..............................................
 Relationship with MIC....................................
 Restrictions Applicable to Certain Retrocessions.........
 Extension of New Vehicle Warranties......................
 Risk of Underwriting Losses..............................
 Investment Experience....................................
 United States Tax Considerations.........................
 Risks Related to Foreign Business Operations.............
 Competition and Loss of Business.........................
 Barbados Regulatory Limitations..........................
 Reliance on Outside Consultants .........................
 Dividends................................................
 No Public Market; Restrictions on Transfers..............
 Share Redemption.........................................
THE COMPANY...............................................
ELIGIBILITY TO PURCHASE THE SHARES........................
USE OF PROCEEDS...........................................
DETERMINATION OF OFFERING PRICE...........................
DIVIDENDS.................................................
BUSINESS OF THE COMPANY...................................
 Introduction.............................................
 The Retrocessions........................................
  General Considerations..................................
  The Retroceding Company.................................
  Types of Risks Subject to Retrocession..................
  The Retrocession Agreement -- Principal Agreement.......
  The Retrocession Agreement -- Supplemental Agreement....
  Loss Reserves...........................................
 Investment Income........................................
 Employes.................................................
 Competition..............................................
 Insurance Management Agreement...........................
 Barbados Regulation and Taxes............................
  Insurance Regulation....................................
  Taxes...................................................
  Exchange Control .......................................
Facilities................................................
SELECTED FINANCIAL DATA...................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.....................
MANAGEMENT................................................
 Directors and Officers...................................
 Alternate Directors......................................
 Committees of the Board..................................
 Remuneration.............................................
PRINCIPAL SHAREHOLDER.....................................
DESCRIPTION OF CAPITAL STOCK..............................
 Allocations to Subsidiary Capital Accounts...............
 Voting Rights............................................
  Election of Directors...................................
  Proxies.................................................
  Liquidation.............................................
  Changes in Articles and By-Laws.........................
  Other Matters...........................................
 Redemption...............................................
 Liquidation..............................................
 Restrictions on Transfer.................................
  Transfers of Less Than All Shares of a Series...........
  Right of First Refusal..................................
  Exceptions for Certain Transfers........................
  Provisions Applicable to All Transfers..................
 Common Stock.............................................
 Barbados Corporate Law Provisions........................
  Dividends and Distributions.............................
  Repurchase..............................................
  Shareholders' Remedies..................................
  Enforcement of United States Judgments..................
  Indemnification.........................................
  Inspection of Corporate Records.........................
PLAN OF DISTRIBUTION......................................
 Purchase Procedures......................................
 Terms of Sale............................................
 Conditions of Sale.......................................
  Approval of Purchase....................................
 Termination of Offering..................................
UNITED STATES FEDERAL TAX CONSIDERATIONS..................
 United States - Barbados Income Tax Treaty...............
 United States Premium Excise Tax.........................
 United States Federal Income Tax Risks and
  Consequences -- the Company.............................
 United States Federal Income Tax Consequences -- the
  Shareholders............................................
LEGAL MATTERS.............................................
EXPERTS...................................................
ADDITIONAL INFORMATION....................................
INDEPENDENT AUDITORS' REPORT..............................
FINANCIAL STATEMENTS......................................
APPENDIX   A (Restated Articles of Incorporation of the
           Company).......................................
APPENDIX   B (Stock Purchase Agreement)...................
APPENDIX   C (Certification Form).........................


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESMAN, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

DEFINITIONS

As used in this Prospectus, the following terms have the particular meanings set forth below.

Common Stock -- The class of shares held by MIC.

Company -- Motors Mechanical Reinsurance Company, Limited.

Eligible Purchaser -- An individual or entity certified, by the owner(s) of the Franchise(s) for which an MIC Agency Account is maintained, as a purchaser of all or part of a series of Shares in respect of such MIC Agency Account.

Franchise -- A right conferred by a motor vehicle manufacturer pursuant to a written agreement which permits the grantee to sell the manufacturer's new motor vehicles.

MIC -- Motors Insurance Corporation.

MIC Agency Account -- The separate business record maintained by MIC or any of its subsidiaries to track volume, experience, and commissions with respect to insurance business related to any one or more particular Franchises.

Policies -- Insurance policies issued by any MIC subsidiary and reinsured by MIC that cover motor vehicle mechanical repair risks, to the extent that risks under such policies are attributable to an MIC Agency Account in respect of which a series of Shares is issued and outstanding.

Premium Income -- As used in the context of Barbados insurance laws, net premiums after deducting any premiums paid by the Company for reinsurance.

Retrocession Agreement -- The agreement or agreements entered into between the Company and MIC pursuant to which a specified portion of the risks arising under the Policies is transferred to the Company.

Shares -- Shares of the Participating Stock of the Company.

Stock Purchase Agreement -- The agreement entered into between the Company and a purchaser of Shares, in the form approved by the Company's
Board of Directors.

Subsidiary Capital Account -- The subsidiary bookkeeping record established by the Company for a particular series of shares or class of stock and maintained for the purpose of accounting for items of income and expense, gains and losses, capital contributions, and shareholder distributions which are allocated to the particular series of shares or class of stock.

                             SUMMARY

The following summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

THE COMPANY

The Company was incorporated under the laws of Barbados on June 12, 1986 and has registered as a licensee under the Barbados Exempt Insurance Act, 1983 to carry on the business of an Exempt Insurance Company from within Barbados. Its registered and principal offices are located in St. Michael, Barbados. The Company is engaged in the business of assuming insurance risks with respect to motor vehicle mechanical breakdowns insured under policies that are reinsured by MIC. The Company conducts its operations within or from Barbados. (See "The Company.")

THE OFFERING

Securities Being
Offered ...........      Participating Stock, not to exceed
                         26,500 shares, in series of 100 shares
                         each, without nominal or par value.  As
                         of the date of this Prospectus, 20,400
                         shares had been sold, leaving 6,100
                         remaining to be offered.  (See
                         "Description of Capital Stock.")

Offering Price ....      $75.00 per Share, or $7,500 per series.

Terms of Offering .      Shares of a series of Participating
                         Stock will be issued with respect to a
                         specific MIC Agency Account.   Only one
                         series of Shares will be issued with
                         respect to each MIC Agency Account.  An
                         entire series must be purchased by one
                         or more Eligible Purchasers.  (See
                         "Eligibility to Purchase the Shares.")

Offering Period ...      This offering commenced on June 1, 1987
                         and, subject to termination by the Board of Directors of the Company (the
                         "Board"), will be continuous in
                         accordance with Rule 415 under the 1933
                         Act.  All funds paid by an Eligible
                         Purchaser will be held for the benefit
                         of the Company in an escrow account at
                         Barclays Bank PLC in Bridgetown,
                         Barbados until such time as the related
                         Stock Purchase Agreement has been
                         accepted by the Company.  Upon
                         acceptance by the Company of a Stock
                         Purchase Agreement, funds will be paid
                         to the Company and Shares will be
                         issued.


Purchase Procedure..     Eligible Purchasers who wish to purchase
                         Shares will be required to submit to the Company in Barbados the following: (1) two executed Stock Purchase Agreements;
                         (2) a certified or cashier's check in
                         the amount of the purchase price of the
                         Shares payable to "Motors Mechanical
                         Reinsurance Company, Limited -- Escrow
                         Account"; and (3) certification of
                         eligibility.  (See "Eligibility to
                         Purchase the Shares.")

Restrictions on
Transfer ..........      Subject to certain exceptions, the
                         transfer of Shares is subject to the
                         Company's right of first refusal.  In
                         addition, the transfer of less than all
                         of the Shares of a series requires prior written consent of the Company. (See
                         "Description of Capital Stock --
                         Restrictions on Transfer.")

Voting Rights .....      Holders of Shares as a class are
                         entitled to elect one out of six members of the Board. Their right to vote on other matters is limited. (See
                         "Description of Capital Stock -- Voting
                         Rights.")

Risk Factors ......      This investment is subject to
                         significant risks.  (See "Risk
                         Factors.")

Capital Structure..      As of March 31, 1994, 19,900 Shares
                         representing 199 series were issued and
                         outstanding and were held by 338
                         shareholders.  In addition to the
                         Shares, the Company has authorized 2,000 shares of Common Stock without nominal or par value, all of which have been issued to MIC and are outstanding.

Use of Proceeds ...      The proceeds of this offering are added
                         to general funds of the Company and
                         utilized in its insurance business.
                         (See "Use of Proceeds.")

Plan of
Distribution ......      The Shares are being sold by employes of
                         MIC on a continuous basis.  Neither MIC
                         nor its employees are compensated
                         specifically for their services in that
                         regard, and no commissions are charged
                         or paid in connection with sales of the
                         Shares.  (See "Plan of Distribution.")


                          RISK FACTORS

Investment in the Company is subject to significant risk.
Prospective investors should carefully consider, together with the information contained elsewhere in this Prospectus, the following:

Relationship with MIC. MIC owns all of the Common Stock of the Company, which permits it to control the Board and determine, among other things, the selection of the Company's officers, outside insurance management company and outside investment adviser. (See "Description of Capital Stock," "Business of the Company -- Investment Income," "Business of the Company -- Insurance Management Agreement," and "Management.") The Company has entered into a Retrocession Agreement with MIC pursuant to which risks that MIC reinsures under Policies are "retroceded" to the Company. (See "Business of the Company -- The Retrocessions.") The Company relies entirely on the Retrocession Agreement and, thus, on MIC for its business. Therefore, any matters adversely affecting MIC may have an adverse impact on the insurance business of the Company. In addition, it should be noted that, under the Retrocession Agreement, only business identified with certain MIC Agency Accounts is retroceded. MIC and its subsidiaries have the power to terminate agency agreements and otherwise limit the Company's insurance business with respect to MIC Agency Accounts.

Pursuant to the Retrocession Agreement, the Company must pay to MIC the amounts of any and all claims paid by MIC in respect of the Policies. Although the Company may, at its own expense, be associated with MIC in the defense of any claim, MIC or its subsidiaries generally have full authority to investigate and settle, or defend, all claims. (See "Business of the Company -- The Retrocessions.")

The Retrocession Agreement extends for an indefinite term. It generally may be terminated at any time by MIC or the Company upon 30 days written notice. (See "Business of the Company -- The Retrocessions.") In the event that the Retrocession Agreement were terminated, there is no assurance that the Company could make arrangements which would allow it to continue to operate in the manner described in this Prospectus.

Restrictions Applicable to Certain Retrocessions. At the present time, MIC believes that there is no federal or state law or regulation that impairs its ability to retrocede its risks under the Policies to the Company. However, certain state insurance laws and regulations are imprecise and subject to varied interpretations, and it is possible that some state administrators could seek to limit retrocession arrangements with a non-United States insurance company or with an insurance company that is affiliated with the ceding company or its agents. Moreover, from time to time, there are legislative and regulatory proposals that could, if adopted, affect the MIC retrocession.

Extension of New Vehicle Warranties. Sales of mechanical breakdown coverages, and thus the business of the Company, may be adversely affected by changes in warranties provided by manufacturers for new motor vehicles. If such warranties are expanded, there could be an adverse effect on the sales of mechanical breakdown insurance coverage, and thus on the retrocession business of the Company. Beginning with 1989 models, GM's basic warranty was modified to cover defects in material and workmanship on all components of new vehicles for 36 months or 50,000 miles subject to a $100 deductible after the first 12 months or 12,000 miles. Beginning with 1992 models, GM's basic warranty was modified to apply for 36 months or 36,000 miles; however, the previously existing $100 deductible was eliminated.

Risk of Underwriting Losses. Mechanical breakdown risks are unpredictable and highly volatile. If losses and expenses incurred by the Company were to exceed its premium and investment income, the Company would incur net losses.

Each series of Shares bears 90% of the losses incurred (to the extent of its respective Subsidiary Capital Account balance) with respect to business attributable to the MIC Agency Account related to such series (as well as a pro rata share of 10% of all losses incurred by the Company). To the extent such losses are substantial, a holder of Shares might sustain a loss of all or a portion of his or her investment even if other holders of Shares are not similarly affected. In addition, underwriting losses allocable to a particular series may, under certain circumstances, be allocated to the other series. (See "Description of Capital Stock -- Allocations to Subsidiary Capital Accounts.")

Investment Experience. The profitability of the Company depends in part on the amount of income that the Company earns on its investments. There can be no assurance that the Company will earn a net investment return which, when added to its underwriting income, will be sufficient to offset its liability for claims and expenses. In addition, the Company could suffer investment losses due to declines in the market values of securities in which it invests which may be caused by, among other things, volatile interest rates. Substantially all of the Company's assets are currently invested in U.S. dollar-denominated securities issued outside of the United States by non-United States private or governmental issuers and U.S. dollar-denominated bank certificates of deposit issued by foreign banks and foreign branches of U.S. banks. Investing in such securities subjects the Company to certain risks not generally associated with securities issued in the United States.
Moreover, the Company has recently been authorized to invest in non-dollar denominated bonds on a fully currency-hedged basis. When effectively implemented, such forward foreign currency transactions will minimize the risk of loss resulting from a decline in the value of the foreign currency relative to the dollar, but may also limit the potential for gain in the event the foreign currency's value increases in relation to the value of the dollar. (See "Business of the Company -- Investment Income.")

United States Tax Considerations. As discussed elsewhere herein, the Company conducts a reinsurance business in Barbados and executes and administers its reinsurance agreements and manages its business affairs from Barbados. On this basis, the Company believes that it should not be deemed to be engaged in business within the United States through a permanent establishment, and, therefore, the Company believes it should not be subject to United States income tax. However, given the factual nature of the questions involved and certain aspects of the Company's treaty reinsurance program related to the United States, there can be no assurance that for tax purposes the Company ultimately will not be deemed to be engaged in business within the United States through a permanent establishment. In such event, the Company would be subject to United States income tax on business profits attributable to such permanent establishment, as well as an additional 5% branch profits tax.

Under captive insurance company provisions contained in the Tax Reform Act of 1986, each holder of Shares generally will be subject to United States income tax currently on his or her pro rata share of the earnings of the Company, whether or not such earnings are distributed. To the extent that the Company were subject to United States income tax on its business profits, the holders of Shares would not be subject to current tax on such profits, but the holders of Shares would be subject to tax on actual distributions of the Company with respect to such profits. (See "United States Federal Tax Considerations -- United States Federal Income Tax Consequences -- the Shareholders.")

No representation is made as to the effect that any change in United States tax laws or the interpretation thereof may have on the Company or holders of Shares.

Risks Related to Foreign Business Operations. The Company's business is conducted outside of the United States and may, consequently, be affected by changes in foreign governments and by other political and economic conditions. As a Barbados corporation, the Company is subject to the provisions of the Barbados Companies Act, 1982. (See "Description of Capital Stock
- -- Barbados Corporate Law Provisions.") In addition, although the Company has received a guarantee from the Barbados Minister of Finance exempting it from Barbados taxes for a period ending December 31, 2001, there is no assurance that the guarantee will be extended beyond that date.

Competition and Loss of Business. The business of insuring motor vehicle mechanical breakdown risks is highly competitive, with many companies seeking the business produced by motor vehicle dealers. Since all of the Company's business is currently derived from the Retrocession Agreement, the volume of the Company's business is dependent, to some extent, upon the marketability of agreements and plans developed by GM and MIC subsidiaries and offered through motor vehicle dealers. In addition, GM may choose not to insure its liability under mechanical repair plans with MIC or its subsidiaries. MIC management believes that at present, MIC and its subsidiaries underwrite approximately 20% of the mechanical breakdown insurance in the United States on new GM vehicles. (See "Business of the Company -- Competition.")

Barbados Regulatory Limitations. To the extent that the net asset value of the Company does not meet the minimum requirements for the Company as a whole under Barbados insurance laws and to the extent that a Subsidiary Capital Account does not support the business related to such account, the Company may reduce the amount of its business attributable to such deficient Subsidiary Capital Account.

Reliance on Outside Consultants. The Company does not have any full-time officers or employes. The Company relies on outside consultants for insurance management, day-to-day administrative services, and investment advice. (See "Business of the Company
- -- Insurance Management Agreement," and "Business of the Company
- -- Investment Income.")

Dividends. Although the Company's Restated Articles of Incorporation (the "Articles") (see Appendix A) provide for a minimum annual dividend to holders of Shares under certain circumstances, the ability of the Company to pay any dividend is subject to compliance with Barbados insurance regulatory requirements, the Barbados Companies Act and other limitations provided in the Company's Articles. (See "Dividends.")

No Public Market; Restrictions on Transfers. There is no public market for the Shares or the other capital stock of the Company, and none is expected to develop. In addition, the Shares are subject to substantial restrictions on transfer. Except for transfers to certain members of a transferor's family, certain trusts, certain business affiliates, or estates, a transfer of any series of Shares is subject to the Company's right of first refusal, and a transfer of less than all of the Shares of a series cannot be made without the express written consent of the Company. All transferees must agree to be bound by the provisions of a Stock Purchase Agreement, including, among other things, restrictions on the transfer of their Shares. (See "Description of Capital
Stock -- Restrictions on Transfer," "Eligibility to Purchase the Shares," and "Plan of Distribution.")

Share Redemption. The Board of Directors of the Company has the right to cause a redemption of the Shares of any series at any time and for any reason. This permits, among other things, the Board of Directors to redeem, at its discretion, shareholders who produce unsatisfactory business on a continuing basis. The Board also may reject a request for redemption by a shareholder. (See "Description of Capital Stock -- Redemption.")


                           THE COMPANY

Motors Mechanical Reinsurance Company, Limited (the "Company") was incorporated in Barbados on June 12, 1986, and became registered in Barbados as an insurer on June 30, 1986. The Company's registered and principal offices are located at Financial Services Centre, Bishops Court Hill, St. Michael, Barbados and its telephone number is (809) 436-4895. The Company was organized by MIC.

Pursuant to the Retrocession Agreement, the Company engages in the business of assuming risks with respect to motor vehicle mechanical breakdowns arising under insurance policies that are reinsured by MIC and that are attributable to MIC Agency Accounts
in respect of which Shares are issued and outstanding.   Under
the Retrocession Agreement, the Company has agreed to indemnify MIC for losses that may be incurred by MIC under the Policies.
As consideration for the retrocession, the Company receives a portion of the premiums paid to MIC in respect of the Policies. The Retrocession Agreement constitutes the sole source of the Company's insurance business. (See "Business of the Company.")

Barbados is an island nation located in the Atlantic Ocean. It is the eastern-most island of the West Indies. Formerly a British colony, Barbados gained its independence in 1966 and maintains a parliamentary form of government. The currency of Barbados currently is linked by law to the U.S. dollar at a fixed exchange rate, which at present is two Barbadian dollars to one U.S. dollar.

The Company conducts all of its business from Barbados and does not conduct any of its business within the United States. It is subject to general corporate and insurance regulation under the laws of Barbados, including minimum net asset value and reporting requirements. (See "Business of the Company -- Barbados Regulation and Taxes.")

               ELIGIBILITY TO PURCHASE THE SHARES

Shares of a series may be purchased only by an individual or entity certified by the owner(s) of the Franchise(s) for which an MIC Agency Account is maintained, as a purchaser of all or part of a series of Shares in respect of such MIC Agency Account ("Eligible Purchaser"). There are no formal eligibility requirements for certification; however, Franchise owner(s) have complete discretion with respect to whom they choose to certify (including themselves) and the Company has complete discretion to accept or reject any offer to purchase Shares. No more than one series of Shares is issued with respect to each MIC Agency Account. No Shares of a series are issued unless executed Stock Purchase Agreements (see Appendix B) for all Shares of that series have been received and accepted by the Company.

A prospective purchaser is considered to be properly certified if the Company has received a certificate in the form furnished by the Company (see Appendix C) from each owner of the particular Franchise(s) stating that the prospective purchaser has been designated by such owner(s) to be eligible to purchase the particular Shares. In addition, the prospective purchaser must execute a Stock Purchase Agreement and forward that agreement, together with payment for the Shares purchased, to the Company. Stock Purchase Agreements are subject to acceptance by the Company. (See "Plan of Distribution.")

Transfer of Shares is subject to certain restrictions. If less than all the Shares of a series are transferred, the Company must give its consent. In addition, the Company has a right of first refusal to purchase any Shares which the holder attempts to transfer. However, a transfer is not subject to either of the foregoing restrictions if the transferee falls into one of the categories of designated transferees set forth in the Articles. (See "Description of Capital Stock -- Restrictions on Transfer.")

                         USE OF PROCEEDS

The offering of the Shares pursuant to this Prospectus is being made on a continuous basis. This means that it is not possible to predict how many series of Shares will ultimately be purchased or the maximum net proceeds to be derived by the Company from this offering.

The proceeds derived from this offering are added to the general funds of the Company to provide capital to support its insurance business. Under Barbados law, the Company is required to have minimum net assets, determined by reference to the annual earned premium, described more fully under "Business of the Company -- Barbados Regulation and Taxes." All of the Company's available capital, including the proceeds of this offering, is invested by its investment advisor in accordance with guidelines established by the Board. (See "Business of the Company -- Investment Income.") The Company believes that the proceeds derived from this offering will be sufficient, together with its other capital, to support the Company's insurance operations for the foreseeable future.

                 DETERMINATION OF OFFERING PRICE

There is no public trading market for the Shares nor is one expected to develop. The price per Share reflects the projected capital needs of the Company and bears no relationship to any valuation criteria.

                            DIVIDENDS

Dividends may be declared and paid at the discretion of the Board, provided that each holder of Shares of a series will be entitled to receive a minimum dividend, payable annually, equal to 20% of the annual net income attributable to the Subsidiary Capital Account associated with that series of Shares. In all events, however, dividends are subject to the restrictions described in the following paragraphs.

Pursuant to the general corporate laws of Barbados, dividends on the Shares are payable only if after the payment: (a) the Company would be able to pay its liabilities as they come due; and (b) the realizable value of the Company's assets exceeds its liabilities and stated capital of all classes. Dividends may not be paid out of unrealized gains. Further, under Barbados insurance law, the Company is required to maintain a minimum capitalization of $125,000 and, in addition, the value of its assets must exceed its liabilities by: (a) $125,000 where the earned premium in the preceding financial year did not exceed $750,000; (b) an amount equal to 20% of the earned premium for the preceding financial year, where such income exceeded $750,000 but did not exceed $5,000,000; and (c) an amount equal to the aggregate of $1,000,000 and 10% of the amount by which the earned premium for the preceding financial year exceeded $5,000,000. (See "Business of the Company -- Barbados Regulation and Taxes," and "Description of Capital Stock -- Barbados Corporate Law Provisions.")

In addition to the provisions of Barbados law, the Articles place limitations on the payment of dividends. Dividends may be declared and paid only out of the earned surplus of the Company and only if the Company, after giving effect to the distribution, meets the Barbados margin of solvency requirements without regard to any letters of credit. Further, dividends with respect to any series of Shares may be paid only out of earned surplus attributable to the Subsidiary Capital Account identified with those Shares, and only to the extent that, after giving effect to the dividend, the capital and surplus identified with that Subsidiary Capital Account (without regard to any guarantee or letter of credit) would meet its pro rata share, based on allocable Premium Income, of the minimum margin of solvency required of the Company under Barbados law, as described in the preceding paragraph. To the extent a dividend, other than a minimum dividend, is declared on the Shares, it will be declared and paid subject to the foregoing limitations on all series of Shares as a percentage of the net income and/or earned surplus attributable to each series, provided that such percentage may vary with the level of net income and/or earned surplus.

In May of 1990 and June of 1991, the Company declared minimum dividends on the Shares in total amounts of $114,376 and $150,317, respectively. In April of 1992, the Company declared a dividend on the Shares aggregating $1,021,705 which was equal to 35% of earned surplus attributable to each series of Shares meeting the above requirements. In April of 1993, the Company declared a dividend on the Shares aggregating $2,021,504. This dividend was declared as a varying percentage of earned surplus attributable to each series of Shares with the percentage applicable to each series varying from 30% to 50% depending on the amount of earned surplus attributable to such series. In April of 1994, the Company declared a dividend on the Shares aggregating $2,156,304. This dividend was declared as a varying percentage applicable to each series varying from 20% to 55% depending on the amount of earned surplus attributable to such series.

Dividends on the Common Stock are also subject to the restrictions under Barbados law and the Articles described above. In addition, the Articles provide that dividends may not be declared or paid on the Common Stock unless and until each holder of Shares of a series has received any minimum dividend to which he is entitled for the current period and may be declared and paid only to the extent that the earned surplus attributable to the Common Stock exceeds Restricted Earned Surplus. (See "Description of Capital Stock -- Allocations to Subsidiary Capital Accounts.")

                     BUSINESS OF THE COMPANY

INTRODUCTION

The Company was incorporated in Barbados on June 12, 1986. It became registered in Barbados as an insurer on June 30, 1986 and commenced insurance operations in December, 1987.

The business of the Company is the assumption of motor vehicle mechanical breakdown insurance risks arising under insurance
policies reinsured by MIC      to the extent such policies are
attributable to an MIC Agency Account in respect of which a series of shares is issued and outstanding. These policies are issued either to General Motors Corporation ("GM") or to automobile dealers, reinsured by MIC, and retroceded to the Company. Shares of the Company's Participating Stock (the "Shares") are sold to persons designated by owners of motor vehicle sales franchises with respect to which MIC maintains an MIC Agency Account. A separate series is created for Shares relating to each MIC Agency Account, and a separate "Subsidiary Capital Account" is maintained for each such series. The profitability of the Company reflects both underwriting and investment experience, which is allocated among the Subsidiary Capital Accounts.

THE RETROCESSIONS

General Considerations. Reinsurance is a means of transferring the risk of loss arising under a contract of insurance from the company that initially insured the risk to the reinsurer. Retrocession is the transfer of the risk borne by the reinsurer (the "retroceding company") to another company which, in turn, assumes such risk (the "retrocessionaire"). Retrocession agreements are of numerous different types and may be individually negotiated by the parties to meet particular needs. Under a "quota share" indemnity retrocession agreement, such as the Retrocession Agreement between MIC and the Company, the retrocessionaire (the Company) is paid ("ceded") a certain percentage of the premiums collected by the retroceding company
(MIC) and, in return, agrees to indemnify the retroceding company for a certain percentage of the losses in respect of those risks. Further, a "treaty" arrangement, such as is involved here, covers all risks of a defined class.

The Retroceding Company. MIC, the retroceding company under the Retrocession Agreement, is a stock insurance company organized under the laws of New York. All of MIC's outstanding stock is owned by General Motors Acceptance Corporation which, in turn, is a wholly owned subsidiary of GM. MIC, directly and through its subsidiaries, offers property and casualty coverages in all 50 states and the District of Columbia, as well as in Canada and Europe. MIC consistently has been awarded A.M. Best Company's insurance financial rating of A + (Superior), one of the highest possible ratings.

MIC maintains MIC Agency Accounts in respect of Franchises to which the risks to be retroceded can be attributed. (A single MIC Agency Account may be established either for a single Franchise or in respect of a group of Franchises treated as a single business unit by MIC and its subsidiaries.) Currently, there are more than 6,800 MIC Agency Accounts in respect of Franchises through which mechanical insurance business is produced.

Types of Risks Subject to Retrocession. Included in the base price of the vehicle, automobile manufacturers traditionally provide a limited warranty to purchasers of new vehicles, which is designed to protect the purchaser against failures resulting from defects in the materials used or workmanship during the manufacturing process. These manufacturers warranties have varied from year to year in scope and duration. Beginning with 1989 models, GM's basic warranty was modified to cover all components of new vehicles for 36 months or 50,000 miles subject to a $100 deductible after the first 12 months or 12,000 miles. Beginning with 1992 models, GM's basic warranty was modified to apply for 36 months or 36,000 miles, with no deductible.

Automobile manufacturers, dealers and others also may make available to automobile purchasers service contracts or insurance policies (both of which are commonly referred to as "service contracts") that provide coverage against specific automobile mechanical breakdowns during the new vehicle warranty period that are not attributed to manufacturing defects and coverage for certain specified mechanical breakdowns (whether or not caused by manufacturing defects) well beyond such period. Such service contracts often provide additional services, such as towing and rental allowances.

MIC reinsures the following service contracts insured by its subsidiaries for new and used vehicles:

1. GM offers a variety of service contract options under the General Motors Protection Plan ("GMPP") to purchasers of new
GM motor vehicles and certain used GM vehicles.  In the United
States, GM currently insures its liability under this plan with a subsidiary of MIC.

2. Certain dealers offer automobile purchasers a dealer service contract called the Value Guard Mechanical Repair Plan ("MRP"), generally with respect to used cars and new non-GM cars that provide protection against certain automobile mechanical breakdowns. These service contracts provide varying degrees of protection, depending upon the particular plan involved. Such dealers obtain insurance covering their liability under these plans from a subsidiary of MIC.

MIC also writes some mechanical insurance business on a direct basis, none of which will be subject to reinsurance with the Company and none of which is included in the definition of "Policies."

The Retrocession Agreement -- Principal Agreement.   The Company
has entered into a "quota share" retrocession agreement (the "Agreement") which became effective as of December 11, 1987, the date Shares were first issued. Pursuant to the Agreement, MIC is obligated to retrocede to the Company, and the Company is obligated to assume, MIC's risks in respect of policies issued by any MIC subsidiary and reinsured by MIC that cover mechanical breakdown risks, to the extent that risks under such policies are attributable to an MIC Agency Account in respect of which a series of Shares is issued and outstanding (the "Policies"), and such risks are insured on or after the effective date of the Agreement. Under the Agreement, MIC is not obligated to retrocede any risk to the Company in excess of the amount allowed under applicable state laws concerning the retrocession of risks located in the particular state. (See "Risk Factors -- Restrictions Applicable to Certain Retrocessions.")

Pursuant to the Agreement, MIC retrocedes to the Company 75% of MIC's risk in respect of each Policy at the time it is written. Such retrocession remains in effect for the duration of the underlying Policy. With respect to this cession of 75% of the risk, MIC pays the Company 56.25% of the gross premiums it receives, reduced by any related agents' or brokers' commissions. MIC retrocedes the remaining 25% of its risk in respect of each such Policy on a monthly basis. In connection with this retrocession of 25% of the risk, MIC pays the Company 18.75% of the original gross premium, reduced by any related agents' or brokers' commissions, as earned.

Thus, for assuming 100% of each risk the Company receives, in the aggregate, 75% of the original gross premium with respect to the risk, reduced by related agents' or brokers' commissions, if any. The remaining 25% of the premium is retained by MIC as a ceding commission. The Company generally is not otherwise required to reimburse MIC for expenses incurred by MIC with respect to the Policies. Settlements between the Company and MIC are made on a quarterly basis.

Pursuant to the Agreement, the Company, at its own expense, to the extent permitted by the underlying reinsurance agreement, may join MIC or its ceding company in the defense or control of any claim, loss, or legal proceeding that results in, or is likely to result in liability for the Company. However, because MIC controls the Company, MIC will indirectly control any determination by the Company whether it will take such action. The Company will not be liable for any damages assessed against MIC arising out of its conduct in investigating, negotiating, defending, or handling any claims or suits or in dealing with its policyholders.

The Agreement requires that, as security for the amount of the Company's liability to MIC thereunder, the Company furnish, to the extent requested by MIC, collateral in the form of an irrevocable letter of credit of at least 12 months duration equal in amount to the unearned premium in respect of risks retroceded and unpaid loss reserves (including reserves for losses incurred but not reported) otherwise required to be maintained by MIC in respect of the Policies. This letter of credit must be issued by a bank acceptable to MIC. As of December 31, 1993, the Company provided MIC with such a letter in the amount of $32,250,000.

The Agreement may be terminated at any time by mutual consent of the parties, or by either party upon 30 days written notice.
Upon termination of the Agreement, MIC and the Company will remain bound by their respective obligations under the Agreement with respect to risks retroceded prior to the close of business on the date of termination. However, risks not yet retroceded to the Company under the Agreement shall remain risks of MIC.

The Retrocession Agreement -- Supplemental Agreement. MIC from time to time, enters into agreements with Franchise owners for which an MIC Agency Account is established, pursuant to which MIC, acting for itself and on behalf of certain of its subsidiaries, agrees to cede or retrocede to another insurance company mutually satisfactory to MIC and the respective Franchise owners the unexpired liability with respect to service contracts, insured under the Policies, sold after the date specified in each such agreement. This liability can be ceded or retroceded to dealer-owned companies organized specifically with respect to a particular Franchise or, if a series of Shares is issued which relates to the Franchise, pursuant to an agreement between MIC and the Company (the "Supplemental Retrocession Agreement"). For this purpose, unexpired liability means MIC's liability in respect of the remaining period of coverage under the Policy as of the effective date of the cession. Under the Supplemental Retrocession Agreement, unexpired liability in respect of the Policies is assumed on the same basis as risks retroceded to the Company under the principal Retrocession Agreement.

Loss Reserves. Reserves are balance sheet liabilities representing estimates of amounts needed in the future to pay claims with respect to insured events which have occurred as of the balance sheet dates.

For purposes of establishing loss reserves, the Company relies upon the advice of MIC. Loss reserves are established after an annual actuarial review, based on judgments of the effects of technological change, manufacturer's warranties, and MIC's historical experience with automotive mechanical breakdown risks. Consequently, the determination of loss reserves is a process inherently subject to a number of highly variable factors. Any adjustments to reserves are reflected in the operating results for the periods in which they become known.

The Company's incurred loss ratios (losses incurred as a percentage of net premium earned) on all mechanical business for the fiscal years ended December 31, 1993, 1992, and 1991 were 70.7%, 62.8%, and 68.2%, respectively.


The following table sets forth an analysis of changes in the loss reserves for the fiscal years ended December 31, 1993, 1992 and 1991:

                                    Period Ended

                         12/31/91       12/31/92       12/31/93

Beginning balance in
reserves for losses..... $1,075,123     $1,396,542     $1,622,855

Add-provision for losses
incurred related to:

  Current claim year...   7,301,654      8,461,984     11,046,932

  Prior claim years....   (282,726)      (297,535)      (134,249)

     Total.............  7,018,928      8,164,449      10,912,683

Deduct-paid losses
attributable to:

  Current claim
  year.................. 5,948,952     7,025,671        9,363,720

  Prior claim
  years.................   748,557       912,465        1,261,788

  Total................. 6,697,509     7,938,136       10,625,508

Ending balance in reserves
for losses..............$1,396,542    $1,622,855       $1,910,030


The following table analyzes the development of loss and loss adjustment expense, from February 1, 1989 through December 31,
1993.

                 1/31/90   12/31/90   12/31/91    12/31/92    12/31/93

Liability for
  unpaid claims
  and claims
  adjustment
  expense     $  766,912 $1,075,123 $1,396,542 $1,622,855  $1,910,030

Paid (cumulative)
  in subsequent
  year(s)     $  666,866 $  748,557  $ 912,465   $1,261,788

Estimated unpaid
  liability as of
  year end*        2,393     43,840    186,542      226,818

Cumulative
  Deficiency
  (Redundancy)$ (97,653)$ (282,726) $ (297,535)  $ (134,249)



*/ Because mechanical breakdown claims are generally paid within 90 days of when they are incurred, liability for unpaid claims incurred in prior years is negligible. Accordingly, liability for unpaid claims incurred in all prior years has been combined at each year end.

The table shows initial estimated reserves at December 31, 1993, 1992, 1991 and 1990 and January 31, 1990 and amounts paid on claims unsettled at each prior period end. Claims are typically processed for payment at the time the claim is reported. Therefore, the recorded claim liability at each year end represents the estimated incurred but not reported claims and claims in the process of payment. The cumulative deficiency or redundancy represents the total change in reserve estimates covering prior years.

It should be noted that the policies reinsured by the Company are written for multiple years (up to six years) and losses do not occur equally over the period for which the policy is written but tend to be clustered in the later years. Therefore, loss experience for prior years may not be indicative of that for future years.

INVESTMENT INCOME

A major source of income to an insurance company is income earned on the investment of amounts not currently required to meet claims or expenses. The principal funds available for investment by the Company come from accumulated capital, and the cumulative excess of premiums collected over losses and operating expenses paid.

The Company's funds are invested in a manner consistent with investment guidelines that are established by the Board. Under the guidelines in effect prior to April, 1994, the Company was permitted to invest only in U.S. dollar-denominated securities issued outside of the United States by non-United States private or governmental issuers, and U.S. dollar-denominated bank certificates of deposit issued by foreign banks and foreign branches of U.S. banks. Subject to the satisfaction of certain conditions, the Board authorized, in April, 1994, limited investments in non-dollar denominated bonds, on a fully currency-hedged basis. The Company may invest only in securities and certificates which are rated at least Aa3 by Moody's or AA- by Standard & Poor's or the equivalent, or are guaranteed by such an issuer. As of April, 1994, certain unrated securities may also be held if, in the opinion of the investment manager, they have at least equivalent credit standing to the above rating standard. The Board reviews on a regular basis and, where appropriate, revises the investment objectives and guidelines for the Company's funds. There can be no assurance, however, as to whether a particular investment objective, once adopted, can be achieved or that adverse factors would not cause a decrease in the overall value of the Company's investment portfolio.

Investments in non-U.S. securities, particularly those of non-governmental issuers, may involve considerations not ordinarily associated with investments in domestic issuers.
These considerations include, but are not limited to, the possibility of expropriation, the unavailability of financial information or difficulty in interpreting such information when it is prepared under foreign accounting or regulatory standards, the possible negative impact of political, social or diplomatic developments, and the possible imposition of withholding taxes by foreign taxing authorities.

Changes in interest rates in the quarter ended March 31, 1994 adversely affected the market values of the Company's investment portfolio at that date and its investment income in the quarter then ended as compared with the quarter ended March 31, 1993. Realized losses on the sale of investment securities in the quarter ended March 31, 1994 were $303,389 compared to realized gains of $378,444 in the quarter ended March 31, 1993.
Unrealized losses on investment securities held at March 31, 1994 were $1,163,467 compared to unrealized gains at December 31, 1993 of $99,886.

Rothschild Asset Management Limited ("Rothschild") manages the investment and reinvestment of the Company's funds in accordance with the investment policies and guidelines established by the Board. Rothschild, which is one of the leading institutions engaged in the management of offshore fixed-income portfolios, and which has been providing this service since 1974, is an affiliate of NM Rothschild and Sons Limited, a prominent merchant bank in London which has been in the investment management business worldwide for more than 100 years. Rothschild charges a management fee of 0.3% per annum on the first $20,000,000 of assets under management based on the market value of the Company's investment portfolio at the end of each calendar quarter, and 0.15% per annum on the excess thereof.

EMPLOYES

The Company does not have any full-time employes. Rather, the Company relies on Alexander Insurance Managers (Barbados) Ltd. (the "Manager"), to handle its day-to-day operations. (See "Business of the Company -- Insurance Management Agreement," below.) In addition, corporate secretarial services for the Company are provided by Colybrand Company Services Limited of St. Michael, Barbados. The Board and the committees thereof, however, remain responsible for the establishment and implementation of policy decisions.

COMPETITION

The insurance business is extremely competitive. MIC management believes that at present, MIC and its subsidiaries are, as a group, one of the largest mechanical breakdown insurers of new GM vehicles in the United States. There are other major companies offering similar coverage. Because the insurance business of the Company is limited to the assumption of certain mechanical breakdown insurance business ceded by MIC, the profitability of the Company depends to a large degree on the success experienced by MIC and its affiliates in competing with those other insurers.

Many commercial insurance groups are seeking to capture additional mechanical insurance business by offering to assist automobile dealers in the formation of their own dealer-owned reinsurance companies. MIC itself has assisted in the establishment of such companies for a number of qualified GM dealers. However, MIC believes that participation in the Company represents a more practical alternative for dealers who do not have the available capital, insurance management expertise or time for the personal involvement necessary for their own reinsurance company.

INSURANCE MANAGEMENT AGREEMENT

The Company has entered into an Insurance Management Agreement (the "Management Agreement") with the Manager, pursuant to which the Manager collects and disburses funds on behalf of the Company, provides bookkeeping, clerical, telephone, telex, and other services for the Company, and advises and consults with the Company in regard to all aspects of the Company's retrocession activities.

Pursuant to the Management Agreement, the Manager has undertaken to maintain an office in Barbados to perform its duties. Further, during the term of the Management Agreement and generally for a period of one year thereafter, the Manager has agreed not to provide management or accounting services for any other company which, by the nature of its operations, is offering, insuring or reinsuring mechanical breakdown and/or extended warranty or related coverages on a multi-state basis in the United States or Canada with respect to motor vehicles sold by franchised GM dealerships. Under the terms of the Management Agreement, the Company pays the Manager a fee based on hourly rates for services performed. For the year ended December 31, 1993, the Company paid fees to the Manager in the amount of $180,135.

The Manager is responsible for the payment of the salaries of its officers and employes and all office and staff overhead and other costs attributable to its services on the Company's behalf. However, out-of-pocket expenses, such as telephone, telex, postage, travel, and other items are borne by the Company on an expense reimbursement basis.

The Manager was incorporated in Barbados in 1984, and is an affiliate of Alexander and Alexander, an international insurance brokerage and insurance consulting firm. The Manager performs services similar to those performed for the Company for several other entities. The Manager has nine employes. In addition, the Manager may draw upon the resources of its affiliates as needed to provide the services contemplated under the Management Agreement. No employe of the Manager devotes all of his or her time to the business of the Company. However, the Manager is obligated to devote all employe time necessary to ensure the performance of the Manager's duties under the Management Agreement. The Manager is subject to the control and direction of the Board.

The Manager has served in that capacity since 1986. The current Management Agreement became effective on March 19, 1992 and may be terminated by either party as of the end of the then current fiscal year by the giving of written notice to the other party by September 1 of that year.

BARBADOS REGULATION AND TAXES

Insurance Regulation. The Company is subject to regulation under the Barbados Exempt Insurance Act, 1983, as amended (the "Exempt Insurance Act"). The Exempt Insurance Act and related regulations set forth a number of requirements applicable to insurers doing business in Barbados. The principal requirements are as follows:

(1) the Company is required to maintain a principal office in Barbados, appoint an auditor, and have a resident citizen of Barbados as one of its directors;

(2)  the Company must maintain assets that exceed its liabilities by:

     (a) $125,000, where the earned premium in the preceding financial year did not exceed $750,000;

     (b) an amount equal to 20% of the earned premium for the preceding financial year where the earned premium exceeded $750,000 but did not exceed $5,000,000; and

     (c) an amount equal to the aggregate of $1,000,000 and 10% of the amount by which the earned premium for the preceding financial year exceeded $5,000,000.

(3) the Company must have audited financial statements prepared in the prescribed form ("Statutory Financial Statements") in respect of its insurance business for each year;

(4) the Company must submit its Statutory Financial Statements to the Barbados Supervisor of Insurance ("Supervisor") within six months after the end of the relevant financial year; and

(5) the Company must submit to the Supervisor on an annual basis a certificate of its auditor that the Company is in compliance with the requirements of the Insurance Act as at the balance sheet date.

Taxes.   Under the Exempt Insurance Act, no income tax, capital
gains tax or other direct tax or impost is levied in Barbados on
(1) the profits or gains of the Company, (2) the transfer of the securities of the Company to any person who is not a resident of Barbados, (3) the Company, its shareholders or transferees in respect of the transfer of all or any part of the Company's securities or other assets to another licensee under the Exempt Insurance Act or to any person who is not a resident of Barbados, or (4) any portion of any dividend, interest, or other return payable to any person in respect of his or her holding any Shares or other securities of the Company. The Company has received a guarantee from the Minister of Finance of Barbados that such benefits and exemptions will be available for a period ending December 31, 2001.

Exchange Control.  Pursuant to the Exempt Insurance Act, the
Company is exempt from the Barbados Exchange Control Act.
Accordingly, the Company may hold any non-Barbadian currency and convert that currency into any other currency without restriction.

FACILITIES

The Company neither owns nor maintains any office space or facilities. Rather, the business office for the Company is provided by the Manager and is located at Financial Services Centre, Bishops Court Hill, St. Michael, Barbados. The Company believes that these facilities are adequate for its current and anticipated future needs. In addition, the Manager supplies all equipment for the Company, and maintains all insurance records for the Company.


                     SELECTED FINANCIAL DATA

The following selected financial data for the years ended December 31, 1993, 1992 and 1991, the eleven month period ended December 31, 1990 and the fiscal year ended January 31, 1990 have been derived from financial statements audited by Deloitte & Touche, independent chartered accountants, whose report with respect to their audits of the financial statements as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 is included elsewhere in this Prospectus. The data presented for the three month periods ended March 31, 1994 and 1993 are derived from unaudited financial statements presented elsewhere in this Prospectus and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the data for such periods. The results for the three month period ended March 31, 1994 are not necessarily indicative of the results to be expected for the full fiscal year. This information should be read in conjunction with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere in this Prospectus.

                          Three Months Ended March 31,
                            1994               1993


Premiums Assumed       $8,816,331          $5,389,885
Premiums Earned         4,571,906           3,572,828
Net Investment Income     267,303             839,973
Total Income            4,839,209           4,412,801
Less Losses and
  Expenses              4,516,391           3,679,676
Net Income*               322,818             733,125
Dividends Per Common
  Share                         0                   0
Total Assets           53,984,124          39,843,550
Total Policy Reserves
  and Other Liabilities46,920,295         31,646,894
Stockholders' Equity    7,063,829           8,196,656
Dividends Paid on
  Participating Shares          0                   0


                       Periods Ended December 31,**             January 31
                 1993       1992         1991          1990          1990

Premiums
  Assumed    $27,779,063 $19,386,455  $16,784,405  $12,957,759   $10,032,140
Premiums
  Earned      15,429,611  13,005,184   10,292,788    8,177,525     5,183,768
 Net Investment
  Income       2,700,242   2,522,712    1,792,947      843,021       727,844
Total Income  18,129,853  15,527,896   12,085,735    9,020,546     5,911,612
Less Losses and
  Expenses    15,425,146  12,020,682   10,165,350    8,280,612     5,297,836
Net Income*    2,704,707   3,507,214    1,920,385      739,934       613,776
Dividends Per
  Common Share         0           0            0            0             0
Total Assets  50,359,633  36,847,490   28,124,056   18,759,382    12,507,645
Total Policy
  Reserves and
  Other
  Liabilities 42,430,269  29,777,783   23,148,003   16,347,245    11,238,143
Stockholders'
  Equity       7,929,364   7,069,707    4,976,053    2,412,137     1,269,502
Dividends Paid on
  Participating
  Shares       2,021,504   1,021,705      150,317      114,376             0

*/   Information as to earnings per share is not provided
inasmuch as the results for each series of stock will vary with the underwriting experience attributable to each Subsidiary Capital Account established with respect to that series. See
Note 2(f) to the financial statements.

**/ In May of 1990, the Company changed its fiscal year end from January 31 to December 31.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Liquidity. The Company expects to generate sufficient funds from operations to cover current liquidity needs. The Company's liquidity requirements are related to payment of insurance losses, administrative expenses, and dividends. Premiums generated by the Company's reinsurance business, combined with investment earnings plus proceeds from the sale of Shares, will continue to be the principal sources of funds for the Company. Although losses are expected to increase due to the increased level of premiums assumed in each preceeding year and the anticipated incidence of claims following the expiration of manufacturers' warranties, available funds from the sources identified above have also grown. Net cash provided by operating activities has increased from $5,386,977 in 1991 and $7,598,500 in 1992 to $12,422,648 in 1993. The Company believes that such funds will be sufficient to meet its liquidity requirements in 1994 and in future years to which its reinsurance liabilities extend. No capital expenditures are expected during the next few years.

See "Dividends" for a discussion of dividends paid and legal restrictions on the payment of dividends.

On April 8, 1994, the Board of Directors authorized the payment of dividends to eligible holders of Participating Shares aggregating $2,156,304.

Capital Resources. Capitalization of the Company, as of December 31, 1993, was comprised of paid-in capital with respect to the Common Stock of $200,000, paid-in capital with respect to the Shares of $1,417,500 (compared with $1,072,500 and $817,500 as of December 31, 1992 and 1991, respectively), and earnings retained for use in the business. As of March 31, 1994, the share capital of the Company was $1,692,500, comprised of paid-in capital with respect to the Common Stock of $200,000 and paid-in capital with respect to Participating Shares of $1,492,500. In addition, the Company had surplus from retained earnings in the amount of $6,534,796 and unrealized depreciation on marketable securities of ($1,163,467).

Barbados law requires that the Company's net assets equal at least the aggregate of $1,000,000 and 10% of the amount by which the earned premium exceeded $5,000,000 in the previous fiscal year. If the Company's net asset ratio is less than mandated by Barbados law, the Company has the right to reduce the business related to a Subsidiary Capital Account by retrocession or any other means to the extent necessary to permit the Subsidiary Capital Account to meet its pro rata share of the Company's required capital and surplus. At January 1, 1994, the Company's required minimum net assets computed in accordance with Barbados law was approximately $2,042,961, compared to total capital and retained earnings of $7,929,364.

First Quarter Ending March 31, 1994. Net premium volume continues to increase as additional participants are added to the program. During the quarter ended March 31, 1994, 10 new series of Shares were added bringing the total number of series approved to 199. Premiums earned increased by $999,078 over the comparable period of 1993. The ratio of losses incurred to premiums earned for the quarter under review is 69.8% as compared to 73.1% for the quarter ended March 31, 1993.

Expenses increased by $836,715 to $4,516,391 in the quarter ended March 31, 1994 from $3,679,676 in the first quarter of 1993. Net underwriting income in the quarter ended March 31, 1994 increased $162,363 to $55,515 compared with an underwriting loss of $106,848 in the 1993 quarter. The increase in net underwriting income, however, was offset by a decline in investment income of $572,670, from $839,973 in the first quarter of 1993 to $267,303 in the comparable period of 1994, due to realized losses on the sale of invested assets. The Company has reported net income for the three month period ended March 31, 1994 of $322,818 compared to net income of $733,125 for the three month period ended March 31, 1993.

Changes in interest rates in the quarter ended March 31, 1994 adversely affected the market values of the Company's investment portfolio at that date and its investment income in the quarter then ended as compared with the quarter ended March 31, 1993. Realized losses on the sale of investment securities in the quarter ended March 31, 1994 were $303,389 compared to realized gains of $378,444 in the quarter ended March 31, 1993.
Unrealized losses on investment securities held at March 31, 1994 were $1,163,467 compared to unrealized gains at December 31, 1993 of $99,886. The Company's investment guidelines do not permit the use of financial instrument derivatives in managing interest rate risk.

Cash, cash equivalents and investments valued at market have increased from $36,671,259 at the beginning of the year to $37,946,767 at March 31, 1994.

FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" is effective for years beginning after December 15, 1993 and will require the Company to classify its securities holdings into three categories (trading, available for sale, and held to maturity). The Company adopted Statement No. 115 in 1994 and classified its securities portfolio as available for sale. Adoption of the statement did not have a material effect on the Company's financial position and results of operations.

Results of Operations - Year Ended December 31, 1993. The Company became operational during the fiscal year ended January 31, 1988. The Company's first year of full operation was the fiscal year ended January 31, 1989. In May of 1990, the Company changed its fiscal year end from January 31 to December 31. A full 12 months of underwriting activity are reflected in the financial statements for all periods presented. The results of operations for the 11-month period ended December 31, 1990, however, include only 11 months' investment income and administrative expense. Accordingly, results for the 11-month period ended December 31, 1990 are not fully comparable with results for full fiscal years.

During the fiscal year ended December 31, 1993, the Company had net income of $2,704,707 compared to $3,507,214 and $1,920,385 for the fiscal years ended December 31, 1992 and 1991, respectively. The reduction in net income during 1993 compared to the previous year is the result primarily of an increase in losses incurred as discussed below. The Company had earned premiums of $15,429,611 compared to $13,005,184 and $10,292,788 for the fiscal years ended December 31, 1992 and 1991, respectively. Increased premium income has been generated by the addition of 46 new series during the year ended December 31, 1993, and the continuing flow of reinsurance premiums from series issued in prior fiscal years. There were 189 series of Shares outstanding at December 31, 1993 compared to 143 and 109 series of Shares outstanding at December 31, 1992 and 1991, respectively. Investment income during the period totaled $2,700,242 compared to $2,522,712 and $1,792,947 for the fiscal years ended December 31, 1992 and 1991, respectively. These gains are attributable to an increase in assets under management which were partially offset by lower interest rates. At present, the Company's investments are comprised entirely of U.S.-dollar denominated fixed-income securities. In the future, the Company may also invest in foreign-denominated bonds in situations where the investment manager anticipates a higher rate of return (net of hedging costs) than would be available in the market for similarly rated U.S.-dollar denominated bonds. (See "Business of the Company -- Investment Income.")

The Company incurred losses and expenses during the fiscal year ended December 31, 1993 of $15,425,146 compared with $12,020,682 and $10,165,350 for the fiscal years ended December 31, 1992 and 1991, respectively. This was comprised of provisions for losses incurred during the period of $10,912,683, ceding commissions and excise taxes of $4,009,285 and operating expenses of $503,178. Losses incurred in 1992 and 1991 were $8,164,449 and $7,018,928, respectively. The ratio of losses incurred to premiums earned for the fiscal year ended December 31, 1993 was 70.7% compared to 62.8% and 68.2% for the fiscal years ended December 31, 1992 and 1991, respectively. Management believes the Company's increased loss experience in 1993 reflects the effects of changes in underlying manufacturer's warranties. The expiration during 1992 of certain unlimited mileage mechanical plans that had been retroceded to the Company and the elimination of certain deductibles under warranties for certain 1992 model vehicles had a favorable impact on 1992 loss experience. On the other hand, the reduction of warranties from 50,000 to 36,000 miles for certain 1992 model vehicles adversely affected 1993 losses. Management does not believe that the level of losses will continue to rise. The loss ratio in the first quarter of 1994 was 69.8%, as compared to 73.1% for the quarter ended March 31, 1993.

The Company incurred operating expenses during the fiscal year ended December 31, 1993 of $503,178 compared to $478,475 for the fiscal year ended December 31, 1992 and $307,301 in 1991. In 1993 and 1992, the Company paid share issuance costs and allocated such costs to the Subsidiary Capital Account for the Common Stock. In previous years, these expenses had been paid by MIC pursuant to an agreement by which MIC agreed to pay the costs of issuing shares until such costs could be allocated to the Subsidiary Capital Account for the Common Stock. Share issuance costs for the fiscal year ended December 31, 1993, which were paid by the Company and charged to the Subsidiary Capital Account for the Common Stock, were $74,461 compared to $80,298 for the fiscal year ended December 31, 1992.

Pursuant to the Retrocession Agreement, the Company must furnish to MIC collateral in the form of an irrevocable letter of credit of at least 12 months duration generally equal in amount to the unearned premium in respect of risks retroceded and unpaid loss reserves (including reserves for losses incurred but not reported) otherwise required to be maintained by MIC in respect of the Policies. As of December 31, 1993, the Company had furnished such a letter of credit in the amount of $32,250,000.

The Company had unearned premium reserves of $44,657,483 as of March 31, 1994, $40,413,058 as of December 31, 1993, and
$28,063,606 as of December 31, 1992. These amounts are attributable to the long-term nature of the contracts sold. Such contracts may extend for 48 months, 60 months, or 72 months from date of issue. In addition, the risk of loss to the Company under the contract arises primarily after the underlying manufacturer's warranty expires -- usually after 36 months or 36,000 miles, whichever comes first. Because the Company has little risk of loss during that period, most premium is not recognized until the expiration of the underlying manufacturer's warranty. Since very little premium is recognized as earned until the expiration of the underlying warranty, most of the premium written in any year is recorded as unearned.


                           MANAGEMENT

DIRECTORS AND OFFICERS

Five of the current directors of the Company were elected by MIC through its ownership of the Common Stock. One director was elected by the holders of the Shares at the Annual Shareholders Meeting held on April 8, 1994. The directors and officers of the Company are as follows:

                                   POSITION WITH THE COMPANY
                                   (AND OTHER EMPLOYMENTDURING
    NAME                     AGE   PAST FIVE YEARS)

Joseph J. Pero ............  54    President and Director
                                   (President and Director,
                                   MIC).

                                   Mr. Pero has been a Director
                                   since 1986.  He served as
                                   Vice-President from 1986 until
                                   1987 when he was appointed
                                   President.

Vincent K. Quinn ..........  63    Executive Vice-President
                                   and Director (Executive
                                   Vice-President and
                                   Director, MIC).

                                   Mr. Quinn has been a Director
                                   since 1986.  He was appointed
                                   Executive Vice-President in
                                   April of 1992.

Louis S. Carrio, Jr. ......  50    Vice-President and
                                   Director (Vice-President,
                                   MIC).

                                   Mr. Carrio became a Director
                                   and was appointed Vice-
                                   President in June of 1991.

Peter R. P. Evelyn ........  52    Director (Attorney,
                                   Evelyn, Gittens & Farmer,
                                   a Barbados law firm).

                                   Mr. Evelyn has been a Director
                                   since 1986.

Donald C. Mealey...........  58    Director (President, Don
                                   Mealey Chevrolet, Inc.).

                                   Mr. Mealey became a Director
                                   in April of 1994.

Ronald W. Jones ...........  41    Vice-President, Finance
                                   (Managing Director,
                                   Alexander Insurance
                                   Managers (Barbados)
                                   Ltd.).

                                   Mr. Jones has served as Vice-
                                   President, Finance since 1987.

Michael R. Boyce ........... 54    Secretary (Principal,
                                   Colybrand Company
                                   Services, Limited,
                                   Barbados, since 1993;
                                   previously principal,
                                   Price Waterhouse, Eastern
                                   Caribbean).

                                   Mr. Boyce was elected
                                   Secretary in 1994.  Mr. Boyce
                                   served previously as Assistant
                                   Secretary to the Company.

The directors and officers named above serve in those capacities until the annual meeting of shareholders next following their election.

ALTERNATE DIRECTORS

The By-Laws allow for the election of an alternate director for each director. The holders of the Common Stock may elect up to five alternate directors and the holders of the Shares may elect one alternate director. An alternate director may attend meetings of directors and vote in respect of any matter presented if the director for whom he is an alternate is not present. Alternate directors shall not otherwise be deemed directors of the Company for any purpose. At the Annual Shareholders Meeting held on April 8, 1994, alternate directors were elected for Messrs. Quinn and Carrio.

COMMITTEES OF THE BOARD

The By-Laws authorize the Board to delegate any of its powers to committees of two or more directors. The only currently existing committee of the Board is the Nominating Committee which consists of three directors, including one elected by the holders of Shares and two elected by the holders of the Common Stock. The duties of the Nominating Committee are limited to the nomination of one person, who may not be an incumbent director but may be an incumbent alternate director, to stand for election as a director representing the holders of Shares at the next following annual meeting and the nomination of one person, who may not be an incumbent director, to stand for election as an alternate director by the holders of Shares at the next following annual meeting.


REMUNERATION

No director or officer of the Company is compensated directly by the Company for his services as such. However, each director and officer of the Company is reimbursed for expenses incurred for attendance at Board, committee, and shareholder meetings. In addition, Mr. Jones is an officer of the Manager, which receives management fees and compensation for data processing services; Mr. Evelyn is a member of the law firm of Evelyn, Gittens & Farmer, which serves as the Company's Barbados counsel; and Mr. Boyce is affiliated with Colybrand Company Services Limited, St. Michael, Barbados, which provides corporate secretarial services to the Company.

PRINCIPAL SHAREHOLDER

MIC owns all of the issued and outstanding shares of the Common
Stock of the Company, which consist of 2,000 shares.  Donald C.
Mealey, a director, owns 140 shares in three series of Participating Stock.

                  DESCRIPTION OF CAPITAL STOCK

The Company is currently authorized to issue 2,000 shares of Common Stock, without nominal or par value per share, all of which have been issued to MIC and are outstanding. In addition, the Company is currently authorized to issue 100,000 shares of Participating Stock (the "Shares"), also without nominal or par value per share (collectively, the Shares and the Common Stock are referred to as the "Capital Stock"). The Shares are issued in series of 100 shares. As of March 31, 1994, 19,900 Shares representing 199 series had been issued and were outstanding and were held of record by 338 shareholders. Subsequently three series totalling 300 shares were redeemed due to unsatisfactory performance. All of the Capital Stock is, when issued and outstanding, fully paid and nonassessable. No shares of Capital Stock have conversion, preemptive or sinking-fund rights.


ALLOCATIONS TO SUBSIDIARY CAPITAL ACCOUNTS

The Company has established a Subsidiary Capital Account with respect to the Common Stock as a class, and establishes such an account with respect to each series of Shares at the time a series is issued. Subsidiary Capital Accounts are maintained solely for the purpose of the allocations described below, and do not serve any other legal or accounting function. None of the Company's assets are segregated or earmarked with respect to those accounts.

The consideration received by the Company upon the issuance of a particular series of Shares and the Common Stock as a class are allocated to the Subsidiary Capital Account for that series or class. Items of income and expense, and losses, attributable to insurance underwriting activities are determined and allocated to the Subsidiary Capital Accounts as of the end of each quarter. Investment experience, and other items of income and expense, gains and losses and distributions with respect to the Capital Stock, are determined and allocated to the Subsidiary Capital Accounts as of the end of each quarter. All such accounting determinations are made using United States generally accepted accounting principles, unless otherwise required by the Articles.

For purposes of the following discussion, items shall be "related" to the Subsidiary Capital Account for the series identified with the MIC Agency Account to which such items can be attributed.

(1) Allocations with respect to underwriting activities are made as follows:

     (a) With respect to premiums ceded by MIC to the Company, 100% to the related Subsidiary Capital Account; provided, however, that an amount equal to 1-1/3% of those premiums, net of related ceding commissions, are subtracted from such Subsidiary Capital Account and allocated to the Subsidiary Capital Account for the Common Stock.

     (b) With respect to any agents' or brokers' commissions, commissions recaptured, unearned premiums, reinsurance premiums ceded, and any United States excise tax, 100% to the related Subsidiary Capital Account.

     (c) With respect to losses incurred, and any amount of losses recovered through salvage, subrogation, reimbursement or otherwise,

          (i)  Ninety percent (90%) to the related Subsidiary
               Capital Account; and

          (ii) The remainder among all Subsidiary Capital
               Accounts of the Shares pro rata in accordance with the relative earned premiums attributable to those accounts for the calendar quarter in which the losses are incurred.

     (d)  With respect to return premiums, 98-2/3% to the related
          Subsidiary Capital Account and 1-1/3% to the Subsidiary
          Capital Account for the Common Stock.

(2) Any expenses or liabilities attributable to day-to-day Company operations, excluding any United States Federal income taxes, are allocated among all Subsidiary Capital Accounts for the Shares pro rata in accordance with the relative earned premiums allocated to those accounts for the quarter in which the expense or liability is incurred.

(3) Any United States Federal income tax liability (and any interest thereon or any penalties related thereto) is allocated among the Subsidiary Capital Accounts based upon the relative contribution of each of those accounts to the taxable income of the Company upon which the tax (or any interest or penalties) is imposed.

(4) Any expenses or liabilities attributable to the sale and issuance of Shares, including but not limited to the costs of compliance with regulations and requirements of the Securities and Exchange Commission and state securities laws (but not including ongoing periodic reporting costs), are allocated to the Subsidiary Capital Account for the Common Stock; however, MIC may undertake to pay such expenses.

(5) Any expenses or liabilities of the Company not allocable in the manner described in paragraphs 2 through 4 above are allocated among the Subsidiary Capital Accounts on the basis of the relative balances of those accounts as of the end of the quarter preceding the date on which the expense or liability is incurred.

(6) (a) Investment income, net of any direct investment expense, is allocated among the Subsidiary Capital Accounts pro rata based upon the relative Investment Asset Balance (as defined in subparagraph (b) below) of each of those accounts as of the last day of the quarter preceding the quarter for which the investment income is being allocated. For these purposes, net investment income includes realized (but not unrealized) gains and losses.

     (b)  The Investment Asset Balance of each Subsidiary Capital
          Account is equal to the capital and surplus of each
          account, increased by:

          (i) the unearned portions of the written premiums that have been collected by the Company attributable to those accounts as of the last day of the quarter preceding the quarter for which the income is being allocated, net of any applicable commissions and taxes;

          (ii) the outstanding loss reserves attributable to each of those accounts as of the last day of the quarter preceding the quarter for which the income is being allocated; and

          (iii) any other outstanding liability that has been charged to the account as of the last day of the quarter preceding the quarter or which the income is being allocated.

(7) (a) If, after the credits and charges described in paragraphs 1-6 above are made to the Subsidiary Capital
          Accounts there exists a deficit in one or more of the accounts, then each such deficit is allocated to and charged against:

          (i) first, the Subsidiary Capital Account for the Common Stock to the extent of Restricted Earned Surplus (the phrase "Restricted Earned Surplus" refers to the portion of the earned surplus, if any, in the Subsidiary Capital Account for the Common Stock equal to that 1-1/3% of the premiums ceded to the Company during the immediately preceding five-year period which was subtracted from the Subsidiary Capital Accounts for the Shares pursuant to paragraph 1(a) above, net of losses allocated to that account during such period pursuant to the allocation procedure described in this paragraph 7 and net of return premiums allocated to that Account during such period pursuant to the allocation procedure described in paragraph (1)(d) above);

         (ii) then, the Subsidiary Capital Accounts for the Shares, pro rata, based upon the relative earned premiums allocated to each such account for the quarter for which the allocation is being made, provided, however, that only accounts which have positive balances are taken into account for purposes of this allocation;

        (iii) then, the remaining Subsidiary Capital Accounts for the Shares with positive balances as of the last day of the quarter for which the allocation is being made, pro rata, based upon such balances; and

         (iv)  then, to the extent necessary, the Subsidiary
               Capital Account for the Common Stock.

     (b) If, as a result of an allocation of a deficit as described in subparagraph (ii) or (iii) of paragraph
          (a) above, a deficit is created in one or more of the Subsidiary Capital Accounts, then the resulting deficit(s) are further allocated in the manner provided in that subparagraph before applying a subsequent subparagraph.

     (c) Notwithstanding the foregoing, if any Subsidiary Capital Account for a series of Shares had a deficit that was allocated to and charged against the Restricted Earned Surplus, then at the end of any succeeding quarter for which that account otherwise would show an account balance greater than zero, the balance is reallocated to the Restricted Earned Surplus until all reductions of that surplus attributable to that Subsidiary Capital Account have been restored.

          Thus, a loss in a Subsidiary Capital Account which exceeds the balance in that account is absorbed by other Subsidiary Capital Accounts, in general, as follows: The amount of such excess losses is charged first to the Restricted Earned Surplus portion of the Subsidiary Capital Account of the Common Stock. Any remaining losses, should the Restricted Earned Surplus be exhausted, are allocated among the Subsidiary Capital Accounts of other participating series. Any then unabsorbed losses are charged to the Subsidiary Capital Account of the Common Stock.

          Funds drawn from the Restricted Earned Surplus in the manner described above must be restored from the Subsidiary Capital Account that drew the funds if at any time it returns to a positive balance. Funds drawn from the Subsidiary Capital Accounts of other series are not, however, restored.

(8) (a) Dividends, payments upon redemption or liquidation (described below), and any other distributions with respect to the Capital Stock are allocated to the Subsidiary Capital Account for the class or series with respect to which the dividend, payment or distribution was made.

      (b) Where all Shares of a series are repurchased by the Company pursuant to its right of first refusal or redeemed in accordance with the Company's procedures for redemption, the Subsidiary Capital Account for that series is terminated. Thereafter, all income, expenses, gains and losses that would have been allocated to the terminated account, will be allocated among the Subsidiary Capital Accounts of the existing series of Shares pro rata based upon relative earned premiums attributable to such accounts for the calendar quarter in which the item was earned or incurred; provided, however, that a net deficit for any such period shall be allocated in accordance with the provisions described above

Using the procedures described above, the Company has allocated items of gain and loss to the Subsidiary Capital Account for each series. Initially each Account had a balance of $7,500 representing the amount paid for the Shares of that series. During the fiscal year ended December 31, 1993, $507,643 of net underwriting gains were allocated among the 189 series of Shares outstanding as of December 31, 1993 and $2,700,242 of net investment income and $503,178 of administrative expenses were allocated among the 189 series of Shares outstanding as of December 31, 1993 and the Common Stock.

As of December 31, 1993, 163 such series had balances greater than $7,500 (ranging from $7,537 to $187,718) and 26 series had balances less than $7,500 (ranging from $6,904 to zero). (It should be noted that the amounts in the Subsidiary Capital Accounts can fluctuate substantially and therefore may not be indicative of future results.) At December 31, 1993, an aggregate of $901,758 had been advanced from the Restricted Earned Surplus (which forms a portion of the Account established for the Common Stock owned by MIC) to 15 Subsidiary Capital Accounts and remained outstanding at that date. Aggregate deficits reallocated among the Subsidiary Capital Accounts of the Shares through December 31, 1993 were $369,711.

The Subsidiary Capital Account for the Common Stock had, at the time it was established, a balance of approximately $200,000, representing the capital paid in by MIC for the 2,000 shares of the Common Stock issued to it. That Subsidiary Capital Account is not affected directly by underwriting gains and losses attributable to the various Subsidiary Capital Accounts related to series of Shares, but is affected by those gains and losses indirectly to the extent that one of the Subsidiary Capital Accounts for a series of Shares incurs a deficit, in which case resort to the Subsidiary Capital Account for the Common Stock will result, in the manner described above.

The allocations of income and expense, gains and losses, and distributions described above are subject to approval by the Board, and when finally so approved are considered final and conclusive and will be binding on all holders of Shares for all purposes including without limitation any redemption of Shares pursuant to the Company's procedures for redemption. (See "Description of Capital Stock -- Redemption.")

The Company is currently in compliance with net asset value requirements of Barbados insurance law. However, in the event that the Company is unable to comply with such requirements in the future, it has the right to reduce the business related to a Subsidiary Capital Account by retrocession or any other means to the extent necessary to permit the Subsidiary Capital Account to meet its pro rata share of the Company's required capital and surplus.

VOTING RIGHTS

Subject to the following, holders of Capital Stock are entitled to one vote for each share held on any question on which the holder is entitled to vote. The matters on which holders of Capital Stock are entitled to vote, and the relative voting rights of each class of stock, are set forth below.

Election of Directors. The holders of Shares as a class are entitled to elect one director of the Company and one alternate director, and the holders of Common Stock as a class are entitled to elect five directors and up to five alternate directors. At least one of the directors must be resident in Barbados. Cumulative voting is not permitted.

Proxies. Any shareholder of the Company may appoint another person as his or her proxy to act on behalf of the appointing shareholder at any annual meeting of the Company. The appointment of a person as proxy for a shareholder must be in writing.

Liquidation. The Company may be liquidated upon the vote of at least 75% of the outstanding Shares. (See "Description of Capital Stock -- Redemption," and "Description of Capital Stock
- -- Liquidation.")

Changes in Articles and By-Laws. No change may be made in the Articles or By-Laws unless a majority of the Shares, and a majority of the Common Stock, present in person or by proxy and voting at a meeting at which a vote on that issue is put forth for a vote, approve the change. In addition, no amendment may vary the rights associated with any one series unless either the rights associated with all other series are similarly changed or a majority of the holders of the Shares of each series present in person or by proxy at a meeting vote in favor of the amendment.

Other Matters. Any matters other than those described above which call for a shareholder vote require only approval by a majority of the outstanding shares of Common Stock.

REDEMPTION

Pursuant to the Articles, the Capital Stock may be redeemed as follows: The Company may redeem outstanding Shares of a series at any time for any reason if the redemption of such Shares is approved by a majority of the Board of Directors, provided that the Director representing the Shares must vote in favor of the action being taken. The Common Stock is nonredeemable in all circumstances.

A redemption of Shares is effective as of the date specified by the Board of Directors but no later than the end of the calendar year in which the redemption was approved by the Board. This date is referred to hereinafter as the "Redemption Date." The consideration payable to the holders of redeemed shares of Capital Stock will be the Subsidiary Capital Account balance ("Account Balance") of those shares as of the Redemption Date, as adjusted by the Board to reflect unrealized gains and losses on investments held by the Company and any contingent liabilities allocable to such account. Each holder of redeemed Shares will receive the pro rata portion of the Account Balance that corresponds to the proportionate number of Shares of the series owned. The Account Balance will be paid within five months of the Redemption Date and bear interest from the Redemption Date until the date of payment at a rate equal to the yield on 26-week U.S. Treasury Bills for the issue immediately following the Redemption Date.

Upon the redemption of Shares on the Redemption Date, the redeemed Shares will be cancelled and the holders thereof will no longer have any interest in the Shares redeemed or in the Subsidiary Capital Account with respect to the redeemed Shares.

LIQUIDATION

Subject to Barbados regulatory and judicial approvals, the Company may be liquidated upon the vote of 75% of the outstanding Shares. (See "Description of Capital Stock -- Redemption.") In the event of the liquidation of the Company, after payment of all liabilities of the Company, each holder of Shares of a series is entitled to receive his pro rata share of his respective Account Balance before any distribution of the assets of the Company is made to the holder(s) of Common Stock. Thereafter, the holders of Shares are not entitled to participate further in the distribution of the assets of the Company. Each holder of Common Stock will be entitled to receive his pro rata share of the remaining assets of the Company, if any.

RESTRICTIONS ON TRANSFER

There is no existing public market for the Shares, and it is not anticipated that one will develop in the future. In addition, the Articles set forth a number of restrictions on the manner in which the Shares may be transferred. These restrictions and certain exceptions thereto are described below.

Transfers of Less Than All Shares of a Series. Subject to the exceptions described below, transfers of less than all Shares of a series may not be made unless the transfer is to the Company, or the holder(s) of the Shares sought to be transferred has received the written consent of the Company. A request for consent must be made in writing and set forth the name(s) and address(es) of the intended transferee(s), the desired date of the transfer and the consideration to be paid. No transfer may otherwise be made by a shareholder of less than all of the Shares of a particular series that he owns. If the Company fails to give its written consent, any subsequent transfer is void and of no effect.

Right of First Refusal. Subject to the exceptions described below, transfers of Shares of a series may not in any event be made unless the holder(s) has received a bona fide written offer to purchase such Shares, a copy of that offer has been furnished to the Company, and the Company is thereafter offered the opportunity to purchase the Shares. The Company will have 60 days during which to exercise its right to purchase the Shares sought to be transferred. If the Company accepts the offer to purchase, the price will be the lesser of the Account Balance for the series of Shares sought to be transferred as of the last day of the quarter immediately preceding the date on which the offer to purchase was accepted by the Company, or the bona fide offering price. A purchase made by the Company pursuant to this "right of first refusal" will be deemed effective upon acceptance by the Company of the offer to purchase, although payment by the Company may be deferred until the end of the quarter in which the offer to purchase is accepted by the Company. Shares purchased by the Company pursuant to its right of first refusal will be cancelled.

Exceptions for Certain Transfers. A transfer of either all or a portion of the Shares of a series is not subject to either the consent or right of first refusal of the Company where the Board determines that the transferee of the shares is: (1) a member of the transferring shareholder's immediate family; (2) a trust for the benefit of the transferring shareholder or for the benefit of other exempted transferees described in this paragraph; (3) if the transferor is a corporation, any of its shareholders; (4) if the transferor is a partnership, any of its partners; (5) a corporation which is controlled by or under common control with the transferor; (6) the estate of a deceased shareholder and legatees or heirs of a deceased shareholder; (7) a charitable or other qualifying organization described in section 170(c)(2) of the United States Internal Revenue Code of 1986, or any successor provision thereto; (8) in the case of a transfer of less than all the Shares of a series, a person who immediately prior to such transfer is a holder of Shares of that series; or (9) a key employe of an owner of a Franchise previously designated in the Stock Purchase Agreement entered into by the transferor.

Provisions Applicable to All Transfers. No Shares may be transferred unless and until the Board has received, from the holder of the Shares sought to be transferred, assurances of compliance with all applicable laws and regulations. Further, transferees of Shares must agree to abide by the requirements set forth in the Stock Purchase Agreement entered into by the transferor.

Certificates representing the Shares will bear a legend noting the applicable limitations on transfers.

COMMON STOCK

On June 13, 1986 and January 16, 1987, the Company issued to MIC
1,250 shares and 750 shares, respectively, of Common Stock of the Company, without nominal or par value.

A Subsidiary Capital Account has been established for this class of stock, and allocations of various items to such account are described above. (See "Description of Capital Stock --
Allocations to Subsidiary Capital Accounts.")

Holders of Common Stock as a class are entitled to elect five directors, at least one of whom must be resident in Barbados, and up to five alternate directors. As a class, these holders generally have the sole right to vote on matters not specifically reserved to the Shares. (See "Description of Capital Stock -- Voting Rights.")

BARBADOS CORPORATE LAW PROVISIONS

The corporate law of Barbados was derived historically from that of England prior to the coming into force in 1985 of the Companies Act Cap. 308 of the Laws of Barbados, which is similar to the Canada Corporations Act. Barbados law may differ in certain respects from comparable law in the United States. The following is a summary of certain provisions of Barbados corporate law as prepared by Evelyn, Gittens & Farmer, the Company's Barbados counsel. The summary does not purport to contain all applicable provisions and does not purport to be complete or cover all respects in which Barbados corporate law may differ from laws generally applicable to United States corporations and their shareholders.

Dividends and Distributions. Under Barbados law, a company may pay dividends only if there are reasonable grounds for believing that (a) the company would be able, after the payment of the dividends, to pay its liabilities as they become due, and (b) the realizable value of the company's assets would be greater than the aggregate of its liabilities and stated capital of all classes. Dividends may not be paid out of unrealized gains.

Repurchase. The Company is authorized by the Articles, subject to certain approvals, to repurchase its own shares. Such purchases may only be effected if the Company can satisfy a similar solvency test as that described above under "Dividends and Distributions."

Shareholders' Remedies. Barbados corporate law contains wide protection for minority shareholders and investors generally. A statutory right of action is conferred on subscribers to shares of a Barbados company against the directors and officers responsible for the issue of a prospectus, in respect of damages suffered by reason of untrue statements therein. In addition, the Company may take action against directors and officers for breach of their statutory duty to act honestly and in good faith with a view to the best interests of the Company.

Enforcement of United States Judgments. Except as mentioned below, a judgment of a court in the United States, under which a sum of money is payable, will under most circumstances be enforced as a debt by the courts of Barbados without reexamination of the merits of the case. This will not apply where the judgment is for payment of taxes, fines or penalties. There is also doubt as to whether a Barbados court would enforce judgments of United States courts obtained against the Company, or its directors and officers resident in Barbados, predicated on the civil liability provisions of the 1933 Act or, in original actions, impose liabilities against the Company or such persons predicated upon that Act.

Indemnification. The By-Laws of the Company provide for the indemnification of its directors and officers against liabilities incurred in their capacities as such, but the indemnity does not extend to any liability incurred in respect of wilful negligence, wilful default, fraud or dishonesty in relation to the Company.

Inspection of Corporate Records. Shareholders have the right to inspect and copy the Articles and By-Laws, corporate register, security register, minutes of shareholders meetings, any unanimous shareholder agreement, as well as audited financial statements of the Company, which must be presented to the annual meeting of shareholders.

                      PLAN OF DISTRIBUTION

The Shares are being offered by full-time employes of MIC or its affiliates ("Salespersons") who have other duties in connection with the business of MIC or its affiliates and who are not engaged in the sale of securities other than those of the Company and MIC Life Reinsurance Company, Limited. Salespersons receive no commissions or other compensation related directly to their sale of the Shares. In addition, MIC receives no compensation in connection with its distribution of the Shares. Salespersons are licensed as agents of MIC in certain states in which they offer the Shares for sale and their activities in selling the Shares are subject to the regulation of state securities regulators.
All sales of the Shares are subject to approval by the Company. (See "Eligibility to Purchase the Shares.")

PURCHASE PROCEDURES

In order to purchase the Shares, the following documents must be sent to the Company in Barbados:

(1)  two duly executed Stock Purchase Agreements (see Appendix
     B);

(2) all necessary certifications of the eligibility of prospective purchasers by the owner(s) of the Franchise(s) related to the MIC Agency Account with respect to which the Shares will be issued (see "Description of Capital Stock -- Allocations to Subsidiary Capital Accounts," and Appendix
     C); and

(3) a certified or cashier's check payable to "Motors Mechanical Reinsurance Company, Limited -- Escrow Account" in the amount of the aggregate cost of the Shares to be purchased, based on the offering price of $75.00 per Share ("Purchase Payment").

NONE OF THE FOREGOING DOCUMENTS IS TO BE EXECUTED OR DELIVERED
UNTIL AFTER A FINAL PROSPECTUS HAS BEEN DELIVERED TO THE OFFEREE.

Once it is executed by a prospective purchaser, a Stock Purchase
Agreement is, in effect, an offer to purchase the Shares described therein. That offer will be deemed accepted only if the Company approves the offer and executes the agreement. (See
"Plan of Distribution--Conditions of Sale.")

Following execution of the Stock Purchase Agreement by the Company, the prospective purchaser has no right to withdraw the amount of the purchase Payment or any interest earned thereon. Amounts remain in the Escrow Account pending satisfaction of the conditions set forth below under "Conditions of Sale."

TERMS OF SALE

Shares are sold only to eligible purchasers who have executed a Stock Purchase Agreement and returned it to the Company. Shares must be purchased by series, although more than one person may buy the Shares of one series. Pursuant to the Stock Purchase Agreement, the purchaser must accept and agree to be bound by the Articles and By-Laws of the Company, including the restrictions on transfer. (See "Description of Capital Stock -- Restrictions on Transfer.") The Stock Purchase Agreement further provides that the Company may place on a certificate issued with respect to Shares a legend stating that the transfer or other disposition of the Shares evidenced thereby is restricted pursuant to the Articles and By-Laws.

Once it is accepted by the Company, a Stock Purchase Agreement remains in effect as long as the Shares purchased pursuant thereto remain outstanding. A Stock Purchase Agreement terminates only upon the redemption of the Shares or the liquidation of the Company. Upon a transfer of Shares, the transferor is relieved of all restrictions and obligations under the Stock Purchase Agreement which the transferor had entered into upon the purchase of those Shares and the transferee, as a condition of the transfer, is required to agree to abide by all of the provisions of the Stock Purchase Agreement.

CONDITIONS OF SALE

The Company maintains an Escrow Account at Barclays Bank PLC in Bridgetown, Barbados (the "Escrow Account"), into which checks from prospective purchasers are deposited pending satisfaction of the conditions described below. This account bears interest at prevailing rates but is not subject to investment guidelines discussed above. (See "Business of the Company -- Investment Income.") If the conditions are not satisfied, the Purchase Payment is returned together with any interest earned.

Approval of Purchase. Each purchase of Shares must be accepted by the Company within 120 days from the date of execution of the Stock Purchase Agreement by the Purchaser. If the Company determines to accept an offer to purchase Shares from an Eligible Purchaser, it executes both copies of the Stock Purchase Agreement remitted by such person and returns one copy to such person. If it determines not to approve an offer to purchase, it returns the Stock Purchase Agreement without having executed it.

Pending approval of offers, each check for the purchase of Shares (which ordinarily is received together with a Stock Purchase Agreement) is deposited in the Escrow Account. If a request to purchase is approved, Shares are issued and the Eligible Purchaser receives a certificate evidencing ownership of the Shares. Where the Company determines not to approve a sale of Shares to a prospective purchaser, the Purchase Payment is returned, together with any interest earned thereon. The Company has the right to reject any prospective purchaser for any reason whatsoever.

TERMINATION OF OFFERING

Unless terminated sooner by the Board, this offering will terminate on the date on which all of the Shares offered hereby have been sold.

            UNITED STATES FEDERAL TAX CONSIDERATIONS

It is impractical to comment here on all aspects of the Federal, state, and local tax laws that may affect the United States taxation of the Company and its shareholders. The following is a discussion, based on the facts set forth herein and existing law, of the material Federal tax consequences which, in the opinion of the Company's U.S. tax counsel, LeBoeuf, Lamb, Greene & MacRae, are associated with an investment in the Company.

United States taxation of the Company and its shareholders involves a number of complex questions of fact and law with respect to some of which there is no statutory, administrative, or judicial authority directly on point. Advance rulings on these questions have not been requested by the Company from the Internal Revenue Service (the "Service") and, at least as to certain matters, there is no assurance that favorable rulings could be obtained. There is also no assurance that the laws in existence as of the date of this Prospectus will not be modified so as to alter the tax consequences described below.

This discussion does not address all aspects of federal income taxation that may be relevant to a particular shareholder in light of his or her personal tax circumstances. Nor does it address state, local, or foreign tax laws that may affect taxation of shareholders. EACH PROSPECTIVE INVESTOR IN THE COMPANY SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE TAX IMPLICATIONS OF HIS OR HER INVESTMENT IN THE COMPANY.

UNITED STATES -- BARBADOS INCOME TAX TREATY

The United States and Barbados have entered into an income tax treaty (the "Treaty") that offers certain tax benefits (some of which are discussed below) to those persons who qualify for its protection. As a Barbados corporation that ultimately is owned more than 50% by U.S. persons, the Company is entitled to the benefits of the Treaty provided that it is "resident" (that is, "managed and controlled") in Barbados. The Company attempts to conduct its business in such a manner that it will be considered to be "managed and controlled" in Barbados in order to qualify for the benefits of the Treaty. As discussed below, legislation has eliminated the premium excise tax exemption under the Treaty. (See "United States Federal Tax Considerations -- United States Premium Excise Tax.")

UNITED STATES PREMIUM EXCISE TAX

The United States imposes an excise tax at the rate of one percent of the gross premiums paid to foreign insurance companies for reinsurance covering risks located within the United States. Reinsurance premiums paid to the Company are subject to this excise tax. Although there have been legislative proposals from time to time that would increase the rate of excise tax on reinsurance premiums from one to four percent, in recent trade negotiations (NAFTA and GATT) the U.S. has indicated agreement not to raise its tax on reinsurance premiums paid to foreign companies, and legislative action has become less likely.


UNITED STATES FEDERAL INCOME TAX RISKS AND CONSEQUENCES -- THE
COMPANY

Risks and Consequences of Carrying on a United States Reinsurance Business Through a Permanent Establishment. As a "resident" of Barbados, if the Company engages in business within the United States through a permanent establishment, it will be subject to United States Federal income tax at normal corporate tax rates on its business profits that are attributable to such permanent establishment. Insofar as is relevant hereto, all of the Company's underwriting income and investment income (such as dividends and interest) generally would be treated as business profits attributable to such a permanent establishment. In addition, a Barbadian resident corporation engaged in business in the United States through a permanent establishment would be subject to a branch-level tax at the rate of 5% (reduced by the Treaty from a 30% statutory rate that would apply generally to foreign corporations engaged in business in the United States) on its after-tax earnings attributable to its United States permanent establishment that are considered remitted to the head office of the corporation.

All relevant facts and circumstances must be taken into account in any particular case in determining whether a person is engaged in business within the United States and, if so, whether the business is carried on through a permanent establishment within the meaning of the Treaty. Under the Treaty, the activities of both dependent and independent agents in some circumstances may be deemed to create a permanent establishment of the principal that they represent. As discussed elsewhere herein, the Company conducts reinsurance business in Barbados and in that regard executes and administers its reinsurance agreements and manages its business affairs from Barbados. On this basis, the Company believes that it should not be deemed to be engaged in business within the United States through a permanent establishment, and therefore the Company believes it should not be subject to United States income tax. However, given the factual nature of the questions involved and certain aspects of the Company's treaty reinsurance program related to the United States, and given the absence of any clear legal interpretation of the application of the agency provisions of the permanent establishment standard under the circumstances, there can be no assurance that for tax purposes the Company ultimately will not be deemed to be engaged in business within the United States through a permanent establishment.

United States Withholding Tax Applicable to Certain Investment Income Not Attributable to a United States Permanent Establishment. If the Company does not engage in business within the United States through a permanent establishment, it generally will be subject to a United States withholding tax on interest, dividends, and certain other investment income derived from sources within the United States. (The 30% rate of United States withholding tax provided by statute is reduced by the Treaty to 5% in the case of interest and 15% in the case of dividends derived from portfolio investments.) An exemption from the United States withholding tax is provided for interest earned on amounts on deposit in a bank, savings and loan association, or insurance company, and interest income, termed "portfolio interest," on certain debt obligations of United States issuers.

Although the Company could, in the circumstances described above, invest its funds in the United States without incurring a withholding tax, the Company currently invests its funds outside of the United States. (See "Business of the Company --
Investment Income.")

Reallocations By Internal Revenue Service. Under section 482 of the Internal Revenue Code (the "Code"), the Service may allocate gross income, deductions, and credits between or among two or more businesses, owned or controlled directly or indirectly by the same interests, in order to prevent evasion of taxes or to reflect clearly the true taxable income of such businesses. As described elsewhere herein, MIC elects five of the Company's six directors through its ownership of all of the Company's issued and outstanding Common Stock. Thus, if transactions between MIC and the Company were determined not to reflect the true taxable income of the parties, a reallocation of income or deductions between such entities could result. However, as long as the transactions between MIC and the Company are conducted on an "arm's-length" basis in a manner consistent with industry standards and practices, section 482 should not provide a basis for reallocations by the Service between MIC and the Company.

In addition, section 845 of the Code, adopted as part of the Tax Reform Act of 1984, grants broad authority to the Service to adjust items arising under certain reinsurance agreements (including retrocession agreements), whether or not they involve related parties. If two or more "related" parties enter into a reinsurance contract, the Service in general may make any adjustment necessary to reflect the "proper source and character" of the taxable income of each such party. The Service also has broad authority to make proper adjustments where any reinsurance contract between unrelated parties has a "significant tax avoidance effect" on any party to the contract.

Because MIC is entitled to elect five of the Company's six directors, MIC and the Company may be considered "related" parties within the meaning of section 845 of the Code. To date, there are no regulations under section 845 of the Code to aid in its interpretation. However, the legislative history of section 845 suggests that certain types of reinsurance transactions -- such as a coinsurance reinsurance transaction that covers new business of the ceding company and that allocates expenses and income items between the ceding company and the reinsurer in the same proportion as the allocation of the risk reinsured -- generally should not be subject to reallocations or adjustments. The ongoing quota share Retrocession Agreement between MIC and the Company, in general, would seem to be similar to such transactions for which adjustments generally should not be made, but there is substantial uncertainty at the present time concerning the scope of section 845.

If the Service were successful in an effort to reallocate to MIC business retroceded to the Company by MIC, MIC would likely be subject to tax on such business. Since the Company has no obligation to indemnify MIC against such adverse tax consequences, a reallocation of business to MIC should not directly affect the Company. However, any such reallocation might contribute to the early termination of the Retrocession Agreement between MIC and the Company.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES --- THE
SHAREHOLDERS

Taxation of Income of the Company to Shareholders Under Subpart F of the Code. Under the so-called "Subpart F" provisions (sections 951-964) of the Code, current United States income tax is imposed on each United States person who owns stock in any twenty-five percent (25%) or more U.S.-owned foreign insurance company with respect to "related person insurance income," whatever the degree of ownership of the United States shareholder. For this purpose, the term "related person insurance income" means underwriting and investment income of a foreign insurer attributable to a policy of insurance or reinsurance with respect to which the insured is a United States shareholder of the foreign insurer or a person related to such a shareholder. Under this provision, all of the Company's income (as determined for tax purposes) will be treated as "related person insurance income," and, as such, will be passed through and taxed currently to all of the shareholders of the Company ("Shareholders") under Subpart F of the Code.

The basis of the stock of a Shareholder will be increased by the amount required to be included in the Shareholder's income with respect to such stock under Subpart F. Further, a distribution from earnings and profits of the Company attributable to amounts that have been included in gross income of the Shareholders under Subpart F would not be included again in gross income of the Shareholders but would reduce the adjusted tax basis of the stock with respect to which the distribution is made. It should be noted that Subpart F income will be computed for the Company as a single entity. The amount of Subpart F income attributable to one series of Shares in these circumstances may be affected by results with respect to other series. It also should be noted that the Subpart F income of the Company generally will be computed under the same rules that govern the computation of taxable income of domestic property and casualty insurance companies.

As a result of differences between financial and tax accounting rules applicable to the computation of income of the Company, the amount of income subject to pass-through to Shareholders of the Company for United States tax purposes may in any year differ from the amount of book income allocable to a Shareholder's subsidiary capital account. Since the consideration payable to the holders of a series of Shares upon redemption is based substantially on book income previously allocated to the Shares being redeemed, such consideration may not reflect the amount of income previously passed through and taxed to the holders of those Shares.

To the extent that the Company were subject to United States income tax on its business profits, the Shareholders generally would not be subject to current tax on such profits under Subpart F, but would be taxed when profits were distributed by the Company. (See "United States Federal Tax Considerations -- United States Federal Income Tax Consequences -- the Company.")

Risk of Recharacterization of Reinsurance Profits on Business Retroceded to the Company. As described elsewhere herein, a portion of the underwriting experience in respect of insurance business retroceded to the Company is allocated to the series of Shares issued in respect of the Franchise that is the source of such business. In this connection, the Service could question whether profits on such business should be treated as being related to equity ownership for tax purposes, or whether the Shares should be treated, in whole or in part, as a means by which the direct insurer pays additional income to certain of its business producers or pays return premiums to certain policyholders, such that the producers or policyholders (rather than the Shareholders) should be subject to ordinary income tax on all or some of such profits. Although the issue is not free from doubt, given, among other things, the significance of the Shareholders' "at-risk" investment in the Company relative to the volume of business projected for the Company, the degree of pooling of risks among all series of Shares, the fact that distributions with respect to Shares are, subject to certain "minimum dividends," within the discretion of the Board, and the vote accompanying each Share, there should be substantial arguments against the recharacterization of profits with respect to the Shares.

Deductibility of Premiums Paid By Franchises for Certain
Coverages Reinsured by the Company.   As discussed elsewhere
herein, risks arising under mechanical service agreements entered into with respect to a particular Franchise ultimately may be retroceded to the Company and allocated in part to a series of Shares owned by the owner(s) of such Franchise or by persons closely related to such owner(s). The Service conceivably could seek to deny any deductions taken by the obligor under the mechanical service agreements for premiums paid by it with respect to its obligations ultimately retroceded to the Company, relying on the theory, developed in cases dealing with transactions involving wholly-owned insurance companies, that no insurance risk has been shifted in respect of such premiums. However, although the matter is not free from doubt, given the degree of risk pooling within the Company, there should be substantial arguments in support of the treatment of such premiums as deductible insurance premiums for tax purposes.

                          LEGAL MATTERS

The legality of the securities offered hereby is passed upon for the Company by its Barbados counsel, Evelyn, Gittens & Farmer, Heritage House, Pinfold Street, Bridgetown, Barbados, West Indies. LeBoeuf, Lamb, Greene & MacRae, 1875 Connecticut Avenue, N.W., Washington, D.C. 20009, will advise the Company as to certain matters pertaining to the laws of the United States.

                             EXPERTS

The financial statements included elsewhere in this Prospectus have been audited by Deloitte & Touche, Bridgetown, Barbados, independent chartered accountants as set forth in their report included in this Prospectus. Such financial statements have been so included in this Prospectus in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

The matters of Barbados law referred to in this Prospectus are set forth in reliance upon the opinion of Evelyn, Gittens & Farmer and upon their authority as experts in Barbados law. LeBoeuf, Lamb, Greene & MacRae has passed upon the statements concerning United States tax laws contained in the discussion under "United States Federal Tax Considerations," which is included herein in reliance upon their authority as experts with respect to such matters.

                     ADDITIONAL INFORMATION

A registration statement under the 1933 Act has been filed with the Securities and Exchange Commission, Washington, D.C. (the "Commission") with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in such registration statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The omitted information may be examined at the Commission's principal office at 450 5th Street, N.W., Washington, D.C., or at the following regional offices: New York City, 26 Federal Plaza, Room 1102; Chicago, 219 South Dearborn Street, Room 1204; and Los Angeles, 5757 Wilshire Boulevard, Suite 500 East. Copies may be obtained upon payment of the fees prescribed from the public reference section of the Commission, Washington, D.C. 20549.

Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is hereby made to the copy of the contract or other document filed as an exhibit to the registration statement, of which this Prospectus is a part, for a full statement of the provisions, and each such statement in this Prospectus is qualified in all respects by such reference.


                  INDEPENDENT AUDITORS' REPORT



To the Stockholders of
Motors Mechanical Reinsurance Company, Limited
Financial Services Centre
Bishops Court Hill
St. Michael, Barbados

We have audited the accompanying balance sheet of Motors Mechanical Reinsurance Company, Limited as of December 31, 1993 and 1992 and the related statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motors Mechanical Reinsurance Company, Limited as of December 31, 1993 and 1992 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993 in accordance with the accounting principles generally accepted in the United States of America.



                                   s/DELOITTE & TOUCHE
                                   CHARTERED ACCOUNTANTS


Bridgetown, Barbados
March 11, 1994


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                         BALANCE SHEETS
         DECEMBER 31, 1993 AND 1992, AND MARCH 31, 1994

                   (Expressed in U.S. Dollars)


                                                              March 31
                                  December 31   December 31     1994
                         Notes        1992          1993     (unaudited)

ASSETS
   Investments          2(c),3,6 $24,382,923   $29,882,488  $34,903,388
   Cash and cash
     equivalents        2(c),6     1,710,738     6,788,771    3,043,379
   Accrued investment
     income                        1,115,367       861,190      901,057
   Due from ceding
     company                       2,356,608     2,331,978    3,535,158
   Deferred acquisition
     costs              2(b)       7,281,854    10,495,206   11,599,267
   Prepaid expenses                        0             0        1,875
Total Assets                     $36,847,490   $50,359,633  $53,984,124

LIABILITIES AND
  STOCKHOLDERS' EQUITY

LIABILITIES
   Unearned premiums    2(b)      28,063,606    40,413,058   44,657,483
   Loss reserves        2(d)       1,622,855     1,910,030    2,097,239
   Accrued liabilities                91,322       107,181      165,573

  Total Liabilities               29,777,783    42,430,269   46,920,295

COMMITMENTS AND
  CONTINGENCIES         6

STOCKHOLDERS' EQUITY
   Share capital
     Common stock - no par
        value;
       Authorized - 2,000
         shares; issued
         and outstanding -
         2,000 shares                200,000       200,000      200,000

     Participating - no
       par value;
       Authorized -
       100,000 shares;
       issued and out-
       standing - 18,900
       shares at
       December 31,
       1993 and 14,300
       shares at
       December 31, 1992 4       1,072,500       1,417,500    1,492,500
                                 1,272,500       1,617,500    1,692,500

   Retained earnings    7        5,528,775       6,211,978    6,534,796

   Unrealized appreciation
     (depreciation) on
     investments        3          268,432          99,886   (1,163,467)

  Total Stockholders' Equity     7,069,707       7,929,364    7,063,829

Total Liabilities and
  Stockholders' Equity         $36,847,490     $50,359,633  $53,984,124

The accompanying notes form an integral part of these financial statements.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
           STATEMENTS OF INCOME AND RETAINED EARNINGS
   FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1994 AND 1993,
      AND THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

                   (Expressed in U.S. Dollars)

                                 Periods Ended December 31,
                           Notes       1993         1992         1991

INCOME

   Reinsurance
     premiums assumed    2(b),5    $27,779,063  $19,386,455   $16,784,405
   Increase in
     unearned premiums             (12,349,452)  (6,381,271)   (6,491,617)

   Premiums earned                  15,429,611   13,005,184    10,292,788

   Investment income:
     Interest earned                 1,827,955    1,658,430     1,300,603
     Realized gains
       on investments                  872,287      864,282       492,344

   Investment income - net           2,700,242    2,522,712     1,792,947

TOTAL INCOME                        18,129,853   15,527,896    12,085,735

EXPENSES

   Acquisition costs     2(b)        4,009,285    3,377,758     2,839,121
   Losses paid                      10,625,508    7,938,136     6,697,509
   Increase in loss
     reserves                          287,175      226,313       321,419
   Administrative expenses             503,178      478,475       307,301

TOTAL EXPENSES                      15,425,146   12,020,682    10,165,350

NET INCOME                           2,704,707    3,507,214     1,920,385

RETAINED EARNINGS,
   beginning of period               5,528,775    3,043,266     1,273,198

DIVIDENDS                           (2,021,504)  (1,021,705)     (150,317)

RETAINED EARNINGS,
  end of period                    $ 6,211,978  $ 5,528,775   $ 3,043,266


                                        Three Month Periods Ended
                                               March 31,
                                               (unaudited)
                              Notes            1994           1993
INCOME

   Reinsurance
     premiums assumed         2(b),5       $ 8,816,331    $ 5,389,885
   Increase in
     unearned premiums                       4,244,425      1,817,057

   Premiums earned                           4,571,906      3,572,828

   Investment income:
     Interest earned                           570,692       461,529
     Realized gains (losses)
       on investments                         (303,389)      378,444

   Investment income - net                     267,303       839,973

TOTAL INCOME                                 4,839,209     4,412,801

EXPENSES

   Acquisition costs          2(b)           1,188,209       928,266
   Losses paid                               3,001,850     2,627,016
   Increase (decrease) in
     loss reserves                             187,209       (15,861)
   Administrative expenses                     139,123       140,255

TOTAL EXPENSES                               4,516,391     3,679,676

NET INCOME                                     322,818       733,125

RETAINED EARNINGS,
   beginning of period                       6,211,978     5,528,775

DIVIDENDS                                            0             0

RETAINED EARNINGS,
   end of period                           $ 6,534,796   $ 6,261,900

The accompanying notes form an integral part of these financial statements.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                    STATEMENTS OF CASH FLOWS
    FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1994 AND 1993
      AND THE YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

                   (Expressed in U.S. dollars)

                                      Periods Ended December 31,
                                   1993         1992         1991

Cash flows from
  operating activities:
    Reinsurance premiums collected$26,933,330 $17,624,088 $14,709,039
   Losses and underwriting expenses
     paid                         (16,977,784)(11,898,682)(10,575,830)
   Administrative expenses paid      (490,616)   (429,735)   (288,593)
   Investment income received       2,957,718   2,302,829   1,542,361

Net cash provided by operating
   activities                      12,422,648   7,598,500   5,386,977

Cash flows from investing
  activities:
    Purchases of investment
      securities                  (49,834,608)(60,877,408)(32,306,550)
   Sales of investment securities  44,166,497  52,166,918  30,252,467

Net cash invested                  (5,668,111) (8,710,490) (2,054,083)

Cash flows from financing activities:
   Proceeds from issuance of
     Participating Stock             345,000      255,000     120,000
   Dividends paid                 (2,021,504)  (1,021,705)   (150,317)

Net cash used in financing
   activities                     (1,676,504)    (766,705)    (30,317)

Increase (decrease) in cash
  and cash equivalents             5,078,033   (1,878,695)  3,302,577

Cash and cash equivalents,
  beginning of period              1,710,738    3,589,433     286,856

Cash and cash equivalents, end of
   period                        $ 6,788,771  $ 1,710,738 $ 3,589,433

Reconciliation of net income to
   net cash provided by operating
   activities:
   Net income                    $ 2,704,707 $ 3,507,214  $ 1,920,385
   Change in:
     Accrued investment income       254,177    (222,446)    (277,412)
     Due from ceding company          24,630    (653,270) (1,529,537)
     Deferred acquisition costs   (3,213,352) (1,662,778) (1,527,217)
       Unearned premiums          12,349,452   6,381,271   6,491,617
     Loss reserves                   287,175     226,313     321,419
     Accrued liabilities              15,859      22,196     (12,278)

Net cash provided by operating
   activities                    $12,422,648 $ 7,598,500 $ 5,386,977


                                       Three Month Periods Ended
                                               March 31,
                                             (Unaudited)

                                            1994         1993

Cash flows from operating activities:
   Reinsurance premiums collected      $7,062,145    $ 6,216,413
   Losses and underwriting expenses
     paid                              (4,730,167)    (3,859,806)
   Administrative expenses paid           (95,553)       (75,302)
   Investment income received              227,436     1,333,671

Net cash provided by operating
   activities                            2,463,861     3,614,976

Cash flows from investing activities:
   Purchases of investment securities  (25,508,046)  (23,807,944)
   Sales and maturities
     of investment securities           19,223,793    22,461,238

Net cash invested                       (6,284,253)   (1,346,706)

Cash flows from financing activities:
   Proceeds from issuance of
     Participating Stock                    75,000        52,500
   Dividends paid                                0             0

Net cash provided by financing
   activities                               75,000        52,500

Increase (decrease) in cash and cash
   equivalents                          (3,745,392)    2,320,770

Cash and cash equivalents, beginning
   of period                             6,788,771     1,710,738

Cash and cash equivalents, end of
   period                              $ 3,043,379   $ 4,031,508

Reconciliation of net income to
   net cash provided by operating
   activities:
   Net income                              322,818       733,125
   Change in:
     Accrued investment income             (39,867)      492,399
     Due from ceding company            (1,203,180)      995,342
     Deferred acquisition costs         (1,104,061)     (473,126)
     Prepaid expenses                       (1,875)       (1,875)
     Unearned premiums                   4,244,425     1,817,057
     Loss reserves                         187,209       (15,861)
     Accrued liabilities                    58,392        67,915

Net cash provided by operating
   activities                          $ 2,463,861   $ 3,614,976


The accompanying notes form an integral part of these financial statements.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 1.   OPERATIONS

          The Company is incorporated under the laws of Barbados and is a licensed insurer under the Exempt Insurance
          Act, 1983.

          All of the common stock of the Company is owned by Motors Insurance Corporation ("MIC"). MIC is an indirect wholly-owned subsidiary of General Motors Corporation. The principal activity of the Company is the assumption of certain automobile mechanical breakdown risks arising under insurance policies reinsured by MIC and attributable to an MIC Agency Account in respect of which shares of Participating Stock are issued and outstanding. All premiums received were derived from MIC.

          MIC has agreed that all expenses incurred by or on behalf of the Company with respect to the issuance of the Company's Participating Stock will be borne by MIC, either through charges to its shareholder account in the Company, or by direct reimbursement.

Note 2.   PRINCIPAL ACCOUNTING POLICIES

          (a) Basis of Presentation

          The financial statements are stated in United States dollars and are prepared generally in conformity with accounting principles generally accepted within the United States of America. Reinsurance premiums assumed by the Company represent policies ceded by MIC during the twelve months ended December 31 of each fiscal year.

          (b) Premium Income and Acquisition Costs

          Reinsurance premiums are based on the Company assuming (after ceding commission) 75% of the original policy premium written by the direct insurer. Of these reinsurance premiums, 75% is retroceded to the Company when written and 25% when earned.

          Premiums are taken into income on the basis of quarterly cessions and are related to anticipated loss exposures. Acquisition costs, consisting of ceding commissions and excise taxes, are taken into income on the basis of premiums earned.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 2.   PRINCIPAL ACCOUNTING POLICIES (Cont'd)

          (c)  Investments

          Investments are comprised of interest-bearing marketable securities which are carried at fair value, based on quoted market prices and dealer quotes obtained from an external pricing service. Investments with original maturities of less than 90 days are classified as cash equivalents. Unrealized appreciation (depreciation) is included in stockholders' equity.

          Realized gains and losses on the sale of investments are included as investment income. During 1991, the basis of determining the cost of securities sold was changed from the specific identification method to the average cost method. The effect of the change was not material.

          (d)  Loss Reserves

          The Company provides for unsettled, reported losses based on estimates of the final settlement, with an experience factor added to provide for losses incurred but not reported. The final settlement may be greater or less than the amounts provided. Any such differences, when they become known, are recognized in current operations.

          (e)  Taxation

          The Company has received an undertaking from the Barbados Government exempting it from all local income, profits and capital gains taxes for a period ending
          December 31, 2001.

          Stockholders who are United States residents are taxed on their share of the Company's income on a deemed distribution basis.

          (f)  Earnings Per Share

          No amount has been reported as earnings per share as the earnings applicable to the Participating Stockholders vary with the underwriting results of each series. Retained earnings applicable to the Common Stockholder include allocated investment income and operating expenses and amounts restricted for advances to Participating Stockholders (see Note 7).


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 3.   INVESTMENTS

          The cost and estimated fair value of investments in debt securities are as follows:

                                    Gross          Gross       Estimated
                                   Unrealized    Unrealized      Fair
                       Cost       Appreciation  Depreciation     Value

March 31, 1994
  (unaudited):

Debt securities
  issued by
  foreign
  governments
  and their
  agencies        $18,003,450      $35,891     $471,546      $17,567,795

Debt securities
  issued by
  supra-nationals  15,234,561        6,588      598,742       14,642,407

Corporate
  securities        2,828,844          -        135,658        2,693,186

     Total        $36,066,855      $42,479   $1,205,946      $34,903,388


December 31, 1993:

Debt securities
  issued by
  foreign
  governments
  and their
  agencies        $16,327,184      $72,332   $(135,761)      $16,263,755

Debt securities
  issued by
  supra-nationals   7,182,454     103,034      (25,925)        7,259,563

Corporate
  securities        6,272,964     109,193      (22,987)        6,359,170

  Total           $29,782,602    $284,559    $(184,673)      $29,882,488


December 31, 1992:

Debt securities
  issued by
  foreign
  governments
  and their
  agencies        $14,080,561    $204,554    $ (43,057)      $14,242,058

Debt securities
  issued by
  supra-nationals   9,826,630     107,771       (5,087)        9,929,314

Corporate
  securities          207,300       4,251           -            211,551

  Total           $24,114,491    $316,576     $(48,144)      $24,382,923


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 3.   INVESTMENTS (Cont'd)

          The cost and estimated fair value of debt securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     Estimated
                                                       Fair
                                      Cost            Value


     Due after one year
       through five years          $15,463,270        $15,575,893

     Due after five years
       through ten years            14,319,332         14,306,595

                                   $29,782,602        $29,882,488


          Proceeds from sales of investments in debt securities during the years ended December 31, 1993 and 1992 were $44,166,497 and $52,166,918, respectively. In 1993, gross gains of $964,613 and gross losses of $92,326 were realized. In 1992, gross gains of $1,008,932 and gross losses of $144,650 were realized. In 1991, gross gains of $538,996 and gross losses of $46,652 were realized.

          The following summarizes net unrealized appreciation
          (depreciation) on investments:

            Balance, December 31, 1990    $   241,439
            Net appreciation                  673,848

            Balance, December 31, 1991    $   915,287
            Net depreciation                 (646,855)

            Balance, December 31, 1992    $   268,432
            Net depreciation                 (168,546)

            Balance, December 31, 1993    $    99,886
            Net depreciation (unaudited)   (1,263,353)

            Balance, March 31, 1994
              (unaudited)                 $(1,163,467)


          The investment portfolio is comprised of diverse U.S.
          dollar-denominated debt securities which do not result in any concentration in credit risks.

          FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" is effective for years beginning December 15, 1993 and requires that the Company classify its securities holdings into three categories (trading, available for sale, and held to maturity). The Company adopted Statement No. 115 effective January 1, 1994 and classified its securities portfolio as available for sale. Adoption of the Statement did not have a material effect on the Company's financial position and results of operations.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 4.   STOCKHOLDERS' EQUITY

          All of the Company's Common Stock is held by MIC. An offering of 26,500 shares of Participating Stock is being made to persons certified by owners of certain motor vehicle franchises. The offering consists of 265 series of 100 shares each at a price of $75 per share.

          During the quarter ended March 31, 1994, 10 additional series of 100 shares were added (unaudited). During 1993, 46 additional series of 100 shares of Participat-ing Stock were issued as compared with 34 and 16 series for the years ended December 31, 1992 and 1991, respec-tively.

          In the years ended December 31, 1993 and 1992, costs in the amount of $74,461 and $80,298, respectively, were incurred in the sale of Participating Stock and were charged to the account of the Common Stockholder. In 1991, $74,589 of costs incurred in the sale of Participating Stock were paid by MIC.

          The holders of Common Stock as a class are entitled to elect five directors, at least one of whom must be a resident of Barbados. They generally have no right to vote with respect to liquidation of the Company. As a class, these holders generally have the sole right to vote on matters not specifically reserved to Partici-pating Stock. The Common Stock is nonredeemable.

          The holders of Participating Stock as a class are entitled to elect one director. Generally, liquidation of the Company requires approval by at least 75% of the outstanding shares of this class. Any redemption of a series of shares requires a vote of the Board provided that the director representing holders of the Participating Stock votes in favor of the redemption. Any changes in the Company's Articles or By-Laws requires the approval of a majority of the holders of Participating Stock present and voting together with a majority of the holders of Common Stock.

          From time to time, funds are held in escrow on account of Participating Stock applications. Such amounts are not included in cash and cash equivalents in the accompanying financial statements. At December 31, 1993 and 1992, there were no amounts held in escrow.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 5.   REINSURANCE PREMIUMS

          Under the provisions of the retrocession agreement, the Company will receive additional cessions of $13,471,019 ($9,354,534 at December 31, 1992) relating to premiums written by the ceding insurer but unearned at the respective period ends. The amounts will be received as the premiums are earned, net of related acquisition costs.

Note 6.   LETTERS OF CREDIT

          The Company has provided an irrevocable letter of credit to MIC, in the sum of $32,250,000 which is secured by cash equivalents and investments to secure the amounts recoverable from the Company related to the business ceded.

Note 7.   RETAINED EARNINGS

          Items of income or loss and expenses attributable to insurance underwriting activities are determined as of the end of each calendar quarter and are allocated to the Participating Stockholders' capital accounts as of the end of the fiscal quarter of the Company in which the respective calendar quarter ends.

          An amount equal to 1-1/3 percent of written ceded premiums (net of related ceding commissions) is allocated to the capital account of the Common Stockholder. Such allocations accumulate as restricted retained earnings and may be used to advance capital to any Participating Stockholders who incur a deficit in their capital accounts; any such advances are repayable out of future profitable operations of the respective Participating Stockholder. Amounts allocated to the Common Stockholder, net of advances to Participating Stockholders are presented in the table below as "net transfers."

          Dividends may be declared and paid at the discretion of the Company's Board of Directors, except that dividends may not be paid out of unrealized investment gains. Barbados law requires that the Company maintain a minimum capitalization based generally on the amount of premiums earned in the preceding fiscal year. On January 1, 1994 the Company's required minimum capital computed in accordance with Barbados law was approximately $2,042,961.


         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
                NOTES TO THE FINANCIAL STATEMENTS
        (Unaudited as to information as of March 31, 1994
 and for the three month periods ended March 31, 1994 and 1993)
                   (Expressed in U.S. Dollars)

Note 7.   RETAINED EARNINGS (Cont'd)

          Amounts of retained earnings applicable to the Common and Participating Stockholders are comprised of the following:

                                 Common     Participating      Total

Balance, December 31, 1990      $14,944     $1,258,254      $1,273,198

Net income for the year          23,911      1,896,474       1,920,385

Net transfers                    38,702        (38,702)            -

Dividends paid                      -         (150,317)       (150,317)

Balance, December 31, 1991       77,557      2,965,709       3,043,266

Net income (loss) for the year  (42,631)     3,549,845       3,507,214

Net transfers                   173,954       (173,954)              -

Dividends paid                      -       (1,021,705)     (1,021,705)

Balance, December 31, 1992      208,880      5,319,895       5,528,775

Net income (loss) for the year  (41,909)     2,746,616       2,704,707

Net transfers                  (175,245)       175,245             -

Dividends paid                      -       (2,021,504)     (2,021,504)

Balance (Deficit),
  December 31, 1993              (8,274)     6,220,252       6,211,978

Net income (loss) for the
  quarter ended March 31, 1994
  (unaudited)                   (27,055)       349,873         322,818

Net transfers for the quarter
  ended March 31, 1994
  (unaudited)                  (104,396)       104,396             -


Balance (deficit),
  March 31, 1994 (unaudited)  $(139,725)    $6,674,521      $6,534,796



                    COMPANIES ACT OF BARBADOS          APPENDIX A
                          (Section 205)
               RESTATED ARTICLES OF INCORPORATION         FORM 13


1.   Name of Company
Motors Mechanical Reinsurance Company, Limited

2.   Company No.
1485

3.   THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE
COMPANY IS AUTHORIZED TO ISSUE

The annexed Schedule is incorporated in this form.

4.   RESTRICTION IF ANY ON SHARE TRANSFERS

The annexed Schedule is incorporated in this form.

5.   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

There shall be a minimum of 5 and a maximum of 6 directors.

6.   RESTRICTIONS IF ANY ON BUSINESS THE COMPANY MAY CARRY ON

The principal object and activity of the Company is to engage in Exempt Insurance business within the meaning of the Exempt
Insurance Act, 1983 of Barbados and the business of the Company shall be restricted accordingly.

7.   OTHER PROVISIONS IF ANY

The annexed Schedule is incorporated in this form.


8. Date                   Signatures                   Title

   January 29, 1987       Peter Evelyn                 Director


FOR MINISTRY USE ONLY

COMPANY NO.                FILED


 COMPANIES ACT OF BARBADOS SCHEDULE TO ARTICLES OF INCORPORATION

3. The classes and any maximum number of shares that the Company is authorized to issue:

The Company is authorized to issue:

(a) 2,000 shares of one class without nominal or par value to be designated Common shares; and

(b) 100,000 shares of one class without nominal or par value to be designated Participating shares which shall be divided into 1,000 series and issued in series of 100 shares.

The rights, preferences and limitations of the said classes of shares are as follows:

DEFINITIONS

In these Articles and any amendment thereto and in the Company's
By-Laws the following terms shall mean:

Board -- The Company's Board of Directors.

Company -- Motors Mechanical Reinsurance Company, Limited.

Franchise -- A right conferred by a motor vehicle manufacturer pursuant to a written agreement which permits the grantee to sell the manufacturer's new motor vehicles.

MIC -- Motors Insurance Corporation, a New York corporation with its administrative offices in Detroit, Michigan.

MIC Agency Account -- The separate business record maintained by MIC or any of its subsidiaries to track volume, experience, and commissions with respect to insurance business related to any one or more particular Franchises.

Restricted Earned Surplus -- At any point in time, that portion of the earned surplus, if any, in the Subsidiary Capital Account for the Common shares equal to one and one-third percent (1-1/3%) of the premiums paid to the Company during the immediately preceding five-year period, net of deficits allocated to such account pursuant to paragraph 3(1)(7)(a)(i) hereof during such five-year period to the extent not restored to such account pursuant to paragraph 3(1)(7)(c) hereof and net of return premiums allocated to such account during such period pursuant to paragraph 3(1)(1)(d) hereof.

Shares -- Shares of the Participating Stock of the Company.

Stock Purchase Agreement -- The agreement entered into between the Company and the purchaser of Shares, in the form approved by the Board.

Subsidiary Capital Account -- The subsidiary bookkeeping record established by the Company for a particular series or class of shares and maintained for the purpose of accounting for items of income and expense, gains and losses, capital contributions, and shareholder distributions which are allocated to the particular series or class of shares.

(1)  ALLOCATIONS TO SUBSIDIARY CAPITAL ACCOUNTS

The Company will establish a Subsidiary Capital Account with respect to the Common shares as a class, and to each series of Shares of the Company at the time a series is issued.

The consideration received by the Company upon the issuance of a particular series of Shares and the Common shares as a class will be allocated to the Subsidiary Capital Account for that series or class. Items of income and expense, and losses, attributable to insurance underwriting activities shall be determined as of the end of each calendar quarter and shall be allocated to the Subsidiary Capital Accounts as of the end of the fiscal quarter of the Company in which the respective calendar quarter ends. Investment experience, and other items of income and expense, gains and losses and distributions with respect to shares of the Company will be determined and allocated to the Subsidiary Capital Accounts as of the end of each fiscal quarter of the Company. All such accounting determinations shall be made using United States generally accepted accounting principles, unless otherwise required by these Articles. For purposes of such allocations, items shall be "related" to a Subsidiary Capital Account which is identified with the same MIC Agency Account to which such items can be attributed.

(1) Items of income and expense, and losses, attributable to insurance underwriting activities shall be allocated to the Subsidiary Capital Accounts in accordance with the following paragraphs:

     (a) With respect to premiums ceded to the Company, one hundred percent (100%) shall be allocated to the related Subsidiary Capital Account; provided, however, that an amount equal to one and one-third percent (1-1/3%) of such premiums shall be subtracted from such Subsidiary Capital Account and allocated to the Subsidiary Capital Account of the Common shares.

     (b) With respect to any agents' or brokers' commissions, any commissions recaptured, unearned premiums, reinsurance premiums ceded by the Company, and any United States excise tax, one hundred percent (100%) shall be allocated to the related Subsidiary Capital Account.

     (c) With respect to losses incurred, and any amount of losses recovered through salvage, subrogation, reimbursement or otherwise:

          (i) ninety percent (90%) shall be allocated to the related Subsidiary Capital Account; and

          (ii) the remainder shall be allocated among all Subsidiary Capital Accounts of the Shares pro rata in accordance with the relative earned premiums attributable to such accounts for the calendar quarter in which the losses are incurred. For this purpose, losses incurred includes both paid and unpaid (reported and unreported) losses.

     (d) With respect to return premiums, ninety-eight and two-thirds percent (98-2/3%) shall be allocated to the related Subsidiary Capital Account and one and one-third percent (1-1/3%) shall be allocated to the Subsidiary Capital Account for the Common shares.

(2) Any expenses or liabilities attributable to ordinary day-to-day Company operations, excluding any United States Federal income taxes, shall be allocated among all Subsidiary Capital Accounts for the Shares pro rata in accordance with the relative earned premiums allocated to such accounts for the fiscal quarter in which the expense or liability is incurred.

(3) Any United States Federal income tax liability (and any interest thereon or any penalties related thereto) incurred by the Company shall be allocated among the Subsidiary Capital Accounts based upon the relative contribution of each of those accounts to the taxable income of the Company upon which the tax (and any interest or penalties) is imposed.

(4) Any expenses or liabilities attributable to the organization of the Company or to the offer, sale or issuance of Shares, including but not limited to the costs of compliance with regulations and requirements of the United States Securities and Exchange Commission and the various states and other jurisdictions of the United States as they pertain thereto, shall be allocated to the Subsidiary Capital Account for the Common shares.

(5) Any expenses or liabilities of the Company not allocable in the manner described in paragraphs (2) through (4) above shall be allocated among the Subsidiary Capital Accounts on the basis of the relative balances of such accounts as of the end of the fiscal quarter preceding the date on which the expense or liability is incurred.

(6) (a) Investment income, net of any direct investment expense, shall be allocated among the Subsidiary Capital Accounts pro rata based upon the relative Investment Asset Balance (as defined in subparagraph (b) below) of each such account as of the last day of the fiscal quarter preceding the quarter for which the investment income is being allocated. For these purposes, net investment income will include realized (but not unrealized) gains and losses.

     (b)  The Investment Asset Balance of each Subsidiary Capital
     Account shall be equal to the capital and surplus allocated to such account, increased by:

          (i) the unearned portions of the written premiums that have been collected by the Company and allocated to such account as of the last day of the fiscal quarter preceding the quarter for which the income is being allocated, net of any applicable commissions and taxes;

          (ii) the outstanding loss reserves attributable to such account as of the last day of the fiscal quarter preceding the quarter for which the income is being allocated; and

          (iii) any other outstanding liability that has been charged to such account as of the last day of the fiscal quarter preceding the quarter for which the income is being allocated.

(7) (a) If, after the credits and charges described in paragraphs (1) through (6) above are made to the Subsidiary
     Capital Accounts there exists a deficit in one or more of such accounts, then each such deficit will be allocated to and charged against:

          (i) first, the Subsidiary Capital Account for the Common shares to the extent of Restricted Earned
          Surplus;

          (ii) then, any remaining unallocated deficit to the Subsidiary Capital Accounts for the Shares, pro rata, based upon the relative earned premiums allocated to each such account for the fiscal quarter for which the allocation is being made; provided, however, that only accounts which have positive balances will be taken into account for the purposes of this allocation;

          (iii) then, any remaining unallocated deficit to the remaining Subsidiary Capital Accounts for the Shares with positive balances as of the last day of the fiscal quarter for which the allocation is being made, pro rata, based upon such balances; and

          (iv) finally, to the extent necessary, the Subsidiary
          Capital Account for the Common shares.

     (b) If, as a result of an allocation of a deficit as described in subparagraph (ii) or (iii) of paragraph (a) above, a deficit is created in one or more of the Subsidiary
     Capital Accounts, then the resulting deficit(s) will be further allocated in the manner provided in that subparagraph.

     (c) Although this paragraph (7) shall be applied in a manner that does not result in a balance in any Subsidiary Capital Account for a series of Shares that is less than zero, if any such account had a deficit that was allocated to and charged against the Subsidiary Capital Account of the Common shares pursuant to section 3(1)(7)(a)(i) hereof, then at the end of any succeeding fiscal quarter for which that account otherwise would show an account balance greater than zero, such balance will be reallocated to the Subsidiary Capital Account of the Common shares until all reductions of such Subsidiary Capital Account for the Common shares under section 3(1)(7)(a)(i) hereof for the series of Shares have been restored.

(8) (a) Dividends, payments upon redemption or liquidation (described below), and any other distributions with respect to shares of the Company will be allocated to the Subsidiary Capital Account for the class or series with respect to which the dividend, payment or distribution was made.

     (b) Where all shares of a series of Shares are repurchased by the Company pursuant to Section 4 below, or redeemed in accordance with the Company's procedures for redemption set forth in Section 3(6) below, the Subsidiary Capital Account for such series shall be terminated as of the Repurchase Date or Redemption Date (as those terms are defined in Sections 4 and 3(6), respectively). Thereafter, all income, expenses, gains and losses that would have been allocated to the terminated account will be allocated among the Subsidiary Capital Accounts of the existing series of Shares pro rata based upon relative earned premiums attributable to such accounts for the calendar quarter in which the item was earned or incurred; provided, however, that a net deficit for any such period shall be allocated in accordance with the provisions of Section 3(1)(7).

The allocations to the Subsidiary Capital Accounts described above shall be approved by the Board, and when finally so approved all calculations, allocations and determinations shall be final and conclusive and shall be binding on all holders of shares of the Company for all purposes, including without limitation any redemption of shares of the Company pursuant to the Company's procedures for redemption. The Board is authorized to interpret and apply the provisions of these Articles and to promulgate such additional rules and guidelines as the Board deems appropriate to carry out the intent of these Articles and such interpretations, rules and guidelines shall be binding on all shareholders.

(2)  PARTICIPATING SHARES

(a) If any Share shall be redeemed, repurchased or otherwise retired, it shall return to the status of an authorized but unissued share of such class.

(b) A series of Shares shall be issued with respect to a specific MIC Agency Account. Only one series of Shares shall be issued with respect to an MIC Agency Account. A series of Shares shall be issued only to persons or entities acceptable to the Board and certified by the owner(s) of the Franchise(s) to which the MIC Agency Account relates. Certification will be effected in accordance with procedures adopted by the Board from time to time. No share of any particular series of Shares shall be issued unless all shares of such series are issued.

(c) Each outstanding Share shall entitle the registered holder of record of such Share to dividends in accordance with the rules set forth in Section 3(5) of these Articles.

(d) The holders of Shares shall among them have the right to elect one director of the Company and shall otherwise have only such voting rights as are specifically provided herein. On all such matters each share shall entitle the registered holder thereof to one vote.

(e) The rights associated with any Shares of a series shall be identical to the rights associated with all other Shares of the same series.

(3)  COMMON SHARES

(a) Each outstanding Common share shall entitle the registered holder of such shares to dividends in accordance with the rules set forth in Section 3(5) of these Articles.

(b) Each outstanding Common share shall entitle the registered holder thereof to one vote per share on all resolutions of the Company other than as specifically provided herein.

(c) The holders of the Common shares shall be entitled to elect five directors of the Company, one of whom must be a resident citizen of Barbados.

(4)  LIQUIDATION

The Company may be liquidated upon the vote of the holders of at least seventy-five percent (75%) of the Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after payment of all liabilities of the Company, each holder of Shares of a series shall be entitled to receive an amount equal to his share (based on his proportionate ownership of such series) of the Subsidiary Capital Account balance related to his series of Shares before any distribution of the assets of the Company shall be made to holders of the Common shares. After such payment shall have been made in full to the holders of the outstanding Shares, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Shares so as to be available therefor, the holders of the outstanding Shares shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company, if any, shall be divided and distributed among the holders of the Common shares then outstanding pro rata based on their respective shares. A consolidation or merger of the Company, or sale or transfer of all or substantially all its assets, or any purchase or redemption of shares of the Company of any class or series, shall not be regarded as a "liquidation, dissolution, or winding up" within the meaning of this paragraph.

(5)  DIVIDENDS

(a) Subject to the following paragraphs, dividends may be paid at the discretion of the Board.

(b) Dividends, payable in cash or such other property as the Board may determine, on a series of Shares or on Common shares, shall be declared and payable only if the Company shall have, after giving effect to the dividend, sufficient net assets, without regard to any Letter of Credit or Guarantee, to meet the general business solvency margin prescribed by the Exempt Insurance Act and Section 51 of the Act; provided that dividends with respect to any series of Shares may be paid only out of earned surplus attributable to the Subsidiary Capital Account identified with those Shares, and only to the extent that, after giving effect to the dividend, the capital and surplus identified with that Subsidiary Capital Account (without regard to any Guarantee or Letter of Credit) would meet its pro rata share, based on allocable premium income, of the minimum net assets required of the Company under the Exempt Insurance Act. Subject to the right of the holders of Shares to receive minimum dividends pursuant to the following paragraph, to the extent a dividend is declared on the Shares, it shall be declared and paid subject to the foregoing limitations for each series of Shares as a percentage of the net income for the preceding calendar year and/or earned surplus as of the end of the preceding calendar year, attributable to each series, provided that such percentage may vary among series of Shares with the level of net income and/or earned surplus. Dividends shall only be declared and paid on Common shares to the extent that the earned surplus attributable to Common shares exceeds Restricted Earned Surplus.

(c) Subject to the preceding paragraph, the holders of the Shares of each series shall be entitled to receive minimum annual dividends, payable annually within the first 120 days of each fiscal year, in cash or such other property as the Board may determine. The minimum annual dividend payable on each Share shall be such Share's pro rata portion of an amount equal to twenty percent (20%) of the net income, if any, for the preceding fiscal year attributable to the Subsidiary Capital Account associated with the series of which that Share is a part. If a holder of Shares receives no dividend or a limited dividend in any annual period as a result of the limitations set forth in the preceding paragraph, any unpaid portion of the minimum dividend otherwise payable pursuant to this paragraph shall not become payable pursuant to this paragraph in any subsequent year.

(d) In no event shall any dividend whatever be paid upon or declared or set apart for the Common shares, unless and until all minimum annual dividends required to be paid on the then outstanding Shares for the then current period shall have been paid or declared and set apart for payment.

(6)  REDEMPTION

The common shares are non-redeemable. Subject to compliance with any applicable statute or act, the Company may redeem any of its issued and outstanding Shares if all Shares of the series involved are redeemed and the redemption of such Shares is approved by a majority of the Board, provided that the Director representing holders of the Shares votes in favor of the redemption.

The redemption of Shares shall be effective on such future date as determined by the Board, which shall be no later than the last business day of the calendar year in which the redemption was approved by the Board, and in the case of a redemption of Common Shares, by holders of the Shares. Such date is herein called the "Redemption Date."

The consideration payable to the holders of redeemed Shares shall be the Subsidiary Capital Account balance for the series of such Shares as of the Redemption Date, as adjusted by the Board to reflect unrealized gains and losses on investments held by the Company and any contingent liabilities allocable to such account. Such consideration shall be paid within five (5) months of the Redemption Date, provided that the holder(s) of the redeemed Shares shall have delivered to the Company, certificates representing the Shares being redeemed duly endorsed and accompanied by such other documents as the Company may require. Such consideration shall bear interest from the Redemption Date until the earlier of the date of payment or the date that is five
(5) months from the Redemption Date, at a rate equal to the rate of interest paid on 26-week United States Treasury Bills for the issue following the Redemption Date.

Upon redemption of the Shares as aforesaid, the holder(s) thereof shall cease to have any further interest in the shares being redeemed. Shares redeemed pursuant to this Section 3(6) shall return to the status of authorized but unissued Shares.

4.   Restrictions, if any, on share transfers:

     (a) Subject to the exceptions listed below, Shares (whether owned by the original or any subsequent holder thereof) shall not be transferred in any manner unless the holder(s) has received a bona fide written offer to purchase such Shares, a copy of which has been furnished to the Company, and the Company is thereafter offered the opportunity to purchase such Shares. The Company shall have sixty (60) days during which to exercise the rights conferred upon it by this paragraph. If the Company accepts such offer, the price will be the lesser of the balance of the Subsidiary Capital Account related to such series of Shares as of the last day of the fiscal quarter immediately preceding the date on which the offer to purchase was accepted by the Company (the "Repurchase Date") (or if less than all such Shares are offered, then the pro rata portion of such account attributable to the Shares offered), or the bona fide offering price. Payment by the Company may be deferred until the end of the fiscal quarter in which the offer to
     purchase was accepted by the Company.   Shares purchased by
     the Company pursuant to this paragraph shall return to the status of authorized but unissued shares of such class. If the Company does not elect to purchase the Shares pursuant to this paragraph, they may be sold in accordance with the bona fide written offer referred to above within the following sixty (60) days, subject to the requirements of the following paragraphs. After such further sixty (60) days, any attempted sale or transfer of the Shares shall be subject to all the requirements of this paragraph.

     (b) In addition to the requirements of the preceding paragraph and except as provided in paragraph (d) below, transfers of less than all Shares of a series shall not be made unless the holder(s) has received the written consent of the Company thereto. A request for such consent must be made in writing and set forth the name(s) and address(es) of the intended transferee(s), the desired date of the transfer, and the consideration to be paid. The Company shall have sixty (60) days from receipt of such request to grant or withhold its consent to the intended transfer. If the Company fails to give its written consent, any subsequent transfer shall be void and of no effect.

     (c) Shares may not be transferred unless and until the Board has received such assurances of compliance with all applicable laws and regulations as it may deem necessary and the transferee has agreed to abide by the requirements set forth in the Stock Purchase Agreement entered into by the transferor. Certificates representing shares of any class of the Company's shares shall bear a legend substantially to the effect of this Section 4 of these Articles.

     (d) A sale, gift, assignment, pledge or other transfer of Shares shall be exempt from the requirements of paragraphs
     (a) and (b) of this Section 4 if the Board determines that the transferee or assignee of the shares is: (i) a member of the transferring shareholder's immediate family; (ii) a trust for the benefit of the transferring shareholder, or for the benefit of other exempted transferees described in this paragraph; (iii) if the transferor is a corporation, any shareholder of the transferor; (iv) if the transferor is a partnership, any of its partners; (v) a corporation which is controlled by or under common control with the transferor; (vi) the estate of a deceased shareholder or legatees and heirs of such deceased shareholder; (vii) a charitable or other qualifying organization described in
     Section 170(c)(2) of the United States Internal Revenue Code of 1986; (viii) in the case of a transfer of less than all of the Shares of a series, a person who immediately prior to such transfer is a holder of Shares of that series; or (ix) a key employe with respect to a Franchise previously designated in the Stock Purchase Agreement entered into by the transferor.

7.   Other provisions if any:

No holder of shares of the Company of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Company of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe for or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Company.

Amendment of Articles and By-Laws:

The Company's Articles and By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted, without the affirmative vote of the holders of a majority of the Common shares and of the Shares present; provided that the rights associated with any series of Shares shall not be varied, unless the rights associated with all other series are similarly changed, without the affirmative vote of the holders of a majority of the Shares of each series present.


                                                       APPENDIX B

                    STOCK PURCHASE AGREEMENT

                             BETWEEN

     MOTORS   MECHANICAL   REINSURANCE   COMPANY,   LIMITED

                               AND

                      (Certified Purchaser)

                         _________  , 19

Motors Mechanical Reinsurance
  Company, Limited
Financial Services Centre

Bishops Court Hill
St Michael, Barbados

Gentlemen:

The undersigned Shareholder (as more fully described below) hereby offers to purchase certain shares of stock of Motors Mechanical Reinsurance Company, Limited, a Barbados Corporation (the "Company"), upon the terms and conditions set forth herein. The Shareholder hereby tenders a check in the amount of the Purchase Payment (as defined herein), to be held in an escrow account with Barclays Bank PLC (the "Escrow Account"). This offer shall expire on the 120th day after the date hereof if the Company has not accepted it prior to such expiration date. The Shareholder acknowledges receipt of a prospectus dated with respect to the stock described herein.

1.   DEFINITIONS

1.1 Franchisee. The term "Franchisee" means (insert name(s) and address(es) of Franchisee(s) of the automobile sales franchise(s) related to the applicable MIC Agency Account).

1.2  MIC.  The term "MIC" means Motors Insurance Corporation, a
New York corporation.

1.3 MIC Agency Account. The term "MIC Agency Account" means the separate business record maintained by MIC or any of its subsidiaries or affiliates to track volume, experience and commissions with respect to insurance business related to the automobile sales franchise(s) owned by the Franchisee.

1.4  Purchase Payment.  The term "Purchase Payment" means the $
($75 (U.S.) x number of shares) paid hereunder as consideration for the purchase of the Shares.

1.5  Shareholder.  The term "Shareholder" means                ,
taxpayer identification number            , who is a citizen of
              ,
and who resides at                               .

1.6  Shares.  The term "Shares" means            shares (number
of shares) of the authorized shares of a series of the participating stock of the Company, which series consists of 100 shares, and which is issued in respect of the MIC Agency Account.

1.7 The masculine gender is to be construed to include a female or an entity where the context of this Agreement so requires.

2.   REPRESENTATIONS

2.1 Representation of Shareholder. The Shareholder represents that he has been duly certified (on the form furnished by the Company and attached hereto) by the Franchisee and meets the requirements for this purchase and sale as set forth in the Articles of Incorporation of the Company (the "Articles"), copies of which are attached to the prospectus. (It is understood that, if the Franchisee consists of more than one person, all such persons must join in the certification of the Shareholder.)

2.2 Representation of Company. The Company represents that the issuance and sale of the Shares pursuant to this Agreement has been duly authorized by the Board in accordance with the Articles, and is consistent with the applicable provisions of Barbados law.

3.   PURCHASE AND SALE OF SHARES

Upon acceptance of this Agreement by the Company, the Company agrees to sell and issue to the Shareholder, and the Shareholder agrees to purchase, the Shares in consideration of the Purchase
Payment.

4.   ESCROW OF PURCHASE PAYMENT

Subject to the following sentence, the Purchase Payment will remain on deposit in the Escrow Account until the Shares are issued by the Company. If this Agreement is not executed by the Company within 120 days of the date hereof, the Purchase Payment shall be refunded promptly together with any interest earned thereon. Following execution by the Company, the Shareholder shall have no right to withdraw the amount of the Purchase Payment or any interest earned thereon.

5.   COVENANTS OF THE COMPANY

5.1 Series of Participating Stock. No more than 100 shares of the same series of participating stock as the Shares shall be issued by the Company, and no other series of such stock shall be issued with respect to the MIC Agency Account.

5.2 Reinsurance Business. The business of the Company shall be limited to the reinsurance of mechanical breakdown risks underwritten by MIC or its subsidiaries or affiliates and identified with the MIC Agency Account and similar MIC accounts maintained with respect to automobile franchises for which series of participating stock of the Company are issued and outstanding.

6.   LIMITATIONS BASED ON INADEQUATE CAPITAL

The Shareholder and the Company agree that if the Company cannot meet the minimum margin of solvency requirements under Barbados insurance law, then, to the extent the net asset value attributable to the Subsidiary Capital Account (the "Account") for the shares issued pursuant to this Agreement is less than its pro rata share (based on proportionate earned premium) of the Company's required net asset value, the Company shall reduce the business attributable to the Account, on a pro rata basis with such other accounts that are similarly deficient, by retrocession or some other means acceptable to the Company, to the extent necessary to permit the Company to meet the Company's required minimum margin of solvency.

7.   RESTRICTIONS ON TRANSFER

The Shareholder agrees to be bound by and shall be subject to all provisions in the Articles (including without limitation those with respect to the ownership and transfer of the Shares) that are in effect as of the date of this Agreement or that may be added in the future, and any amendments to such provisions. It is understood that the Company may place on the certificate for the Shares a legend stating in substance:

     The sale, transfer, or other disposition of the shares evidenced by this certificate is restricted pursuant to provisions of the Articles of Motors Mechanical Reinsurance Company, Limited ("Company"), and the Stock Purchase Agreement ("Agreement") between the Company and the
     Shareholder, dated         , 19   , pursuant to which the
     shares were issued. Copies of the Articles and the Agreement may be examined at the registered office of the Company.

8.   MISCELLANEOUS

8.1 Severability. If for any reason any provision of this Agreement shall be invalid or unenforceable, the validity of any or all of the remaining provisions shall not be affected thereby; provided, however, that the absence of such illegal or invalid provisions does not so materially alter the purpose of this Agreement such that the continuation of the arrangement contemplated by this Agreement would no longer be mutually beneficial to the Shareholder and the Company.

8.2 No Waiver. The failure of any party to insist upon strict performance of any obligation hereunder shall not be a waiver of the party's right to demand strict compliance therewith in the future.

8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Barbados.

8.4 Counterparts. This Agreement has been executed in multiple copies, each of which shall for all purposes constitute one
Agreement, binding on the parties.

8.5 Assignment. This Agreement is personal to the parties and, except as contemplated herein and in the Articles, no party shall have any right to assign any right or to delegate any duty hereunder, either voluntarily or involuntarily, or by operation of law.

8.6 Term of Agreement. Except as herein expressly provided, this Agreement shall remain in force as long as the Shares remain outstanding. If not terminated sooner, this Agreement shall terminate upon the earlier of the redemption of the Shares or the liquidation of the Company.

8.7 Effect of Transfer. The Shareholder shall be relieved of all restrictions and obligations and shall not be entitled to any further benefits under this Agreement upon transfer of all the Shares and upon the agreement of the transferee to be bound by the terms and conditions of this Agreement.

8.8 Amendment. No change, modification, or amendment to this Agreement shall be valid or binding upon the parties hereto unless such change, modification, or amendment shall be in writing signed by all of the parties.

8.9 Integration. This Agreement constitutes the full and complete agreement between the Shareholder and the Company.

8.10 Captions. Titles or captions of sections, paragraphs or exhibits contained in or made a part of this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

8.11 Notices. Any and all notifications permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notification, and shall be sent by registered or certified mail, postage prepaid (1) if to the Shareholder, at the address set forth in Section 1.5 of this Agreement or at such other address as may have been furnished by the Shareholder to the Company in writing; or (2) if to the Company, in care of Alexander Insurance Managers (Barbados) Limited, Financial Services Centre, Bishops Court Hill, St. Michael, Barbados, W.I. For purposes of computing a time period, the date of mailing shall be the date of notification.

8.12 Survival of Representations and Warranties. All agreements, representations, and warranties contained herein or made in writing by the Shareholder or the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, and the sale and purchase of the Shares under this Agreement.

8.13 Relationship to Articles. The provisions of the Articles are incorporated herein to the extent relevant to this Agreement.


If the authorized representative of the Company executes this Agreement on its behalf, then this Agreement shall become a binding contract, subject to the terms and conditions set forth herein, between the Company and the Shareholder as of the date of the execution on behalf of the Company.



                                   Very truly yours,


______________________________    _______________________________
Date                              Signature of Shareholder



                                  _______________________________
                                  Print Name of Shareholder

The foregoing Agreement is hereby accepted and agreed to as of
the date set forth below. Series P-    is hereby designated for
the Shares described in this Agreement.

MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

By ___________________________    Dated:__________________________

Title ________________________

Note: Upon acceptance by the Company, a duly signed copy of this Agreement shall be sent to the Shareholder.


                                                       APPENDIX C

         MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

                       CERTIFICATION FORM

The undersigned represent(s) that he (she)(they) is (are) the owner(s) of an automobile sales franchise doing business as ______________________ (name of dealership), with respect to which MIC Agency Account___ is maintained. The undersigned hereby designate(s) ___________________________________ (name of purchaser), who resides at ____________________________ (address of purchaser), to be deemed eligible to purchase shares of a series of the participating stock of Motors Mechanical Reinsurance Company, Limited (the "Company") pursuant to the Articles of Incorporation of the Company.



______________________________   ______________________________
Date                             Signature of Franchise
Owner

                                 ______________________________
                                 Print Name of Franchise Owner



                  (Names of Co-Owners, if any)


______________________________   ______________________________
Date                             Signature of Co-Owner

                                 ______________________________
                                 Print Name of Co-Owner



______________________________   ______________________________
Date                             Signature of Co-Owner

                                 ______________________________
                                 Print Name of Co-Owner


                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses, all of which were paid by Motors Insurance Corporation, in connection with the initial offering described in the Registration
Statement:

      Registration Fee -- Securities
       and Exchange Commission ................  $  1,500

      State "Blue Sky" fees ...................  $ 15,000

      Accountants Fees and Expenses ...........  $ 10,000

      Legal Fees and Expenses .................  $150,000

      Printing and Engraving ..................  $ 37,000

      Miscellaneous ...........................  $ 10,000
                                                 --------
           Total Expenses .....................  $223,500
                                                 --------



ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Paragraph 10 of Registrant's By-Laws provides for the indemnification of Registrant's officers and directors (and such persons' heirs, executors and administrators) against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employe, fiduciary or member of any other corporation, partnership, joint venture, trust, enterprise or organization, except with respect to any matter for which indemnification would be void pursuant to the Companies Act, 1982 of Barbados (the "Companies Act").
Under the Companies Act, indemnification of Registrant's officers and directors against any liability which would attach by reason of any contract entered into or act or thing done or omitted to be done by them in performance of their office or in any way in the discharge of their duties, if the same happens through their not acting in good faith and in the best interest of the Registrant is void.

The position of the Securities and Exchange Commission regarding indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") is set forth under Item 17, paragraph 5 of this Part II.


ITEM 15.  RECENT SALE OF UNREGISTERED SECURITIES

No securities which were not registered under the Act have been issued or sold by Registrant within the past three years.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

A. Exhibits:

     3 (a)     Restated Articles of Incorporation (filed as
               Appendix A to the Prospectus).

       (b)     By-Laws of Registrant, as amended.*

     4         Specimen Participating Stock Certificate.*

     5         Opinion of Evelyn, Gittens & Farmer.*

     10 (a)    Form of Principal Retrocession Agreement between
               Motors         Insurance Corporation and
               Registrant.*

        (b) Form of Supplemental Retrocession Agreement between Motors Insurance Corporation and
               Registrant.*

        (c)    Specimen Stock Purchase Agreement (filed as
               Appendix B to the Prospectus).

        (d) Amended and Restated Stock Purchase Agreement between Registrant and Motors Insurance
               Corporation.*

        (e) Insurance Management Agreement between Registrant and Alexander Insurance Managers (Barbados) Ltd.**

     23 (a)    Consent of Evelyn, Gittens & Farmer.

        (b)    Consent of LeBoeuf, Lamb, Greene & MacRae.

        (c)    Consent of Deloitte & Touche, Independent
               Chartered Accountants.

     99 (a)    Certification Form (filed as Appendix C to the
               Prospectus).

        (b) Guarantee issued by the Minister of Finance of Barbados.*

        (c)    Certificate of Barbados Residency.*

*    Filed previously,

**   Filed as Exhibit 19(f) to Form 10-K on March 30, 1994, File
     No. 33-6534, and incorporated herein by reference.

B. Financial Statement Schedules:

No financial statement schedules are submitted herewith because the information is included elsewhere in the financial statements or the notes thereto or such schedules are not applicable.


ITEM 17.   UNDERTAKINGS

The Company hereby undertakes:

(1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) To file a post-effective amendment to the registration statement to include any financial statements required throughout a continuous offering.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St.
Michael, Barbados, on July 7, 1994.

                              MOTORS MECHANICAL
                              REINSURANCE COMPANY, LIMITED


                              By  s/Ronald W. Jones
                                  Ronald W. Jones, Vice-President,
                                    Finance

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE               TITLE                          DATE


s/Joseph J. Pero        President and Director       July 7, 1994
   Joseph J. Pero       (Principal Executive Officer)


s/Ronald W. Jones        Vice-President (Principal   July 7, 1994
   Ronald W. Jones       Financial and Accounting
                         Officer)

 s/Vincent K. Quinn      Executive
   Vincent K. Quinn      and Director                July 7, 1994

 s/Louis S. Carrio, Jr.  Vice-President and Director July 7, 1994
   Louis S. Carrio, Jr.

 s/Peter R. P. Evelyn    Director                    July 7, 1994
   Peter R. P. Evelyn